SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED JUNE 28, 2007
(TO PROSPECTUS DATED JUNE 27, 2007)

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-16CB
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-16CB

This Supplement modifies certain information contained in the Prospectus Supplement, dated June 28, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-16CB.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Summary—The Mortgage Loans” section beginning on page S-4 of the Prospectus Supplement;

•	the “Summary—Description of the Certificates” section beginning on page S-7 of the Prospectus Supplement;

•	the “Risk Factors” section beginning on page S-26 of the Prospectus Supplement;

•	the “The Mortgage Pool—General” section beginning on page S-35 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-48 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-49 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-54 of the Prospectus Supplement; and

•	the “Ratings” section beginning on page S-133 of the Prospectus Supplement.

In addition, Annex A of the Prospectus Supplement is replaced with the Annex A attached to this Supplement.

The Certificateholder Monthly Distribution Summaries for the distribution dates occurring from July 2007 through March 2008 are attached hereto as Annex B and provide information regarding the distributions made to the certificates on the distribution dates occurring from July 2007 through March 2008, updated information regarding the mortgage loans and certain other information.

The Prospectus dated July 27, 2007 is attached hereto as Annex C and replaces the Prospectus dated June 27, 2007 that was originally included with the Prospectus Supplement.

Deutsche Bank Securities	Banc of America Securities LLC

The date of this Supplement is April 16, 2008.

Summary - The Mortgage Loans

The section of the Prospectus Supplement titled “Summary—The Mortgage Loans” beginning on page S-4 of the Prospectus Supplement is modified by adding the following information:

As of March 1, 2008, the aggregate current principal balance of the mortgage loans in all loan groups was approximately $1,505,205,359, and the mortgage loans in each of loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5 had the following characteristics:

Loan Group 1

Aggregate Current Principal Balance	$448,142,676

Geographic Concentrations in excess of 10%:

California	26.36%

Florida	11.09%

Weighted Average Original LTV Ratio	66.23%

Weighted Average Mortgage Rate	6.546%

Range of Mortgage Rates	5.750% to 7.875%

Average Current Principal Balance	$216,599

Range of Current Principal Balances	$5,346 to $648,000

Weighted Average Remaining Term to Maturity	350 months

Weighted Average FICO Credit Score	724

Loan Group 2

Aggregate Current Principal Balance	$275,309,814

Geographic Concentrations in excess of 10%:

California	34.28%

Weighted Average Original LTV Ratio	67.51%

Weighted Average Mortgage Rate	6.712%

Range of Mortgage Rates	6.375% to 7.750%

Average Current Principal Balance	$233,116

Range of Current Principal Balances	$10,481 to $644,629

Weighted Average Remaining Term to Maturity	349 months

Weighted Average FICO Credit Score	724

2

Loan Group 3

Aggregate Current Principal Balance	$116,048,035

Geographic Concentrations in excess of 10%:

Florida	20.86%

California	14.49%

Weighted Average Original LTV Ratio	74.91%

Weighted Average Mortgage Rate	7.563%

Range of Mortgage Rates	6.875% to 10.500%

Average Current Principal Balance	$193,092

Range of Current Principal Balances	$26,562 to $520,469

Weighted Average Remaining Term to Maturity	348 months

Weighted Average FICO Credit Score	712

Loan Group 4

Aggregate Current Principal Balance	$520,725,246

Geographic Concentrations in excess of 10%:

California	25.96%

Weighted Average Original LTV Ratio	67.20%

Weighted Average Mortgage Rate	6.519%

Range of Mortgage Rates	5.875% to 7.250%

Average Current Principal Balance	$222,532

Range of Current Principal Balances	$10,100 to $664,000

Weighted Average Remaining Term to Maturity	349 months

Weighted Average FICO Credit Score	732

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Loan Group 5

Aggregate Current Principal Balance	$144,979,586

Geographic Concentrations in excess of 10%:

California	25.03%

Florida	13.14%

Weighted Average Original LTV Ratio	67.08%

Weighted Average Mortgage Rate	6.728%

Range of Mortgage Rates	6.500% to 7.625%

Average Current Principal Balance	$215,743

Range of Current Principal Balances	$38,785 to $768,858

Weighted Average Remaining Term to Maturity	348 months

Weighted Average FICO Credit Score	718

Summary - Description of the Certificates

The section of the Prospectus Supplement titled “Summary—Description of the Certificates” beginning on page S-7 of the Prospectus Supplement is modified to reflect the recent ratings actions of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class 1-A-1	AAA	Affirmed	AAA
Class 1-A-2	AAA	Affirmed	AAA
Class 1-A-3	AAA	Affirmed	AAA
Class 1-A-4	AAA	Affirmed	AAA
Class 1-A-5	AAA	Affirmed	AAA
Class 1-A-6	AAA	Affirmed	AAA
Class 1-A-7	AAA	Affirmed	AAA
Class 1-A-8	AAA	Affirmed	AAA
Class 1-A-9	AAA	Affirmed	AAA
Class X-1	AAA	Affirmed	AAA
Class 2-A-1	AAA	Affirmed	AAA
Class 2-A-2	AAA	Affirmed	AAA
Class 2-A-3	AAA	Affirmed	AAA
Class X-2	AAA	Affirmed	AAA
Class 3-A-1	AAA	Affirmed	AAA
Class 3-A-2	AAA	Affirmed	AAA
Class X-3	AAA	Affirmed	AAA
Class 4-A-1	AAA	Affirmed	AAA
Class 4-A-2	AAA	Affirmed	AAA
Class 4-A-3	AAA	Affirmed	AAA
Class 4-A-4	AAA	Affirmed	AAA
Class 4-A-5	AAA	Affirmed	AAA
Class 4-A-6	AAA	Affirmed	AAA

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Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class 4-A-7	AAA	Affirmed	AAA
Class 4-A-8	AAA	Affirmed	AAA
Class 4-A-9	AAA	Affirmed	AAA
Class 5-A-1	AAA	Affirmed	AAA
Class 5-A-2	AAA	Affirmed	AAA
Class 5-A-3	AAA	Affirmed	AAA
Class 5-A-4	AAA	Affirmed	AAA
Class 5-A-5	AAA	Affirmed	AAA
Class 5-A-6	AAA	Affirmed	AAA
Class PO	AAA	Affirmed	AAA
Class A-R	AAA	Affirmed	AAA
Class M-1	AA+	Affirmed	AA+
Class M-2	AA	Affirmed	AA
Class B-1	A	CreditWatch Negative	A
Class B-2	BBB	Downgraded/CreditWatch Negative	BBB-
Class B-3	BB	Downgraded/CreditWatch Negative	BB-
Class B-4	B	Downgraded	B-

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-26 of the Prospectus Supplement is modified by replacing the last risk factor at the end of that section with the following:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The tables entitled “Current Mortgage Loan Principal Balances” in Annex A specify the percentage of the mortgage loans in each loan group, by aggregate stated principal balance of the mortgage loans in that loan group as of March 1, 2008, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

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Recent Developments In The Residential Mortgage Market And The Economy May Adversely Affect The Performance And Market Value Of Your Certificates
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and worsening economic conditions that may adversely affect the performance and market value of your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. and may continue to increase as a result of the weakening housing market and the seasoning of the securitized pools. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your certificates.

Mortgage lenders, including Countrywide Home Loans, Inc., recently have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers. The continued use or further adjustment of these loan programs and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally. The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue. See “Risk Factors - Your Yield Will Be Affected By Prepayments” in this prospectus supplement for a discussion as to

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how slower prepayment rates could affect the yield on your certificates.

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure. In addition, numerous laws, regulations and rules related to mortgage loans generally, and foreclosure actions particularly, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers, modification of the original terms of the mortgage loans, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether. Certificateholders will bear the risk that future regulatory and legal developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value. In addition, the effect on the certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties related to the mortgage loans.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Certificates
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations (CDOs) and structured investment vehicles (SIVs) that contain mortgage-backed securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

The federal government has taken a variety of actions to improve the liquidity of the secondary market for mortgage-backed securities. If those actions are discontinued, the secondary market for mortgage-backed securities could become more illiquid which

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would have an adverse impact on the market value of mortgage-backed securities generally.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Mortgage Loan Modifications May Affect Distributions On The Certificates
Modifications of mortgage loans by the master servicer in an attempt to maximize the ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or prepayment charges, extending the final maturity date, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loans, or any combination of these or other modifications. Any such modified mortgage loan will remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on your certificates, extend the final maturity of your certificates or result in an allocation of a realized loss to your certificates.

The ability to modify mortgage loans by the master servicer may be limited by several factors. The master servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. In addition, if the master servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer to adequately address all of the needs of the borrowers.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates. The master servicer is not required to consider the interests of individual classes of certificates. Investors should note that in connection with considering a modification or other type of loss mitigation, the master servicer will incur related out-of-pocket expenses, such as credit counseling service fees, which may be passed through to the issuing entity as servicing advances.

There Are Risks Relating to Mortgaged Properties Subject to Junior Mortgage Loans
On or after the origination date of a mortgage loan, another mortgage loan secured by a subordinate lien on the same mortgaged property (a junior mortgage loan) could be obtained by the borrower. Mortgage loans that have junior mortgage loans encumbering the same mortgaged property generally are experiencing higher rates of delinquency and foreclosure relative to mortgage loans that do not have junior mortgage loans.

Although all of the mortgage loans are secured by first liens, the tables in Annex A entitled “Original Combined Loan-to-Value Ratios” set forth combined loan-to-value ratio information which is based on the characteristics of all junior mortgage loans either originated by the sponsor at the time of origination of the senior mortgage loan or originated by the sponsor prior to the time of origination of the senior mortgage loan and still serviced by the

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master servicer at such time of origination. The combined loan-to-value ratio information does not reflect any junior mortgage loans that were originated after the origination date of the related mortgage loan whether or not those junior mortgage loans were originated by the sponsor or a third party.

The Mortgage Pool - General

The section of the Prospectus Supplement titled “The Mortgage Pool—General” beginning on page S-35 of the Prospectus Supplement is modified by replacing the last paragraph in that section with the following paragraphs:

For all purposes, delinquencies with respect to the mortgage loans will be recognized in accordance with the MBA Method. See “The Agreements—Delinquency Calculation Methods” in the prospectus for more information about the MBA Method.

Further statistical information regarding certain characteristics of the mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5 as of March 1, 2008 is set forth in Annex A hereto. The FICO credit scores referenced in the tables in Annex A with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of those mortgage loans.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-48 of the Prospectus Supplement is modified by replacing the last paragraph of that section with the following paragraphs:

On January 11, 2008, Bank of America Corporation and Countrywide Financial Corporation entered into a definitive agreement providing for the merger of Countrywide Financial Corporation with and into a wholly-owned subsidiary of Bank of America Corporation (the “Merger-Sub”), with the Merger-Sub surviving the merger. As a result of the merger, among other things, all of the direct and indirect subsidiaries of Countrywide Financial Corporation (which include the depositor, Countrywide Home Loans and Countrywide Servicing) will become indirect subsidiaries of Bank of America Corporation. The merger is currently expected to be completed in the third quarter of 2008, subject to customary conditions, including receipt of approval by Countrywide Financial Corporation’s shareholders and receipt of customary regulatory approvals. No assurance can be given that the necessary approvals will be obtained, that other conditions to closing will be satisfied, that the transaction will be completed when expected, or that the transaction will be completed at all.

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings. On January 11, 2008, in connection with the entry by Countrywide Financial Corporation and Bank of America Corporation into the definitive agreement described above, Standard & Poor’s Ratings Services placed its ratings of Countrywide Home Loans on CreditWatch with positive implications, Moody’s Investors Service placed its ratings of Countrywide Home Loans on review for possible upgrade, and Fitch Ratings assigned a “Rating Watch Positive” to its ratings of Countrywide Home Loans. On March 12, 2008, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “BBB+” to “BBB-” and its short-term issuer default rating assigned to Countrywide Home Loans from “F2” to “F3”, and Fitch Ratings also assigned a “Rating Watch Positive” to those ratings. The issuer default ratings and credit ratings assigned to Countrywide Home Loans by Standard & Poor’s Ratings Services, Moody’s Investors Service and Fitch Ratings may be downgraded in the event

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that the transactions contemplated by the definitive agreement between Countrywide Financial Corporation and Bank of America Corporation described above are not consummated.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,476.039 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-49 of the Prospectus Supplement is modified by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,
	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	1,509,925	826,914	776,479	723,933	1,092,759
Volume of Loans	$234,526	$134,762	$159,561	$149,095	$216,829
Percent of Total Dollar Volume	53.9%	37.1%	32.2%	32.2%	53.1%
Conventional Non-conforming Loans Number of Loans	562,389	529,192	866,476	730,511	331,800
Volume of Loans	$138,006	$144,663	$235,614	$211,841	$117,634
Percent of Total Dollar Volume	31.7%	39.9%	47.6%	45.8%	28.8%
FHA/VA Loans Number of Loans	196,063	105,562	80,555	89,753	137,922
Volume of Loans	$24,402	$13,247	$10,714	$13,093	$22,379
Percent of Total Dollar Volume	5.6%	3.6%	2.2%	2.8%	5.5%
Prime Home Equity Loans Number of Loans	453,817	587,046	728,252	716,353	514,629
Volume of Loans	$18,103	$30,893	$44,850	$47,876	$34,399
Percent of Total Dollar Volume	4.2%	8.5%	9.1%	10.4%	8.4%
Nonprime Mortgage Loans Number of Loans	124,205	250,030	278,112	245,881	90,917
Volume of Loans	$19,827	$39,441	$44,637	$40,596	$16,993
Percent of Total Dollar Volume	4.6%	10.9%	9.0%	8.8%	4.2%
Total Loans Number of Loans	2,846,399	2,298,744	2,729,874	2,506,431	2,168,027
Volume of Loans	$434,864	$363,006	$495,376	$462,501	$408,234
Average Loan Amount	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	21%	52%	53%	46%	27%
_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

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Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-54 of the Prospectus Supplement is modified by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200804. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

Ratings

The section of the Prospectus Supplement titled “Ratings” beginning on page S-133 of the Prospectus Supplement is modified to reflect the recent ratings actions of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class 1-A-1	AAA	Affirmed	AAA
Class 1-A-2	AAA	Affirmed	AAA
Class 1-A-3	AAA	Affirmed	AAA
Class 1-A-4	AAA	Affirmed	AAA
Class 1-A-5	AAA	Affirmed	AAA
Class 1-A-6	AAA	Affirmed	AAA
Class 1-A-7	AAA	Affirmed	AAA
Class 1-A-8	AAA	Affirmed	AAA
Class 1-A-9	AAA	Affirmed	AAA

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Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class X-1	AAA	Affirmed	AAA
Class 2-A-1	AAA	Affirmed	AAA
Class 2-A-2	AAA	Affirmed	AAA
Class 2-A-3	AAA	Affirmed	AAA
Class X-2	AAA	Affirmed	AAA
Class 3-A-1	AAA	Affirmed	AAA
Class 3-A-2	AAA	Affirmed	AAA
Class X-3	AAA	Affirmed	AAA
Class 4-A-1	AAA	Affirmed	AAA
Class 4-A-2	AAA	Affirmed	AAA
Class 4-A-3	AAA	Affirmed	AAA
Class 4-A-4	AAA	Affirmed	AAA
Class 4-A-5	AAA	Affirmed	AAA
Class 4-A-6	AAA	Affirmed	AAA
Class 4-A-7	AAA	Affirmed	AAA
Class 4-A-8	AAA	Affirmed	AAA
Class 4-A-9	AAA	Affirmed	AAA
Class 5-A-1	AAA	Affirmed	AAA
Class 5-A-2	AAA	Affirmed	AAA
Class 5-A-3	AAA	Affirmed	AAA
Class 5-A-4	AAA	Affirmed	AAA
Class 5-A-5	AAA	Affirmed	AAA
Class 5-A-6	AAA	Affirmed	AAA
Class PO	AAA	Affirmed	AAA
Class A-R	AAA	Affirmed	AAA
Class M-1	AA+	Affirmed	AA+
Class M-2	AA	Affirmed	AA
Class B-1	A	CreditWatch Negative	A
Class B-2	BBB	Downgraded/CreditWatch Negative	BBB-
Class B-3	BB	Downgraded/CreditWatch Negative	BB-
Class B-4	B	Downgraded	B-

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ANNEX A

Collateral Tables

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans as of March 1, 2008. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of March 1, 2008. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO credit scores referenced in the tables below with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loans. In addition, the Weighted Average FICO Credit Score in the following tables has been calculated without regard to any mortgage loans where a FICO score is not available.

Loan Group 1

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.750	1	$108,203.55	0.02%	108,203.55	351	649	32.13
5.875	6	858,037.86	0.19	143,006.31	351	739	36.63
6.000	10	2,800,906.47	0.63	280,090.65	350	720	38.99
6.125	60	13,565,840.31	3.03	226,097.34	350	733	46.23
6.145	1	279,000.00	0.06	279,000.00	351	767	90.00
6.155	1	250,711.52	0.06	250,711.52	350	784	86.05
6.250	49	10,609,123.59	2.37	216,512.73	345	708	56.53
6.260	1	117,000.00	0.03	117,000.00	351	700	90.00
6.320	1	286,817.58	0.06	286,817.58	351	639	85.00
6.335	1	280,800.00	0.06	280,800.00	350	711	90.00
6.375	552	124,724,518.01	27.83	225,950.21	349	726	60.33
6.380	1	164,350.00	0.04	164,350.00	351	699	95.00
6.405	1	172,800.00	0.04	172,800.00	351	765	90.00
6.410	2	457,882.64	0.10	228,941.32	348	637	87.57
6.420	2	278,173.52	0.06	139,086.76	348	676	89.92
6.495	1	111,989.83	0.02	111,989.83	351	715	84.21
6.500	563	121,124,227.94	27.03	215,140.72	350	727	67.32
6.525	1	193,314.57	0.04	193,314.57	351	628	95.00
6.535	5	893,965.81	0.20	178,793.16	349	653	87.58
6.545	2	203,314.73	0.05	101,657.37	351	696	88.72
6.585	1	133,042.44	0.03	133,042.44	344	717	81.82
6.610	2	429,740.00	0.10	214,870.00	351	688	86.83
6.625	303	64,783,058.43	14.46	213,805.47	350	730	70.20

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.630	2	428,526.74	0.10	214,263.37	336	726	93.00
6.645	2	500,890.03	0.11	250,445.02	350	723	87.21
6.660	3	816,796.99	0.18	272,265.66	351	686	89.00
6.670	2	522,077.41	0.12	261,038.71	351	711	88.19
6.735	3	427,996.96	0.10	142,665.65	350	736	90.00
6.750	274	60,552,046.78	13.51	220,992.87	350	721	72.77
6.755	1	293,161.48	0.07	293,161.48	350	683	95.00
6.875	120	23,861,087.63	5.32	198,842.40	350	706	70.76
6.990	1	391,152.02	0.09	391,152.02	342	633	80.00
7.000	50	9,651,191.64	2.15	193,023.83	350	702	75.43
7.095	1	120,230.62	0.03	120,230.62	351	680	86.43
7.125	21	3,472,768.37	0.77	165,369.92	351	716	74.50
7.160	1	242,500.00	0.05	242,500.00	351	691	93.27
7.250	21	4,035,430.77	0.90	192,163.37	351	721	72.14
Total	2,069	$448,142,676.24	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of March 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.539% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.546% per annum as of March 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	19	$724,986.75	0.16%	38,157.20	6.545	334	721	40.40
50,000.01 - 100,000.00	182	14,646,687.46	3.27	80,476.30	6.578	345	719	53.85
100,000.01 - 150,000.00	383	48,727,174.88	10.87	127,225.00	6.554	348	722	63.00
150,000.01 - 200,000.00	479	83,869,650.86	18.71	175,093.22	6.565	350	725	65.74
200,000.01 - 250,000.00	321	71,938,983.31	16.05	224,108.98	6.580	350	719	67.86
250,000.01 - 300,000.00	281	77,409,627.40	17.27	275,479.10	6.526	350	723	67.93
300,000.01 - 350,000.00	151	49,024,628.70	10.94	324,666.42	6.555	350	721	69.84
350,000.01 - 400,000.00	152	57,406,073.44	12.81	377,671.54	6.496	350	724	66.32
400,000.01 - 450,000.00	75	31,090,595.04	6.94	414,541.27	6.512	350	734	64.19
450,000.01 - 500,000.00	16	7,636,328.97	1.70	477,270.56	6.522	351	733	65.98
500,000.01 - 550,000.00	6	3,149,721.11	0.70	524,953.52	6.584	351	740	71.54
600,000.01 - 650,000.00	4	2,518,218.32	0.56	629,554.58	6.688	351	770	71.42
Total	2,069	$448,142,676.24	100.00%
_____________
(1)	As of March 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $216,599.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	15	$2,854,891.79	0.64%	190,326.12	6.588	350	613	56.68
620 - 639	91	19,507,222.57	4.35	214,365.08	6.553	349	630	61.18
640 - 659	160	32,899,417.88	7.34	205,621.36	6.552	349	650	65.94
660 - 679	229	47,012,508.32	10.49	205,294.80	6.558	350	669	66.60
680 - 699	212	47,296,133.10	10.55	223,094.97	6.586	350	689	69.77
700 - 719	291	62,211,043.92	13.88	213,783.66	6.569	349	709	67.59
720 and Above	1,066	235,305,073.52	52.51	220,736.47	6.528	350	765	65.67
Not Available	5	1,056,385.14	0.24	211,277.03	6.579	346	N/A	62.79
Total	2,069	$448,142,676.24	100.00%
___________
(1)
Based on the principal balances of the mortgage loans in loan group 1 as of March 1, 2008, the borrowers’ weighted average FICO credit score obtained in connection with the origination of the mortgage loans in loan group 1 was approximately 724.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	702	$141,804,107.68	31.64%	202,000.15	6.538	349	723	69.80
Reduced	451	102,792,679.91	22.94	227,921.68	6.563	350	696	67.43
No Income/No Asset	172	32,709,835.78	7.30	190,173.46	6.581	350	724	62.40
Preferred	550	128,937,148.47	28.77	234,431.18	6.508	349	755	62.28
Stated Income/Stated Asset	48	10,374,736.23	2.32	216,140.34	6.637	349	689	60.11
Streamline	65	13,743,704.23	3.07	211,441.60	6.580	350	692	70.13
No Ratio	81	17,780,463.94	3.97	219,511.90	6.655	350	709	66.90
Total	2,069	$448,142,676.24	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	456	$81,762,450.77	18.24%	179,303.62	6.445	349	721	39.41
50.01 - 55.00	157	34,421,378.56	7.68	219,244.45	6.499	349	717	52.66
55.01 - 60.00	188	43,007,806.37	9.60	228,764.93	6.475	349	719	57.79
60.01 - 65.00	200	45,608,883.01	10.18	228,044.42	6.478	350	727	62.73
65.01 - 70.00	192	49,264,053.05	10.99	256,583.61	6.532	350	731	68.00
70.01 - 75.00	174	41,344,774.46	9.23	237,613.65	6.574	350	735	73.79
75.01 - 80.00	375	86,985,976.75	19.41	231,962.60	6.602	350	733	79.43
80.01 - 85.00	18	3,980,023.15	0.89	221,112.40	6.615	350	700	83.90
85.01 - 90.00	192	36,050,796.37	8.04	187,764.56	6.731	350	709	88.87
90.01 - 95.00	104	22,129,799.12	4.94	212,786.53	6.710	350	701	94.58
95.01 - 100.00	13	3,586,734.63	0.80	275,902.66	6.617	350	694	99.06
Total	2,069	$448,142,676.24	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 1 as of March 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 66.23%.

(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	452	$80,312,911.21	17.92%	177,683.43	6.447	349	721	39.25
50.01 - 55.00	154	33,261,778.34	7.42	215,985.57	6.502	349	718	52.58
55.01 - 60.00	186	42,775,361.26	9.55	229,975.06	6.480	349	718	57.71
60.01 - 65.00	200	45,943,337.21	10.25	229,716.69	6.477	350	728	62.55
65.01 - 70.00	184	46,911,941.09	10.47	254,956.20	6.533	350	732	67.78
70.01 - 75.00	162	38,684,976.81	8.63	238,796.15	6.568	350	736	73.59
75.01 - 80.00	239	54,171,435.65	12.09	226,658.73	6.601	350	727	78.79
80.01 - 85.00	23	5,205,831.95	1.16	226,340.52	6.609	350	709	79.81
85.01 - 90.00	201	39,040,864.74	8.71	194,233.16	6.720	350	712	87.71
90.01 - 95.00	128	29,384,249.11	6.56	229,564.45	6.683	350	709	90.50
95.01 - 100.00	140	32,449,988.87	7.24	231,785.63	6.586	349	734	81.39
Total	2,069	$448,142,676.24	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 1 as of March 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 68.08%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	453	$118,123,241.33	26.36%	260,757.71	6.507	350	721	58.12
Florida	250	49,713,208.51	11.09	198,852.83	6.568	350	719	66.52
Arizona	114	22,685,488.03	5.06	198,995.51	6.560	349	725	69.46
New York	70	19,861,108.34	4.43	283,730.12	6.519	350	732	61.02
Washington	81	18,311,456.04	4.09	226,067.36	6.555	351	723	66.97
Colorado	72	14,454,457.51	3.23	200,756.35	6.574	349	734	73.99
Texas	99	13,951,877.71	3.11	140,928.06	6.630	348	727	76.04
Virginia	56	13,312,148.51	2.97	237,716.94	6.554	350	726	68.45
Illinois	59	12,724,104.00	2.84	215,662.78	6.644	351	732	69.35
Georgia	64	11,195,724.83	2.50	174,933.20	6.526	350	720	75.64
Massachusetts	45	10,568,331.80	2.36	234,851.82	6.573	350	738	67.43
New Jersey	45	10,557,524.81	2.36	234,611.66	6.534	350	720	55.43
Nevada	47	10,417,975.02	2.32	221,659.04	6.508	351	715	70.23
Oregon	47	10,365,482.13	2.31	220,542.17	6.493	351	735	71.29
Hawaii	27	9,451,889.26	2.11	350,069.97	6.455	350	731	63.05
Other (Less than 2%)	540	102,448,658.41	22.86	189,719.74	6.573	349	722	71.81
Total	2,069	$448,142,676.24	100.00%
_________
(1)
The Other row in the preceding table includes 33 other states and the District of Columbia with under 2% concentrations individually. As of March 1, 2008, no more than approximately 0.408% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	553	$114,189,642.82	25.48%	206,491.22	6.581	350	739	76.07
Refinance (Rate/Term)	468	105,000,435.83	23.43	224,359.91	6.568	350	717	70.80
Refinance (Cash-Out)	1,048	228,952,597.59	51.09	218,466.22	6.519	349	719	59.21
Total	2,069	$448,142,676.24	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	119	$23,945,866.84	5.34%	201,225.77	6.548	350	746	66.53
High-rise Condominium	14	2,460,050.58	0.55	175,717.90	6.563	344	730	60.27
Single Family Residence	1,363	285,295,249.18	63.66	209,314.20	6.542	349	718	65.01
2-4 Family Residence	152	42,178,556.53	9.41	277,490.50	6.569	350	741	63.54
Planned Unit Development	413	92,748,519.90	20.70	224,572.69	6.548	350	728	71.12
Condominium Hotel	6	1,201,010.04	0.27	200,168.34	6.601	350	740	76.73
Co-op	2	313,423.17	0.07	156,711.59	6.349	351	735	72.54
Total	2,069	$448,142,676.24	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	1,691	$380,386,214.56	84.88%	224,947.50	6.538	350	720	65.72
Investment Property	356	64,102,752.31	14.30	180,063.91	6.591	350	747	69.39
Secondary Residence	22	3,653,709.37	0.82	166,077.70	6.603	351	737	63.21
Total	2,069	$448,142,676.24	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
16	1	$17,764.00	0.00%	17,764.00	6.250	360	669	74.41
64	1	65,607.53	0.01	65,607.53	6.375	360	802	74.12
91	1	98,689.34	0.02	98,689.34	6.625	360	800	80.00
217	1	104,229.30	0.02	104,229.30	6.375	240	654	31.43
231	8	1,119,589.47	0.25	139,948.68	6.396	240	718	56.01
232	3	381,388.18	0.09	127,129.39	6.289	240	685	44.98
250	1	207,227.43	0.05	207,227.43	6.500	360	775	67.61
270	1	137,929.81	0.03	137,929.81	6.750	360	737	90.00
273	1	60,080.33	0.01	60,080.33	6.500	360	660	80.00
290	1	202,140.84	0.05	202,140.84	6.375	300	770	51.25
291	3	605,285.43	0.14	201,761.81	6.341	300	674	66.52
292	2	321,461.42	0.07	160,730.71	6.504	300	687	49.43
312	1	126,636.22	0.03	126,636.22	6.375	360	790	72.16
313	1	171,068.79	0.04	171,068.79	7.000	360	756	90.00
319	1	407,670.28	0.09	407,670.28	6.500	360	764	74.65
320	1	115,068.61	0.03	115,068.61	6.500	360	790	33.80
323	2	279,375.59	0.06	139,687.80	6.357	360	808	59.45
324	1	220,022.07	0.05	220,022.07	6.750	360	777	80.00
325	1	332,648.21	0.07	332,648.21	6.500	360	756	66.35
328	2	204,871.90	0.05	102,435.95	6.406	360	686	56.69
330	2	178,211.51	0.04	89,105.76	6.540	360	757	95.00
331	2	241,923.94	0.05	120,961.97	6.543	360	693	59.14
332	2	523,008.81	0.12	261,504.41	6.590	360	716	71.35
333	3	374,117.30	0.08	124,705.77	6.415	360	752	43.86
334	2	303,262.25	0.07	151,631.13	6.439	360	716	60.97
335	1	153,046.01	0.03	153,046.01	6.375	360	698	32.04
336	3	461,336.90	0.10	153,778.97	6.434	360	725	48.25
337	1	97,875.42	0.02	97,875.42	6.750	360	737	45.45
339	4	544,083.52	0.12	136,020.88	6.570	360	742	66.33
340	5	1,089,455.02	0.24	217,891.00	6.547	360	715	57.42
341	6	1,057,562.68	0.24	176,260.45	6.795	360	704	77.22
342	15	3,252,270.54	0.73	216,818.04	6.678	360	711	72.22
343	9	1,819,177.49	0.41	202,130.83	6.553	359	736	64.79

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
344	17	3,399,247.91	0.76	199,955.76	6.830	360	698	79.06
345	11	2,224,624.48	0.50	202,238.59	6.538	360	735	67.07
346	20	3,262,485.96	0.73	163,124.30	6.539	360	714	70.94
347	21	4,118,907.85	0.92	196,138.47	6.584	360	711	68.63
348	34	6,268,913.39	1.40	184,379.81	6.474	360	695	65.31
349	60	12,865,533.64	2.87	214,425.56	6.491	360	736	67.34
350	299	67,675,563.59	15.10	226,339.68	6.511	360	724	65.32
351	1,154	256,080,163.78	57.14	221,906.55	6.543	360	724	66.33
352	363	76,921,506.06	17.16	211,904.98	6.589	360	724	65.94
353	1	51,643.44	0.01	51,643.44	6.875	360	745	40.00
Total	2,069	$448,142,676.24	100.00%
_________
(1)	As of March 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 350 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,214	$241,478,390.10	53.88%	198,911.36	6.556	348	720	66.55
60	1	280,000.00	0.06	280,000.00	6.875	346	690	76.71
120	816	197,895,007.46	44.16	242,518.39	6.534	351	728	65.60
180	38	8,489,278.68	1.89	223,402.07	6.536	351	720	71.21
Total	2,069	$448,142,676.24	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,802	$395,894,433.18	88.34%	219,697.24	6.533	350	726	65.57
6	1	307,000.00	0.07	307,000.00	6.625	351	742	74.88
12	1	263,139.58	0.06	263,139.58	6.500	350	689	80.00
18	1	276,635.59	0.06	276,635.59	6.750	342	699	71.86
36	8	1,529,736.32	0.34	191,217.04	6.828	349	711	71.07
60	256	49,871,731.57	11.13	194,811.45	6.641	350	703	71.12
Total	2,069	$448,142,676.24	100.00%

Loan Group 2

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.375	2	$301,087.50	0.11%	150,543.75	351	764	62.82
6.500	310	75,285,815.45	27.35	242,857.47	350	725	64.93
6.625	214	52,892,217.23	19.21	247,159.89	349	725	64.95
6.630	2	632,224.50	0.23	316,112.25	351	683	95.00
6.750	239	56,087,759.54	20.37	234,676.82	350	721	67.86
6.760	1	191,414.12	0.07	191,414.12	351	696	91.00
6.845	1	183,204.94	0.07	183,204.94	351	702	90.00
6.875	315	69,284,064.95	25.17	219,949.41	349	722	70.18
6.880	1	295,061.36	0.11	295,061.36	351	649	91.42
6.895	2	274,762.58	0.10	137,381.29	350	742	88.82
6.920	1	182,396.55	0.07	182,396.55	350	757	95.00
6.970	1	167,170.18	0.06	167,170.18	351	723	90.00
6.999	2	329,601.28	0.12	164,800.64	349	699	89.39
7.000	87	18,743,605.66	6.81	215,443.74	350	728	70.94
7.005	1	155,702.56	0.06	155,702.56	351	763	95.00
7.010	1	138,878.43	0.05	138,878.43	351	790	90.00
7.250	1	164,847.66	0.06	164,847.66	347	715	70.00
Total	1,181	$275,309,814.49	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of March 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 6.707% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 6.712% per annum as of March 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	4	$142,092.73	0.05%	35,523.18	6.579	326	783	23.70
50,000.01 - 100,000.00	67	5,835,364.94	2.12	87,095.00	6.751	348	734	51.08
100,000.01 - 150,000.00	179	22,854,757.35	8.30	127,680.21	6.742	348	723	61.32
150,000.01 - 200,000.00	273	47,656,458.53	17.31	174,565.78	6.744	349	722	67.26
200,000.01 - 250,000.00	199	44,976,947.12	16.34	226,014.81	6.717	350	726	68.14
250,000.01 - 300,000.00	163	44,996,457.47	16.34	276,051.89	6.706	350	718	68.20
300,000.01 - 350,000.00	127	41,203,143.12	14.97	324,434.20	6.693	350	729	69.89
350,000.01 - 400,000.00	106	39,914,743.45	14.50	376,554.18	6.690	350	719	69.31
400,000.01 - 450,000.00	53	22,007,448.85	7.99	415,234.88	6.675	350	725	68.85
450,000.01 - 500,000.00	2	969,879.73	0.35	484,939.87	6.747	302	720	77.56
500,000.01 - 550,000.00	2	1,053,800.00	0.38	526,900.00	6.690	351	751	73.27
550,000.01 - 600,000.00	3	1,794,013.49	0.65	598,004.50	6.750	350	729	65.08
600,000.01 - 650,000.00	3	1,904,707.71	0.69	634,902.57	6.708	351	744	60.10
Total	1,181	$275,309,814.49	100.00%
_____________
(1) As of March 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $233,116.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	2	$446,579.59	0.16%	223,289.80	6.875	350	615	83.92
620 - 639	54	12,360,752.25	4.49	228,902.82	6.745	349	629	52.83
640 - 659	103	21,995,031.45	7.99	213,543.99	6.723	350	648	60.18
660 - 679	128	30,133,474.90	10.95	235,417.77	6.728	349	670	62.89
680 - 699	113	26,668,558.54	9.69	236,004.94	6.707	349	689	64.70
700 - 719	153	36,677,453.07	13.32	239,721.92	6.701	350	710	69.48
720 and Above	627	146,935,494.69	53.37	234,346.88	6.707	349	764	70.76
Not Available	1	92,470.00	0.03	92,470.00	6.999	350	N/A	75.00
Total	1,181	$275,309,814.49	100.00%
_________
(1)
Based on the principal balances of the mortgage loans in loan group 2 as of March 1, 2008, the borrowers’ weighted average FICO credit score obtained in connection with the origination of the mortgage loans in loan group 2 was approximately 724.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	105	$20,765,047.42	7.54%	197,762.36	6.845	350	740	81.29
Reduced	568	141,886,947.68	51.54	249,800.96	6.690	349	723	69.21
No Income/No Asset	241	51,900,956.86	18.85	215,356.67	6.698	349	720	62.25
Preferred	58	13,264,460.79	4.82	228,697.60	6.823	351	749	67.44
Stated Income/Stated Asset	58	13,402,252.13	4.87	231,073.31	6.708	350	685	60.54
Streamline	3	456,092.02	0.17	152,030.67	6.808	349	755	70.60
No Ratio	148	33,634,057.59	12.22	227,257.15	6.698	349	724	62.74
Total	1,181	$275,309,814.49	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	247	$47,363,588.18	17.20%	191,755.42	6.693	348	707	39.50
50.01 - 55.00	88	20,052,479.19	7.28	227,869.08	6.691	350	715	52.60
55.01 - 60.00	111	27,291,929.93	9.91	245,873.24	6.680	349	700	57.91
60.01 - 65.00	102	25,808,977.44	9.37	253,029.19	6.675	350	713	62.85
65.01 - 70.00	78	21,016,575.05	7.63	269,443.27	6.712	350	716	68.35
70.01 - 75.00	60	15,749,815.56	5.72	262,496.93	6.704	347	729	73.88
75.01 - 80.00	331	82,259,327.93	29.88	248,517.61	6.694	350	750	79.78
80.01 - 85.00	6	1,084,839.64	0.39	180,806.61	6.741	350	758	83.99
85.01 - 90.00	76	16,142,190.27	5.86	212,397.24	6.835	350	718	88.85
90.01 - 95.00	70	15,318,424.91	5.56	218,834.64	6.857	350	722	94.67
95.01 - 100.00	12	3,221,666.39	1.17	268,472.20	6.840	350	688	99.51
Total	1,181	$275,309,814.49	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 2 as of March 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 67.51%.

(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	241	$45,927,078.72	16.68%	190,568.79	6.696	349	706	39.38
50.01 - 55.00	83	18,771,714.98	6.82	226,165.24	6.686	350	711	52.27
55.01 - 60.00	109	26,746,863.23	9.72	245,384.07	6.678	349	699	57.67
60.01 - 65.00	98	24,356,485.76	8.85	248,535.57	6.680	350	716	62.71
65.01 - 70.00	76	20,288,891.42	7.37	266,959.10	6.710	348	716	67.67
70.01 - 75.00	49	12,745,126.01	4.63	260,104.61	6.703	347	723	74.04
75.01 - 80.00	106	24,718,150.85	8.98	233,190.10	6.706	350	740	76.90
80.01 - 85.00	11	2,345,959.57	0.85	213,269.05	6.764	348	733	77.38
85.01 - 90.00	85	18,923,930.89	6.87	222,634.48	6.814	350	722	86.03
90.01 - 95.00	91	21,042,279.24	7.64	231,233.84	6.818	350	730	90.26
95.01 - 100.00	232	59,443,333.82	21.59	256,221.27	6.693	350	749	80.77
Total	1,181	$275,309,814.49	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 2 as of March 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 72.58%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	340	$94,362,632.29	34.28%	277,537.15	6.675	350	723	63.96
Florida	119	25,818,526.73	9.38	216,962.41	6.731	350	723	69.58
Washington	48	12,311,046.57	4.47	256,480.14	6.680	350	733	72.09
Illinois	38	9,250,998.94	3.36	243,447.34	6.709	349	716	64.18
Arizona	46	9,225,336.63	3.35	200,550.80	6.782	350	712	72.81
Texas	48	8,161,720.36	2.96	170,035.84	6.798	349	727	77.08
Oregon	39	7,907,730.98	2.87	202,762.33	6.757	350	723	64.91
Colorado	41	7,810,519.98	2.84	190,500.49	6.703	350	738	70.28
New Jersey	34	7,771,695.98	2.82	228,579.29	6.636	349	710	57.41
Virginia	29	7,369,155.30	2.68	254,108.80	6.663	347	712	69.31
Nevada	30	7,100,130.63	2.58	236,671.02	6.665	344	742	73.80
Massachusetts	29	6,591,831.53	2.39	227,304.54	6.748	348	709	57.30
New York	25	6,481,281.91	2.35	259,251.28	6.655	350	721	54.78
Georgia	30	5,634,316.11	2.05	187,810.54	6.762	350	717	75.68
Maryland	24	5,500,074.36	2.00	229,169.77	6.733	343	721	65.50
Other (Less than 2%)	261	54,012,816.19	19.62	206,945.66	6.763	349	728	72.40
Total	1,181	$275,309,814.49	100.00%
_________
(1)
The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. As of March 1, 2008, no more than approximately 0.467% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	494	$115,161,779.30	41.83%	233,121.01	6.704	350	743	77.65
Refinance (Rate/Term)	241	57,985,021.15	21.06	240,601.75	6.750	350	717	67.73
Refinance (Cash-Out)	446	102,163,014.04	37.11	229,065.05	6.698	349	705	55.97
Total	1,181	$275,309,814.49	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	63	$12,815,240.99	4.65%	203,416.52	6.686	350	731	62.07
High-rise Condominium	7	1,498,318.17	0.54	214,045.45	6.661	350	752	59.84
Single Family Residence	757	174,687,276.44	63.45	230,762.58	6.715	350	719	67.43
2-4 Family Residence	91	26,584,301.41	9.66	292,135.18	6.687	348	734	58.44
Planned Unit Development	260	58,857,954.86	21.38	226,376.75	6.720	350	731	73.37
Condominium Hotel	2	539,707.57	0.20	269,853.79	6.875	351	739	74.21
Co-op	1	327,015.05	0.12	327,015.05	6.625	350	687	34.55
Total	1,181	$275,309,814.49	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	918	$219,442,376.08	79.71%	239,043.98	6.706	350	719	68.84
Investment Property	208	45,430,257.09	16.50	218,414.70	6.731	349	745	60.16
Secondary Residence	55	10,437,181.32	3.79	189,766.93	6.748	350	727	71.49
Total	1,181	$275,309,814.49	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9	1	$10,480.54	0.00%	10,480.54	6.500	360	789	95.00
208	1	122,300.43	0.04	122,300.43	6.875	360	809	80.00
222	1	95,957.26	0.03	95,957.26	6.750	360	669	36.11
226	1	174,582.79	0.06	174,582.79	6.500	240	780	40.00
231	1	171,765.60	0.06	171,765.60	6.625	240	687	46.05
250	1	473,879.73	0.17	473,879.73	6.875	360	754	75.00
259	1	142,680.39	0.05	142,680.39	6.500	360	718	59.96
282	1	137,084.26	0.05	137,084.26	6.500	360	758	69.91
287	1	184,284.64	0.07	184,284.64	6.750	360	658	31.25
300	1	117,570.28	0.04	117,570.28	7.000	360	638	26.88
307	1	377,908.69	0.14	377,908.69	6.625	360	736	59.26
319	1	158,220.56	0.06	158,220.56	6.625	360	676	67.90
324	1	177,394.96	0.06	177,394.96	6.625	360	792	80.00
327	1	83,294.56	0.03	83,294.56	6.750	360	709	20.67
333	1	187,861.90	0.07	187,861.90	7.000	360	671	90.00
335	2	291,758.73	0.11	145,879.37	6.875	360	708	85.58
336	1	119,195.65	0.04	119,195.65	6.750	360	818	26.24
337	1	381,489.05	0.14	381,489.05	6.625	360	765	65.00
339	1	110,766.68	0.04	110,766.68	6.750	360	689	56.50
340	2	282,600.32	0.10	141,300.16	6.758	360	722	33.19
341	1	161,843.28	0.06	161,843.28	6.625	360	786	61.07
342	6	1,542,431.40	0.56	257,071.90	6.796	360	714	71.73
343	6	1,108,225.36	0.40	184,704.23	6.710	360	746	74.79
344	6	1,729,500.67	0.63	288,250.11	6.724	360	705	63.75
345	5	834,556.95	0.30	166,911.39	6.577	360	707	51.22
346	4	692,648.42	0.25	173,162.11	6.578	360	735	60.50
347	10	2,269,442.20	0.82	226,944.22	6.814	360	702	61.33
348	20	4,393,533.12	1.60	219,676.66	6.713	360	709	62.88

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
349	90	21,335,176.26	7.75	237,057.51	6.696	360	713	62.07
350	463	107,657,746.61	39.10	232,522.13	6.713	360	717	67.11
351	499	118,628,780.55	43.09	237,733.03	6.710	360	730	69.64
352	49	11,154,852.65	4.05	227,650.05	6.731	360	741	66.10
Total	1,181	$275,309,814.49	100.00%
_________
(1)	As of March 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 349 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	536	$113,336,407.60	41.17%	211,448.52	6.710	348	720	61.70
120	636	160,029,054.56	58.13	251,618.01	6.711	350	726	71.62
180	9	1,944,352.33	0.71	216,039.15	6.833	351	752	68.76
Total	1,181	$275,309,814.49	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,104	$257,598,142.68	93.57%	233,331.65	6.702	350	724	67.07
6	9	2,786,900.18	1.01	309,655.58	6.790	349	696	68.75
12	3	547,690.48	0.20	182,563.49	6.879	350	708	61.17
36	31	7,143,865.65	2.59	230,447.28	6.830	349	713	74.14
60	34	7,233,215.50	2.63	212,741.63	6.891	343	722	76.56
Total	1,181	$275,309,814.49	100.00%

Loan Group 3

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.875	2	$576,465.47	0.50%	288,232.74	351	698	66.33
7.000	25	4,172,072.62	3.60	166,882.90	349	731	65.49
7.090	1	110,587.34	0.10	110,587.34	351	680	85.00
7.125	100	21,184,460.80	18.25	211,844.61	349	728	74.64
7.225	1	90,620.11	0.08	90,620.11	351	687	95.00
7.250	111	22,985,634.54	19.81	207,077.79	348	713	70.13
7.340	1	67,153.07	0.06	67,153.07	343	767	90.00
7.375	73	14,624,836.37	12.60	200,340.22	347	704	71.86
7.380	1	148,190.00	0.13	148,190.00	351	745	95.00
7.420	1	294,128.03	0.25	294,128.03	350	778	89.73
7.470	2	674,819.69	0.58	337,409.85	345	701	90.00
7.500	89	14,888,268.09	12.83	167,283.91	345	705	75.03
7.625	32	5,931,676.23	5.11	185,364.88	349	710	74.87
7.750	30	6,082,402.70	5.24	202,746.76	346	704	74.96
7.780	1	104,709.31	0.09	104,709.31	351	674	90.00
7.875	34	6,753,851.72	5.82	198,642.70	349	691	80.43
7.975	1	232,395.10	0.20	232,395.10	343	783	90.00
8.000	21	3,031,058.83	2.61	144,336.13	348	690	80.12
8.125	3	430,097.13	0.37	143,365.71	346	638	73.52
8.250	14	2,215,173.39	1.91	158,226.67	349	691	81.77
8.260	1	394,900.00	0.34	394,900.00	350	735	94.99
8.375	5	936,562.39	0.81	187,312.48	347	724	68.05
8.495	1	166,886.49	0.14	166,886.49	342	640	90.00
8.500	12	2,577,903.82	2.22	214,825.32	349	722	87.05
8.610	1	261,000.00	0.22	261,000.00	351	770	90.00
8.625	3	446,085.66	0.38	148,695.22	345	679	80.78
8.750	9	1,599,902.55	1.38	177,766.95	347	702	77.65
8.755	1	122,366.44	0.11	122,366.44	352	629	95.00
8.760	1	321,100.00	0.28	321,100.00	350	732	95.00
8.835	1	168,916.10	0.15	168,916.10	349	629	85.00
8.875	1	110,067.37	0.09	110,067.37	347	652	80.00

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
8.935	1	306,000.00	0.26	306,000.00	352	684	90.00
9.000	13	2,584,153.97	2.23	198,781.07	350	731	85.12
9.010	2	557,439.66	0.48	278,719.83	351	773	94.99
9.125	2	390,533.83	0.34	195,266.92	343	737	80.00
9.250	1	94,066.04	0.08	94,066.04	344	636	80.00
9.255	1	304,000.00	0.26	304,000.00	352	687	95.00
9.875	1	54,900.61	0.05	54,900.61	345	648	70.00
10.500	1	52,649.97	0.05	52,649.97	346	728	90.00
Total	601	$116,048,035.44	100.00%

_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of March 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 3 (net of such premiums) was approximately 7.540% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 3 was approximately 7.563% per annum as of March 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	12	$436,167.42	0.38%	36,347.29	7.616	346	721	46.16
50,000.01 - 100,000.00	89	6,701,426.58	5.77	75,296.93	7.668	344	709	69.20
100,000.01 - 150,000.00	129	16,201,863.30	13.96	125,595.84	7.552	349	710	71.79
150,000.01 - 200,000.00	122	21,740,494.05	18.73	178,200.77	7.533	346	702	73.07
200,000.01 - 250,000.00	91	20,342,806.35	17.53	223,547.32	7.496	349	709	76.90
250,000.01 - 300,000.00	73	19,982,550.21	17.22	273,733.56	7.626	347	703	78.93
300,000.01 - 350,000.00	47	15,265,527.78	13.15	324,798.46	7.723	349	730	75.02
350,000.01 - 400,000.00	25	9,480,165.10	8.17	379,206.60	7.489	348	714	77.10
400,000.01 - 450,000.00	7	2,964,300.36	2.55	423,471.48	7.436	348	741	73.65
450,000.01 - 500,000.00	4	1,897,487.25	1.64	474,371.81	7.186	347	729	73.39
500,000.01 - 550,000.00	2	1,035,247.04	0.89	517,623.52	7.125	348	736	79.77
Total	601	$116,048,035.44	100.00%
_____________
(1)	As of March 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 3 was approximately $193,092.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	3	$730,748.45	0.63%	243,582.82	7.585	345	608	69.02
620 - 639	47	8,976,489.50	7.74	190,989.14	7.537	344	629	67.51
640 - 659	60	10,913,981.89	9.40	181,899.70	7.593	347	650	68.78
660 - 679	95	17,120,951.85	14.75	180,220.55	7.603	349	667	74.25
680 - 699	62	12,304,276.04	10.60	198,456.07	7.591	347	688	73.68
700 - 719	75	14,141,332.84	12.19	188,551.10	7.535	346	710	72.79
720 and Above	249	49,557,993.22	42.70	199,028.09	7.548	349	764	78.88
Not Available	10	2,302,261.65	1.98	230,226.17	7.549	351	N/A	73.79
Total	601	$116,048,035.44	100.00%
_________
(1)
Based on the principal balances of the mortgage loans in loan group 3 as of March 1, 2008, the borrowers’ weighted average FICO credit score obtained in connection with the origination of the mortgage loans in loan group 3 was approximately 712.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	68	$10,847,742.98	9.35%	159,525.63	7.438	345	709	80.72
Reduced	196	39,312,465.44	33.88	200,573.80	7.515	348	706	73.71
No Income/No Asset	163	29,913,400.58	25.78	183,517.79	7.691	348	718	73.71
Preferred	21	3,480,788.86	3.00	165,751.85	7.439	348	756	70.21
Stated Income/Stated Asset	50	10,632,520.30	9.16	212,650.41	7.466	347	685	75.20
Streamline	6	928,255.10	0.80	154,709.18	7.562	350	701	83.22
No Ratio	97	20,932,862.18	18.04	215,802.70	7.603	347	721	76.13
Total	601	$116,048,035.44	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	95	$14,345,742.22	12.36%	151,007.81	7.414	347	699	39.73
50.01 - 55.00	27	5,549,235.01	4.78	205,527.22	7.359	350	682	52.92
55.01 - 60.00	30	5,819,220.13	5.01	193,974.00	7.288	338	703	57.58
60.01 - 65.00	29	6,339,979.36	5.46	218,619.98	7.291	349	686	63.53
65.01 - 70.00	29	5,968,248.82	5.14	205,801.68	7.423	346	714	68.92
70.01 - 75.00	28	4,988,259.38	4.30	178,152.12	7.490	348	712	74.25
75.01 - 80.00	169	34,680,705.04	29.88	205,211.27	7.590	347	713	79.87
80.01 - 85.00	9	1,567,723.87	1.35	174,191.54	7.694	344	703	84.71
85.01 - 90.00	92	17,066,863.65	14.71	185,509.39	7.703	349	721	89.87
90.01 - 95.00	88	18,960,953.36	16.34	215,465.38	7.787	350	728	94.80
95.01 - 100.00	5	761,104.60	0.66	152,220.92	7.607	348	715	100.00
Total	601	$116,048,035.44	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 3 as of March 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 74.91%.

(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	92	$13,692,780.58	11.80%	148,834.57	7.418	347	697	39.35
50.01 - 55.00	25	5,073,831.94	4.37	202,953.28	7.354	350	684	53.01
55.01 - 60.00	27	5,007,692.56	4.32	185,470.09	7.283	338	696	57.29
60.01 - 65.00	29	6,049,079.80	5.21	208,588.96	7.278	348	693	62.92
65.01 - 70.00	28	5,801,885.90	5.00	207,210.21	7.421	346	715	68.89
70.01 - 75.00	25	4,446,719.75	3.83	177,868.79	7.357	349	687	70.25
75.01 - 80.00	75	14,940,399.24	12.87	199,205.32	7.526	348	719	79.57
80.01 - 85.00	11	2,325,656.29	2.00	211,423.30	7.569	345	712	78.02
85.01 - 90.00	111	20,752,253.28	17.88	186,957.24	7.698	348	718	87.99
90.01 - 95.00	102	22,459,417.90	19.35	220,190.37	7.820	350	724	91.79
95.01 - 100.00	76	15,498,318.20	13.36	203,925.24	7.556	347	716	80.56
Total	601	$116,048,035.44	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 3 as of March 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 78.70%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Florida	122	$24,212,736.43	20.86%	198,465.05	7.638	349	704	76.82
California	61	16,815,534.36	14.49	275,664.50	7.360	349	705	65.42
Texas	72	9,668,559.16	8.33	134,285.54	7.465	344	711	82.48
Arizona	38	7,157,116.14	6.17	188,345.16	7.570	349	710	75.11
Washington	20	4,861,406.84	4.19	243,070.34	7.612	348	729	78.69
Massachusetts	17	4,382,072.61	3.78	257,768.98	7.265	345	698	66.24
Nevada	19	4,254,915.92	3.67	223,942.94	7.741	349	715	81.79
Georgia	23	3,720,793.35	3.21	161,773.62	7.734	349	713	86.08
Illinois	18	3,645,777.24	3.14	202,543.18	7.925	349	702	74.25
New York	14	2,991,359.50	2.58	213,668.54	7.462	348	708	66.68
North Carolina	17	2,923,369.25	2.52	171,962.90	7.402	350	730	68.62
Connecticut	14	2,911,955.35	2.51	207,996.81	7.657	347	696	72.44
Tennessee	16	2,815,978.09	2.43	175,998.63	7.890	348	724	84.84
Colorado	15	2,757,737.19	2.38	183,849.15	7.393	349	726	74.93
Other (Less than 2%)	135	22,928,724.01	19.76	169,842.40	7.602	346	721	75.45
Total	601	$116,048,035.44	100.00%
_________
(1)
The Other row in the preceding table includes 32 other states with under 2% concentrations individually. As of March 1, 2008, no more than approximately 1.009% of the mortgage loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	326	$64,466,245.76	55.55%	197,749.22	7.650	348	723	83.04
Refinance (Rate/Term)	74	14,914,367.42	12.85	201,545.51	7.462	348	710	75.97
Refinance (Cash-Out)	201	36,667,422.26	31.60	182,424.99	7.451	346	692	60.19
Total	601	$116,048,035.44	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	54	$8,215,948.67	7.08%	152,147.20	7.761	348	709	76.55
High-rise Condominium	11	2,335,303.84	2.01	212,300.35	8.149	350	711	80.19
Single Family Residence	360	66,891,317.45	57.64	185,809.22	7.543	347	708	73.35
2-4 Family Residence	47	12,021,046.71	10.36	255,766.95	7.469	348	716	69.03
Planned Unit Development	129	26,584,418.77	22.91	206,080.77	7.542	348	718	80.55
Total	601	$116,048,035.44	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	407	$82,509,644.67	71.10%	202,726.40	7.551	347	706	76.32
Investment Property	133	21,662,105.14	18.67	162,872.97	7.578	348	731	68.82
Secondary Residence	61	11,876,285.63	10.23	194,693.21	7.615	348	715	76.24
Total	601	$116,048,035.44	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
142	1	$157,414.44	0.14%	157,414.44	7.500	360	716	57.83
147	1	96,021.49	0.08	96,021.49	7.500	360	690	70.00
224	1	62,961.87	0.05	62,961.87	7.250	240	728	29.55
231	2	308,246.87	0.27	154,123.44	7.206	339	646	54.54
263	1	152,532.58	0.13	152,532.58	7.250	360	673	45.33
290	1	155,340.74	0.13	155,340.74	7.750	360	808	85.00
299	1	116,308.30	0.10	116,308.30	7.375	360	808	90.00
305	1	47,638.05	0.04	47,638.05	7.750	360	668	33.33
311	1	219,555.12	0.19	219,555.12	7.125	360	798	49.46
317	1	52,053.40	0.04	52,053.40	7.625	360	728	20.61
326	1	320,450.76	0.28	320,450.76	7.375	360	785	58.93
328	1	117,152.91	0.10	117,152.91	7.500	360	799	95.00
330	1	389,218.99	0.34	389,218.99	7.125	360	770	88.89
337	3	642,831.90	0.55	214,277.30	7.530	355	709	90.30
338	1	204,630.34	0.18	204,630.34	7.625	360	681	51.20
339	1	53,098.55	0.05	53,098.55	7.500	360	716	90.00
340	5	1,268,534.20	1.09	253,706.84	7.473	356	721	79.75
341	5	1,071,954.58	0.92	214,390.92	7.916	360	694	66.07
342	25	5,263,490.82	4.54	210,539.63	7.736	360	666	78.63
343	25	5,336,877.22	4.60	213,475.09	7.681	360	698	79.63
344	41	7,991,585.85	6.89	194,916.73	7.662	360	679	73.65
345	11	1,805,950.94	1.56	164,177.36	7.820	360	693	80.10
346	14	1,840,778.89	1.59	131,484.21	7.519	360	680	74.23
347	11	1,887,657.12	1.63	171,605.19	7.824	360	669	79.30
348	17	3,649,528.43	3.14	214,678.14	7.366	360	718	78.03
349	19	3,560,729.80	3.07	187,406.83	7.383	360	697	77.26
350	92	18,792,034.06	16.19	204,261.24	7.562	360	715	70.43

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
351	203	39,849,333.66	34.34	196,302.14	7.545	360	726	76.32
352	113	20,506,959.57	17.67	181,477.52	7.522	360	717	73.86
353	1	127,163.99	0.11	127,163.99	7.125	360	643	58.18
Total	601	$116,048,035.44	100.00%
_________
(1)	As of March 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 3 was approximately 348 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	405	$73,237,586.41	63.11%	180,833.55	7.489	346	702	72.58
60	2	281,597.42	0.24	140,798.71	7.875	348	653	74.63
120	191	42,026,441.19	36.21	220,033.72	7.688	350	729	79.05
180	3	502,410.42	0.43	167,470.14	7.667	350	728	69.32
Total	601	$116,048,035.44	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	438	$88,657,234.28	76.40%	202,413.78	7.556	347	712	73.68
6	2	615,946.48	0.53	307,973.24	7.349	349	639	73.94
12	8	1,141,710.21	0.98	142,713.78	7.553	348	729	67.24
24	2	227,766.83	0.20	113,883.42	7.868	346	733	80.00
36	45	7,747,437.12	6.68	172,165.27	7.804	345	689	79.52
60	106	17,657,940.52	15.22	166,584.34	7.498	350	722	79.56
Total	601	$116,048,035.44	100.00%

Loan Group 4

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.875	3	$487,400.00	0.09%	162,466.67	350	749	36.50
5.999	1	75,000.00	0.01	75,000.00	349	789	26.79
6.000	9	2,587,667.22	0.50	287,518.58	350	717	44.13
6.125	45	10,360,014.11	1.99	230,222.54	348	760	43.68
6.250	210	48,435,052.23	9.30	230,643.11	348	724	51.90
6.375	653	145,035,839.85	27.85	222,106.95	350	731	63.36
6.470	1	294,190.25	0.06	294,190.25	349	628	90.00
6.500	602	131,916,701.08	25.33	219,130.73	350	738	70.20
6.535	1	254,301.36	0.05	254,301.36	350	625	85.53
6.625	329	77,307,985.65	14.85	234,978.68	350	736	72.93
6.670	3	642,600.00	0.12	214,200.00	350	798	89.04
6.750	266	56,769,044.26	10.90	213,417.46	350	728	73.16
6.875	131	28,457,921.67	5.47	217,236.04	348	723	75.62
7.000	37	7,829,235.71	1.50	211,600.97	350	720	74.84
7.125	32	6,922,497.84	1.33	216,328.06	351	730	81.23
7.250	17	3,349,795.26	0.64	197,046.78	351	717	73.49
Total	2,340	$520,725,246.49	100.00%

_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of March 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 4 (net of such premiums) was approximately 6.518% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 4 was approximately 6.519% per annum as of March 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	10	$387,245.59	0.07%	38,724.56	6.424	339	769	24.53
50,000.01 - 100,000.00	181	14,922,218.87	2.87	82,443.20	6.527	344	739	57.21
100,000.01 - 150,000.00	418	53,273,776.54	10.23	127,449.23	6.516	349	739	65.07
150,000.01 - 200,000.00	503	89,033,039.29	17.10	177,004.05	6.540	350	739	69.48
200,000.01 - 250,000.00	406	91,543,808.59	17.58	225,477.36	6.514	350	730	67.84
250,000.01 - 300,000.00	317	87,497,261.02	16.80	276,016.60	6.522	350	726	67.46
300,000.01 - 350,000.00	230	74,532,603.32	14.31	324,054.80	6.529	349	728	69.92
350,000.01 - 400,000.00	158	59,585,932.44	11.44	377,126.15	6.506	350	725	66.04
400,000.01 - 450,000.00	101	41,772,959.40	8.02	413,593.66	6.486	350	743	64.78
450,000.01 - 500,000.00	9	4,300,764.06	0.83	477,862.67	6.460	350	753	63.71
500,000.01 - 550,000.00	4	2,061,117.61	0.40	515,279.40	6.561	350	704	58.09
550,000.01 - 600,000.00	2	1,150,519.76	0.22	575,259.88	6.687	351	699	72.01
650,000.01 - 700,000.00	1	664,000.00	0.13	664,000.00	6.500	350	753	55.33
Total	2,340	$520,725,246.49	100.00%
_____________
(1) As of March 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 4 was approximately $222,532.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	9	$1,573,981.79	0.30%	174,886.87	6.487	339	610	59.61
620 - 639	78	17,527,576.95	3.37	224,712.53	6.561	349	629	61.57
640 - 659	113	27,153,507.42	5.21	240,296.53	6.547	348	651	66.52
660 - 679	178	40,164,004.41	7.71	225,640.47	6.475	349	670	65.81
680 - 699	223	49,035,729.71	9.42	219,891.16	6.508	349	690	65.93
700 - 719	305	70,519,967.08	13.54	231,213.01	6.543	349	709	67.13
720 and Above	1,423	312,459,273.62	60.00	219,577.85	6.517	350	766	68.02
Not Available	11	2,291,205.51	0.44	208,291.41	6.522	344	N/A	66.09
Total	2,340	$520,725,246.49	100.00%
_________
(1)
Based on the principal balances of the mortgage loans in loan group 4 as of March 1, 2008, the borrowers’ weighted average FICO credit score obtained in connection with the origination of the mortgage loans in loan group 4 was approximately 732.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	1,013	$212,542,918.69	40.82%	209,815.32	6.514	350	739	70.63
Reduced	558	131,356,346.62	25.23	235,405.64	6.559	350	715	67.55
No Income/No Asset	195	38,481,912.95	7.39	197,343.14	6.499	350	725	57.35
Preferred	340	87,475,280.85	16.80	257,280.24	6.470	349	757	64.25
Stated Income/Stated Asset	65	14,383,946.23	2.76	221,291.48	6.557	349	688	62.35
Streamline	30	5,729,171.19	1.10	190,972.37	6.488	346	694	71.52
No Ratio	139	30,755,669.96	5.91	221,263.81	6.539	350	730	64.28
Total	2,340	$520,725,246.49	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	461	$93,171,260.87	17.89%	202,106.86	6.404	348	729	39.61
50.01 - 55.00	156	36,305,285.45	6.97	232,726.19	6.421	348	722	52.55
55.01 - 60.00	147	34,364,163.42	6.60	233,769.82	6.450	349	718	57.81
60.01 - 65.00	209	50,932,652.71	9.78	243,696.90	6.453	348	722	62.85
65.01 - 70.00	175	43,414,637.72	8.34	248,083.64	6.505	350	731	68.07
70.01 - 75.00	150	36,198,430.82	6.95	241,322.87	6.555	350	743	73.42
75.01 - 80.00	841	181,745,741.08	34.90	216,106.71	6.585	351	746	79.73
80.01 - 85.00	13	3,446,560.84	0.66	265,120.06	6.728	350	711	83.74
85.01 - 90.00	85	17,886,962.36	3.44	210,434.85	6.702	350	718	88.86
90.01 - 95.00	85	18,384,147.54	3.53	216,284.09	6.695	350	702	94.63
95.01 - 100.00	18	4,875,403.68	0.94	270,855.76	6.574	350	678	100.00
Total	2,340	$520,725,246.49	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 4 as of March 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 4 was approximately 67.20%.

(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	434	$86,837,039.44	16.68%	200,085.34	6.409	348	729	39.54
50.01 - 55.00	148	34,336,158.27	6.59	232,001.07	6.419	348	722	51.66
55.01 - 60.00	133	30,331,864.42	5.82	228,059.13	6.440	349	720	57.51
60.01 - 65.00	193	46,247,903.04	8.88	239,626.44	6.449	347	720	62.16
65.01 - 70.00	162	40,679,600.05	7.81	251,108.64	6.493	350	729	66.60
70.01 - 75.00	121	30,045,387.99	5.77	248,308.99	6.529	350	747	71.21
75.01 - 80.00	182	41,431,420.42	7.96	227,645.17	6.574	349	738	77.59
80.01 - 85.00	32	8,513,293.91	1.63	266,040.43	6.626	350	708	75.90
85.01 - 90.00	155	36,011,094.95	6.92	232,329.64	6.626	350	730	82.15
90.01 - 95.00	199	47,241,515.15	9.07	237,394.55	6.622	350	726	83.33
95.01 - 100.00	581	119,049,968.85	22.86	204,905.28	6.583	351	746	80.34
Total	2,340	$520,725,246.49	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 4 as of March 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 4 was approximately 73.83%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	492	$135,203,789.77	25.96%	274,804.45	6.474	350	723	59.73
Florida	197	42,079,190.48	8.08	213,599.95	6.573	349	723	70.14
Arizona	129	27,894,131.73	5.36	216,233.58	6.550	350	736	70.39
Washington	102	24,250,145.78	4.66	237,746.53	6.484	350	739	65.99
Texas	149	23,983,163.34	4.61	160,960.83	6.601	350	739	77.29
Colorado	89	18,492,211.69	3.55	207,777.66	6.555	350	746	72.74
Virginia	76	17,534,957.84	3.37	230,723.13	6.465	350	742	64.73
New York	49	14,367,517.53	2.76	293,214.64	6.548	349	735	66.36
Nevada	60	14,281,840.24	2.74	238,030.67	6.536	350	733	72.78
North Carolina	67	13,767,687.17	2.64	205,487.87	6.512	349	734	68.30
Oregon	60	12,544,062.48	2.41	209,067.71	6.526	349	734	68.13
Illinois	55	12,481,546.09	2.40	226,937.20	6.534	349	748	68.96
Tennessee	68	11,658,783.84	2.24	171,452.70	6.551	350	745	76.79
New Jersey	43	11,214,531.61	2.15	260,803.06	6.474	348	725	58.29
Maryland	51	10,656,998.07	2.05	208,960.75	6.530	349	724	65.11
Utah	49	10,461,431.06	2.01	213,498.59	6.562	350	748	74.75
Other (Less than 2%)	604	119,853,257.77	23.02	198,432.55	6.527	349	736	70.06
Total	2,340	$520,725,246.49	100.00%
_________
(1)
The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. As of March 1, 2008, no more than approximately 0.325% of the mortgage loans in loan group 4 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	989	$212,056,193.56	40.72%	214,414.76	6.549	350	748	75.77
Refinance (Rate/Term)	589	136,469,122.01	26.21	231,696.30	6.516	349	722	66.14
Refinance (Cash-Out)	762	172,199,930.92	33.07	225,984.16	6.486	349	722	57.50
Total	2,340	$520,725,246.49	100.00%
Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	152	$31,366,610.75	6.02%	206,359.28	6.512	347	744	66.57
High-rise Condominium	27	6,846,296.34	1.31	253,566.53	6.537	348	750	63.35
Single Family Residence	1,485	326,640,925.83	62.73	219,960.22	6.514	349	729	66.34
2-4 Family Residence	110	30,720,124.28	5.90	279,273.86	6.519	350	741	63.24
Planned Unit Development	562	124,345,407.61	23.88	221,255.17	6.534	350	736	70.76
Condominium Hotel	3	624,281.86	0.12	208,093.95	6.385	349	771	78.20
Co-op	1	181,599.82	0.03	181,599.82	6.500	351	777	80.00
Total	2,340	$520,725,246.49	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	1,982	$447,872,285.47	86.01%	225,969.87	6.516	350	730	67.87
Investment Property	334	68,570,467.82	13.17	205,300.80	6.542	349	749	63.57
Secondary Residence	24	4,282,493.20	0.82	178,437.22	6.536	346	728	55.72
Total	2,340	$520,725,246.49	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
9	1	$10,099.92	0.00%	10,099.92	6.375	360	811	47.62
96	1	51,102.89	0.01	51,102.89	6.875	360	662	53.14
214	1	72,801.76	0.01	72,801.76	6.375	240	756	37.76
229	1	96,546.80	0.02	96,546.80	6.250	240	608	38.08
230	4	424,011.19	0.08	106,002.80	6.360	240	691	41.96
231	4	873,820.60	0.17	218,455.15	6.574	240	748	55.39
232	2	202,773.70	0.04	101,386.85	6.506	240	684	48.83
260	1	64,207.13	0.01	64,207.13	6.500	360	617	12.50
274	1	119,294.09	0.02	119,294.09	6.500	360	N/A	50.00
281	1	127,692.02	0.02	127,692.02	6.625	360	698	44.30
289	2	301,311.64	0.06	150,655.82	6.554	326	770	58.10
295	1	88,248.00	0.02	88,248.00	6.500	360	636	30.84
296	1	202,072.48	0.04	202,072.48	6.375	360	806	75.00
298	1	294,039.10	0.06	294,039.10	6.500	360	654	62.38
300	1	214,443.95	0.04	214,443.95	6.250	360	713	40.35
302	1	187,535.57	0.04	187,535.57	6.500	360	810	56.34
309	2	434,188.67	0.08	217,094.34	6.247	360	758	44.82
320	2	599,663.96	0.12	299,831.98	6.425	360	658	42.31
321	2	196,384.34	0.04	98,192.17	6.217	360	800	24.36

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
328	2	537,619.18	0.10	268,809.59	6.419	360	731	41.35
330	2	405,115.07	0.08	202,557.54	6.465	360	700	75.60
332	3	724,461.24	0.14	241,487.08	6.608	360	752	56.53
334	2	524,267.94	0.10	262,133.97	6.436	360	714	80.46
335	1	132,739.79	0.03	132,739.79	6.875	360	746	95.00
336	1	89,868.81	0.02	89,868.81	6.500	360	803	80.00
337	4	727,126.78	0.14	181,781.70	6.486	360	717	67.01
338	3	553,148.81	0.11	184,382.94	6.217	360	736	43.86
339	5	1,121,123.75	0.22	224,224.75	6.564	360	693	62.39
340	4	1,055,674.36	0.20	263,918.59	6.557	360	725	61.31
341	1	182,959.10	0.04	182,959.10	6.500	360	660	79.36
342	9	1,941,718.71	0.37	215,746.52	6.536	360	718	69.20
343	18	3,811,237.50	0.73	211,735.42	6.656	360	705	71.23
344	15	3,635,116.56	0.70	242,341.10	6.598	360	702	66.17
345	18	3,445,961.67	0.66	191,442.32	6.604	360	734	67.45
346	19	3,284,032.58	0.63	172,843.82	6.603	360	729	67.76
347	31	6,242,570.29	1.20	201,373.24	6.490	360	724	64.52
348	43	8,586,241.81	1.65	199,680.04	6.481	360	727	68.25
349	207	47,392,091.49	9.10	228,947.30	6.459	360	723	64.16
350	723	159,969,589.34	30.72	221,258.08	6.487	360	731	64.00
351	874	198,269,987.30	38.08	226,853.53	6.537	360	734	69.39
352	323	73,370,628.73	14.09	227,153.65	6.575	360	743	71.65
353	2	161,727.87	0.03	80,863.94	6.626	360	767	75.06
Total	2,340	$520,725,246.49	100.00%
_________
(1)	As of March 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 4 was approximately 349 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,332	$279,176,954.75	53.61%	209,592.31	6.515	349	733	67.72
120	968	232,001,793.07	44.55	239,671.27	6.526	351	731	66.83
180	40	9,546,498.67	1.83	238,662.47	6.495	350	750	61.30
Total	2,340	$520,725,246.49	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	2,059	$463,211,705.61	88.96%	224,969.26	6.502	349	735	66.47
3	1	320,000.00	0.06	320,000.00	7.125	348	684	76.19
5	1	93,480.35	0.02	93,480.35	6.750	349	687	80.00
6	17	4,403,453.65	0.85	259,026.69	6.526	350	722	59.84
12	7	1,707,634.81	0.33	243,947.83	6.619	349	691	70.24
36	55	12,426,637.41	2.39	225,938.86	6.640	347	693	68.53
60	200	38,562,334.66	7.41	192,811.67	6.676	350	716	76.19
Total	2,340	$520,725,246.49	100.00%

Loan Group 5

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.500	159	$36,462,113.56	25.15%	229,321.47	347	712	64.08
6.560	1	133,036.11	0.09	133,036.11	351	664	89.33
6.620	1	343,769.83	0.24	343,769.83	351	745	90.00
6.625	124	27,536,552.15	18.99	222,068.97	350	718	66.05
6.750	109	26,363,466.68	18.18	241,866.67	348	722	62.12
6.785	1	245,025.09	0.17	245,025.09	348	643	90.00
6.795	1	143,233.22	0.10	143,233.22	350	743	95.00
6.805	1	171,129.31	0.12	171,129.31	351	706	88.41
6.830	1	186,233.24	0.13	186,233.24	351	756	90.00
6.870	1	235,078.91	0.16	235,078.91	351	701	90.00
6.875	207	40,965,602.02	28.26	197,901.46	349	722	71.19
6.910	1	138,496.54	0.10	138,496.54	351	621	90.00
6.920	2	360,416.26	0.25	180,208.13	350	674	89.51
6.970	1	250,135.10	0.17	250,135.10	351	739	89.95
7.000	60	11,146,302.80	7.69	185,771.71	348	711	70.86
7.005	1	245,349.55	0.17	245,349.55	351	804	95.00
7.625	1	53,646.11	0.04	53,646.11	307	677	76.01
Total	672	$144,979,586.48	100.00%

_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of March 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 5 (net of such premiums) was approximately 6.720% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 5 was approximately 6.728% per annum as of March 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	4	$165,030.54	0.11%	41,257.64	6.718	161	697	55.36
50,000.01 - 100,000.00	40	3,409,314.49	2.35	85,232.86	6.797	341	726	67.02
100,000.01 - 150,000.00	146	18,628,517.00	12.85	127,592.58	6.735	346	717	59.49
150,000.01 - 200,000.00	156	27,446,086.87	18.93	175,936.45	6.775	350	718	66.46
200,000.01 - 250,000.00	119	26,718,946.10	18.43	224,528.96	6.753	348	716	69.43
250,000.01 - 300,000.00	63	17,559,122.25	12.11	278,716.23	6.721	347	709	62.58
300,000.01 - 350,000.00	82	26,560,228.99	18.32	323,905.23	6.707	349	728	72.54
350,000.01 - 400,000.00	41	15,329,258.10	10.57	373,884.34	6.673	350	708	69.83
400,000.01 - 450,000.00	17	7,006,586.31	4.83	412,152.14	6.655	350	722	68.29
450,000.01 - 500,000.00	3	1,387,638.12	0.96	462,546.04	6.541	351	746	60.11
750,000.01 - 1,000,000.00	1	768,857.71	0.53	768,857.71	6.750	351	712	55.40
Total	672	$144,979,586.48	100.00%
_____________
(1)	As of March 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 5 was approximately $215,743.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
620 - 639	34	$7,122,504.76	4.91%	209,485.43	6.744	348	630	58.01
640 - 659	75	16,026,926.84	11.05	213,692.36	6.723	347	650	54.57
660 - 679	94	18,947,348.42	13.07	201,567.54	6.717	348	669	63.67
680 - 699	69	14,947,039.61	10.31	216,623.76	6.693	348	689	61.65
700 - 719	82	18,786,441.03	12.96	229,102.94	6.724	349	710	67.59
720 and Above	315	68,719,385.78	47.40	218,156.78	6.739	348	764	73.00
Not Available	3	429,940.04	0.30	143,313.35	6.813	347	N/A	54.19
Total	672	$144,979,586.48	100.00%
_________
(1)
Based on the principal balances of the mortgage loans in loan group 5 as of March 1, 2008, the borrowers’ weighted average FICO credit score obtained in connection with the origination of the mortgage loans in loan group 5 was approximately 718.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	51	$8,881,432.91	6.13%	174,145.74	6.918	346	717	81.89
Reduced	326	74,136,307.05	51.14	227,411.98	6.707	348	713	66.39
No Income/No Asset	158	31,854,258.30	21.97	201,609.23	6.714	348	725	64.61
Preferred	23	4,364,717.61	3.01	189,770.33	6.932	343	752	70.41
Stated Income/Stated Asset	23	5,041,812.58	3.48	219,209.24	6.714	349	675	56.84
Streamline	4	686,497.31	0.47	171,624.33	6.875	351	689	76.21
No Ratio	87	20,014,560.72	13.81	230,052.42	6.699	350	728	68.54
Total	672	$144,979,586.48	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	146	$27,873,312.28	19.23%	190,913.10	6.699	347	692	39.96
50.01 - 55.00	57	12,112,997.81	8.35	212,508.73	6.682	341	695	52.62
55.01 - 60.00	59	13,390,749.63	9.24	226,961.86	6.698	348	704	57.45
60.01 - 65.00	51	12,220,130.75	8.43	239,610.41	6.659	350	704	62.25
65.01 - 70.00	44	9,634,427.64	6.65	218,964.26	6.725	348	714	68.19
70.01 - 75.00	38	8,363,458.33	5.77	220,091.01	6.690	350	720	74.04
75.01 - 80.00	169	37,994,808.57	26.21	224,821.35	6.741	350	752	79.80
80.01 - 85.00	2	269,768.68	0.19	134,884.34	6.924	350	714	85.00
85.01 - 90.00	70	15,131,602.26	10.44	216,165.75	6.830	349	716	89.65
90.01 - 95.00	35	7,829,330.53	5.40	223,695.16	6.837	349	732	94.62
95.01 - 100.00	1	159,000.00	0.11	159,000.00	7.000	350	660	100.00
Total	672	$144,979,586.48	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 5 as of March 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 5 was approximately 67.08%.

(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	142	$27,175,435.60	18.74%	191,376.31	6.700	347	691	40.00
50.01 - 55.00	57	12,112,997.81	8.35	212,508.73	6.682	341	695	52.62
55.01 - 60.00	55	12,418,355.81	8.57	225,788.29	6.695	349	706	57.44
60.01 - 65.00	49	11,863,912.41	8.18	242,120.66	6.664	350	703	62.21
65.01 - 70.00	43	9,371,674.63	6.46	217,945.92	6.722	346	711	67.17
70.01 - 75.00	35	7,846,085.78	5.41	224,173.88	6.700	350	707	72.29
75.01 - 80.00	45	8,893,922.40	6.13	197,642.72	6.765	348	743	79.49
80.01 - 85.00	3	378,739.52	0.26	126,246.51	6.946	351	696	83.44
85.01 - 90.00	82	17,014,832.59	11.74	207,497.96	6.811	349	721	87.69
90.01 - 95.00	41	8,709,579.52	6.01	212,428.77	6.830	349	734	92.15
95.01 - 100.00	120	29,194,050.41	20.14	243,283.75	6.731	351	754	79.46
Total	672	$144,979,586.48	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 5 as of March 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 5 was approximately 71.75%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	147	$36,283,205.19	25.03%	246,824.53	6.697	348	711	59.27
Florida	95	19,048,128.74	13.14	200,506.62	6.784	348	710	69.72
Texas	58	8,838,461.71	6.10	152,387.27	6.771	346	733	79.02
Colorado	30	6,147,182.68	4.24	204,906.09	6.741	341	725	75.02
New York	22	5,877,732.44	4.05	267,169.66	6.623	349	695	55.61
Arizona	26	5,410,812.89	3.73	208,108.19	6.752	350	721	75.44
North Carolina	24	5,351,848.57	3.69	222,993.69	6.735	349	707	68.34
Virginia	21	5,030,247.08	3.47	239,535.58	6.729	350	726	68.19
New Jersey	18	4,234,809.03	2.92	235,267.17	6.737	351	707	57.49
Maryland	13	3,817,979.44	2.63	293,690.73	6.604	351	739	71.84
Illinois	14	3,541,893.11	2.44	252,992.37	6.724	350	739	62.65
Connecticut	11	3,120,365.61	2.15	283,669.60	6.727	350	714	63.12
Tennessee	17	2,947,828.61	2.03	173,401.68	6.778	350	739	78.16
Other (Less than 2%)	176	35,329,091.38	24.37	200,733.47	6.739	349	723	70.09
Total	672	$144,979,586.48	100.00%
_________
(1)
The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. As of March 1, 2008, no more than approximately 0.618% of the mortgage loans in loan group 5 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	293	$63,206,807.97	43.60%	215,722.89	6.731	350	743	78.87
Refinance (Rate/Term)	115	24,344,673.00	16.79	211,692.81	6.761	345	708	64.10
Refinance (Cash-Out)	264	57,428,105.51	39.61	217,530.70	6.711	348	694	55.37
Total	672	$144,979,586.48	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	29	$5,504,041.61	3.80%	189,794.54	6.806	349	740	68.56
High-rise Condominium	4	755,751.70	0.52	188,937.93	6.775	350	715	58.23
Single Family Residence	430	91,774,065.08	63.30	213,428.06	6.726	348	713	64.92
2-4 Family Residence	49	12,717,233.48	8.77	259,535.38	6.728	347	716	58.08
Planned Unit Development	158	33,775,619.43	23.30	213,769.74	6.719	349	728	76.23
Condominium Hotel	2	452,875.18	0.31	226,437.59	6.875	351	754	72.79
Total	672	$144,979,586.48	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	553	$124,934,453.91	86.17%	225,921.25	6.727	349	716	67.48
Investment Property	88	13,699,070.08	9.45	155,671.25	6.731	345	739	62.85
Secondary Residence	31	6,346,062.49	4.38	204,711.69	6.751	347	716	68.41
Total	672	$144,979,586.48	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
34	1	$41,489.22	0.03%	41,489.22	6.500	360	660	68.25
60	1	43,464.53	0.03	43,464.53	6.875	360	660	80.00
216	1	137,108.22	0.09	137,108.22	7.000	240	660	45.81
220	1	207,624.36	0.14	207,624.36	6.875	240	707	51.57
221	1	67,191.27	0.05	67,191.27	6.875	240	766	51.85
231	9	1,373,008.02	0.95	152,556.45	6.590	240	717	50.86
289	1	287,736.16	0.20	287,736.16	6.750	300	631	56.15
291	2	255,421.30	0.18	127,710.65	6.705	300	748	78.75
307	1	53,646.11	0.04	53,646.11	7.625	360	677	76.01
320	1	152,189.38	0.10	152,189.38	6.875	360	728	41.32
330	1	229,341.29	0.16	229,341.29	6.875	360	695	80.00
331	1	41,291.98	0.03	41,291.98	6.625	360	813	62.50
338	1	120,093.14	0.08	120,093.14	6.875	360	N/A	70.00
342	3	575,117.04	0.40	191,705.68	6.843	360	693	49.99
343	4	953,978.38	0.66	238,494.60	6.642	360	748	66.23
344	4	495,290.74	0.34	123,822.69	6.850	360	683	61.91
345	3	452,922.55	0.31	150,974.18	6.777	360	725	53.18
346	5	1,163,632.82	0.80	232,726.56	6.700	360	721	75.44
347	11	1,918,011.11	1.32	174,364.65	6.632	360	713	67.70
348	10	2,288,815.60	1.58	228,881.56	6.740	360	698	67.42
349	57	13,816,625.85	9.53	242,396.94	6.712	360	724	71.44
350	172	36,960,530.74	25.49	214,886.81	6.721	360	712	65.16
351	371	81,594,178.11	56.28	219,930.40	6.737	360	719	67.55
352	10	1,750,878.56	1.21	175,087.86	6.649	360	776	72.55
Total	672	$144,979,586.48	100.00%
_________
(1)	As of March 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 5 was approximately 348 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	484	$96,007,841.64	66.22%	198,363.31	6.742	347	711	64.29
120	188	48,971,744.84	33.78	260,488.00	6.700	350	731	72.56
Total	672	$144,979,586.48	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 5	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	585	$128,761,821.13	88.81%	220,105.68	6.707	348	720	65.97
6	2	641,400.00	0.44	320,700.00	6.846	349	687	61.52
12	1	78,136.85	0.05	78,136.85	7.000	350	772	57.10
36	8	2,279,652.64	1.57	284,956.58	6.804	349	668	78.16
60	76	13,218,575.86	9.12	173,928.63	6.918	350	706	76.36
Total	672	$144,979,586.48	100.00%

ANNEX B

[Certificateholder Monthly Distribution Summaries]

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 07/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02152AAA7	Senior	Fix-30/360	185,600,000.00	6.000000	1,624,000.00	928,000.00	2,552,000.00	-	183,976,000.00	-
1A2	02152AAB5	Senior	Fix-30/360	46,400,000.00	5.720000	1,218,978.59	221,173.33	1,440,151.92	-	45,181,021.41	-
1A3	02152AAC3	Strip IO	Fix-30/360	46,400,000.00	0.280000	-	10,826.67	10,826.67	-	45,181,021.41	-
1A4	02152AAD1	Senior	Fix-30/360	24,115,000.00	6.000000	-	120,575.00	120,575.00	-	24,115,000.00	-
1A5	02152AAE9	Senior	Fix-30/360	60,000,000.00	5.720000	-	286,000.00	286,000.00	-	60,000,000.00	-
1A6	02152AAF6	Strip IO	Fix-30/360	60,000,000.00	0.280000	-	14,000.00	14,000.00	-	60,000,000.00	-
1A7	02152AAG4	Senior	Fix-30/360	124,293,000.00	6.000000	-	621,465.00	621,465.00	-	124,293,000.00	-
1A8	02152AAH2	Senior	Fix-30/360	464,000.00	6.000000	-	-	-	-	466,320.00	-
1A9	02152AAJ8	Senior	Fix-30/360	24,186,000.00	6.000000	-	120,930.00	120,930.00	-	24,186,000.00	-
2A1	02152AAL3	Senior	Fix-30/360	244,014,000.00	5.770000	779,756.90	1,173,300.65	1,953,057.55	-	243,234,243.10	-
2A2	02152AAM1	Senior	Fix-30/360	30,335,850.00	10.250000	96,939.47	259,118.72	356,058.19	-	30,238,910.53	-
2A3	02152ABQ1	Senior	Fix-30/360	8,784,750.00	5.770000	28,072.03	42,240.01	70,312.04	-	8,756,677.97	-
3A1	02152AAP4	Senior	Fix-30/360	126,527,000.00	6.750000	812,851.48	711,714.37	1,524,565.86	-	125,714,148.52	-
3A2	02152AAQ2	Senior	Fix-30/360	4,556,000.00	6.750000	29,269.26	25,627.50	54,896.76	-	4,526,730.74	-
4A1	02152AAS8	Senior	Fix-30/360	217,530,000.00	5.720000	252,945.03	1,036,893.00	1,289,838.03	-	217,277,054.97	-
4A2	02152AAT6	Senior	Fix-30/360	36,255,000.00	7.680000	42,157.51	232,032.00	274,189.51	-	36,212,842.49	-
4A3	02152AAU3	Senior	Fix-30/360	121,215,000.00	5.820000	839,883.54	587,892.75	1,427,776.29	-	120,375,116.46	-
4A4	02152AAV1	Strip IO	Fix-30/360	121,215,000.00	0.180000	-	18,182.25	18,182.25	-	120,375,116.46	-
4A5	02152AAW9	Senior	Fix-30/360	48,000,000.00	5.820000	145,278.22	232,800.00	378,078.22	-	47,854,721.78	-
4A6	02152ABR9	Senior	Fix-30/360	8,000,000.00	7.080000	24,213.04	47,200.00	71,413.04	-	7,975,786.96	-
4A7	02152ABS7	Senior	Fix-30/360	84,872,000.00	6.000000	270,105.50	424,360.00	694,465.50	-	84,601,894.50	-
4A8	02152ABT5	Senior	Fix-30/360	4,371,000.00	6.000000	-	21,855.00	21,855.00	-	4,371,000.00	-
4A9	02152ABU2	Senior	Fix-30/360	17,150,000.00	6.000000	-	85,750.00	85,750.00	-	17,150,000.00	-
5A1	02152AAY5	Senior	Fix-30/360	75,000,000.00	6.250000	678,108.60	390,625.00	1,068,733.60	-	74,321,891.40	-
5A2	02152AAZ2	Senior	Fix-30/360	5,000,000.00	6.250000	564,191.59	-	564,191.59	-	4,461,850.07	-
5A3	02152ABA6	Senior	Fix-30/360	54,508,000.00	6.250000	-	283,895.83	283,895.83	-	54,508,000.00	-
5A4	02152ABB4	Senior	Fix-30/360	13,177,000.00	6.250000	-	68,630.21	68,630.21	-	13,177,000.00	-
5A5	02152ABC2	Senior	Fix-30/360	349,000.00	6.250000	-	-	-	-	350,817.71	-
5A6	02152ABD0	Senior	Fix-30/360	2,438,000.00	6.250000	-	12,697.92	12,697.92	-	2,438,000.00	-
X1				-	0.000000	-	-	-	-	-	-
X1-1		Strip IO	Fix-30/360	451,487,340.00	0.306876	-	115,458.78	115,458.78	-	448,684,869.76	-
X1-2	02152AAK5	Strip IO	Fix-30/360	490,676,127.00	0.301619	-	123,331.07	123,331.07	-	489,262,380.80	-
X2				-	0.000000	-	-	-	-	-	-
X2-1		Strip IO	Fix-30/360	211,159,189.00	0.277942	-	48,908.26	48,908.26	-	210,747,627.69	-
X2-2	02152AAN9	Strip IO	Fix-30/360	118,130,226.00	0.285011	-	28,057.06	28,057.06	-	117,210,732.70	-
X3	02152AAR0	Strip IO	Fix-30/360	131,104,879.00	0.571296	-	62,416.38	62,416.38	-	130,263,856.93	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	02152ABF5	Strip PO	Fix-30/360	562,421.20	0.000000	949.50	-	949.50	-	561,471.70	-
PO-2	02152ABF5	Strip PO	Fix-30/360	127,608.50	0.000000	716.55	-	716.55	-	126,891.95	-
PO-3	02152ABF5	Strip PO	Fix-30/360	17,277.99	0.000000	9.61	-	9.61	-	17,268.38	-
PO-4	02152ABF5	Strip PO	Fix-30/360	509,145.40	0.000000	510.14	-	510.14	-	508,635.26	-
PO-5	02152ABF5	Strip PO	Fix-30/360	54,746.69	0.000000	429.95	-	429.95	-	54,316.74	-
AR	02152ABG3	Senior	Fix-30/360	100.00	6.000000	100.00	0.50	100.50	-	-	-

M1	02152ABH1	Mezzanine	Fix-30/360	22,779,500.00	6.131839	8,793.55	116,400.20	125,193.75	-	22,770,706.45	-
M2	02152ABJ7	Mezzanine	Fix-30/360	9,762,000.00	6.131839	3,768.42	49,882.51	53,650.93	-	9,758,231.58	-
B1	02152ABK4	Junior	Fix-30/360	9,762,000.00	6.131839	3,768.42	49,882.51	53,650.93	-	9,758,231.58	-
B2	02152ABL2	Junior	Fix-30/360	4,881,000.00	6.131839	1,884.21	24,941.26	26,825.47	-	4,879,115.79	-
B3	02152ABM0	Junior	Fix-30/360	4,881,000.00	6.131839	1,884.21	24,941.26	26,825.47	-	4,879,115.79	-
B4	02152ABN8	Junior	Fix-30/360	4,067,000.00	6.131839	1,569.98	20,781.83	22,351.81	-	4,065,430.02	-
B5	02152ABP3	Junior	Fix-30/360	2,440,943.50	6.131839	942.28	12,472.89	13,415.17	0.25	2,440,000.97	0.25

Totals				1,626,985,343.28		7,432,077.58	8,655,259.72	16,087,337.31	0.25	1,619,583,444.82	0.25

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02152AAA7	185,600,000.00	185,600,000.00	1,624,000.00	-	-	1,624,000.00	-	-	183,976,000.00	0.991250000
1A2	02152AAB5	46,400,000.00	46,400,000.00	1,218,978.59	-	-	1,218,978.59	-	-	45,181,021.41	0.973728910
1A3	02152AAC3	46,400,000.00	46,400,000.00	-	-	-	-	-	-	45,181,021.41	0.973728910
1A4	02152AAD1	24,115,000.00	24,115,000.00	-	-	-	-	-	-	24,115,000.00	1.000000000
1A5	02152AAE9	60,000,000.00	60,000,000.00	-	-	-	-	-	-	60,000,000.00	1.000000000
1A6	02152AAF6	60,000,000.00	60,000,000.00	-	-	-	-	-	-	60,000,000.00	1.000000000
1A7	02152AAG4	124,293,000.00	124,293,000.00	-	-	-	-	-	-	124,293,000.00	1.000000000
1A8	02152AAH2	464,000.00	464,000.00	-	2,320.00	-	-	2,320.00	-	466,320.00	1.005000000
1A9	02152AAJ8	24,186,000.00	24,186,000.00	-	-	-	-	-	-	24,186,000.00	1.000000000
2A1	02152AAL3	244,014,000.00	244,014,000.00	779,756.90	-	-	779,756.90	-	-	243,234,243.10	0.996804458
2A2	02152AAM1	30,335,850.00	30,335,850.00	96,939.47	-	-	96,939.47	-	-	30,238,910.53	0.996804458
2A3	02152ABQ1	8,784,750.00	8,784,750.00	28,072.03	-	-	28,072.03	-	-	8,756,677.97	0.996804458
3A1	02152AAP4	126,527,000.00	126,527,000.00	812,851.48	-	-	812,851.48	-	-	125,714,148.52	0.993575668
3A2	02152AAQ2	4,556,000.00	4,556,000.00	29,269.26	-	-	29,269.26	-	-	4,526,730.74	0.993575668
4A1	02152AAS8	217,530,000.00	217,530,000.00	252,945.03	-	-	252,945.03	-	-	217,277,054.97	0.998837195
4A2	02152AAT6	36,255,000.00	36,255,000.00	42,157.51	-	-	42,157.51	-	-	36,212,842.49	0.998837195
4A3	02152AAU3	121,215,000.00	121,215,000.00	839,883.54	-	-	839,883.54	-	-	120,375,116.46	0.993071125
4A4	02152AAV1	121,215,000.00	121,215,000.00	-	-	-	-	-	-	120,375,116.46	0.993071125
4A5	02152AAW9	48,000,000.00	48,000,000.00	145,278.22	-	-	145,278.22	-	-	47,854,721.78	0.996973370
4A6	02152ABR9	8,000,000.00	8,000,000.00	24,213.04	-	-	24,213.04	-	-	7,975,786.96	0.996973370
4A7	02152ABS7	84,872,000.00	84,872,000.00	270,105.50	-	-	270,105.50	-	-	84,601,894.50	0.996817496
4A8	02152ABT5	4,371,000.00	4,371,000.00	-	-	-	-	-	-	4,371,000.00	1.000000000
4A9	02152ABU2	17,150,000.00	17,150,000.00	-	-	-	-	-	-	17,150,000.00	1.000000000
5A1	02152AAY5	75,000,000.00	75,000,000.00	678,108.60	-	-	678,108.60	-	-	74,321,891.40	0.990958552
5A2	02152AAZ2	5,000,000.00	5,000,000.00	564,191.59	-	-	564,191.59	26,041.67	-	4,461,850.07	0.892370014
5A3	02152ABA6	54,508,000.00	54,508,000.00	-	-	-	-	-	-	54,508,000.00	1.000000000
5A4	02152ABB4	13,177,000.00	13,177,000.00	-	-	-	-	-	-	13,177,000.00	1.000000000
5A5	02152ABC2	349,000.00	349,000.00	-	1,817.71	-	-	1,817.71	-	350,817.71	1.005208333
5A6	02152ABD0	2,438,000.00	2,438,000.00	-	-	-	-	-	-	2,438,000.00	1.000000000
X1		-	-	-	-	-	-	-	-	-	0.000000000
X1-1		451,487,340.00	451,487,340.00	-	-	-	-	-	-	448,684,869.76	0.993792804
X1-2	02152AAK5	490,676,127.00	490,676,127.00	-	-	-	-	-	-	489,262,380.80	0.997118779
X2		-	-	-	-	-	-	-	-	-	0.000000000
X2-1		211,159,189.00	211,159,189.00	-	-	-	-	-	-	210,747,627.69	0.998050943
X2-2	02152AAN9	118,130,226.00	118,130,226.00	-	-	-	-	-	-	117,210,732.70	0.992216274
X3	02152AAR0	131,104,879.00	131,104,879.00	-	-	-	-	-	-	130,263,856.93	0.993585120
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	02152ABF5	562,421.20	562,421.20	949.50	-	-	949.50	-	-	561,471.70	0.998311761
PO-2	02152ABF5	127,608.50	127,608.50	716.55	-	-	716.55	-	-	126,891.95	0.994384809
PO-3	02152ABF5	17,277.99	17,277.99	9.61	-	-	9.61	-	-	17,268.38	0.999443641
PO-4	02152ABF5	509,145.40	509,145.40	510.14	-	-	510.14	-	-	508,635.26	0.998998040
PO-5	02152ABF5	54,746.69	54,746.69	429.95	-	-	429.95	-	-	54,316.74	0.992146531
AR	02152ABG3	100.00	100.00	100.00	-	-	100.00	-	-	-	0.000000000

M1	02152ABH1	22,779,500.00	22,779,500.00	8,793.55	-	-	8,793.55	-	-	22,770,706.45	0.999613971
M2	02152ABJ7	9,762,000.00	9,762,000.00	3,768.42	-	-	3,768.42	-	-	9,758,231.58	0.999613971
B1	02152ABK4	9,762,000.00	9,762,000.00	3,768.42	-	-	3,768.42	-	-	9,758,231.58	0.999613971
B2	02152ABL2	4,881,000.00	4,881,000.00	1,884.21	-	-	1,884.21	-	-	4,879,115.79	0.999613971
B3	02152ABM0	4,881,000.00	4,881,000.00	1,884.21	-	-	1,884.21	-	-	4,879,115.79	0.999613971
B4	02152ABN8	4,067,000.00	4,067,000.00	1,569.98	-	-	1,569.98	-	-	4,065,430.02	0.999613971
B5	02152ABP3	2,440,943.50	2,440,943.50	942.28	-	-	942.28	-	0.25	2,440,000.97	0.999613868

Totals		1,626,985,343.28	1,626,985,343.28	7,432,077.58	4,137.71	-	7,432,077.58	30,179.38	0.25	1,619,583,444.82

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	185,600,000.00	6.000000	6.000000	928,000.00	-	928,000.00	-	928,000.00	-	-
1A2	46,400,000.00	5.720000	5.720000	221,173.33	-	221,173.33	-	221,173.33	-	-
1A3	46,400,000.00	0.280000	0.280000	10,826.67	-	10,826.67	-	10,826.67	-	-
1A4	24,115,000.00	6.000000	6.000000	120,575.00	-	120,575.00	-	120,575.00	-	-
1A5	60,000,000.00	5.720000	5.720000	286,000.00	-	286,000.00	-	286,000.00	-	-
1A6	60,000,000.00	0.280000	0.280000	14,000.00	-	14,000.00	-	14,000.00	-	-
1A7	124,293,000.00	6.000000	6.000000	621,465.00	-	621,465.00	-	621,465.00	-	-
1A8	464,000.00	6.000000	0.000000	-	2,320.00	2,320.00	-	-	-	-
1A9	24,186,000.00	6.000000	6.000000	120,930.00	-	120,930.00	-	120,930.00	-	-
2A1	244,014,000.00	5.770000	5.770000	1,173,300.65	-	1,173,300.65	-	1,173,300.65	-	-
2A2	30,335,850.00	10.250000	10.250000	259,118.72	-	259,118.72	-	259,118.72	-	-
2A3	8,784,750.00	5.770000	5.770000	42,240.01	-	42,240.01	-	42,240.01	-	-
3A1	126,527,000.00	6.750000	6.750000	711,714.38	-	711,714.38	-	711,714.37	-	-
3A2	4,556,000.00	6.750000	6.750000	25,627.50	-	25,627.50	-	25,627.50	-	-
4A1	217,530,000.00	5.720000	5.720000	1,036,893.00	-	1,036,893.00	-	1,036,893.00	-	-
4A2	36,255,000.00	7.680000	7.680000	232,032.00	-	232,032.00	-	232,032.00	-	-
4A3	121,215,000.00	5.820000	5.820000	587,892.75	-	587,892.75	-	587,892.75	-	-
4A4	121,215,000.00	0.180000	0.180000	18,182.25	-	18,182.25	-	18,182.25	-	-
4A5	48,000,000.00	5.820000	5.820000	232,800.00	-	232,800.00	-	232,800.00	-	-
4A6	8,000,000.00	7.080000	7.080000	47,200.00	-	47,200.00	-	47,200.00	-	-
4A7	84,872,000.00	6.000000	6.000000	424,360.00	-	424,360.00	-	424,360.00	-	-
4A8	4,371,000.00	6.000000	6.000000	21,855.00	-	21,855.00	-	21,855.00	-	-
4A9	17,150,000.00	6.000000	6.000000	85,750.00	-	85,750.00	-	85,750.00	-	-
5A1	75,000,000.00	6.250000	6.250000	390,625.00	-	390,625.00	-	390,625.00	-	-
5A2	5,000,000.00	6.250000	0.000000	-	26,041.67	26,041.67	-	-	-	-
5A3	54,508,000.00	6.250000	6.250000	283,895.83	-	283,895.83	-	283,895.83	-	-
5A4	13,177,000.00	6.250000	6.250000	68,630.21	-	68,630.21	-	68,630.21	-	-
5A5	349,000.00	6.250000	0.000000	-	1,817.71	1,817.71	-	-	-	-
5A6	2,438,000.00	6.250000	6.250000	12,697.92	-	12,697.92	-	12,697.92	-	-
X1	-	0.000000	0.000000	-	-	-	-	-	-	-
X1-1	451,487,340.00	0.306876	0.306876	115,458.78	-	115,458.78	-	115,458.78	-	-
X1-2	490,676,127.00	0.301619	0.301619	123,331.07	-	123,331.07	-	123,331.07	-	-
X2	-	0.000000	0.000000	-	-	-	-	-	-	-
X2-1	211,159,189.00	0.277942	0.277942	48,908.26	-	48,908.26	-	48,908.26	-	-
X2-2	118,130,226.00	0.285011	0.285011	28,057.06	-	28,057.06	-	28,057.06	-	-
X3	131,104,879.00	0.571296	0.571296	62,416.38	-	62,416.38	-	62,416.38	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	562,421.20	0.000000	0.000000	-	-	-	-	-	-	-
PO-2	127,608.50	0.000000	0.000000	-	-	-	-	-	-	-
PO-3	17,277.99	0.000000	0.000000	-	-	-	-	-	-	-
PO-4	509,145.40	0.000000	0.000000	-	-	-	-	-	-	-
PO-5	54,746.69	0.000000	0.000000	-	-	-	-	-	-	-
AR	100.00	6.000000	6.059856	0.50	-	0.50	-	0.50	-	-

M1	22,779,500.00	6.131839	6.131839	116,400.20	-	116,400.20	-	116,400.20	-	-
M2	9,762,000.00	6.131839	6.131839	49,882.51	-	49,882.51	-	49,882.51	-	-
B1	9,762,000.00	6.131839	6.131839	49,882.51	-	49,882.51	-	49,882.51	-	-
B2	4,881,000.00	6.131839	6.131839	24,941.26	-	24,941.26	-	24,941.26	-	-
B3	4,881,000.00	6.131839	6.131839	24,941.26	-	24,941.26	-	24,941.26	-	-
B4	4,067,000.00	6.131839	6.131839	20,781.83	-	20,781.83	-	20,781.83	-	-
B5	2,440,943.50	6.131839	6.131839	12,472.89	-	12,472.89	-	12,472.89	-	-

Totals	1,626,985,343.28			8,655,259.73	30,179.38	8,685,439.11	-	8,655,259.72	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02152AAA7	185,600,000.00	1000.000000000	8.750000000	5.000000000	991.250000000	6.000000
1A2	02152AAB5	46,400,000.00	1000.000000000	26.271090299	4.766666667	973.728909701	5.720000
1A3	02152AAC3	46,400,000.00	1000.000000000	0.000000000	0.233333333	973.728909701	0.280000
1A4	02152AAD1	24,115,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	02152AAE9	60,000,000.00	1000.000000000	0.000000000	4.766666667	1000.000000000	5.720000
1A6	02152AAF6	60,000,000.00	1000.000000000	0.000000000	0.233333333	1000.000000000	0.280000
1A7	02152AAG4	124,293,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A8	02152AAH2	464,000.00	1000.000000000	0.000000000	0.000000000	1005.000000000	6.000000
1A9	02152AAJ8	24,186,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A1	02152AAL3	244,014,000.00	1000.000000000	3.195541635	4.808333333	996.804458365	5.770000
2A2	02152AAM1	30,335,850.00	1000.000000000	3.195541635	8.541666679	996.804458365	10.250000
2A3	02152ABQ1	8,784,750.00	1000.000000000	3.195541635	4.808333333	996.804458365	5.770000
3A1	02152AAP4	126,527,000.00	1000.000000000	6.424332236	5.625000000	993.575667764	6.750000
3A2	02152AAQ2	4,556,000.00	1000.000000000	6.424332236	5.625000000	993.575667764	6.750000
4A1	02152AAS8	217,530,000.00	1000.000000000	1.162805288	4.766666667	998.837194712	5.720000
4A2	02152AAT6	36,255,000.00	1000.000000000	1.162805288	6.400000000	998.837194712	7.680000
4A3	02152AAU3	121,215,000.00	1000.000000000	6.928874665	4.850000000	993.071125335	5.820000
4A4	02152AAV1	121,215,000.00	1000.000000000	0.000000000	0.150000000	993.071125335	0.180000
4A5	02152AAW9	48,000,000.00	1000.000000000	3.026629553	4.850000000	996.973370447	5.820000
4A6	02152ABR9	8,000,000.00	1000.000000000	3.026629553	5.900000000	996.973370447	7.080000
4A7	02152ABS7	84,872,000.00	1000.000000000	3.182504256	5.000000000	996.817495744	6.000000
4A8	02152ABT5	4,371,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
4A9	02152ABU2	17,150,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
5A1	02152AAY5	75,000,000.00	1000.000000000	9.041448000	5.208333333	990.958552000	6.250000
5A2	02152AAZ2	5,000,000.00	1000.000000000	112.838318876	0.000000000	892.370014458	6.250000
5A3	02152ABA6	54,508,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A4	02152ABB4	13,177,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A5	02152ABC2	349,000.00	1000.000000000	0.000000000	0.000000000	1005.208333333	6.250000
5A6	02152ABD0	2,438,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
X1		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X1-1		451,487,340.00	1000.000000000	0.000000000	0.255729837	993.792804379	0.306876
X1-2	02152AAK5	490,676,127.00	1000.000000000	0.000000000	0.251349235	997.118779329	0.301619
X2		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X2-1		211,159,189.00	1000.000000000	0.000000000	0.231617976	998.050942931	0.277942
X2-2	02152AAN9	118,130,226.00	1000.000000000	0.000000000	0.237509563	992.216274097	0.285011
X3	02152AAR0	131,104,879.00	1000.000000000	0.000000000	0.476079737	993.585119971	0.571296
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	02152ABF5	562,421.20	1000.000000000	1.688238927	0.000000000	998.311761073	0.000000
PO-2	02152ABF5	127,608.50	1000.000000000	5.615191013	0.000000000	994.384808987	0.000000
PO-3	02152ABF5	17,277.99	1000.000000000	0.556358783	0.000000000	999.443641217	0.000000
PO-4	02152ABF5	509,145.40	1000.000000000	1.001960138	0.000000000	998.998039862	0.000000
PO-5	02152ABF5	54,746.69	1000.000000000	7.853469161	0.000000000	992.146530839	0.000000
AR	02152ABG3	100.00	1000.000000000	1000.000000000	5.049879624	0.000000000	6.000000

M1	02152ABH1	22,779,500.00	1000.000000000	0.386029241	5.109866167	999.613970759	6.131839
M2	02152ABJ7	9,762,000.00	1000.000000000	0.386029241	5.109866167	999.613970759	6.131839
B1	02152ABK4	9,762,000.00	1000.000000000	0.386029241	5.109866167	999.613970759	6.131839
B2	02152ABL2	4,881,000.00	1000.000000000	0.386029241	5.109866167	999.613970759	6.131839
B3	02152ABM0	4,881,000.00	1000.000000000	0.386029241	5.109866167	999.613970759	6.131839
B4	02152ABN8	4,067,000.00	1000.000000000	0.386029241	5.109866167	999.613970759	6.131839
B5	02152ABP3	2,440,943.50	1000.000000000	0.386029241	5.109866167	999.613868340	6.131839

Totals		1,626,985,343.28	1000.000000000	4.568005244	5.319814192	995.450543860

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Pool Level Data
Distribution Date		7/25/2007
Cut-off Date		6/1/2007
Record Date		6/29/2007
Determination Date		7/22/2007
Accrual Period 30/360	Begin	6/1/2007
	End	7/1/2007
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Original Aggregate Loan Count	2,204	1,249	685	2,479	713	7,330
Original Stated Principal Balance	483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
Original Weighted Average Mortgage Rate	6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
Original Weighted Average Net Mortgage Rate	6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
Original Weighted Average Remaining Term	359	359	358	359	358

Current Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Aggregate Loan Count	2,204	1,249	685	2,479	713	7,330
Loans Paid Off or otherwise removed pursuant to the PSA	8	3	4	2	3	20
Ending Aggregate Loan Count	2,196	1,246	681	2,477	710	7,310

Beginning Pool Stated Principal Balance	483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
Scheduled Principal	180,758.96	102,175.41	39,848.00	216,386.38	88,874.93	628,043.68
Unscheduled Principal	2,667,457.98	806,987.60	803,716.92	1,366,496.37	1,129,195.66	6,773,854.53
Realized Principal Losses	-	-	-	-	-	-
Ending Pool Stated Principal Balance	480,161,348.63	292,930,915.73	135,153,137.76	556,407,354.21	154,930,688.49	1,619,583,444.82

Weighted Averages

	Group I	Group II	Group III	Group IV	Group V
Beginning Weighted Average Mortgage Rate	6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
Beginning Weighted Average Net Mortgage Rate	6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
Ending Weighted Average Mortgage Rate	6.54561%	6.71146%	7.58365%	6.51921%	6.73095%
Ending Weighted Average Net Mortgage Rate	6.27947%	6.44729%	7.30102%	6.25932%	6.46385%

Beginning Weighted Average Remaining Term to Maturity	359	359	358	359	358
Ending Weighted Average Remaining Term to Maturity	358	358	357	358	357

Loan Substitution

	Group I	Group II	Group III	Group IV	Group V	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-	-	-

Fees of the Trust

	Group I	Group II	Group III	Group IV	Group V	Total
Gross Master Servicing Fee	100,626.99	61,216.68	28,332.65	116,247.97	32,530.99	338,955.28
Net Master Servicing Fee	100,626.99	61,216.68	28,286.44	116,247.97	32,437.67	338,815.76
Trustee Fee	3,622.57	2,203.80	1,019.98	4,184.93	1,171.12	12,202.39
Lpmi	2,984.82	1,261.37	2,662.15	412.15	1,046.12	8,366.61
Total Net Loan Fees	107,234.39	64,681.85	31,968.57	120,845.04	34,654.91	359,384.76

Servicer Advances

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Advances	240.01	1,336.61	608.42	435.32	-	2,620.36
Interest Advances	4,796.68	11,817.33	9,097.64	8,681.32	-	34,392.97
Reimbursement for Principal & Interest Advances	-	-	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-	-	-
Total Advances	5,036.69	13,153.94	9,706.06	9,116.64	-	37,013.33

Mortgage Prepayment Details

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Balance of Loans Paid in Full	1,900,009.75	757,510.29	783,338.19	745,645.62	731,378.36	4,917,882.21
Prepayment Interest Excess	-	-	-	-	-	-
Prepayment Interest Shortfall	-	-	46.20	-	93.32	139.52
Compensating Interest	-	-	46.20	-	93.32	139.52
Non-Supported Prepayment Interest Shortfall	-	-	-	-	-	-
CPR %	6.43180%	3.24740%	6.86771%	2.90060%	8.34545%
SMM %	0.55246%	0.27473%	0.59116%	0.24499%	0.72357%

Net Interest Shortfalls

	Group I	Group II	Group III	Group IV	Group V	Total
Net Prepayment Interest Shortfalls	-	-	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-	-	-

NAS Principal Distribution Amount

Shift Percentage	0.00000%
Class 1A4 & 1A9 Priority Percentage	50.05833%
Class 1A4 & 1A9 Priority Amount	-
Class 4A9 Priority Percentage	15.38169%
Class 4A9 Priority Amount	-
Class 5A4 & 5A6 Priority Percentage	50.01793%
Class 5A4 & 5A6 Priority Amount	-

Delinquency Information

Delinquency Info		Group 1		Group 2		Group 3		Group 4		Total

30-59 Days	Balance	836,906.12	0.17430%	2,098,883.28	0.71651%	1,446,726.91	1.07044%	1,490,145.14	0.26782%	5,872,661.45	0.40096%
	Loan Count	4	0.18215%	10	0.80257%	9	1.32159%	7	0.28260%	30	0.45455%

60-89 Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	Balance	836,906.12	0.17430%	2,098,883.28	0.71651%	1,446,726.91	1.07044%	1,490,145.14	0.26782%	5,872,661.45	0.40096%
	Loan Count	4	0.18215%	10	0.80257%	9	1.32159%	7	0.28260%	30	0.45455%

Delinquency Info		Group 5

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Forceclosure Info		Group 1		Group 2		Group 3		Group 4		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Forceclosure Info		Group 5

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Bankruptcy Info		Group 1		Group 2		Group 3		Group 4		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 5

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

REO Info		Group 1		Group 2		Group 3		Group 4		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

REO Info		Group 5

30-59 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

60-89 Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

90+ Days	Balance	-	0.00000%
	Loan Count	0	0.00000%

Total	Balance	-	0.00000%
	Loan Count	0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1		Group 2		Group 3		Total

All	Balance	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 4		Group 5		Total

All	Balance	-	0.00000%	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure, REO Bankruptcy, Delinquency		Group 1		Group 2		Group 3		Total

All	Balance	836,906.12	0.17430%	2,098,883.28	0.71651%	1,446,726.91	1.07044%	4,382,516.31	0.48253%
	Loan Count	4	0.18215%	10	0.80257%	9	1.32159%	23	0.55785%

Totals for Foreclosure, REO Bankruptcy, Delinquency		Group 4		Group 5		Total

All	Balance	1,490,145.14	0.26782%	-	0.00000%	1,490,145.14	0.20948%
	Loan Count	7	0.28260%	0	0.00000%	7	0.21964%

60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

	Group I	Group II	Group III	Group IV	Group V	Total
Current	-	-	-	-	-	-
One-Month Prior	-	-	-	-	-	-
Two-Month Prior	-	-	-	-	-	-
Three-Month Prior	-	-	-	-	-	-
Four-Month Prior	-	-	-	-	-	-
Five-Month Prior	-	-	-	-	-	-

60+ Delinquency Average	-	-	-	-	-	-

Passing Delinquency Trigger Test	YES

Realized Loss Detail

	Group I	Group II	Group III	Group IV	Group V	Total
Current Period Realized Losses	-	-	-	-	-	-
Cumulative Realized Losses	-	-	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-	-	-
Total Liquidated Proceeds	-	-	-	-	-	-
Subsequent Recoveries	-	-	-	-	-	-

Loss Test Pass ?	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
N/A
Group II
N/A
Group III
N/A
Group IV
N/A
Group V
N/A

Servicer Remittance Summary

Interest
	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Interest Collected	2,634,926.70	1,643,342.99	859,269.53	3,031,582.69	875,701.95	9,044,823.86
Plus: Compensating Interest	-	-	46.20	-	93.32	139.52
Less: Master Servicer Fee	100,626.99	61,216.68	28,332.65	116,247.97	32,530.99	338,955.28
Less: Mortgage Loan Premiums	2,984.82	1,261.37	2,662.15	412.15	1,046.12	8,366.61
Less: Excess Master Servicing Fee	-	-	-	-	-	-
Total Interest Available	2,531,314.88	1,580,864.94	828,320.94	2,914,922.57	842,218.15	8,697,641.49

Principal

	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Principal	180,758.96	102,175.41	39,848.00	216,386.38	88,874.93	628,043.68
Paid in Full Principal	1,900,009.75	757,510.29	783,338.19	745,645.62	731,378.36	4,917,882.21
Curtailment Principal	767,448.23	49,477.31	20,378.73	620,850.75	397,817.30	1,855,972.32
Liquidation Principal	-	-	-	-	-	-
Repurchased Principal	-	-	-	-	-	-
Substitution Adjustment Principal	-	-	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-	-	-
Total Principal Available	2,848,216.94	909,163.01	843,564.92	1,582,882.75	1,218,070.59	7,401,898.21

Other Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Penalties	-	-	-	-	-	-
Other Required Amounts	-	-	-	-	-	-
Total Other Remittance Amounts	-	-	-	-	-	-

Total Servicer Remittance	5,379,531.82	2,490,027.95	1,671,885.86	4,497,805.32	2,060,288.74	16,099,539.70

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	16,099,539.70
Corridor Contract Proceeds Needed	-
Capitalized Interest	-
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	16,099,539.70

Distribution Payments

Trustee Fee	12,202.39
Class Payments	16,087,337.31
Total Payments	16,099,539.70

Trust Accounts

Distribution Account
Beginning Balance	-
Deposits	16,099,539.70
Withdrawals	16,099,539.70
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	-
Deposit	-
Withdrawal	-
Ending Balance	-

Yield Supplemental Amount Details

One-Month Libor Rate	5.32000%

Yield Supplemental Amounts

Class	Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
1A1	-	-	-	-
1A2	-	-	-	-
1A5	-	-	-	-
2A1	-	-	-	-
4A3	-	-	-	-
Total	—	—	—	—

Corridor Contract Amounts Available

Contract	Beginning Amount	Current Period Amount	Ending Amount
1A2	-	-	-
1A5	-	-	-
4A3	-	-	-
Total	—	—	—

Senior Principal Distribution Amounts

PO Principal Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning PO Balance	562,421.18	127,608.48	17,277.99	509,145.44	54,746.69	1,271,199.78
PO Scheduled Principal	175.40	47.81	8.47	206.15	32.61	470.44
PO Prepayments & Recoveries	774.10	668.74	1.15	304.00	397.34	2,145.32
PO Liquidation Principal	-	-	-	-	-	-
PO Principal Loss	-	-	-	-	-	-
Ending PO Balance	561,471.68	126,891.93	17,268.37	508,635.30	54,316.74	1,268,584.02

NON-PO Principal Amounts
	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Non-PO Balance	482,447,144.39	293,712,470.26	135,979,424.69	557,481,091.52	156,094,012.39	1,625,714,143.25
Non-PO Scheduled Principal	180,583.56	102,127.60	39,839.53	216,180.23	88,842.32	627,573.24
Non-PO Prepayments & Recoveries	2,666,683.88	806,318.86	803,715.77	1,366,192.37	1,128,798.32	6,771,709.21
Non-PO Liquidation Principal	-	-	-	-	-	-
Non-PO Principal Loss	-	-	-	-	-	-
Ending Non-PO Balance	479,599,876.95	292,804,023.80	135,135,869.39	555,898,718.91	154,876,371.75	1,618,314,860.80

Principal Distribution Amounts

Senior and Subordinate Percentages

	Group I	Group II	Group III	Group IV	Group V
Senior Percentage Original	96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Senior Percentage	96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Subordinate Percentages	3.60434%	3.60144%	3.60086%	3.60337%	3.60168%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Senior Principal Distribution Amount	2,840,758.59	904,768.40	842,120.74	1,574,582.84	1,214,440.82	7,376,671.39
Subordinate Principal Distribution Amount						22,611.06
PO Principal Distribution Amount	949.50	716.55	9.61	510.14	429.95	2,615.76
Total Principal Distribution Amount	2,848,216.94	909,163.01	843,564.92	1,582,882.75	1,218,070.59	7,401,898.21

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	1,568,411,899.78	1,561,032,612.63
Class A Percentage	96.399879%	96.384822%

Class M1	22,779,500.00	22,770,706.45
Class M1 Percentage	1.400105%	1.405961%

Class M2	9,762,000.00	9,758,231.58
Class M2 Percentage	0.600005%	0.602515%

Class B1	9,762,000.00	9,758,231.58
Class B1 Percentage	0.600005%	0.602515%

Class B2	4,881,000.00	4,879,115.79
Class B2 Percentage	0.300003%	0.301257%

Class B3	4,881,000.00	4,879,115.79
Class B3 Percentage	0.300003%	0.301257%

Class B4	4,067,000.00	4,065,430.02
Class B4 Percentage	0.249972%	0.251017%

Class B5	2,440,943.50	2,440,000.97
Class B5 Percentage	0.150029%	0.150656%

Prepayment Penalties

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Charges	-	-	-	-	-	-

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I
161596264	170,000.00	7/15/2007	-	CA	6.500	1	Paid in Full
161957245	175,000.00	7/13/2007	-	IL	6.500	1	Paid in Full
162020645	300,000.00	7/15/2007	-	MD	6.625	1	Paid in Full
166853676	224,910.00	7/12/2007	-	TX	7.750	1	Paid in Full
167606820	280,500.00	7/5/2007	-	TX	6.750	1	Paid in Full
168582451	240,000.00	7/15/2007	-	CA	6.750	1	Paid in Full
168646811	225,000.00	7/5/2007	-	KY	6.625	1	Paid in Full
169058522	285,000.00	7/5/2007	-	NM	6.500	1	Paid in Full

Group II
161074059	300,000.00	7/15/2007	-	VA	6.750	1	Paid in Full
161738026	202,000.00	7/15/2007	-	AZ	6.500	1	Paid in Full
168851263	256,000.00	7/15/2007	-	MO	6.500	1	Paid in Full

Group III
146465051	114,708.97	6/29/2007	-	IL	7.250	128	Paid in Full
168152363	299,900.00	7/5/2007	-	UT	7.375	1	Paid in Full
169055498	125,000.00	7/15/2007	-	MA	7.250	1	Paid in Full
169075662	244,000.00	7/2/2007	-	IL	7.500	1	Paid in Full

Group IV
161987425	354,000.00	7/15/2007	-	OR	6.875	1	Paid in Full
169114638	392,000.00	7/10/2007	-	AZ	6.500	1	Paid in Full

Group V
160066685	273,700.00	7/6/2007	-	CA	6.500	2	Paid in Full
160144542	253,550.00	6/29/2007	-	CA	6.625	3	Paid in Full
161798505	204,300.00	7/15/2007	-	IL	6.875	1	Paid in Full

Stratification Tables

 Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	16	0.729	668,121.01	0.139
50,000.00	-	75,000.00	70	3.188	4,519,868.95	0.941
75,000.00	-	100,000.00	119	5.419	10,783,740.39	2.246
100,000.00	-	125,000.00	183	8.333	20,983,329.88	4.370
125,000.00	-	150,000.00	214	9.745	29,602,912.62	6.165
150,000.00	-	175,000.00	276	12.568	44,934,379.57	9.358
175,000.00	-	200,000.00	243	11.066	45,982,790.75	9.577
200,000.00	-	225,000.00	181	8.242	38,605,610.40	8.040
225,000.00	-	250,000.00	158	7.195	37,700,092.68	7.852
250,000.00	-	275,000.00	151	6.876	39,784,156.94	8.286
275,000.00	-	300,000.00	147	6.694	42,523,705.63	8.856
300,000.00	-	325,000.00	88	4.007	27,547,707.17	5.737
325,000.00	-	350,000.00	78	3.552	26,432,129.27	5.505
350,000.00	-	375,000.00	71	3.233	25,954,618.92	5.405
375,000.00	-	400,000.00	91	4.144	35,525,687.69	7.399
400,000.00	-	425,000.00	75	3.415	31,027,237.81	6.462
425,000.00	-	450,000.00	5	0.228	2,191,175.00	0.456
450,000.00	-	475,000.00	8	0.364	3,699,700.63	0.771
475,000.00	-	500,000.00	9	0.410	4,396,905.06	0.916
500,000.00	-	525,000.00	5	0.228	2,558,509.28	0.533
525,000.00	-	550,000.00	2	0.091	1,059,420.64	0.221
550,000.00	-	575,000.00	1	0.046	552,512.10	0.115
575,000.00	-	600,000.00	1	0.046	599,444.28	0.125
600,000.00	-	625,000.00	1	0.046	604,000.00	0.126
625,000.00	-	650,000.00	3	0.137	1,923,591.96	0.401
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2196	100.000	480,161,348.63	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	0.321	162,193.83	0.055
50,000.00	-	75,000.00	14	1.124	930,507.36	0.318
75,000.00	-	100,000.00	50	4.013	4,634,476.69	1.582
100,000.00	-	125,000.00	88	7.063	10,084,662.61	3.443
125,000.00	-	150,000.00	102	8.186	14,139,054.18	4.827
150,000.00	-	175,000.00	151	12.119	24,494,313.26	8.362
175,000.00	-	200,000.00	134	10.754	25,257,928.36	8.622
200,000.00	-	225,000.00	102	8.186	21,633,979.11	7.385
225,000.00	-	250,000.00	113	9.069	26,972,706.17	9.208
250,000.00	-	275,000.00	82	6.581	21,556,018.41	7.359
275,000.00	-	300,000.00	86	6.902	24,987,659.26	8.530
300,000.00	-	325,000.00	70	5.618	21,949,404.26	7.493
325,000.00	-	350,000.00	65	5.217	21,981,980.33	7.504
350,000.00	-	375,000.00	58	4.655	21,127,432.13	7.212
375,000.00	-	400,000.00	54	4.334	21,079,843.39	7.196
400,000.00	-	425,000.00	60	4.815	24,815,691.42	8.472
425,000.00	-	450,000.00	3	0.241	1,331,103.33	0.454
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	1	0.080	496,000.00	0.169
500,000.00	-	525,000.00	1	0.080	520,000.00	0.178
525,000.00	-	550,000.00	2	0.161	1,068,093.18	0.365
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	3	0.241	1,798,403.11	0.614
600,000.00	-	625,000.00	1	0.080	620,465.34	0.212
625,000.00	-	650,000.00	2	0.161	1,289,000.00	0.440
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1246	100.000	292,930,915.73	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	15	2.203	543,703.23	0.402
50,000.00	-	75,000.00	49	7.195	3,058,040.22	2.263
75,000.00	-	100,000.00	47	6.902	4,234,797.57	3.133
100,000.00	-	125,000.00	65	9.545	7,277,733.56	5.385
125,000.00	-	150,000.00	75	11.013	10,389,582.13	7.687
150,000.00	-	175,000.00	51	7.489	8,329,392.53	6.163
175,000.00	-	200,000.00	76	11.160	14,314,487.39	10.591
200,000.00	-	225,000.00	53	7.783	11,180,536.74	8.272
225,000.00	-	250,000.00	53	7.783	12,531,701.60	9.272
250,000.00	-	275,000.00	47	6.902	12,350,663.04	9.138
275,000.00	-	300,000.00	43	6.314	12,369,985.62	9.153
300,000.00	-	325,000.00	29	4.258	9,033,965.95	6.684
325,000.00	-	350,000.00	32	4.699	10,874,165.55	8.046
350,000.00	-	375,000.00	11	1.615	4,034,197.16	2.985
375,000.00	-	400,000.00	17	2.496	6,656,918.44	4.925
400,000.00	-	425,000.00	9	1.322	3,704,110.87	2.741
425,000.00	-	450,000.00	3	0.441	1,321,583.80	0.978
450,000.00	-	475,000.00	1	0.147	451,000.00	0.334
475,000.00	-	500,000.00	3	0.441	1,452,913.78	1.075
500,000.00	-	525,000.00	2	0.294	1,043,658.58	0.772
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	681	100.000	135,153,137.76	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	10	0.404	457,767.75	0.082
50,000.00	-	75,000.00	53	2.140	3,476,617.85	0.625
75,000.00	-	100,000.00	134	5.410	12,109,379.25	2.176
100,000.00	-	125,000.00	190	7.671	21,707,271.40	3.901
125,000.00	-	150,000.00	240	9.689	33,168,701.05	5.961
150,000.00	-	175,000.00	231	9.326	37,633,104.35	6.764
175,000.00	-	200,000.00	306	12.354	57,585,164.45	10.349
200,000.00	-	225,000.00	209	8.438	44,670,682.04	8.028
225,000.00	-	250,000.00	218	8.801	51,916,819.29	9.331
250,000.00	-	275,000.00	163	6.581	42,841,143.10	7.700
275,000.00	-	300,000.00	173	6.984	50,035,524.98	8.993
300,000.00	-	325,000.00	142	5.733	44,506,958.94	7.999
325,000.00	-	350,000.00	109	4.400	36,965,700.22	6.644
350,000.00	-	375,000.00	85	3.432	30,949,055.34	5.562
375,000.00	-	400,000.00	82	3.310	32,069,493.62	5.764
400,000.00	-	425,000.00	113	4.562	46,783,749.74	8.408
425,000.00	-	450,000.00	3	0.121	1,315,808.21	0.236
450,000.00	-	475,000.00	4	0.161	1,863,663.85	0.335
475,000.00	-	500,000.00	5	0.202	2,459,157.84	0.442
500,000.00	-	525,000.00	3	0.121	1,544,648.32	0.278
525,000.00	-	550,000.00	1	0.040	527,990.54	0.095
550,000.00	-	575,000.00	1	0.040	575,000.00	0.103
575,000.00	-	600,000.00	1	0.040	579,952.08	0.104
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	1	0.040	664,000.00	0.119
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2477	100.000	556,407,354.21	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.282	81,923.01	0.053
50,000.00	-	75,000.00	6	0.845	355,814.63	0.230
75,000.00	-	100,000.00	38	5.352	3,446,724.41	2.225
100,000.00	-	125,000.00	66	9.296	7,667,211.58	4.949
125,000.00	-	150,000.00	85	11.972	11,720,750.27	7.565
150,000.00	-	175,000.00	78	10.986	12,708,749.35	8.203
175,000.00	-	200,000.00	87	12.254	16,514,589.06	10.659
200,000.00	-	225,000.00	66	9.296	13,978,589.21	9.022
225,000.00	-	250,000.00	59	8.310	14,181,468.22	9.153
250,000.00	-	275,000.00	26	3.662	6,843,551.42	4.417
275,000.00	-	300,000.00	39	5.493	11,321,248.14	7.307
300,000.00	-	325,000.00	51	7.183	15,980,761.17	10.315
325,000.00	-	350,000.00	39	5.493	13,195,490.69	8.517
350,000.00	-	375,000.00	28	3.944	10,147,098.33	6.549
375,000.00	-	400,000.00	17	2.394	6,721,163.73	4.338
400,000.00	-	425,000.00	17	2.394	7,026,074.86	4.535
425,000.00	-	450,000.00	2	0.282	870,577.62	0.562
450,000.00	-	475,000.00	3	0.423	1,394,570.05	0.900
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	1	0.141	774,332.74	0.500
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	710	100.000	154,930,688.49	100.000

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	1	0.046	109,135.94	0.023
5.8	-	6.0	18	0.820	3,977,185.80	0.828
6.0	-	6.3	118	5.373	26,858,604.80	5.594
6.3	-	6.5	1177	53.597	261,420,755.50	54.444
6.5	-	6.8	624	28.415	136,823,891.83	28.495
6.8	-	7.0	203	9.244	41,017,902.28	8.543
7.0	-	7.3	51	2.322	9,113,685.44	1.898
7.3	-	7.5	2	0.091	476,770.31	0.099
7.5	-	7.8	1	0.046	242,500.00	0.051
7.8	-	8.0	1	0.046	120,916.73	0.025
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2196	100.000	480,161,348.63	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	336	26.966	82,183,288.04	28.056
6.5	-	6.8	471	37.801	114,481,218.05	39.081
6.8	-	7.0	426	34.189	93,619,869.59	31.960
7.0	-	7.3	3	0.241	798,167.14	0.272
7.3	-	7.5	8	0.642	1,499,736.36	0.512
7.5	-	7.8	2	0.161	348,636.55	0.119
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	1246	100.000	292,930,915.73	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	0	0.000	-	0.000
6.5	-	6.8	0	0.000	-	0.000
6.8	-	7.0	28	4.112	4,889,280.83	3.618
7.0	-	7.3	232	34.068	49,673,898.93	36.754
7.3	-	7.5	181	26.579	34,050,917.92	25.194
7.5	-	7.8	75	11.013	15,276,002.93	11.303
7.8	-	8.0	69	10.132	12,915,432.67	9.556
>		8.0	96	14.097	18,347,604.48	13.575
		Wgt Ave / Total:	681	100.000	135,153,137.76	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	14	0.565	3,187,575.26	0.573
6.0	-	6.3	273	11.021	63,957,398.15	11.495
6.3	-	6.5	1324	53.452	295,147,446.76	53.045
6.5	-	6.8	631	25.474	143,007,943.74	25.702
6.8	-	7.0	183	7.388	40,147,690.98	7.216
7.0	-	7.3	51	2.059	10,686,656.94	1.921
7.3	-	7.5	1	0.040	272,642.38	0.049
7.5	-	7.8	0	0.000	-	0.000
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2477	100.000	556,407,354.21	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	163	22.958	35,328,936.62	22.803
6.5	-	6.8	244	34.366	53,011,443.77	34.216
6.8	-	7.0	290	40.845	63,236,755.93	40.816
7.0	-	7.3	7	0.986	1,456,655.24	0.940
7.3	-	7.5	4	0.563	1,083,896.93	0.700
7.5	-	7.8	2	0.282	813,000.00	0.525
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	710	100.000	154,930,688.49	100.000

Group I

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	478	21.767	125,096,660.60	26.053
FL	255	11.612	50,869,657.20	10.594
AZ	121	5.510	24,207,427.38	5.042
VA	58	2.641	13,804,125.62	2.875
WA	90	4.098	20,873,074.44	4.347
CO	74	3.370	14,914,309.64	3.106
Others	1120	51.002	230,396,093.75	47.983
Wgt Ave / Total:	2196	100.000	480,161,348.63	100.000

Group II

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	357	28.652	99,800,960.77	34.070
FL	123	9.872	26,895,592.22	9.182
AZ	48	3.852	9,630,710.18	3.288
VA	30	2.408	7,537,436.30	2.573
WA	53	4.254	13,391,926.91	4.572
CO	46	3.692	8,867,825.89	3.027
Others	589	47.271	126,806,463.46	43.289
Wgt Ave / Total:	1246	100.000	292,930,915.73	100.000

Group III

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	67	9.838	18,721,092.81	13.852
FL	131	19.236	25,665,268.45	18.990
AZ	43	6.314	8,472,905.64	6.269
VA	10	1.468	2,029,497.31	1.502
WA	24	3.524	5,937,835.15	4.393
CO	15	2.203	2,770,775.00	2.050
Others	391	57.416	71,555,763.40	52.944
Wgt Ave / Total:	681	100.000	135,153,137.76	100.000

Group IV

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	518	20.912	143,195,309.77	25.736
FL	204	8.236	43,976,170.99	7.904
AZ	134	5.410	28,966,688.51	5.206
VA	79	3.189	18,391,059.98	3.305
WA	110	4.441	26,417,903.89	4.748
CO	97	3.916	20,834,661.25	3.744
Others	1335	53.896	274,625,559.82	49.357
Wgt Ave / Total:	2477	100.000	556,407,354.21	100.000

Group V

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	153	21.549	37,714,639.55	24.343
FL	96	13.521	19,478,298.22	12.572
AZ	28	3.944	6,173,804.11	3.985
VA	23	3.239	5,631,333.75	3.635
WA	11	1.549	2,637,107.18	1.702
CO	30	4.225	6,183,425.41	3.991
Others	369	51.972	77,112,080.27	49.772
Wgt Ave / Total:	710	100.000	154,930,688.49	100.000

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	20	0.911	3,304,801.83	0.688
300	-	360	2176	99.089	476,856,546.80	99.312
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2196	100.000	480,161,348.63	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.080	29,837.95	0.010
120	-	180	0	0.000	-	0.000
180	-	300	3	0.241	492,616.65	0.168
300	-	360	1242	99.679	292,408,461.13	99.822
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1246	100.000	292,930,915.73	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.441	242,830.53	0.180
300	-	360	678	99.559	134,910,307.23	99.820
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	681	100.000	135,153,137.76	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	16	0.646	2,123,696.47	0.382
300	-	360	2461	99.354	554,283,657.74	99.618
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2477	100.000	556,407,354.21	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	15	2.113	2,373,774.02	1.532
300	-	360	695	97.887	152,556,914.47	98.468
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	710	100.000	154,930,688.49	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 08/27/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02152AAA7	Senior	Fix-30/360	183,976,000.00	6.000000	1,574,582.58	919,880.00	2,494,462.58	-	182,401,417.42	-
1A2	02152AAB5	Senior	Fix-30/360	45,181,021.41	5.720000	-	215,362.87	215,362.87	-	45,181,021.41	-
1A3	02152AAC3	Strip IO	Fix-30/360	45,181,021.41	0.280000	-	10,542.24	10,542.24	-	45,181,021.41	-
1A4	02152AAD1	Senior	Fix-30/360	24,115,000.00	6.000000	-	120,575.00	120,575.00	-	24,115,000.00	-
1A5	02152AAE9	Senior	Fix-30/360	60,000,000.00	5.720000	-	286,000.00	286,000.00	-	60,000,000.00	-
1A6	02152AAF6	Strip IO	Fix-30/360	60,000,000.00	0.280000	-	14,000.00	14,000.00	-	60,000,000.00	-
1A7	02152AAG4	Senior	Fix-30/360	124,293,000.00	6.000000	-	621,465.00	621,465.00	-	124,293,000.00	-
1A8	02152AAH2	Senior	Fix-30/360	466,320.00	6.000000	-	-	-	-	468,651.60	-
1A9	02152AAJ8	Senior	Fix-30/360	24,186,000.00	6.000000	-	120,930.00	120,930.00	-	24,186,000.00	-
2A1	02152AAL3	Senior	Fix-30/360	243,234,243.10	5.770000	1,564,147.62	1,169,551.32	2,733,698.94	-	241,670,095.49	-
2A2	02152AAM1	Senior	Fix-30/360	30,238,910.53	10.250000	194,455.02	258,290.69	452,745.72	-	30,044,455.51	-
2A3	02152ABQ1	Senior	Fix-30/360	8,756,677.97	5.770000	56,310.89	42,105.03	98,415.92	-	8,700,367.07	-
3A1	02152AAP4	Senior	Fix-30/360	125,714,148.52	6.750000	2,196,876.98	707,142.09	2,904,019.07	-	123,517,271.53	-
3A2	02152AAQ2	Senior	Fix-30/360	4,526,730.74	6.750000	79,105.42	25,462.86	104,568.28	-	4,447,625.32	-
4A1	02152AAS8	Senior	Fix-30/360	217,277,054.97	5.720000	311,269.10	1,035,687.30	1,346,956.39	-	216,965,785.87	-
4A2	02152AAT6	Senior	Fix-30/360	36,212,842.49	7.680000	51,878.18	231,762.19	283,640.37	-	36,160,964.31	-
4A3	02152AAU3	Senior	Fix-30/360	120,375,116.46	5.820000	1,648,012.69	583,819.31	2,231,832.00	-	118,727,103.77	-
4A4	02152AAV1	Strip IO	Fix-30/360	120,375,116.46	0.180000	-	18,056.27	18,056.27	-	118,727,103.77	-
4A5	02152AAW9	Senior	Fix-30/360	47,854,721.78	5.820000	257,428.48	232,095.40	489,523.88	-	47,597,293.31	-
4A6	02152ABR9	Senior	Fix-30/360	7,975,786.96	7.080000	42,904.75	47,057.14	89,961.89	-	7,932,882.22	-
4A7	02152ABS7	Senior	Fix-30/360	84,601,894.50	6.000000	478,618.53	423,009.47	901,628.00	-	84,123,275.97	-
4A8	02152ABT5	Senior	Fix-30/360	4,371,000.00	6.000000	-	21,855.00	21,855.00	-	4,371,000.00	-
4A9	02152ABU2	Senior	Fix-30/360	17,150,000.00	6.000000	-	85,750.00	85,750.00	-	17,150,000.00	-
5A1	02152AAY5	Senior	Fix-30/360	74,321,891.40	6.250000	774,396.30	387,093.18	1,161,489.48	-	73,547,495.10	-
5A2	02152AAZ2	Senior	Fix-30/360	4,461,850.07	6.250000	679,869.54	-	679,869.54	-	3,805,219.33	-
5A3	02152ABA6	Senior	Fix-30/360	54,508,000.00	6.250000	-	283,895.83	283,895.83	-	54,508,000.00	-
5A4	02152ABB4	Senior	Fix-30/360	13,177,000.00	6.250000	-	68,630.21	68,630.21	-	13,177,000.00	-
5A5	02152ABC2	Senior	Fix-30/360	350,817.71	6.250000	-	-	-	-	352,644.88	-
5A6	02152ABD0	Senior	Fix-30/360	2,438,000.00	6.250000	-	12,697.92	12,697.92	-	2,438,000.00	-
X1				-	0.000000	-	-	-	-	-	-
X1-1		Strip IO	Fix-30/360	448,684,869.76	0.306587	-	114,634.11	114,634.11	-	447,302,480.32	-
X1-2	02152AAK5	Strip IO	Fix-30/360	489,262,380.80	0.301150	-	122,784.37	122,784.37	-	486,775,506.47	-
X2				-	0.000000	-	-	-	-	-	-
X2-1		Strip IO	Fix-30/360	210,747,627.69	0.277990	-	48,821.48	48,821.48	-	209,131,038.72	-
X2-2	02152AAN9	Strip IO	Fix-30/360	117,210,732.70	0.285568	-	27,893.04	27,893.04	-	116,103,991.29	-
X3	02152AAR0	Strip IO	Fix-30/360	130,263,856.93	0.572596	-	62,157.09	62,157.09	-	127,990,422.55	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	02152ABF5	Strip PO	Fix-30/360	561,471.70	0.000000	4,423.97	-	4,423.97	-	557,047.73	-
PO-2	02152ABF5	Strip PO	Fix-30/360	126,891.95	0.000000	294.81	-	294.81	-	126,597.14	-
PO-3	02152ABF5	Strip PO	Fix-30/360	17,268.38	0.000000	15.02	-	15.02	-	17,253.36	-
PO-4	02152ABF5	Strip PO	Fix-30/360	508,635.26	0.000000	4,253.98	-	4,253.98	-	504,381.28	-
PO-5	02152ABF5	Strip PO	Fix-30/360	54,316.74	0.000000	469.76	-	469.76	-	53,846.98	-
AR	02152ABG3	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-

M1	02152ABH1	Mezzanine	Fix-30/360	22,770,706.45	6.131843	10,604.83	116,355.32	126,960.15	-	22,760,101.62	-
M2	02152ABJ7	Mezzanine	Fix-30/360	9,758,231.58	6.131843	4,544.63	49,863.28	54,407.91	-	9,753,686.96	-
B1	02152ABK4	Junior	Fix-30/360	9,758,231.58	6.131843	4,544.63	49,863.28	54,407.91	-	9,753,686.96	-
B2	02152ABL2	Junior	Fix-30/360	4,879,115.79	6.131843	2,272.31	24,931.64	27,203.95	-	4,876,843.48	-
B3	02152ABM0	Junior	Fix-30/360	4,879,115.79	6.131843	2,272.31	24,931.64	27,203.95	-	4,876,843.48	-
B4	02152ABN8	Junior	Fix-30/360	4,065,430.02	6.131843	1,893.36	20,773.81	22,667.18	-	4,063,536.66	-
B5	02152ABP3	Junior	Fix-30/360	2,440,000.97	6.131843	1,136.23	12,468.08	13,604.32	0.13	2,438,864.61	0.38

Totals				1,619,583,444.82		9,946,581.92	8,618,193.46	18,564,775.40	0.13	1,609,664,260.37	0.38

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02152AAA7	185,600,000.00	183,976,000.00	1,574,582.58	-	-	1,574,582.58	-	-	182,401,417.42	0.982766258
1A2	02152AAB5	46,400,000.00	45,181,021.41	-	-	-	-	-	-	45,181,021.41	0.973728910
1A3	02152AAC3	46,400,000.00	45,181,021.41	-	-	-	-	-	-	45,181,021.41	0.973728910
1A4	02152AAD1	24,115,000.00	24,115,000.00	-	-	-	-	-	-	24,115,000.00	1.000000000
1A5	02152AAE9	60,000,000.00	60,000,000.00	-	-	-	-	-	-	60,000,000.00	1.000000000
1A6	02152AAF6	60,000,000.00	60,000,000.00	-	-	-	-	-	-	60,000,000.00	1.000000000
1A7	02152AAG4	124,293,000.00	124,293,000.00	-	-	-	-	-	-	124,293,000.00	1.000000000
1A8	02152AAH2	464,000.00	466,320.00	-	2,331.60	-	-	2,331.60	-	468,651.60	1.010025000
1A9	02152AAJ8	24,186,000.00	24,186,000.00	-	-	-	-	-	-	24,186,000.00	1.000000000
2A1	02152AAL3	244,014,000.00	243,234,243.10	1,564,147.62	-	-	1,564,147.62	-	-	241,670,095.49	0.990394385
2A2	02152AAM1	30,335,850.00	30,238,910.53	194,455.02	-	-	194,455.02	-	-	30,044,455.51	0.990394385
2A3	02152ABQ1	8,784,750.00	8,756,677.97	56,310.89	-	-	56,310.89	-	-	8,700,367.07	0.990394385
3A1	02152AAP4	126,527,000.00	125,714,148.52	2,196,876.98	-	-	2,196,876.98	-	-	123,517,271.53	0.976212757
3A2	02152AAQ2	4,556,000.00	4,526,730.74	79,105.42	-	-	79,105.42	-	-	4,447,625.32	0.976212757
4A1	02152AAS8	217,530,000.00	217,277,054.97	311,269.10	-	-	311,269.10	-	-	216,965,785.87	0.997406270
4A2	02152AAT6	36,255,000.00	36,212,842.49	51,878.18	-	-	51,878.18	-	-	36,160,964.31	0.997406270
4A3	02152AAU3	121,215,000.00	120,375,116.46	1,648,012.69	-	-	1,648,012.69	-	-	118,727,103.77	0.979475344
4A4	02152AAV1	121,215,000.00	120,375,116.46	-	-	-	-	-	-	118,727,103.77	0.979475344
4A5	02152AAW9	48,000,000.00	47,854,721.78	257,428.48	-	-	257,428.48	-	-	47,597,293.31	0.991610277
4A6	02152ABR9	8,000,000.00	7,975,786.96	42,904.75	-	-	42,904.75	-	-	7,932,882.22	0.991610277
4A7	02152ABS7	84,872,000.00	84,601,894.50	478,618.53	-	-	478,618.53	-	-	84,123,275.97	0.991178197
4A8	02152ABT5	4,371,000.00	4,371,000.00	-	-	-	-	-	-	4,371,000.00	1.000000000
4A9	02152ABU2	17,150,000.00	17,150,000.00	-	-	-	-	-	-	17,150,000.00	1.000000000
5A1	02152AAY5	75,000,000.00	74,321,891.40	774,396.30	-	-	774,396.30	-	-	73,547,495.10	0.980633268
5A2	02152AAZ2	5,000,000.00	4,461,850.07	679,869.54	-	-	679,869.54	23,238.80	-	3,805,219.33	0.761043866
5A3	02152ABA6	54,508,000.00	54,508,000.00	-	-	-	-	-	-	54,508,000.00	1.000000000
5A4	02152ABB4	13,177,000.00	13,177,000.00	-	-	-	-	-	-	13,177,000.00	1.000000000
5A5	02152ABC2	349,000.00	350,817.71	-	1,827.18	-	-	1,827.18	-	352,644.88	1.010443793
5A6	02152ABD0	2,438,000.00	2,438,000.00	-	-	-	-	-	-	2,438,000.00	1.000000000
X1		-	-	-	-	-	-	-	-	-	0.000000000
X1-1		451,487,340.00	448,684,869.76	-	-	-	-	-	-	447,302,480.32	0.990730948
X1-2	02152AAK5	490,676,127.00	489,262,380.80	-	-	-	-	-	-	486,775,506.47	0.992050519
X2		-	-	-	-	-	-	-	-	-	0.000000000
X2-1		211,159,189.00	210,747,627.69	-	-	-	-	-	-	209,131,038.72	0.990395160
X2-2	02152AAN9	118,130,226.00	117,210,732.70	-	-	-	-	-	-	116,103,991.29	0.982847449
X3	02152AAR0	131,104,879.00	130,263,856.93	-	-	-	-	-	-	127,990,422.55	0.976244542
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	02152ABF5	562,421.20	561,471.70	4,423.97	-	-	4,423.97	-	-	557,047.73	0.990445830
PO-2	02152ABF5	127,608.50	126,891.95	294.81	-	-	294.81	-	-	126,597.14	0.992074547
PO-3	02152ABF5	17,277.99	17,268.38	15.02	-	-	15.02	-	-	17,253.36	0.998574464
PO-4	02152ABF5	509,145.40	508,635.26	4,253.98	-	-	4,253.98	-	-	504,381.28	0.990642911
PO-5	02152ABF5	54,746.69	54,316.74	469.76	-	-	469.76	-	-	53,846.98	0.983565918
AR	02152ABG3	100.00	-	-	-	-	-	-	-	-	0.000000000

M1	02152ABH1	22,779,500.00	22,770,706.45	10,604.83	-	-	10,604.83	-	-	22,760,101.62	0.999148428
M2	02152ABJ7	9,762,000.00	9,758,231.58	4,544.63	-	-	4,544.63	-	-	9,753,686.96	0.999148428
B1	02152ABK4	9,762,000.00	9,758,231.58	4,544.63	-	-	4,544.63	-	-	9,753,686.96	0.999148428
B2	02152ABL2	4,881,000.00	4,879,115.79	2,272.31	-	-	2,272.31	-	-	4,876,843.48	0.999148428
B3	02152ABM0	4,881,000.00	4,879,115.79	2,272.31	-	-	2,272.31	-	-	4,876,843.48	0.999148428
B4	02152ABN8	4,067,000.00	4,065,430.02	1,893.36	-	-	1,893.36	-	-	4,063,536.66	0.999148428
B5	02152ABP3	2,440,943.50	2,440,000.97	1,136.23	-	-	1,136.23	-	0.13	2,438,864.61	0.999148326

Totals		1,626,985,343.28	1,619,583,444.82	9,946,581.92	4,158.78	-	9,946,581.92	27,397.58	0.13	1,609,664,260.37

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	183,976,000.00	6.000000	6.000000	919,880.00	-	919,880.00	-	919,880.00	-	-
1A2	45,181,021.41	5.720000	5.720000	215,362.87	-	215,362.87	-	215,362.87	-	-
1A3	45,181,021.41	0.280000	0.280000	10,542.24	-	10,542.24	-	10,542.24	-	-
1A4	24,115,000.00	6.000000	6.000000	120,575.00	-	120,575.00	-	120,575.00	-	-
1A5	60,000,000.00	5.720000	5.720000	286,000.00	-	286,000.00	-	286,000.00	-	-
1A6	60,000,000.00	0.280000	0.280000	14,000.00	-	14,000.00	-	14,000.00	-	-
1A7	124,293,000.00	6.000000	6.000000	621,465.00	-	621,465.00	-	621,465.00	-	-
1A8	466,320.00	6.000000	0.000000	-	2,331.60	2,331.60	-	-	-	-
1A9	24,186,000.00	6.000000	6.000000	120,930.00	-	120,930.00	-	120,930.00	-	-
2A1	243,234,243.10	5.770000	5.770000	1,169,551.32	-	1,169,551.32	-	1,169,551.32	-	-
2A2	30,238,910.53	10.250000	10.250000	258,290.69	-	258,290.69	-	258,290.69	-	-
2A3	8,756,677.97	5.770000	5.770000	42,105.03	-	42,105.03	-	42,105.03	-	-
3A1	125,714,148.52	6.750000	6.750000	707,142.09	-	707,142.09	-	707,142.09	-	-
3A2	4,526,730.74	6.750000	6.750000	25,462.86	-	25,462.86	-	25,462.86	-	-
4A1	217,277,054.97	5.720000	5.720000	1,035,687.30	-	1,035,687.30	-	1,035,687.30	-	-
4A2	36,212,842.49	7.680000	7.680000	231,762.19	-	231,762.19	-	231,762.19	-	-
4A3	120,375,116.46	5.820000	5.820000	583,819.31	-	583,819.31	-	583,819.31	-	-
4A4	120,375,116.46	0.180000	0.180000	18,056.27	-	18,056.27	-	18,056.27	-	-
4A5	47,854,721.78	5.820000	5.820000	232,095.40	-	232,095.40	-	232,095.40	-	-
4A6	7,975,786.96	7.080000	7.080000	47,057.14	-	47,057.14	-	47,057.14	-	-
4A7	84,601,894.50	6.000000	6.000000	423,009.47	-	423,009.47	-	423,009.47	-	-
4A8	4,371,000.00	6.000000	6.000000	21,855.00	-	21,855.00	-	21,855.00	-	-
4A9	17,150,000.00	6.000000	6.000000	85,750.00	-	85,750.00	-	85,750.00	-	-
5A1	74,321,891.40	6.250000	6.250000	387,093.18	-	387,093.18	-	387,093.18	-	-
5A2	4,461,850.07	6.250000	0.000000	-	23,238.80	23,238.80	-	-	-	-
5A3	54,508,000.00	6.250000	6.250000	283,895.83	-	283,895.83	-	283,895.83	-	-
5A4	13,177,000.00	6.250000	6.250000	68,630.21	-	68,630.21	-	68,630.21	-	-
5A5	350,817.71	6.250000	0.000000	-	1,827.18	1,827.18	-	-	-	-
5A6	2,438,000.00	6.250000	6.250000	12,697.92	-	12,697.92	-	12,697.92	-	-
X1	-	0.000000	0.000000	-	-	-	-	-	-	-
X1-1	448,684,869.76	0.306587	0.306587	114,634.11	-	114,634.11	-	114,634.11	-	-
X1-2	489,262,380.80	0.301150	0.301150	122,784.37	-	122,784.37	-	122,784.37	-	-
X2	-	0.000000	0.000000	-	-	-	-	-	-	-
X2-1	210,747,627.69	0.277990	0.277990	48,821.48	-	48,821.48	-	48,821.48	-	-
X2-2	117,210,732.70	0.285568	0.285568	27,893.04	-	27,893.04	-	27,893.04	-	-
X3	130,263,856.93	0.572596	0.572596	62,157.09	-	62,157.09	-	62,157.09	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	561,471.70	0.000000	0.000000	-	-	-	-	-	-	-
PO-2	126,891.95	0.000000	0.000000	-	-	-	-	-	-	-
PO-3	17,268.38	0.000000	0.000000	-	-	-	-	-	-	-
PO-4	508,635.26	0.000000	0.000000	-	-	-	-	-	-	-
PO-5	54,316.74	0.000000	0.000000	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	-	-

M1	22,770,706.45	6.131843	6.131843	116,355.32	-	116,355.32	-	116,355.32	-	-
M2	9,758,231.58	6.131843	6.131843	49,863.28	-	49,863.28	-	49,863.28	-	-
B1	9,758,231.58	6.131843	6.131843	49,863.28	-	49,863.28	-	49,863.28	-	-
B2	4,879,115.79	6.131843	6.131843	24,931.64	-	24,931.64	-	24,931.64	-	-
B3	4,879,115.79	6.131843	6.131843	24,931.64	-	24,931.64	-	24,931.64	-	-
B4	4,065,430.02	6.131843	6.131843	20,773.81	-	20,773.81	-	20,773.81	-	-
B5	2,440,000.97	6.131843	6.131843	12,468.08	-	12,468.08	-	12,468.08	-	-

Totals	1,619,583,444.82			8,618,193.46	27,397.58	8,645,591.04	-	8,618,193.46	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02152AAA7	185,600,000.00	991.250000000	8.483742369	4.956250000	982.766257631	6.000000
1A2	02152AAB5	46,400,000.00	973.728909701	0.000000000	4.641441136	973.728909701	5.720000
1A3	02152AAC3	46,400,000.00	973.728909701	0.000000000	0.227203412	973.728909701	0.280000
1A4	02152AAD1	24,115,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	02152AAE9	60,000,000.00	1000.000000000	0.000000000	4.766666667	1000.000000000	5.720000
1A6	02152AAF6	60,000,000.00	1000.000000000	0.000000000	0.233333333	1000.000000000	0.280000
1A7	02152AAG4	124,293,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A8	02152AAH2	464,000.00	1005.000000000	0.000000000	0.000000000	1010.025000000	6.000000
1A9	02152AAJ8	24,186,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A1	02152AAL3	244,014,000.00	996.804458365	6.410073260	4.792968104	990.394385105	5.770000
2A2	02152AAM1	30,335,850.00	996.804458365	6.410073260	8.514371427	990.394385105	10.250000
2A3	02152ABQ1	8,784,750.00	996.804458365	6.410073260	4.792968104	990.394385105	5.770000
3A1	02152AAP4	126,527,000.00	993.575667764	17.362910548	5.588863131	976.212757216	6.750000
3A2	02152AAQ2	4,556,000.00	993.575667764	17.362910548	5.588863131	976.212757216	6.750000
4A1	02152AAS8	217,530,000.00	998.837194712	1.430924917	4.761123961	997.406269795	5.720000
4A2	02152AAT6	36,255,000.00	998.837194712	1.430924917	6.392558046	997.406269795	7.680000
4A3	02152AAU3	121,215,000.00	993.071125335	13.595781781	4.816394958	979.475343555	5.820000
4A4	02152AAV1	121,215,000.00	993.071125335	0.000000000	0.148960669	979.475343555	0.180000
4A5	02152AAW9	48,000,000.00	996.973370447	5.363093249	4.835320847	991.610277197	5.820000
4A6	02152ABR9	8,000,000.00	996.973370447	5.363093249	5.882142886	991.610277197	7.080000
4A7	02152ABS7	84,872,000.00	996.817495744	5.639298365	4.984087479	991.178197379	6.000000
4A8	02152ABT5	4,371,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
4A9	02152ABU2	17,150,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
5A1	02152AAY5	75,000,000.00	990.958552000	10.325284000	5.161242458	980.633268000	6.250000
5A2	02152AAZ2	5,000,000.00	892.370014458	135.973908924	0.000000000	761.043866026	6.250000
5A3	02152ABA6	54,508,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A4	02152ABB4	13,177,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A5	02152ABC2	349,000.00	1005.208333333	0.000000000	0.000000000	1010.443793403	6.250000
5A6	02152ABD0	2,438,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
X1		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X1-1		451,487,340.00	993.792804379	0.000000000	0.253903260	990.730947893	0.306587
X1-2	02152AAK5	490,676,127.00	997.118779329	0.000000000	0.250235062	992.050519038	0.301150
X2		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X2-1		211,159,189.00	998.050942931	0.000000000	0.231207005	990.395159739	0.277990
X2-2	02152AAN9	118,130,226.00	992.216274097	0.000000000	0.236121150	982.847449136	0.285568
X3	02152AAR0	131,104,879.00	993.585119971	0.000000000	0.474102013	976.244541975	0.572596
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	02152ABF5	562,421.20	998.311761073	7.865931550	0.000000000	990.445829522	0.000000
PO-2	02152ABF5	127,608.50	994.384808987	2.310261589	0.000000000	992.074547398	0.000000
PO-3	02152ABF5	17,277.99	999.443641217	0.869177405	0.000000000	998.574463812	0.000000
PO-4	02152ABF5	509,145.40	998.998039862	8.355129222	0.000000000	990.642910640	0.000000
PO-5	02152ABF5	54,746.69	992.146530839	8.580612914	0.000000000	983.565917925	0.000000
AR	02152ABG3	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000

M1	02152ABH1	22,779,500.00	999.613970759	0.465542504	5.107896272	999.148428255	6.131843
M2	02152ABJ7	9,762,000.00	999.613970759	0.465542504	5.107896272	999.148428255	6.131843
B1	02152ABK4	9,762,000.00	999.613970759	0.465542504	5.107896272	999.148428255	6.131843
B2	02152ABL2	4,881,000.00	999.613970759	0.465542504	5.107896272	999.148428255	6.131843
B3	02152ABM0	4,881,000.00	999.613970759	0.465542504	5.107896272	999.148428255	6.131843
B4	02152ABN8	4,067,000.00	999.613970759	0.465542504	5.107896272	999.148428255	6.131843
B5	02152ABP3	2,440,943.50	999.613868340	0.465488777	5.107895749	999.148325884	6.131843

Totals		1,626,985,343.28	995.450543860	6.113504317	5.297032020	989.353878951

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Pool Level Data
Distribution Date				8/27/2007
Cut-off Date				6/1/2007
Record Date				7/31/2007
Determination Date				8/22/2007
Accrual Period 30/360			Begin	7/1/2007
			End	8/1/2007
Number of Days in 30/360 Accrual Period				30

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Original Aggregate Loan Count	2,204	1,249	685	2,479	713	7,330
Original Stated Principal Balance	483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
Original Weighted Average Mortgage Rate	6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
Original Weighted Average Net Mortgage Rate	6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
Original Weighted Average Remaining Term	359	359	358	359	358

Current Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Aggregate Loan Count	2,196	1,246	681	2,477	710	7,310
Loans Paid Off or otherwise removed pursuant to the PSA	5	4	11	11	5	36
Ending Aggregate Loan Count	2,191	1,242	670	2,466	705	7,274

Beginning Pool Stated Principal Balance	480,161,348.63	292,930,915.73	135,153,137.76	556,407,354.21	154,930,688.49	1,619,583,444.82
Scheduled Principal	232,194.99	109,588.85	52,365.14	269,256.29	90,831.33	754,236.60
Unscheduled Principal	1,352,885.08	1,709,575.27	2,225,528.58	2,534,826.52	1,342,132.41	9,164,947.86
Realized Principal Losses	-	-	-	-	-	-
Ending Pool Stated Principal Balance	478,576,268.56	291,111,751.61	132,875,244.04	553,603,271.40	153,497,724.75	1,609,664,260.36

Weighted Averages

	Group I	Group II	Group III	Group IV	Group V
Beginning Weighted Average Mortgage Rate	6.54561%	6.71146%	7.58365%	6.51921%	6.73095%
Beginning Weighted Average Net Mortgage Rate	6.27947%	6.44729%	7.30102%	6.25932%	6.46385%
Ending Weighted Average Mortgage Rate	6.54537%	6.71088%	7.57940%	6.51909%	6.73033%
Ending Weighted Average Net Mortgage Rate	6.27922%	6.44668%	7.29637%	6.25920%	6.46317%

Beginning Weighted Average Remaining Term to Maturity	358	358	357	358	357
Ending Weighted Average Remaining Term to Maturity	357	357	356	357	356

Loan Substitution

	Group I	Group II	Group III	Group IV	Group V	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-	-	-

Fees of the Trust

	Group I	Group II	Group III	Group IV	Group V	Total
Gross Master Servicing Fee	100,033.61	61,027.27	28,156.90	115,918.20	32,277.23	337,413.22
Net Master Servicing Fee	99,539.02	60,961.65	26,731.03	113,994.95	31,526.23	332,752.87
Trustee Fee	3,601.21	2,196.98	1,013.65	4,173.06	1,161.98	12,146.88
Lpmi	2,854.19	1,261.00	2,661.82	411.95	1,045.16	8,234.12
Total Net Loan Fees	105,994.42	64,419.63	30,406.50	118,579.96	33,733.37	353,133.87

Servicer Advances

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Advances	2,603.01	1,715.06	1,268.15	2,473.91	827.18	8,887.31
Interest Advances	31,909.95	29,904.19	27,427.28	24,816.05	6,910.64	120,968.11
Reimbursement for Principal & Interest Advances	-	-	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-	-	-
Total Advances	34,512.96	31,619.25	28,695.43	27,289.96	7,737.82	129,855.42

Mortgage Prepayment Details

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Balance of Loans Paid in Full	837,498.01	1,320,950.00	2,152,186.49	2,215,790.86	1,328,652.03	7,855,077.39
Prepayment Interest Excess	-	-	-	-	-	-
Prepayment Interest Shortfall	494.60	65.63	1,425.88	1,923.25	750.99	4,660.34
Compensating Interest	494.60	65.63	1,425.88	1,923.25	750.99	4,660.34
Non-Supported Prepayment Interest Shortfall	-	-	-	-	-	-
CPR %	3.33076%	6.78530%	18.07152%	5.33444%	9.91963%
SMM %	0.28189%	0.58383%	1.64731%	0.45579%	0.86679%

Net Interest Shortfalls

	Group I	Group II	Group III	Group IV	Group V	Total
Net Prepayment Interest Shortfalls	-	-	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-	-	-

NAS Principal Distribution Amount

Shift Percentage	0.00000%
Class 1A4 & 1A9 Priority Percentage	50.35552%
Class 1A4 & 1A9 Priority Amount	-
Class 4A9 Priority Percentage	15.42547%
Class 4A9 Priority Amount	-
Class 5A4 & 5A6 Priority Percentage	50.41118%
Class 5A4 & 5A6 Priority Amount	-

Delinquency Information

Delinquency Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	5,577,182.82	1.16537%	4,687,976.94	1.61037%	3,953,993.12	2.97572%	4,545,942.87	0.82116%
	25	1.14103%	17	1.36876%	19	2.83582%	19	0.77048%

60-89 Days	285,000.00	0.05955%	655,488.23	0.22517%	368,000.00	0.27695%	-	0.00000%
	1	0.04564%	2	0.16103%	1	0.14925%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	5,862,182.82	1.22492%	5,343,465.17	1.83554%	4,321,993.12	3.25267%	4,545,942.87	0.82116%
	26	1.18667%	19	1.52979%	20	2.98507%	19	0.77048%

Delinquency Info		Group 5		Total
30-59 Days	Balance	1,213,847.08	0.79079%	19,978,942.83	1.24119%
	Loan Count	7	0.99291%	87	1.19604%

60-89 Days	Balance	-	0.00000%	1,308,488.23	0.08129%
	Loan Count	0	0.00000%	4	0.05499%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	1,213,847.08	0.79079%	21,287,431.06	1.32248%
	Loan ount	7	0.99291%	91	1.25103%

Foreclosure Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Foreclosure Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Bankruptcy Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

REO Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

REO Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1		Group 2		Group 3		Group 4

All	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 5		Total

All	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%

Totals for Foreclosure, REO Bankruptcy, Delinquency	Group 1		Group 2		Group 3		Group 4

All	5,862,182.82	1.22492%	5,343,465.17	1.83554%	4,321,993.12	3.25267%	4,545,942.87	0.82116%
	26	1.18667%	19	1.52979%	20	2.98507%	19	0.77048%

Totals for Foreclosure, REO Bankruptcy, Delinquency	Group 5		Total

All	1,213,847.08	0.79079%	21,287,431.06	1.32248%
	7	0.99291%	91	1.25103%

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

	Group I	Group II	Group III	Group IV	Group V	Total
Current	285,000.00	655,488.23	368,000.00	-	-	1,308,488.23
One-Month Prior	-	-	-	-	-	-
Two-Month Prior	-	-	-	-	-	-
Three-Month Prior	-	-	-	-	-	-
Four-Month Prior	-	-	-	-	-	-
Five-Month Prior	-	-	-	-	-	-

60+ Delinquency Average	142,500.00	327,744.11	184,000.00	-	-	654,244.11

Passing Delinquency Trigger Test	YES

Realized Loss Detail

	Group I	Group II	Group III	Group IV	Group V	Total
Current Period Realized Losses	-	-	-	-	-	-
Cumulative Realized Losses	-	-	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-	-	-
Total Liquidated Proceeds	-	-	-	-	-	-
Subsequent Recoveries	-	-	-	-	-	-

Loss Test Pass ?	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
N/A

Group II
N/A

Group III
N/A

Group IV
N/A

Group V
N/A

Servicer Remittance Summary

Interest

	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Interest Collected	2,618,628.01	1,638,262.06	852,702.83	3,020,857.96	868,273.95	8,998,724.80
Plus: Compensating Interest	494.60	65.63	1,425.88	1,923.25	750.99	4,660.34
Less: Master Servicer Fee	100,033.61	61,027.27	28,156.90	115,918.20	32,277.23	337,413.22
Less: Mortgage Loan Premiums	2,854.19	1,261.00	2,661.82	411.95	1,045.16	8,234.12
Less: Excess Master Servicing Fee	-	-	-	-	-	-
Total Interest Available	2,516,234.80	1,576,039.42	823,309.98	2,906,451.05	835,702.56	8,657,737.81

Principal

	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Principal	232,194.99	109,588.85	52,365.14	269,256.29	90,831.33	754,236.60
Paid in Full Principal	837,498.01	1,320,950.00	2,152,186.49	2,215,790.86	1,328,652.03	7,855,077.39
Curtailment Principal	515,387.07	388,625.27	73,342.09	319,035.66	13,480.38	1,309,870.47
Liquidation Principal	-	-	-	-	-	-
Repurchased Principal	-	-	-	-	-	-
Substitution Adjustment Principal	-	-	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-	-	-
Total Principal Available	1,585,080.07	1,819,164.12	2,277,893.72	2,804,082.81	1,432,963.74	9,919,184.46

Other Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Penalties	-	-	-	-	-	-
Other Required Amounts	-	-	-	-	-	-
Total Other Remittance Amounts	-	-	-	-	-	-

Total Servicer Remittance	4,101,314.87	3,395,203.54	3,101,203.70	5,710,533.86	2,268,666.30	18,576,922.27

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	18,576,922.27
Corridor Contract Proceeds Needed	-
Capitalized Interest	-
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	18,576,922.27

Distribution Payments

Trustee Fee	12,146.88
Class Payments	18,564,775.39
Total Payments	18,576,922.27

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	18,576,922.27
Withdrawals	18,576,922.27
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	1,000.00
Deposit	-
Withdrawal	-
Ending Balance	1,000.00

Yield Supplemental Amount Details

One-Month Libor Rate	5.32000%

Yield Supplemental Amounts

Class	Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
1A1	-	-	-	-
1A2	-	-	-	-
1A5	-	-	-	-
2A1	-	-	-	-
4A3	-	-	-	-
Total	—	—	—	—

Corridor Contract Amounts Available

Contract	Beginning Amount	Current Period Amount	Ending Amount
1A2	-	-	-
1A5	-	-	-
4A3	-	-	-
Total	—	—	—

Senior Principal Distribution Amounts

PO Principal Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning PO Balance	561,471.68	126,891.93	17,268.37	508,635.30	54,316.74	1,268,584.02
PO Scheduled Principal	290.14	51.50	14.06	249.84	32.73	638.27
PO Prepayments & Recoveries	4,133.83	243.31	0.96	4,004.14	437.03	8,819.26
PO Liquidation Principal	-	-	-	-	-	-
PO Principal Loss	-	-	-	-	-	-
Ending PO Balance	557,047.71	126,597.13	17,253.36	504,381.32	53,846.98	1,259,126.49

NON-PO Principal Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Non-PO Balance	479,599,876.95	292,804,023.80	135,135,869.39	555,898,718.91	154,876,371.75	1,618,314,860.80
Non-PO Scheduled Principal	231,904.85	109,537.35	52,351.08	269,006.45	90,798.60	753,598.33
Non-PO Prepayments & Recoveries	1,348,751.25	1,709,331.96	2,225,527.62	2,530,822.38	1,341,695.38	9,156,128.60
Non-PO Liquidation Principal	-	-	-	-	-	-
Non-PO Principal Loss	-	-	-	-	-	-
Ending Non-PO Balance	478,019,220.85	290,985,154.48	132,857,990.68	553,098,890.08	153,443,877.77	1,608,405,133.87

Principal Distribution Amounts

Senior and Subordinate Percentages

	Group I	Group II	Group III	Group IV	Group V
Senior Percentage Original	96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Senior Percentage	96.37562%	96.38865%	96.37773%	96.38778%	96.37207%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Subordinate Percentages	3.62438%	3.61135%	3.62227%	3.61222%	3.62793%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Senior Principal Distribution Amount	1,572,250.98	1,814,913.53	2,275,982.40	2,790,111.72	1,429,199.87	9,882,458.50
Subordinate Principal Distribution Amount						27,268.43
PO Principal Distribution Amount	4,423.97	294.81	15.02	4,253.98	469.76	9,457.53
Total Principal Distribution Amount	1,585,080.07	1,819,164.12	2,277,893.72	2,804,082.81	1,432,963.74	9,919,184.46

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	1,568,411,899.78	1,551,140,696.60
Class A Percentage	96.399879%	96.364238%

Class M1	22,779,500.00	22,760,101.62
Class M1 Percentage	1.400105%	1.413966%

Class M2	9,762,000.00	9,753,686.96
Class M2 Percentage	0.600005%	0.605945%

Class B1	9,762,000.00	9,753,686.96
Class B1 Percentage	0.600005%	0.605945%

Class B2	4,881,000.00	4,876,843.48
Class B2 Percentage	0.300003%	0.302973%

Class B3	4,881,000.00	4,876,843.48
Class B3 Percentage	0.300003%	0.302973%

Class B4	4,067,000.00	4,063,536.66
Class B4 Percentage	0.249972%	0.252446%

Class B5	2,440,943.50	2,438,864.61
Class B5 Percentage	0.150029%	0.151514%

Prepayment Penalties

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Charges	-	-	-	-	-	-

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

161709686	160,000.00	7/23/2007	-	RI	6.750	3	Paid in Full
161807050	137,000.00	8/7/2007	-	FL	6.125	2	Paid in Full
162164639	268,873.91	8/1/2007	-	MA	6.875	2	Paid in Full
166893802	155,000.00	8/1/2007	-	MI	6.625	3	Paid in Full
167551719	116,945.00	7/20/2007	-	TX	7.125	2	Paid in Full

Group II

160670656	350,000.00	7/30/2007	-	OR	6.750	3	Paid in Full
161959382	245,000.00	8/7/2007	-	CA	6.875	2	Paid in Full
163860220	414,000.00	8/14/2007	-	CA	7.000	3	Paid in Full
166894634	311,950.00	7/31/2007	-	CA	6.750	2	Paid in Full

Group III

146706470	183,337.10	8/15/2007	-	AZ	7.750	129	Paid in Full
156190329	74,600.00	8/14/2007	-	FL	7.250	2	Paid in Full
160514853	209,607.00	7/16/2007	-	AZ	8.375	2	Paid in Full
160651334	200,000.00	7/24/2007	-	MT	7.250	2	Paid in Full
161108023	204,250.00	8/2/2007	-	FL	8.375	2	Paid in Full

161657384	261,012.62	7/30/2007	-	NC	7.125	3	Paid in Full
168355433	287,900.00	8/2/2007	-	NH	8.750	2	Paid in Full
169445968	205,200.00	8/1/2007	-	GA	8.000	2	Paid in Full
169778514	346,400.00	7/26/2007	-	ID	7.500	2	Paid in Full
170691651	80,250.00	8/1/2007	-	PA	8.500	2	Paid in Full

170780008	100,000.00	8/15/2007	-	MI	7.500	2	Paid in Full

Group IV

131598631	353,664.84	7/31/2007	-	CA	6.750	130	Paid in Full
149165245	240,000.00	8/2/2007	-	AL	6.375	4	Paid in Full
159494013	110,793.83	7/31/2007	-	OR	6.375	3	Paid in Full
159663266	97,813.55	7/31/2007	-	VT	6.250	3	Paid in Full
160679873	176,000.00	7/18/2007	-	IL	6.625	2	Paid in Full

160925104	175,000.00	7/19/2007	-	CA	6.750	3	Paid in Full
161028461	50,000.00	7/24/2007	-	OR	6.500	3	Paid in Full
161244480	186,902.21	7/16/2007	-	TX	6.375	3	Paid in Full
161350309	279,770.48	7/26/2007	-	TX	7.000	2	Paid in Full
161439216	306,600.00	7/26/2007	-	MD	6.500	3	Paid in Full

169755463	240,225.00	8/3/2007	-	WA	6.375	2	Paid in Full

Group V

160171194	217,500.00	7/17/2007	-	ID	6.750	3	Paid in Full
160431234	335,300.00	8/7/2007	-	AZ	7.000	2	Paid in Full
161745131	299,728.80	7/30/2007	-	CA	6.500	2	Paid in Full
168744172	109,907.59	7/25/2007	-	TN	6.875	2	Paid in Full
169544760	366,891.51	8/15/2007	-	TX	6.875	2	Paid in Full

Stratification Tables

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.046	16,541.67	0.003
25,000.00	-	50,000.00	16	0.730	665,868.97	0.139
50,000.00	-	75,000.00	70	3.195	4,514,603.45	0.943
75,000.00	-	100,000.00	120	5.477	10,870,075.57	2.271
100,000.00	-	125,000.00	182	8.307	20,846,441.68	4.356
125,000.00	-	150,000.00	214	9.767	29,594,102.94	6.184
150,000.00	-	175,000.00	274	12.506	44,596,191.94	9.319
175,000.00	-	200,000.00	244	11.136	46,164,988.11	9.646
200,000.00	-	225,000.00	181	8.261	38,616,783.74	8.069
225,000.00	-	250,000.00	155	7.074	36,980,026.18	7.727
250,000.00	-	275,000.00	150	6.846	39,498,489.46	8.253
275,000.00	-	300,000.00	146	6.664	42,225,335.24	8.823
300,000.00	-	325,000.00	91	4.153	28,508,332.20	5.957
325,000.00	-	350,000.00	75	3.423	25,438,301.83	5.315
350,000.00	-	375,000.00	71	3.241	25,939,185.03	5.420
375,000.00	-	400,000.00	91	4.153	35,511,737.61	7.420
400,000.00	-	425,000.00	75	3.423	31,014,369.05	6.481
425,000.00	-	450,000.00	6	0.274	2,639,335.96	0.551
450,000.00	-	475,000.00	7	0.319	3,247,917.73	0.679
475,000.00	-	500,000.00	9	0.411	4,393,382.67	0.918
500,000.00	-	525,000.00	5	0.228	2,557,566.57	0.534
525,000.00	-	550,000.00	2	0.091	1,059,340.83	0.221
550,000.00	-	575,000.00	1	0.046	552,021.51	0.115
575,000.00	-	600,000.00	1	0.046	598,885.61	0.125
600,000.00	-	625,000.00	1	0.046	603,988.10	0.126
625,000.00	-	650,000.00	3	0.137	1,922,454.91	0.402
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2191	100.000	478,576,268.56	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.081	20,163.76	0.007
25,000.00	-	50,000.00	3	0.242	132,273.18	0.045
50,000.00	-	75,000.00	14	1.127	930,390.67	0.320
75,000.00	-	100,000.00	51	4.106	4,731,288.37	1.625
100,000.00	-	125,000.00	86	6.924	9,849,372.25	3.383
125,000.00	-	150,000.00	104	8.374	14,396,169.86	4.945
150,000.00	-	175,000.00	150	12.077	24,325,487.11	8.356
175,000.00	-	200,000.00	137	11.031	25,838,260.54	8.876
200,000.00	-	225,000.00	101	8.132	21,423,800.89	7.359
225,000.00	-	250,000.00	113	9.098	26,955,218.38	9.259
250,000.00	-	275,000.00	82	6.602	21,547,518.53	7.402
275,000.00	-	300,000.00	85	6.844	24,680,906.36	8.478
300,000.00	-	325,000.00	68	5.475	21,306,337.65	7.319
325,000.00	-	350,000.00	63	5.072	21,274,371.73	7.308
350,000.00	-	375,000.00	58	4.670	21,119,729.95	7.255
375,000.00	-	400,000.00	54	4.348	21,072,715.42	7.239
400,000.00	-	425,000.00	59	4.750	24,395,726.68	8.380
425,000.00	-	450,000.00	3	0.242	1,330,814.80	0.457
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	1	0.081	496,000.00	0.170
500,000.00	-	525,000.00	2	0.161	1,044,797.66	0.359
525,000.00	-	550,000.00	1	0.081	533,800.00	0.183
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	3	0.242	1,797,864.92	0.618
600,000.00	-	625,000.00	1	0.081	619,927.67	0.213
625,000.00	-	650,000.00	2	0.161	1,288,815.23	0.443
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1242	100.000	291,111,751.61	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	15	2.239	543,077.71	0.409
50,000.00	-	75,000.00	48	7.164	2,981,329.27	2.244
75,000.00	-	100,000.00	46	6.866	4,134,618.65	3.112
100,000.00	-	125,000.00	65	9.701	7,272,563.32	5.473
125,000.00	-	150,000.00	74	11.045	10,242,003.02	7.708
150,000.00	-	175,000.00	52	7.761	8,499,696.79	6.397
175,000.00	-	200,000.00	73	10.896	13,751,106.07	10.349
200,000.00	-	225,000.00	50	7.463	10,555,251.24	7.944
225,000.00	-	250,000.00	53	7.910	12,525,239.55	9.426
250,000.00	-	275,000.00	46	6.866	12,084,085.80	9.094
275,000.00	-	300,000.00	43	6.418	12,376,313.12	9.314
300,000.00	-	325,000.00	28	4.179	8,731,778.49	6.571
325,000.00	-	350,000.00	31	4.627	10,524,055.21	7.920
350,000.00	-	375,000.00	13	1.940	4,782,873.42	3.600
375,000.00	-	400,000.00	15	2.239	5,901,423.53	4.441
400,000.00	-	425,000.00	9	1.343	3,702,401.41	2.786
425,000.00	-	450,000.00	3	0.448	1,321,418.57	0.994
450,000.00	-	475,000.00	1	0.149	451,000.00	0.339
475,000.00	-	500,000.00	3	0.448	1,452,156.91	1.093
500,000.00	-	525,000.00	2	0.299	1,042,851.96	0.785
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	670	100.000	132,875,244.04	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	9	0.365	406,649.69	0.073
50,000.00	-	75,000.00	54	2.190	3,527,103.84	0.637
75,000.00	-	100,000.00	133	5.393	11,981,523.29	2.164
100,000.00	-	125,000.00	188	7.624	21,478,803.34	3.880
125,000.00	-	150,000.00	241	9.773	33,284,923.40	6.012
150,000.00	-	175,000.00	232	9.408	37,796,361.72	6.827
175,000.00	-	200,000.00	301	12.206	56,655,035.35	10.234
200,000.00	-	225,000.00	209	8.475	44,647,139.70	8.065
225,000.00	-	250,000.00	218	8.840	51,904,204.13	9.376
250,000.00	-	275,000.00	162	6.569	42,566,353.40	7.689
275,000.00	-	300,000.00	174	7.056	50,328,787.42	9.091
300,000.00	-	325,000.00	139	5.637	43,574,812.90	7.871
325,000.00	-	350,000.00	109	4.420	36,947,926.66	6.674
350,000.00	-	375,000.00	84	3.406	30,580,058.03	5.524
375,000.00	-	400,000.00	82	3.325	32,053,230.72	5.790
400,000.00	-	425,000.00	112	4.542	46,345,821.06	8.372
425,000.00	-	450,000.00	3	0.122	1,314,761.37	0.237
450,000.00	-	475,000.00	4	0.162	1,862,360.42	0.336
475,000.00	-	500,000.00	5	0.203	2,457,780.19	0.444
500,000.00	-	525,000.00	3	0.122	1,543,730.72	0.279
525,000.00	-	550,000.00	1	0.041	527,495.21	0.095
550,000.00	-	575,000.00	1	0.041	574,504.94	0.104
575,000.00	-	600,000.00	1	0.041	579,903.90	0.105
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	1	0.041	664,000.00	0.120
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2466	100.000	553,603,271.40	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.284	81,808.09	0.053
50,000.00	-	75,000.00	6	0.851	355,466.64	0.232
75,000.00	-	100,000.00	39	5.532	3,544,015.18	2.309
100,000.00	-	125,000.00	64	9.078	7,450,990.98	4.854
125,000.00	-	150,000.00	85	12.057	11,710,762.80	7.629
150,000.00	-	175,000.00	78	11.064	12,698,047.65	8.272
175,000.00	-	200,000.00	87	12.340	16,501,849.24	10.751
200,000.00	-	225,000.00	65	9.220	13,750,677.61	8.958
225,000.00	-	250,000.00	59	8.369	14,169,541.14	9.231
250,000.00	-	275,000.00	26	3.688	6,838,137.91	4.455
275,000.00	-	300,000.00	38	5.390	11,014,007.23	7.175
300,000.00	-	325,000.00	51	7.234	15,971,496.70	10.405
325,000.00	-	350,000.00	38	5.390	12,856,557.18	8.376
350,000.00	-	375,000.00	27	3.830	9,776,132.29	6.369
375,000.00	-	400,000.00	17	2.411	6,718,299.63	4.377
400,000.00	-	425,000.00	17	2.411	7,022,857.29	4.575
425,000.00	-	450,000.00	2	0.284	869,729.21	0.567
450,000.00	-	475,000.00	3	0.426	1,393,686.26	0.908
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	1	0.142	773,661.72	0.504
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	705	100.000	153,497,724.75	100.000

 Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	1	0.046	109,021.33	0.023
5.8	-	6.0	18	0.822	3,974,926.51	0.831
6.0	-	6.3	117	5.340	26,658,513.76	5.570
6.3	-	6.5	1177	53.720	261,014,292.38	54.540
6.5	-	6.8	622	28.389	136,263,633.42	28.473
6.8	-	7.0	202	9.220	40,723,143.07	8.509
7.0	-	7.3	50	2.282	8,991,883.28	1.879
7.3	-	7.5	2	0.091	477,521.89	0.100
7.5	-	7.8	1	0.046	242,500.00	0.051
7.8	-	8.0	1	0.046	120,832.92	0.025
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2191	100.000	478,576,268.56	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	336	27.053	81,980,712.89	28.161
6.5	-	6.8	469	37.762	113,653,632.83	39.041
6.8	-	7.0	424	34.138	92,831,719.91	31.889
7.0	-	7.3	3	0.242	798,033.20	0.274
7.3	-	7.5	8	0.644	1,499,130.41	0.515
7.5	-	7.8	2	0.161	348,522.37	0.120
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	1242	100.000	291,111,751.61	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	0	0.000	-	0.000
6.5	-	6.8	0	0.000	-	0.000
6.8	-	7.0	28	4.179	4,884,821.49	3.676
7.0	-	7.3	229	34.179	49,048,901.03	36.913
7.3	-	7.5	179	26.716	33,585,800.13	25.276
7.5	-	7.8	74	11.045	15,086,015.10	11.354
7.8	-	8.0	68	10.149	12,707,128.12	9.563
>		8.0	92	13.731	17,562,578.17	13.217
		Wgt Ave / Total:	670	100.000	132,875,244.04	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	14	0.568	3,186,668.82	0.576
6.0	-	6.3	272	11.030	63,641,096.11	11.496
6.3	-	6.5	1318	53.447	293,785,764.76	53.068
6.5	-	6.8	628	25.466	142,241,083.96	25.694
6.8	-	7.0	182	7.380	39,794,937.94	7.188
7.0	-	7.3	51	2.068	10,681,286.33	1.929
7.3	-	7.5	1	0.041	272,433.48	0.049
7.5	-	7.8	0	0.000	-	0.000
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2466	100.000	553,603,271.40	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	161	22.837	34,752,399.47	22.640
6.5	-	6.8	242	34.326	52,499,968.71	34.202
6.8	-	7.0	289	40.993	62,893,164.85	40.973
7.0	-	7.3	7	0.993	1,455,594.57	0.948
7.3	-	7.5	4	0.567	1,083,597.15	0.706
7.5	-	7.8	2	0.284	813,000.00	0.530
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	705	100.000	153,497,724.75	100.000

 Group I

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	478	21.817	124,978,544.19	26.115
FL	254	11.593	50,693,416.04	10.593
AZ	121	5.523	24,196,227.15	5.056
VA	58	2.647	13,798,059.06	2.883
WA	90	4.108	20,858,809.58	4.359
CO	74	3.377	14,908,673.36	3.115
Others	1116	50.936	229,142,539.18	47.880
Wgt Ave / Total:	2191	100.000	478,576,268.56	100.000

Group II

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	354	28.502	98,697,089.25	33.904
FL	123	9.903	26,881,536.83	9.234
AZ	48	3.865	9,626,540.81	3.307
VA	30	2.415	7,533,508.48	2.588
WA	53	4.267	13,386,335.73	4.598
CO	46	3.704	8,864,202.14	3.045
Others	588	47.343	126,122,538.37	43.324
Wgt Ave / Total:	1242	100.000	291,111,751.61	100.000

Group III

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	67	10.000	18,710,610.39	14.081
FL	129	19.254	25,372,284.29	19.095
AZ	41	6.119	8,077,228.31	6.079
VA	10	1.493	2,029,012.13	1.527
WA	24	3.582	5,936,721.20	4.468
CO	15	2.239	2,769,408.39	2.084
Others	384	57.313	69,979,979.33	52.666
Wgt Ave / Total:	670	100.000	132,875,244.04	100.000

Group IV

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	516	20.925	142,592,967.22	25.757
FL	204	8.273	43,931,550.17	7.936
AZ	134	5.434	28,952,902.70	5.230
VA	79	3.204	18,382,142.15	3.320
WA	109	4.420	26,162,158.85	4.726
CO	97	3.933	20,655,509.02	3.731
Others	1327	53.812	272,926,041.29	49.300
Wgt Ave / Total:	2466	100.000	553,603,271.40	100.000

Group V

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	152	21.560	37,391,855.96	24.360
FL	96	13.617	19,463,317.72	12.680
AZ	27	3.830	5,834,432.60	3.801
VA	23	3.262	5,628,397.11	3.667
WA	11	1.560	2,635,669.29	1.717
CO	30	4.255	6,179,080.59	4.026
Others	366	51.915	76,364,971.48	49.750
Wgt Ave / Total:	705	100.000	153,497,724.75	100.000

 Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	20	0.913	3,298,372.90	0.689
300	-	360	2171	99.087	475,277,895.66	99.311
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2191	100.000	478,576,268.56	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.081	20,163.76	0.007
120	-	180	0	0.000	-	0.000
180	-	300	3	0.242	490,793.49	0.169
300	-	360	1238	99.678	290,600,794.36	99.824
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1242	100.000	291,111,751.61	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.448	242,268.32	0.182
300	-	360	667	99.552	132,632,975.72	99.818
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	670	100.000	132,875,244.04	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	16	0.649	2,116,201.46	0.382
300	-	360	2450	99.351	551,487,069.94	99.618
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2466	100.000	553,603,271.40	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	15	2.128	2,368,735.37	1.543
300	-	360	690	97.872	151,128,989.38	98.457
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	705	100.000	153,497,724.75	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 09/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02152AAA7	Senior	Fix-30/360	182,401,417.42	6.000000	1,624,000.00	912,007.09	2,536,007.09	-	180,777,417.42	-
1A2	02152AAB5	Senior	Fix-30/360	45,181,021.41	5.905000	665,540.26	222,328.28	887,868.53	-	44,515,481.15	-
1A3	02152AAC3	Strip IO	Fix-30/360	45,181,021.41	0.095000	-	3,576.83	3,576.83	-	44,515,481.15	-
1A4	02152AAD1	Senior	Fix-30/360	24,115,000.00	6.000000	-	120,575.00	120,575.00	-	24,115,000.00	-
1A5	02152AAE9	Senior	Fix-30/360	60,000,000.00	5.905000	-	295,250.00	295,250.00	-	60,000,000.00	-
1A6	02152AAF6	Strip IO	Fix-30/360	60,000,000.00	0.095000	-	4,750.00	4,750.00	-	60,000,000.00	-
1A7	02152AAG4	Senior	Fix-30/360	124,293,000.00	6.000000	-	621,465.00	621,465.00	-	124,293,000.00	-
1A8	02152AAH2	Senior	Fix-30/360	468,651.60	6.000000	-	-	-	-	470,994.86	-
1A9	02152AAJ8	Senior	Fix-30/360	24,186,000.00	6.000000	-	120,930.00	120,930.00	-	24,186,000.00	-
2A1	02152AAL3	Senior	Fix-30/360	241,670,095.49	5.955000	730,301.90	1,199,287.85	1,929,589.75	-	240,939,793.59	-
2A2	02152AAM1	Senior	Fix-30/360	30,044,455.51	8.708333	90,791.22	218,030.94	308,822.17	-	29,953,664.29	-
2A3	02152ABQ1	Senior	Fix-30/360	8,700,367.07	5.955000	26,291.60	43,175.57	69,467.18	-	8,674,075.47	-
3A1	02152AAP4	Senior	Fix-30/360	123,517,271.53	6.750000	2,448,250.61	694,784.65	3,143,035.26	-	121,069,020.92	-
3A2	02152AAQ2	Senior	Fix-30/360	4,447,625.32	6.750000	88,156.91	25,017.89	113,174.81	-	4,359,468.41	-
4A1	02152AAS8	Senior	Fix-30/360	216,965,785.87	5.905000	369,553.41	1,067,652.47	1,437,205.88	-	216,596,232.46	-
4A2	02152AAT6	Senior	Fix-30/360	36,160,964.31	6.570000	61,592.23	197,981.28	259,573.51	-	36,099,372.08	-
4A3	02152AAU3	Senior	Fix-30/360	118,727,103.77	6.000000	1,700,668.39	594,130.22	2,294,798.60	-	117,026,435.38	-
4A4	02152AAV1	Strip IO	Fix-30/360	118,727,103.77	0.000000	-	-	-	-	117,026,435.38	-
4A5	02152AAW9	Senior	Fix-30/360	47,597,293.31	6.005000	272,872.20	238,184.79	511,056.98	-	47,324,421.11	-
4A6	02152ABR9	Senior	Fix-30/360	7,932,882.22	5.970000	45,478.70	39,466.09	84,944.79	-	7,887,403.52	-
4A7	02152ABS7	Senior	Fix-30/360	84,123,275.97	6.000000	507,331.94	420,616.38	927,948.32	-	83,615,944.02	-
4A8	02152ABT5	Senior	Fix-30/360	4,371,000.00	6.000000	-	21,855.00	21,855.00	-	4,371,000.00	-
4A9	02152ABU2	Senior	Fix-30/360	17,150,000.00	6.000000	-	85,750.00	85,750.00	-	17,150,000.00	-
5A1	02152AAY5	Senior	Fix-30/360	73,547,495.10	6.250000	870,020.60	383,059.87	1,253,080.47	-	72,677,474.50	-
5A2	02152AAZ2	Senior	Fix-30/360	3,805,219.33	6.250000	186,513.55	-	186,513.55	-	3,638,524.63	-
5A3	02152ABA6	Senior	Fix-30/360	54,508,000.00	6.250000	-	283,895.83	283,895.83	-	54,508,000.00	-
5A4	02152ABB4	Senior	Fix-30/360	13,177,000.00	6.250000	-	68,630.21	68,630.21	-	13,177,000.00	-
5A5	02152ABC2	Senior	Fix-30/360	352,644.88	6.250000	-	-	-	-	354,481.58	-
5A6	02152ABD0	Senior	Fix-30/360	2,438,000.00	6.250000	-	12,697.92	12,697.92	-	2,438,000.00	-
X1				-	0.000000	-	-	-	-	-	-
X1-1		Strip IO	Fix-30/360	447,302,480.32	0.306215	-	114,142.12	114,142.12	-	445,031,236.78	-
X1-2	02152AAK5	Strip IO	Fix-30/360	486,775,506.47	0.301000	-	122,099.51	122,099.51	-	484,245,611.60	-
X2				-	0.000000	-	-	-	-	-	-
X2-1		Strip IO	Fix-30/360	209,131,038.72	0.277566	-	48,373.05	48,373.05	-	208,449,496.06	-
X2-2	02152AAN9	Strip IO	Fix-30/360	116,103,991.29	0.284723	-	27,547.92	27,547.92	-	115,090,815.56	-
X3	02152AAR0	Strip IO	Fix-30/360	127,990,422.55	0.568131	-	60,596.12	60,596.12	-	125,456,380.95	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	02152ABF5	Strip PO	Fix-30/360	557,047.73	0.000000	442.19	-	442.19	-	556,605.54	-
PO-2	02152ABF5	Strip PO	Fix-30/360	126,597.14	0.000000	2,767.01	-	2,767.01	-	123,830.14	-
PO-3	02152ABF5	Strip PO	Fix-30/360	17,253.36	0.000000	14.84	-	14.84	-	17,238.52	-
PO-4	02152ABF5	Strip PO	Fix-30/360	504,381.28	0.000000	3,041.59	-	3,041.59	-	501,339.70	-
PO-5	02152ABF5	Strip PO	Fix-30/360	53,846.98	0.000000	36.07	-	36.07	-	53,810.91	-
AR	02152ABG3	Senior	Fix-30/360	-	6.000000	-	0.19	0.19	-	-	-

M1	02152ABH1	Mezzanine	Fix-30/360	22,760,101.62	6.131849	10,699.63	116,301.25	127,000.88	-	22,749,401.99	-
M2	02152ABJ7	Mezzanine	Fix-30/360	9,753,686.96	6.131849	4,585.25	49,840.11	54,425.37	-	9,749,101.70	-
B1	02152ABK4	Junior	Fix-30/360	9,753,686.96	6.131849	4,585.25	49,840.11	54,425.37	-	9,749,101.70	-
B2	02152ABL2	Junior	Fix-30/360	4,876,843.48	6.131849	2,292.63	24,920.06	27,212.68	-	4,874,550.85	-
B3	02152ABM0	Junior	Fix-30/360	4,876,843.48	6.131849	2,292.63	24,920.06	27,212.68	-	4,874,550.85	-
B4	02152ABN8	Junior	Fix-30/360	4,063,536.66	6.131849	1,910.29	20,764.16	22,674.45	-	4,061,626.37	-
B5	02152ABP3	Junior	Fix-30/360	2,438,864.61	6.131849	1,146.52	12,462.29	13,608.81	-	2,437,718.09	0.38

Totals				1,609,664,260.37		9,721,177.42	8,566,906.11	18,288,083.53	-	1,599,967,081.75	0.38

 Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02152AAA7	185,600,000.00	182,401,417.42	1,624,000.00	-	-	1,624,000.00	-	-	180,777,417.42	0.974016258
1A2	02152AAB5	46,400,000.00	45,181,021.41	665,540.26	-	-	665,540.26	-	-	44,515,481.15	0.959385370
1A3	02152AAC3	46,400,000.00	45,181,021.41	-	-	-	-	-	-	44,515,481.15	0.959385370
1A4	02152AAD1	24,115,000.00	24,115,000.00	-	-	-	-	-	-	24,115,000.00	1.000000000
1A5	02152AAE9	60,000,000.00	60,000,000.00	-	-	-	-	-	-	60,000,000.00	1.000000000
1A6	02152AAF6	60,000,000.00	60,000,000.00	-	-	-	-	-	-	60,000,000.00	1.000000000
1A7	02152AAG4	124,293,000.00	124,293,000.00	-	-	-	-	-	-	124,293,000.00	1.000000000
1A8	02152AAH2	464,000.00	468,651.60	-	2,343.26	-	-	2,343.26	-	470,994.86	1.015075125
1A9	02152AAJ8	24,186,000.00	24,186,000.00	-	-	-	-	-	-	24,186,000.00	1.000000000
2A1	02152AAL3	244,014,000.00	241,670,095.49	730,301.90	-	-	730,301.90	-	-	240,939,793.59	0.987401516
2A2	02152AAM1	30,335,850.00	30,044,455.51	90,791.22	-	-	90,791.22	-	-	29,953,664.29	0.987401516
2A3	02152ABQ1	8,784,750.00	8,700,367.07	26,291.60	-	-	26,291.60	-	-	8,674,075.47	0.987401516
3A1	02152AAP4	126,527,000.00	123,517,271.53	2,448,250.61	-	-	2,448,250.61	-	-	121,069,020.92	0.956863127
3A2	02152AAQ2	4,556,000.00	4,447,625.32	88,156.91	-	-	88,156.91	-	-	4,359,468.41	0.956863127
4A1	02152AAS8	217,530,000.00	216,965,785.87	369,553.41	-	-	369,553.41	-	-	216,596,232.46	0.995707408
4A2	02152AAT6	36,255,000.00	36,160,964.31	61,592.23	-	-	61,592.23	-	-	36,099,372.08	0.995707408
4A3	02152AAU3	121,215,000.00	118,727,103.77	1,700,668.39	-	-	1,700,668.39	-	-	117,026,435.38	0.965445163
4A4	02152AAV1	121,215,000.00	118,727,103.77	-	-	-	-	-	-	117,026,435.38	0.965445163
4A5	02152AAW9	48,000,000.00	47,597,293.31	272,872.20	-	-	272,872.20	-	-	47,324,421.11	0.985925440
4A6	02152ABR9	8,000,000.00	7,932,882.22	45,478.70	-	-	45,478.70	-	-	7,887,403.52	0.985925440
4A7	02152ABS7	84,872,000.00	84,123,275.97	507,331.94	-	-	507,331.94	-	-	83,615,944.02	0.985200585
4A8	02152ABT5	4,371,000.00	4,371,000.00	-	-	-	-	-	-	4,371,000.00	1.000000000
4A9	02152ABU2	17,150,000.00	17,150,000.00	-	-	-	-	-	-	17,150,000.00	1.000000000
5A1	02152AAY5	75,000,000.00	73,547,495.10	870,020.60	-	-	870,020.60	-	-	72,677,474.50	0.969032993
5A2	02152AAZ2	5,000,000.00	3,805,219.33	186,513.55	-	-	186,513.55	19,818.85	-	3,638,524.63	0.727704925
5A3	02152ABA6	54,508,000.00	54,508,000.00	-	-	-	-	-	-	54,508,000.00	1.000000000
5A4	02152ABB4	13,177,000.00	13,177,000.00	-	-	-	-	-	-	13,177,000.00	1.000000000
5A5	02152ABC2	349,000.00	352,644.88	-	1,836.69	-	-	1,836.69	-	354,481.58	1.015706521
5A6	02152ABD0	2,438,000.00	2,438,000.00	-	-	-	-	-	-	2,438,000.00	1.000000000
X1		-	-	-	-	-	-	-	-	-	0.000000000
X1-1		451,487,340.00	447,302,480.32	-	-	-	-	-	-	445,031,236.78	0.985700367
X1-2	02152AAK5	490,676,127.00	486,775,506.47	-	-	-	-	-	-	484,245,611.60	0.986894583
X2		-	-	-	-	-	-	-	-	-	0.000000000
X2-1		211,159,189.00	209,131,038.72	-	-	-	-	-	-	208,449,496.06	0.987167535
X2-2	02152AAN9	118,130,226.00	116,103,991.29	-	-	-	-	-	-	115,090,815.56	0.974270680
X3	02152AAR0	131,104,879.00	127,990,422.55	-	-	-	-	-	-	125,456,380.95	0.956916187
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	02152ABF5	562,421.20	557,047.73	442.19	-	-	442.19	-	-	556,605.54	0.989659603
PO-2	02152ABF5	127,608.50	126,597.14	2,767.01	-	-	2,767.01	-	-	123,830.14	0.970390971
PO-3	02152ABF5	17,277.99	17,253.36	14.84	-	-	14.84	-	-	17,238.52	0.997715592
PO-4	02152ABF5	509,145.40	504,381.28	3,041.59	-	-	3,041.59	-	-	501,339.70	0.984669007
PO-5	02152ABF5	54,746.69	53,846.98	36.07	-	-	36.07	-	-	53,810.91	0.982907096
AR	02152ABG3	100.00	-	-	-	-	-	-	-	-	0.000000000

M1	02152ABH1	22,779,500.00	22,760,101.62	10,699.63	-	-	10,699.63	-	-	22,749,401.99	0.998678724
M2	02152ABJ7	9,762,000.00	9,753,686.96	4,585.25	-	-	4,585.25	-	-	9,749,101.70	0.998678724
B1	02152ABK4	9,762,000.00	9,753,686.96	4,585.25	-	-	4,585.25	-	-	9,749,101.70	0.998678724
B2	02152ABL2	4,881,000.00	4,876,843.48	2,292.63	-	-	2,292.63	-	-	4,874,550.85	0.998678724
B3	02152ABM0	4,881,000.00	4,876,843.48	2,292.63	-	-	2,292.63	-	-	4,874,550.85	0.998678724
B4	02152ABN8	4,067,000.00	4,063,536.66	1,910.29	-	-	1,910.29	-	-	4,061,626.37	0.998678724
B5	02152ABP3	2,440,943.50	2,438,864.61	1,146.52	-	-	1,146.52	-	-	2,437,718.09	0.998678622

Totals		1,626,985,343.28	1,609,664,260.37	9,721,177.42	4,179.95	-	9,721,177.42	23,998.80	-	1,599,967,081.75

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	182,401,417.42	6.000000	6.000000	912,007.09	-	912,007.09	-	912,007.09	-	-
1A2	45,181,021.41	5.905000	5.905000	222,328.28	-	222,328.28	-	222,328.28	-	-
1A3	45,181,021.41	0.095000	0.095000	3,576.83	-	3,576.83	-	3,576.83	-	-
1A4	24,115,000.00	6.000000	6.000000	120,575.00	-	120,575.00	-	120,575.00	-	-
1A5	60,000,000.00	5.905000	5.905000	295,250.00	-	295,250.00	-	295,250.00	-	-
1A6	60,000,000.00	0.095000	0.095000	4,750.00	-	4,750.00	-	4,750.00	-	-
1A7	124,293,000.00	6.000000	6.000000	621,465.00	-	621,465.00	-	621,465.00	-	-
1A8	468,651.60	6.000000	0.000000	-	2,343.26	2,343.26	-	-	-	-
1A9	24,186,000.00	6.000000	6.000000	120,930.00	-	120,930.00	-	120,930.00	-	-
2A1	241,670,095.49	5.955000	5.955000	1,199,287.85	-	1,199,287.85	-	1,199,287.85	-	-
2A2	30,044,455.51	8.708333	8.708333	218,030.94	-	218,030.94	-	218,030.94	-	-
2A3	8,700,367.07	5.955000	5.955000	43,175.57	-	43,175.57	-	43,175.57	-	-
3A1	123,517,271.53	6.750000	6.750000	694,784.65	-	694,784.65	-	694,784.65	-	-
3A2	4,447,625.32	6.750000	6.750000	25,017.89	-	25,017.89	-	25,017.89	-	-
4A1	216,965,785.87	5.905000	5.905000	1,067,652.47	-	1,067,652.47	-	1,067,652.47	-	-
4A2	36,160,964.31	6.570000	6.570000	197,981.28	-	197,981.28	-	197,981.28	-	-
4A3	118,727,103.77	6.000000	6.005000	593,635.52	-	593,635.52	-	594,130.22	494.70	-
4A4	118,727,103.77	0.000000	0.000000	-	-	-	-	-	-	-
4A5	47,597,293.31	6.005000	6.005000	238,184.79	-	238,184.79	-	238,184.79	-	-
4A6	7,932,882.22	5.970000	5.970000	39,466.09	-	39,466.09	-	39,466.09	-	-
4A7	84,123,275.97	6.000000	6.000000	420,616.38	-	420,616.38	-	420,616.38	-	-
4A8	4,371,000.00	6.000000	6.000000	21,855.00	-	21,855.00	-	21,855.00	-	-
4A9	17,150,000.00	6.000000	6.000000	85,750.00	-	85,750.00	-	85,750.00	-	-
5A1	73,547,495.10	6.250000	6.250000	383,059.87	-	383,059.87	-	383,059.87	-	-
5A2	3,805,219.33	6.250000	0.000000	-	19,818.85	19,818.85	-	-	-	-
5A3	54,508,000.00	6.250000	6.250000	283,895.83	-	283,895.83	-	283,895.83	-	-
5A4	13,177,000.00	6.250000	6.250000	68,630.21	-	68,630.21	-	68,630.21	-	-
5A5	352,644.88	6.250000	0.000000	-	1,836.69	1,836.69	-	-	-	-
5A6	2,438,000.00	6.250000	6.250000	12,697.92	-	12,697.92	-	12,697.92	-	-
X1	-	0.000000	0.000000	-	-	-	-	-	-	-
X1-1	447,302,480.32	0.306215	0.306215	114,142.12	-	114,142.12	-	114,142.12	-	-
X1-2	486,775,506.47	0.301000	0.301000	122,099.51	-	122,099.51	-	122,099.51	-	-
X2	-	0.000000	0.000000	-	-	-	-	-	-	-
X2-1	209,131,038.72	0.277566	0.277566	48,373.05	-	48,373.05	-	48,373.05	-	-
X2-2	116,103,991.29	0.284723	0.284723	27,547.92	-	27,547.92	-	27,547.92	-	-
X3	127,990,422.55	0.568131	0.568131	60,596.12	-	60,596.12	-	60,596.12	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	557,047.73	0.000000	0.000000	-	-	-	-	-	-	-
PO-2	126,597.14	0.000000	0.000000	-	-	-	-	-	-	-
PO-3	17,253.36	0.000000	0.000000	-	-	-	-	-	-	-
PO-4	504,381.28	0.000000	0.000000	-	-	-	-	-	-	-
PO-5	53,846.98	0.000000	0.000000	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	0.19	-	-

M1	22,760,101.62	6.131849	6.131849	116,301.25	-	116,301.25	-	116,301.25	-	-
M2	9,753,686.96	6.131849	6.131849	49,840.11	-	49,840.11	-	49,840.11	-	-
B1	9,753,686.96	6.131849	6.131849	49,840.11	-	49,840.11	-	49,840.11	-	-
B2	4,876,843.48	6.131849	6.131849	24,920.06	-	24,920.06	-	24,920.06	-	-
B3	4,876,843.48	6.131849	6.131849	24,920.06	-	24,920.06	-	24,920.06	-	-
B4	4,063,536.66	6.131849	6.131849	20,764.16	-	20,764.16	-	20,764.16	-	-
B5	2,438,864.61	6.131849	6.131849	12,462.29	-	12,462.29	-	12,462.29	-	-

Totals	1,609,664,260.37			8,566,411.22	23,998.80	8,590,410.02	-	8,566,906.11	494.70	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02152AAA7	185,600,000.00	982.766257631	8.750000000	4.913831288	974.016257631	6.000000
1A2	02152AAB5	46,400,000.00	973.728909701	14.343540015	4.791557676	959.385369686	5.905000
1A3	02152AAC3	46,400,000.00	973.728909701	0.000000000	0.077086872	959.385369686	0.095000
1A4	02152AAD1	24,115,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	02152AAE9	60,000,000.00	1000.000000000	0.000000000	4.920833333	1000.000000000	5.905000
1A6	02152AAF6	60,000,000.00	1000.000000000	0.000000000	0.079166667	1000.000000000	0.095000
1A7	02152AAG4	124,293,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A8	02152AAH2	464,000.00	1010.025000000	0.000000000	0.000000000	1015.075125000	6.000000
1A9	02152AAJ8	24,186,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A1	02152AAL3	244,014,000.00	990.394385105	2.992868852	4.914832136	987.401516253	5.955000
2A2	02152AAM1	30,335,850.00	990.394385105	2.992868852	7.187237043	987.401516253	8.708333
2A3	02152ABQ1	8,784,750.00	990.394385105	2.992868852	4.914832136	987.401516253	5.955000
3A1	02152AAP4	126,527,000.00	976.212757216	19.349629816	5.491196759	956.863127400	6.750000
3A2	02152AAQ2	4,556,000.00	976.212757216	19.349629816	5.491196759	956.863127400	6.750000
4A1	02152AAS8	217,530,000.00	997.406269795	1.698861792	4.908070019	995.707408003	5.905000
4A2	02152AAT6	36,255,000.00	997.406269795	1.698861792	5.460799327	995.707408003	6.570000
4A3	02152AAU3	121,215,000.00	979.475343555	14.030180963	4.901457865	965.445162592	6.000000
4A4	02152AAV1	121,215,000.00	979.475343555	0.000000000	0.000000000	965.445162592	0.000000
4A5	02152AAW9	48,000,000.00	991.610277197	5.684837401	4.962183095	985.925439796	6.005000
4A6	02152ABR9	8,000,000.00	991.610277197	5.684837401	4.933261129	985.925439796	5.970000
4A7	02152ABS7	84,872,000.00	991.178197379	5.977612690	4.955890987	985.200584689	6.000000
4A8	02152ABT5	4,371,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
4A9	02152ABU2	17,150,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
5A1	02152AAY5	75,000,000.00	980.633268000	11.600274667	5.107464937	969.032993333	6.250000
5A2	02152AAZ2	5,000,000.00	761.043866026	37.302710927	0.000000000	727.704925234	6.250000
5A3	02152ABA6	54,508,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A4	02152ABB4	13,177,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A5	02152ABC2	349,000.00	1010.443793403	0.000000000	0.000000000	1015.706521493	6.250000
5A6	02152ABD0	2,438,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
X1		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X1-1		451,487,340.00	990.730947893	0.000000000	0.252813565	985.700367102	0.306215
X1-2	02152AAK5	490,676,127.00	992.050519038	0.000000000	0.248839306	986.894582707	0.301000
X2		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X2-1		211,159,189.00	990.395159739	0.000000000	0.229083309	987.167534821	0.277566
X2-2	02152AAN9	118,130,226.00	982.847449136	0.000000000	0.233199576	974.270679546	0.284723
X3	02152AAR0	131,104,879.00	976.244541975	0.000000000	0.462195731	956.916187307	0.568131
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	02152ABF5	562,421.20	990.445829522	0.786226601	0.000000000	989.659602922	0.000000
PO-2	02152ABF5	127,608.50	992.074547398	21.683576201	0.000000000	970.390971197	0.000000
PO-3	02152ABF5	17,277.99	998.574463812	0.858871337	0.000000000	997.715592475	0.000000
PO-4	02152ABF5	509,145.40	990.642910640	5.973903889	0.000000000	984.669006751	0.000000
PO-5	02152ABF5	54,746.69	983.565917925	0.658821551	0.000000000	982.907096374	0.000000
AR	02152ABG3	100.00	0.000000000	0.000000000	1.858111164	0.000000000	6.000000

M1	02152ABH1	22,779,500.00	999.148428255	0.469704368	5.105522539	998.678723888	6.131849
M2	02152ABJ7	9,762,000.00	999.148428255	0.469704368	5.105522539	998.678723888	6.131849
B1	02152ABK4	9,762,000.00	999.148428255	0.469704368	5.105522539	998.678723888	6.131849
B2	02152ABL2	4,881,000.00	999.148428255	0.469704368	5.105522539	998.678723888	6.131849
B3	02152ABM0	4,881,000.00	999.148428255	0.469704368	5.105522539	998.678723888	6.131849
B4	02152ABN8	4,067,000.00	999.148428255	0.469704368	5.105522539	998.678723888	6.131849
B5	02152ABP3	2,440,943.50	999.148325884	0.469704320	5.105522016	998.678621563	6.131849

Totals		1,626,985,343.28	989.353878951	5.974963118	5.265509087	983.393666303

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Pool Level Data
Distribution Date		9/25/2007
Cut-off Date		6/1/2007
Record Date		8/31/2007
Determination Date		9/22/2007
Accrual Period 30/360	Begin	8/1/2007
	End	9/1/2007
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Original Aggregate Loan Count	2,204	1,249	685	2,479	713	7,330
Original Stated Principal Balance	483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
Original Weighted Average Mortgage Rate	6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
Original Weighted Average Net Mortgage Rate	6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
Original Weighted Average Remaining Term	359	359	358	359	358

Current Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Aggregate Loan Count	2,191	1,242	670	2,466	705	7,274
Loans Paid Off or otherwise removed pursuant to the PSA	9	3	9	10	3	34
Ending Aggregate Loan Count	2,182	1,239	661	2,456	702	7,240

Beginning Pool Stated Principal Balance	478,576,268.56	291,111,751.61	132,875,244.04	553,603,271.40	153,497,724.75	1,609,664,260.36
Scheduled Principal	232,903.53	110,443.93	51,769.80	271,248.58	90,437.04	756,802.88
Unscheduled Principal	2,063,190.01	743,717.92	2,486,558.70	2,699,122.99	947,786.12	8,940,375.74
Realized Principal Losses	-	-	-	-	-	-
Ending Pool Stated Principal Balance	476,280,175.02	290,257,589.76	130,336,915.54	550,632,899.83	152,459,501.59	1,599,967,081.74

Weighted Averages

	Group I	Group II	Group III	Group IV	Group V
Beginning Weighted Average Mortgage Rate	6.54537%	6.71088%	7.57940%	6.51909%	6.73033%
Beginning Weighted Average Net Mortgage Rate	6.27922%	6.44668%	7.29637%	6.25920%	6.46317%
Ending Weighted Average Mortgage Rate	6.54493%	6.71070%	7.58244%	6.51932%	6.73045%
Ending Weighted Average Net Mortgage Rate	6.27875%	6.44649%	7.29894%	6.25942%	6.46323%

Beginning Weighted Average Remaining Term to Maturity	357	357	356	357	356
Ending Weighted Average Remaining Term to Maturity	356	356	355	356	355

Loan Substitution

	Group I	Group II	Group III	Group IV	Group V	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-	-	-

Fees of the Trust

	Group I	Group II	Group III	Group IV	Group V	Total
Gross Master Servicing Fee	99,703.39	60,648.28	27,682.34	115,334.01	31,978.69	335,346.72
Net Master Servicing Fee	98,330.07	59,828.84	25,348.07	114,536.22	31,978.69	330,021.89
Trustee Fee	3,589.32	2,183.34	996.56	4,152.02	1,151.23	12,072.48
Lpmi	2,853.07	1,260.66	2,661.30	411.76	1,044.24	8,231.03
Total Net Loan Fees	104,772.46	63,272.84	29,005.93	119,100.00	34,174.17	350,325.40

Servicer Advances

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Advances	2,637.29	1,853.88	931.89	3,262.22	1,156.60	9,841.88
Interest Advances	31,355.50	29,415.51	27,245.08	30,895.06	10,137.52	129,048.67
Reimbursement for Principal & Interest Advances	-	-	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-	-	-
Total Advances	33,992.79	31,269.39	28,176.97	34,157.28	11,294.12	138,890.55

Mortgage Prepayment Details

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Balance of Loans Paid in Full	1,694,993.21	694,215.63	2,441,643.53	2,421,465.26	873,276.03	8,125,593.66
Prepayment Interest Excess	-	-	-	-	-	-
Prepayment Interest Shortfall	1,373.32	819.44	2,334.28	797.80	-	5,324.83
Compensating Interest	1,373.32	819.44	2,334.28	797.80	-	5,324.83
Non-Supported Prepayment Interest Shortfall	-	-	-	-	-	-
CPR %	5.05480%	3.02412%	20.29029%	5.69902%	7.16707%
SMM %	0.43132%	0.25557%	1.87208%	0.48779%	0.61782%

Net Interest Shortfalls

	Group I	Group II	Group III	Group IV	Group V	Total
Net Prepayment Interest Shortfalls	-	-	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-	-	-

NAS Principal Distribution Amount

Shift Percentage	0.00000%
Class 1A4 & 1A9 Priority Percentage	50.52203%
Class 1A4 & 1A9 Priority Amount	-
Class 4A9 Priority Percentage	15.50356%
Class 4A9 Priority Amount	-
Class 5A4 & 5A6 Priority Percentage	50.88180%
Class 5A4 & 5A6 Priority Amount	-

Delinquency Information

Delinquency Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	4,923,787.50	1.03380%	3,834,595.02	1.32110%	2,380,402.26	1.82635%	4,936,850.78	0.89658%
	22	1.00825%	14	1.12994%	13	1.96672%	23	0.93648%

60-89 Days	789,841.67	0.16584%	1,414,188.19	0.48722%	1,246,927.54	0.95670%	674,128.43	0.12243%
	4	0.18332%	6	0.48426%	6	0.90772%	4	0.16287%

90+ Days	-	0.00000%	-	0.00000%	582,463.99	0.44689%	-	0.00000%
	0	0.00000%	0	0.00000%	2	0.30257%	0	0.00000%

Total	5,713,629.17	1.19964%	5,248,783.21	1.80832%	4,209,793.79	3.22993%	5,610,979.21	1.01901%
	26	1.19157%	20	1.61421%	21	3.17700%	27	1.09935%

Delinquency Info		Group 5		Total

30-59 Days	Balance	1,370,447.11	0.89889%	17,446,082.67	1.09040%
	Loan Count	8	1.13960%	80	1.10497%

60-89 Days	Balance	408,381.63	0.26786%	4,533,467.46	0.28335%
	Loan Count	2	0.28490%	22	0.30387%

90+ Days	Balance	-	0.00000%	582,463.99	0.03640%
	Loan Count	0	0.00000%	2	0.02762%

Total	Balance	1,778,828.74	1.16675%	22,562,014.12	1.41015%
	Loan Count	10	1.42450%	104	1.43646%

Foreclosure Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Foreclosure Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Bankruptcy Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

REO Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

REO Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1		Group 2		Group 3		Group 4

All	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 5		Total

All	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%

Totals for Foreclosure, REO Bankruptcy, Delinquency	Group 1		Group 2		Group 3		Group 4

All	5,713,629.17	1.19964%	5,248,783.21	1.80832%	4,209,793.79	3.22993%	5,610,979.21	1.01901%
	26	1.19157%	20	1.61421%	21	3.17700%	27	1.09935%

Totals for Foreclosure, REO Bankruptcy, Delinquency	Group 5		Total

All	1,778,828.74	1.16675%	22,562,014.12	1.41015%
	10	1.42450%	104	1.43646%

60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

	Group I	Group II	Group III	Group IV	Group V	Total
Current	789,841.67	1,414,188.19	1,829,391.53	674,128.43	408,381.63	5,115,931.45
One-Month Prior	285,000.00	655,488.23	368,000.00	-	-	1,308,488.23
Two-Month Prior	-	-	-	-	-	-
Three-Month Prior	-	-	-	-	-	-
Four-Month Prior	-	-	-	-	-	-
Five-Month Prior	-	-	-	-	-	-

60+ Delinquency Average	358,280.56	689,892.14	732,463.84	224,709.48	136,127.21	2,141,473.23

Passing Delinquency Trigger Test	YES

Realized Loss Detail

	Group I	Group II	Group III	Group IV	Group V	Total
Current Period Realized Losses	-	-	-	-	-	-
Cumulative Realized Losses	-	-	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-	-	-
Total Liquidated Proceeds	-	-	-	-	-	-
Subsequent Recoveries	-	-	-	-	-	-

Loss Test Pass ?	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
N/A
Group II
N/A
Group III
N/A
Group IV
N/A
Group V
N/A

Servicer Remittance Summary

Interest

	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Interest Collected	2,609,010.76	1,627,193.63	836,928.38	3,006,694.01	860,908.81	8,940,735.59
Plus: Compensating Interest	1,373.32	819.44	2,334.28	797.80	-	5,324.83
Less: Master Servicer Fee	99,703.39	60,648.28	27,682.34	115,334.01	31,978.69	335,346.72
Less: Mortgage Loan Premiums	2,853.07	1,260.66	2,661.30	411.76	1,044.24	8,231.03
Less: Excess Master Servicing Fee	-	-	-	-	-	-
Total Interest Available	2,507,827.62	1,566,104.13	808,919.02	2,891,746.04	827,885.88	8,602,482.67

Principal

	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Principal	232,903.53	110,443.93	51,769.80	271,248.58	90,437.04	756,802.88
Paid in Full Principal	1,694,993.21	694,215.63	2,441,643.53	2,421,465.26	873,276.03	8,125,593.66
Curtailment Principal	368,196.80	49,502.29	44,915.17	277,657.73	74,510.09	814,782.08
Liquidation Principal	-	-	-	-	-	-
Repurchased Principal	-	-	-	-	-	-
Substitution Adjustment Principal	-	-	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-	-	-
Total Principal Available	2,296,093.54	854,161.85	2,538,328.50	2,970,371.57	1,038,223.16	9,697,178.62

Other Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Penalties	-	-	-	-	-	-
Other Required Amounts	-	-	-	-	-	-
Total Other Remittance Amounts	-	-	-	-	-	-

Total Servicer Remittance	4,803,921.16	2,420,265.98	3,347,247.52	5,862,117.61	1,866,109.04	18,299,661.29

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	18,299,661.29
Corridor Contract Proceeds Needed	488.29
Capitalized Interest	-
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	18,300,149.59

Distribution Payments

Trustee Fee	12,072.48
Class Payments	18,288,083.51
Total Payments	18,300,155.99

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	18,300,149.59
Withdrawals	18,300,149.59
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	1,000.00
Deposit	488.29
Withdrawal	494.70
Ending Balance	993.60

Yield Supplemental Amount Details

One-Month Libor Rate	5.50500%

Yield Supplemental Amounts

Class	Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
1A1	-	-	-	-
1A2	-	-	-	-
1A5	-	-	-	-
2A1	-	-	-	-
4A3	-	494.70	494.70	-
Total	—	494.70	494.70	—

Corridor Contract Amounts Available

Contract	Beginning Amount	Current Period Amount	Ending Amount
1A2	-	-	-
1A5	-	-	-
4A3	-	488.29	-
Total	—	488.29	—

Senior Principal Distribution Amounts

PO Principal Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning PO Balance	557,047.71	126,597.13	17,253.36	504,381.32	53,846.98	1,259,126.49
PO Scheduled Principal	296.66	50.54	14.14	270.53	32.92	664.79
PO Prepayments & Recoveries	145.54	2,716.47	0.70	2,771.06	3.14	5,636.90
PO Liquidation Principal	-	-	-	-	-	-
PO Principal Loss	-	-	-	-	-	-
Ending PO Balance	556,605.52	123,830.12	17,238.52	501,339.74	53,810.91	1,252,824.80

NON-PO Principal Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Non-PO Balance	478,019,220.85	290,985,154.48	132,857,990.68	553,098,890.08	153,443,877.77	1,608,405,133.87
Non-PO Scheduled Principal	232,606.87	110,393.39	51,755.66	270,978.05	90,404.12	756,138.09
Non-PO Prepayments & Recoveries	2,063,044.47	741,001.45	2,486,558.00	2,696,351.93	947,782.98	8,934,738.84
Non-PO Liquidation Principal	-	-	-	-	-	-
Non-PO Principal Loss	-	-	-	-	-	-
Ending Non-PO Balance	475,723,569.50	290,133,759.64	130,319,677.02	550,131,560.09	152,405,690.68	1,598,714,256.94

Principal Distribution Amounts

Senior and Subordinate Percentages

	Group I	Group II	Group III	Group IV	Group V
Senior Percentage Original	96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Senior Percentage	96.36539%	96.36743%	96.31705%	96.37125%	96.34034%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Subordinate Percentages	3.63461%	3.63257%	3.68295%	3.62875%	3.65966%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Senior Principal Distribution Amount	2,287,197.00	847,384.73	2,536,407.53	2,957,496.86	1,034,878.61	9,663,364.73
Subordinate Principal Distribution Amount						27,512.20
PO Principal Distribution Amount	442.19	2,767.01	14.84	3,041.59	36.07	6,301.69
Total Principal Distribution Amount	2,296,093.54	854,161.85	2,538,328.50	2,970,371.57	1,038,223.16	9,697,178.62

Credit Enhancements

Subordination
	Original	Current
Credit Support
Class A	1,568,411,899.78	1,541,471,030.18
Class A Percentage	96.399879%	96.343922%

Class M1	22,779,500.00	22,749,401.99
Class M1 Percentage	1.400105%	1.421867%

Class M2	9,762,000.00	9,749,101.70
Class M2 Percentage	0.600005%	0.609331%

Class B1	9,762,000.00	9,749,101.70
Class B1 Percentage	0.600005%	0.609331%

Class B2	4,881,000.00	4,874,550.85
Class B2 Percentage	0.300003%	0.304666%

Class B3	4,881,000.00	4,874,550.85
Class B3 Percentage	0.300003%	0.304666%

Class B4	4,067,000.00	4,061,626.37
Class B4 Percentage	0.249972%	0.253857%

Class B5	2,440,943.50	2,437,718.09
Class B5 Percentage	0.150029%	0.152361%

Prepayment Penalties

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Charges	-	-	-	-	-	-

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

29504514	176,000.00	8/22/2007	-	CA	6.500	4	Paid in Full
162303921	273,192.56	8/31/2007	-	AZ	7.000	3	Paid in Full
167292915	195,000.00	9/4/2007	-	GA	6.500	3	Paid in Full
168149195	129,780.94	9/10/2007	-	MD	6.875	3	Paid in Full
168641587	246,292.91	9/12/2007	-	CO	6.875	3	Paid in Full

168697108	267,525.80	8/21/2007	-	IL	6.625	3	Paid in Full
168897560	153,000.00	8/21/2007	-	TN	6.500	3	Paid in Full
169601855	135,000.00	9/10/2007	-	NM	6.375	3	Paid in Full
170439977	120,000.00	8/16/2007	-	CA	6.375	3	Paid in Full

Group II

161567450	152,697.25	8/27/2007	-	CO	6.875	3	Paid in Full
169160742	125,883.30	8/28/2007	-	FL	6.375	3	Paid in Full
169637739	416,237.08	8/23/2007	-	UT	6.875	3	Paid in Full

Group III

160190252	278,347.40	8/30/2007	-	TN	7.125	5	Paid in Full
160346880	335,577.46	8/16/2007	-	CA	7.375	4	Paid in Full
161033998	415,993.64	8/28/2007	-	IL	7.125	4	Paid in Full
161120521	331,035.41	8/30/2007	-	IL	7.375	4	Paid in Full
161249169	234,280.00	9/11/2007	-	AZ	7.500	3	Paid in Full

161346677	342,350.00	8/21/2007	-	TX	7.500	4	Paid in Full
167573080	214,200.00	8/28/2007	-	TX	8.500	4	Paid in Full
167980856	179,859.58	9/10/2007	-	NY	7.250	3	Paid in Full
169746774	111,000.00	8/28/2007	-	OH	7.375	3	Paid in Full

Group IV

113424025	319,648.00	8/31/2007	-	FL	6.500	4	Paid in Full
148405807	100,000.00	8/21/2007	-	CA	6.125	3	Paid in Full
159398001	210,395.42	9/14/2007	-	CA	6.250	4	Paid in Full
160726847	370,000.00	8/31/2007	-	CA	6.375	4	Paid in Full
160777190	150,000.00	8/31/2007	-	FL	6.625	5	Paid in Full

161303127	321,023.36	9/11/2007	-	NJ	6.750	3	Paid in Full
168426603	172,159.65	8/21/2007	-	TX	6.375	3	Paid in Full
170370285	416,999.34	9/12/2007	-	FL	6.500	3	Paid in Full
170575900	244,432.80	8/29/2007	-	CA	6.500	3	Paid in Full
171250160	118,081.28	8/20/2007	-	TX	6.500	3	Paid in Full

Group V

148332835	356,774.75	9/4/2007	-	WY	6.625	4	Paid in Full
159886638	325,000.00	9/4/2007	-	VA	6.750	4	Paid in Full
170160119	191,668.45	8/31/2007	-	VT	6.750	3	Paid in Full

Stratification Tables

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.092	12,470.33	0.003
25,000.00	-	50,000.00	17	0.779	714,204.97	0.150
50,000.00	-	75,000.00	69	3.162	4,445,047.40	0.933
75,000.00	-	100,000.00	120	5.500	10,858,307.91	2.280
100,000.00	-	125,000.00	181	8.295	20,706,433.78	4.348
125,000.00	-	150,000.00	212	9.716	29,306,547.51	6.153
150,000.00	-	175,000.00	274	12.557	44,598,332.55	9.364
175,000.00	-	200,000.00	241	11.045	45,588,417.16	9.572
200,000.00	-	225,000.00	183	8.387	39,046,215.03	8.198
225,000.00	-	250,000.00	153	7.012	36,512,080.69	7.666
250,000.00	-	275,000.00	147	6.737	38,684,868.13	8.122
275,000.00	-	300,000.00	147	6.737	42,504,384.55	8.924
300,000.00	-	325,000.00	89	4.079	27,889,551.16	5.856
325,000.00	-	350,000.00	75	3.437	25,425,258.48	5.338
350,000.00	-	375,000.00	71	3.254	25,926,240.42	5.443
375,000.00	-	400,000.00	91	4.170	35,494,691.82	7.452
400,000.00	-	425,000.00	75	3.437	31,002,874.07	6.509
425,000.00	-	450,000.00	6	0.275	2,637,386.54	0.554
450,000.00	-	475,000.00	7	0.321	3,245,922.18	0.682
475,000.00	-	500,000.00	9	0.412	4,389,841.12	0.922
500,000.00	-	525,000.00	5	0.229	2,556,618.85	0.537
525,000.00	-	550,000.00	2	0.092	1,059,340.83	0.222
550,000.00	-	575,000.00	1	0.046	551,528.21	0.116
575,000.00	-	600,000.00	1	0.046	598,323.97	0.126
600,000.00	-	625,000.00	1	0.046	603,976.13	0.127
625,000.00	-	650,000.00	3	0.137	1,921,311.23	0.403
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2182	100.000	476,280,175.02	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.081	17,393.95	0.006
25,000.00	-	50,000.00	3	0.242	132,190.02	0.046
50,000.00	-	75,000.00	14	1.130	930,133.67	0.320
75,000.00	-	100,000.00	51	4.116	4,728,072.25	1.629
100,000.00	-	125,000.00	86	6.941	9,838,490.15	3.390
125,000.00	-	150,000.00	105	8.475	14,559,727.24	5.016
150,000.00	-	175,000.00	148	11.945	24,027,114.14	8.278
175,000.00	-	200,000.00	137	11.057	25,849,221.93	8.906
200,000.00	-	225,000.00	100	8.071	21,213,144.16	7.308
225,000.00	-	250,000.00	113	9.120	26,943,969.92	9.283
250,000.00	-	275,000.00	82	6.618	21,539,544.72	7.421
275,000.00	-	300,000.00	85	6.860	24,671,745.31	8.500
300,000.00	-	325,000.00	68	5.488	21,297,740.57	7.338
325,000.00	-	350,000.00	63	5.085	21,264,625.07	7.326
350,000.00	-	375,000.00	58	4.681	21,112,102.42	7.274
375,000.00	-	400,000.00	55	4.439	21,461,688.54	7.394
400,000.00	-	425,000.00	57	4.600	23,569,849.74	8.120
425,000.00	-	450,000.00	3	0.242	1,330,448.10	0.458
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	1	0.081	496,000.00	0.171
500,000.00	-	525,000.00	2	0.161	1,035,247.73	0.357
525,000.00	-	550,000.00	1	0.081	533,800.00	0.184
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	3	0.242	1,797,323.76	0.619
600,000.00	-	625,000.00	1	0.081	619,386.97	0.213
625,000.00	-	650,000.00	2	0.161	1,288,629.40	0.444
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1239	100.000	290,257,589.76	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	15	2.269	542,024.53	0.416
50,000.00	-	75,000.00	48	7.262	2,978,820.17	2.285
75,000.00	-	100,000.00	46	6.959	4,132,060.20	3.170
100,000.00	-	125,000.00	64	9.682	7,144,080.62	5.481
125,000.00	-	150,000.00	74	11.195	10,237,594.34	7.855
150,000.00	-	175,000.00	52	7.867	8,487,231.33	6.512
175,000.00	-	200,000.00	73	11.044	13,765,185.61	10.561
200,000.00	-	225,000.00	48	7.262	10,133,361.51	7.775
225,000.00	-	250,000.00	52	7.867	12,284,260.37	9.425
250,000.00	-	275,000.00	47	7.110	12,353,265.51	9.478
275,000.00	-	300,000.00	41	6.203	11,807,884.17	9.060
300,000.00	-	325,000.00	29	4.387	9,054,570.20	6.947
325,000.00	-	350,000.00	27	4.085	9,185,771.19	7.048
350,000.00	-	375,000.00	13	1.967	4,781,395.99	3.668
375,000.00	-	400,000.00	15	2.269	5,898,693.61	4.526
400,000.00	-	425,000.00	8	1.210	3,285,027.52	2.520
425,000.00	-	450,000.00	3	0.454	1,321,252.33	1.014
450,000.00	-	475,000.00	1	0.151	451,000.00	0.346
475,000.00	-	500,000.00	3	0.454	1,451,395.48	1.114
500,000.00	-	525,000.00	2	0.303	1,042,040.86	0.799
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	661	100.000	130,336,915.54	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	9	0.366	396,134.07	0.072
50,000.00	-	75,000.00	56	2.280	3,673,112.46	0.667
75,000.00	-	100,000.00	131	5.334	11,790,769.26	2.141
100,000.00	-	125,000.00	189	7.695	21,564,516.47	3.916
125,000.00	-	150,000.00	238	9.691	32,819,403.84	5.960
150,000.00	-	175,000.00	232	9.446	37,768,736.31	6.859
175,000.00	-	200,000.00	300	12.215	56,455,954.09	10.253
200,000.00	-	225,000.00	207	8.428	44,208,241.71	8.029
225,000.00	-	250,000.00	217	8.836	51,622,153.65	9.375
250,000.00	-	275,000.00	165	6.718	43,364,328.13	7.875
275,000.00	-	300,000.00	171	6.963	49,475,090.56	8.985
300,000.00	-	325,000.00	137	5.578	42,912,357.93	7.793
325,000.00	-	350,000.00	110	4.479	37,277,630.93	6.770
350,000.00	-	375,000.00	82	3.339	29,844,605.60	5.420
375,000.00	-	400,000.00	82	3.339	32,036,960.73	5.818
400,000.00	-	425,000.00	111	4.520	45,904,081.94	8.337
425,000.00	-	450,000.00	3	0.122	1,313,709.04	0.239
450,000.00	-	475,000.00	4	0.163	1,861,050.04	0.338
475,000.00	-	500,000.00	5	0.204	2,456,395.22	0.446
500,000.00	-	525,000.00	3	0.122	1,542,808.06	0.280
525,000.00	-	550,000.00	1	0.041	526,997.25	0.096
550,000.00	-	575,000.00	1	0.041	574,007.09	0.104
575,000.00	-	600,000.00	1	0.041	579,855.45	0.105
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	1	0.041	664,000.00	0.121
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2456	100.000	550,632,899.83	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.285	81,692.52	0.054
50,000.00	-	75,000.00	7	0.997	426,310.13	0.280
75,000.00	-	100,000.00	39	5.556	3,541,153.83	2.323
100,000.00	-	125,000.00	64	9.117	7,445,045.72	4.883
125,000.00	-	150,000.00	84	11.966	11,569,396.39	7.589
150,000.00	-	175,000.00	78	11.111	12,680,864.61	8.318
175,000.00	-	200,000.00	86	12.251	16,300,303.83	10.692
200,000.00	-	225,000.00	65	9.259	13,738,768.68	9.011
225,000.00	-	250,000.00	59	8.405	14,158,256.77	9.287
250,000.00	-	275,000.00	27	3.846	7,109,499.64	4.663
275,000.00	-	300,000.00	37	5.271	10,733,231.88	7.040
300,000.00	-	325,000.00	50	7.123	15,637,333.56	10.257
325,000.00	-	350,000.00	38	5.413	12,853,307.26	8.431
350,000.00	-	375,000.00	26	3.704	9,415,336.49	6.176
375,000.00	-	400,000.00	17	2.422	6,715,430.99	4.405
400,000.00	-	425,000.00	17	2.422	7,018,884.02	4.604
425,000.00	-	450,000.00	2	0.285	868,875.98	0.570
450,000.00	-	475,000.00	3	0.427	1,392,822.36	0.914
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	1	0.142	772,986.93	0.507
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	702	100.000	152,459,501.59	100.000

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	1	0.046	108,906.17	0.023
5.8	-	6.0	18	0.825	3,972,520.38	0.834
6.0	-	6.3	117	5.362	26,636,411.99	5.593
6.3	-	6.5	1172	53.712	260,024,713.64	54.595
6.5	-	6.8	621	28.460	135,658,511.91	28.483
6.8	-	7.0	199	9.120	40,051,638.45	8.409
7.0	-	7.3	50	2.291	8,987,068.54	1.887
7.3	-	7.5	2	0.092	477,155.38	0.100
7.5	-	7.8	1	0.046	242,500.00	0.051
7.8	-	8.0	1	0.046	120,748.56	0.025
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2182	100.000	476,280,175.02	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	335	27.038	81,808,093.70	28.185
6.5	-	6.8	469	37.853	113,596,290.12	39.136
6.8	-	7.0	422	34.060	92,208,673.33	31.768
7.0	-	7.3	3	0.242	797,898.45	0.275
7.3	-	7.5	8	0.646	1,498,420.69	0.516
7.5	-	7.8	2	0.161	348,213.47	0.120
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	1239	100.000	290,257,589.76	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	0	0.000	-	0.000
6.5	-	6.8	0	0.000	-	0.000
6.8	-	7.0	28	4.236	4,880,534.59	3.745
7.0	-	7.3	226	34.191	48,135,082.78	36.931
7.3	-	7.5	174	26.324	32,201,184.44	24.706
7.5	-	7.8	74	11.195	15,071,596.10	11.564
7.8	-	8.0	68	10.287	12,703,694.16	9.747
>		8.0	91	13.767	17,344,823.47	13.308
		Wgt Ave / Total:	661	100.000	130,336,915.54	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	14	0.570	3,185,760.40	0.579
6.0	-	6.3	270	10.993	63,201,527.83	11.478
6.3	-	6.5	1312	53.420	291,855,130.78	53.004
6.5	-	6.8	626	25.489	141,698,127.62	25.734
6.8	-	7.0	182	7.410	39,744,236.58	7.218
7.0	-	7.3	51	2.077	10,675,893.32	1.939
7.3	-	7.5	1	0.041	272,223.30	0.049
7.5	-	7.8	0	0.000	-	0.000
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2456	100.000	550,632,899.83	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	160	22.792	34,372,087.58	22.545
6.5	-	6.8	240	34.188	51,941,388.21	34.069
6.8	-	7.0	289	41.168	62,793,853.29	41.187
7.0	-	7.3	7	0.997	1,455,876.86	0.955
7.3	-	7.5	4	0.570	1,083,295.65	0.711
7.5	-	7.8	2	0.285	813,000.00	0.533
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	702	100.000	152,459,501.59	100.000

Group I

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	476	21.815	124,613,282.39	26.164
FL	254	11.641	50,651,672.21	10.635
AZ	120	5.500	23,849,948.89	5.008
VA	58	2.658	13,792,806.64	2.896
WA	90	4.125	20,849,662.84	4.378
CO	73	3.346	14,655,487.30	3.077
Others	1111	50.917	227,867,314.75	47.843
Wgt Ave / Total:	2182	100.000	476,280,175.02	100.000

Group II

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	354	28.571	98,661,069.94	33.991
FL	122	9.847	26,738,463.57	9.212
AZ	48	3.874	9,621,532.68	3.315
VA	30	2.421	7,530,325.56	2.594
WA	53	4.278	13,380,877.43	4.610
CO	45	3.632	8,708,215.68	3.000
Others	587	47.377	125,617,104.90	43.278
Wgt Ave / Total:	1239	100.000	290,257,589.76	100.000

Group III

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	66	9.985	18,367,614.50	14.092
FL	129	19.516	25,360,088.30	19.457
AZ	40	6.051	7,839,816.59	6.015
VA	10	1.513	2,028,523.71	1.556
WA	24	3.631	5,935,503.99	4.554
CO	15	2.269	2,767,987.52	2.124
Others	377	57.035	68,037,380.93	52.201
Wgt Ave / Total:	661	100.000	130,336,915.54	100.000

Group IV

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	512	20.847	141,594,449.77	25.715
FL	201	8.184	42,976,096.87	7.805
AZ	134	5.456	28,939,575.82	5.256
VA	79	3.217	18,290,000.88	3.322
WA	109	4.438	26,142,661.92	4.748
CO	97	3.950	20,643,621.88	3.749
Others	1324	53.909	272,046,492.69	49.406
Wgt Ave / Total:	2456	100.000	550,632,899.83	100.000

Group V

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	152	21.652	37,368,644.70	24.511
FL	96	13.675	19,450,416.78	12.758
AZ	27	3.846	5,832,468.74	3.826
VA	22	3.134	5,300,401.81	3.477
WA	11	1.567	2,634,223.31	1.728
CO	30	4.274	6,174,765.95	4.050
Others	364	51.852	75,698,580.30	49.652
Wgt Ave / Total:	702	100.000	152,459,501.59	100.000

Group I
			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	20	0.917	3,292,007.98	0.691
300	-	360	2162	99.083	472,988,167.04	99.309
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2182	100.000	476,280,175.02	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.081	17,393.95	0.006
120	-	180	0	0.000	-	0.000
180	-	300	3	0.242	489,760.96	0.169
300	-	360	1235	99.677	289,750,434.85	99.825
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1239	100.000	290,257,589.76	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.454	229,702.69	0.176
300	-	360	658	99.546	130,107,212.85	99.824
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	661	100.000	130,336,915.54	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	16	0.651	2,111,125.77	0.383
300	-	360	2440	99.349	548,521,774.06	99.617
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2456	100.000	550,632,899.83	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	15	2.137	2,362,371.38	1.550
300	-	360	687	97.863	150,097,130.21	98.450
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	702	100.000	152,459,501.59	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 10/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02152AAA7	Senior	Fix-30/360	180,777,417.42	6.000000	1,624,000.00	903,887.09	2,527,887.09	-	179,153,417.42	-
1A2	02152AAB5	Senior	Fix-30/360	44,515,481.15	5.531250	137,759.17	205,188.55	342,947.72	-	44,377,721.98	-
1A3	02152AAC3	Strip IO	Fix-30/360	44,515,481.15	0.468750	-	17,388.86	17,388.86	-	44,377,721.98	-
1A4	02152AAD1	Senior	Fix-30/360	24,115,000.00	6.000000	-	120,575.00	120,575.00	-	24,115,000.00	-
1A5	02152AAE9	Senior	Fix-30/360	60,000,000.00	5.531250	-	276,562.50	276,562.50	-	60,000,000.00	-
1A6	02152AAF6	Strip IO	Fix-30/360	60,000,000.00	0.468750	-	23,437.50	23,437.50	-	60,000,000.00	-
1A7	02152AAG4	Senior	Fix-30/360	124,293,000.00	6.000000	-	621,465.00	621,465.00	-	124,293,000.00	-
1A8	02152AAH2	Senior	Fix-30/360	470,994.86	6.000000	-	-	-	-	473,349.83	-
1A9	02152AAJ8	Senior	Fix-30/360	24,186,000.00	6.000000	-	120,930.00	120,930.00	-	24,186,000.00	-
2A1	02152AAL3	Senior	Fix-30/360	240,939,793.59	5.581250	963,728.77	1,120,621.02	2,084,349.79	-	239,976,064.82	-
2A2	02152AAM1	Senior	Fix-30/360	29,953,664.29	11.822917	119,810.88	295,116.40	414,927.27	-	29,833,853.41	-
2A3	02152ABQ1	Senior	Fix-30/360	8,674,075.47	5.581250	34,695.21	40,343.49	75,038.69	-	8,639,380.26	-
3A1	02152AAP4	Senior	Fix-30/360	121,069,020.92	6.750000	2,743,062.38	681,013.24	3,424,075.62	-	118,325,958.54	-
3A2	02152AAQ2	Senior	Fix-30/360	4,359,468.41	6.750000	98,772.53	24,522.01	123,294.54	-	4,260,695.88	-
4A1	02152AAS8	Senior	Fix-30/360	216,596,232.46	5.531250	427,768.30	998,373.26	1,426,141.56	-	216,168,464.16	-
4A2	02152AAT6	Senior	Fix-30/360	36,099,372.08	8.812500	71,294.72	265,104.76	336,399.48	-	36,028,077.36	-
4A3	02152AAU3	Senior	Fix-30/360	117,026,435.38	5.631250	776,499.26	549,170.93	1,325,670.19	-	116,249,936.12	-
4A4	02152AAV1	Strip IO	Fix-30/360	117,026,435.38	0.368750	-	35,961.25	35,961.25	-	116,249,936.12	-
4A5	02152AAW9	Senior	Fix-30/360	47,324,421.11	5.631250	163,271.97	222,079.71	385,351.68	-	47,161,149.14	-
4A6	02152ABR9	Senior	Fix-30/360	7,887,403.52	8.212500	27,212.00	53,979.42	81,191.41	-	7,860,191.52	-
4A7	02152ABS7	Senior	Fix-30/360	83,615,944.02	6.000000	303,560.01	418,079.72	721,639.73	-	83,312,384.01	-
4A8	02152ABT5	Senior	Fix-30/360	4,371,000.00	6.000000	-	21,855.00	21,855.00	-	4,371,000.00	-
4A9	02152ABU2	Senior	Fix-30/360	17,150,000.00	6.000000	-	85,750.00	85,750.00	-	17,150,000.00	-
5A1	02152AAY5	Senior	Fix-30/360	72,677,474.50	6.250000	595,272.41	378,528.51	973,800.92	-	72,082,202.09	-
5A2	02152AAZ2	Senior	Fix-30/360	3,638,524.63	6.250000	-	-	-	-	3,657,475.28	-
5A3	02152ABA6	Senior	Fix-30/360	54,508,000.00	6.250000	-	283,895.83	283,895.83	-	54,508,000.00	-
5A4	02152ABB4	Senior	Fix-30/360	13,177,000.00	6.250000	-	68,630.21	68,630.21	-	13,177,000.00	-
5A5	02152ABC2	Senior	Fix-30/360	354,481.58	6.250000	-	-	-	-	356,327.83	-
5A6	02152ABD0	Senior	Fix-30/360	2,438,000.00	6.250000	-	12,697.92	12,697.92	-	2,438,000.00	-
X1				-	0.000000	-	-	-	-	-	-
X1-1		Strip IO	Fix-30/360	445,031,236.78	0.305823	-	113,417.26	113,417.26	-	443,308,672.03	-
X1-2	02152AAK5	Strip IO	Fix-30/360	484,245,611.60	0.301009	-	121,468.77	121,468.77	-	482,336,929.11	-
X2				-	0.000000	-	-	-	-	-	-
X2-1		Strip IO	Fix-30/360	208,449,496.06	0.277322	-	48,173.00	48,173.00	-	207,367,193.55	-
X2-2	02152AAN9	Strip IO	Fix-30/360	115,090,815.56	0.285389	-	27,371.36	27,371.36	-	114,538,541.64	-
X3	02152AAR0	Strip IO	Fix-30/360	125,456,380.95	0.571225	-	59,719.85	59,719.85	-	122,616,838.23	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	02152ABF5	Strip PO	Fix-30/360	556,605.54	0.000000	923.02	-	923.02	-	555,682.52	-
PO-2	02152ABF5	Strip PO	Fix-30/360	123,830.14	0.000000	58.39	-	58.39	-	123,771.75	-
PO-3	02152ABF5	Strip PO	Fix-30/360	17,238.52	0.000000	14.83	-	14.83	-	17,223.69	-
PO-4	02152ABF5	Strip PO	Fix-30/360	501,339.70	0.000000	414.41	-	414.41	-	500,925.28	-
PO-5	02152ABF5	Strip PO	Fix-30/360	53,810.91	0.000000	36.85	-	36.85	-	53,774.06	-
AR	02152ABG3	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-

M1	02152ABH1	Mezzanine	Fix-30/360	22,749,401.99	6.131855	10,792.92	116,246.70	127,039.61	-	22,738,609.07	-
M2	02152ABJ7	Mezzanine	Fix-30/360	9,749,101.70	6.131855	4,625.23	49,816.73	54,441.96	-	9,744,476.47	-
B1	02152ABK4	Junior	Fix-30/360	9,749,101.70	6.131855	4,625.23	49,816.73	54,441.96	-	9,744,476.47	-
B2	02152ABL2	Junior	Fix-30/360	4,874,550.85	6.131855	2,312.62	24,908.37	27,220.98	-	4,872,238.24	-
B3	02152ABM0	Junior	Fix-30/360	4,874,550.85	6.131855	2,312.62	24,908.37	27,220.98	-	4,872,238.24	-
B4	02152ABN8	Junior	Fix-30/360	4,061,626.37	6.131855	1,926.94	20,754.42	22,681.36	-	4,059,699.43	-
B5	02152ABP3	Junior	Fix-30/360	2,437,718.09	6.131855	1,118.36	12,456.44	13,574.81	38.16	2,436,561.57	38.54

Totals				1,599,967,081.75		8,115,869.03	8,514,215.18	16,630,084.16	38.16	1,591,874,326.44	38.54

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02152AAA7	185,600,000.00	180,777,417.42	1,624,000.00	-	-	1,624,000.00	-	-	179,153,417.42	0.965266258
1A2	02152AAB5	46,400,000.00	44,515,481.15	137,759.17	-	-	137,759.17	-	-	44,377,721.98	0.956416422
1A3	02152AAC3	46,400,000.00	44,515,481.15	-	-	-	-	-	-	44,377,721.98	0.956416422
1A4	02152AAD1	24,115,000.00	24,115,000.00	-	-	-	-	-	-	24,115,000.00	1.000000000
1A5	02152AAE9	60,000,000.00	60,000,000.00	-	-	-	-	-	-	60,000,000.00	1.000000000
1A6	02152AAF6	60,000,000.00	60,000,000.00	-	-	-	-	-	-	60,000,000.00	1.000000000
1A7	02152AAG4	124,293,000.00	124,293,000.00	-	-	-	-	-	-	124,293,000.00	1.000000000
1A8	02152AAH2	464,000.00	470,994.86	-	2,354.97	-	-	2,354.97	-	473,349.83	1.020150501
1A9	02152AAJ8	24,186,000.00	24,186,000.00	-	-	-	-	-	-	24,186,000.00	1.000000000
2A1	02152AAL3	244,014,000.00	240,939,793.59	963,728.77	-	-	963,728.77	-	-	239,976,064.82	0.983452035
2A2	02152AAM1	30,335,850.00	29,953,664.29	119,810.88	-	-	119,810.88	-	-	29,833,853.41	0.983452035
2A3	02152ABQ1	8,784,750.00	8,674,075.47	34,695.21	-	-	34,695.21	-	-	8,639,380.26	0.983452035
3A1	02152AAP4	126,527,000.00	121,069,020.92	2,743,062.38	-	-	2,743,062.38	-	-	118,325,958.54	0.935183467
3A2	02152AAQ2	4,556,000.00	4,359,468.41	98,772.53	-	-	98,772.53	-	-	4,260,695.88	0.935183467
4A1	02152AAS8	217,530,000.00	216,596,232.46	427,768.30	-	-	427,768.30	-	-	216,168,464.16	0.993740928
4A2	02152AAT6	36,255,000.00	36,099,372.08	71,294.72	-	-	71,294.72	-	-	36,028,077.36	0.993740928
4A3	02152AAU3	121,215,000.00	117,026,435.38	776,499.26	-	-	776,499.26	-	-	116,249,936.12	0.959039196
4A4	02152AAV1	121,215,000.00	117,026,435.38	-	-	-	-	-	-	116,249,936.12	0.959039196
4A5	02152AAW9	48,000,000.00	47,324,421.11	163,271.97	-	-	163,271.97	-	-	47,161,149.14	0.982523940
4A6	02152ABR9	8,000,000.00	7,887,403.52	27,212.00	-	-	27,212.00	-	-	7,860,191.52	0.982523940
4A7	02152ABS7	84,872,000.00	83,615,944.02	303,560.01	-	-	303,560.01	-	-	83,312,384.01	0.981623904
4A8	02152ABT5	4,371,000.00	4,371,000.00	-	-	-	-	-	-	4,371,000.00	1.000000000
4A9	02152ABU2	17,150,000.00	17,150,000.00	-	-	-	-	-	-	17,150,000.00	1.000000000
5A1	02152AAY5	75,000,000.00	72,677,474.50	595,272.41	-	-	595,272.41	-	-	72,082,202.09	0.961096028
5A2	02152AAZ2	5,000,000.00	3,638,524.63	-	18,950.65	-	-	18,950.65	-	3,657,475.28	0.731495055
5A3	02152ABA6	54,508,000.00	54,508,000.00	-	-	-	-	-	-	54,508,000.00	1.000000000
5A4	02152ABB4	13,177,000.00	13,177,000.00	-	-	-	-	-	-	13,177,000.00	1.000000000
5A5	02152ABC2	349,000.00	354,481.58	-	1,846.26	-	-	1,846.26	-	356,327.83	1.020996660
5A6	02152ABD0	2,438,000.00	2,438,000.00	-	-	-	-	-	-	2,438,000.00	1.000000000
X1		-	-	-	-	-	-	-	-	-	0.000000000
X1-1		451,487,340.00	445,031,236.78	-	-	-	-	-	-	443,308,672.03	0.981885056
X1-2	02152AAK5	490,676,127.00	484,245,611.60	-	-	-	-	-	-	482,336,929.11	0.983004680
X2		-	-	-	-	-	-	-	-	-	0.000000000
X2-1		211,159,189.00	208,449,496.06	-	-	-	-	-	-	207,367,193.55	0.982042006
X2-2	02152AAN9	118,130,226.00	115,090,815.56	-	-	-	-	-	-	114,538,541.64	0.969595552
X3	02152AAR0	131,104,879.00	125,456,380.95	-	-	-	-	-	-	122,616,838.23	0.935257629
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	02152ABF5	562,421.20	556,605.54	923.02	-	-	923.02	-	-	555,682.52	0.988018442
PO-2	02152ABF5	127,608.50	123,830.14	58.39	-	-	58.39	-	-	123,771.75	0.969933392
PO-3	02152ABF5	17,277.99	17,238.52	14.83	-	-	14.83	-	-	17,223.69	0.996857265
PO-4	02152ABF5	509,145.40	501,339.70	414.41	-	-	414.41	-	-	500,925.28	0.983855071
PO-5	02152ABF5	54,746.69	53,810.91	36.85	-	-	36.85	-	-	53,774.06	0.982234009
AR	02152ABG3	100.00	-	-	-	-	-	-	-	-	0.000000000

M1	02152ABH1	22,779,500.00	22,749,401.99	10,792.92	-	-	10,792.92	-	-	22,738,609.07	0.998204924
M2	02152ABJ7	9,762,000.00	9,749,101.70	4,625.23	-	-	4,625.23	-	-	9,744,476.47	0.998204924
B1	02152ABK4	9,762,000.00	9,749,101.70	4,625.23	-	-	4,625.23	-	-	9,744,476.47	0.998204924
B2	02152ABL2	4,881,000.00	4,874,550.85	2,312.62	-	-	2,312.62	-	-	4,872,238.24	0.998204924
B3	02152ABM0	4,881,000.00	4,874,550.85	2,312.62	-	-	2,312.62	-	-	4,872,238.24	0.998204924
B4	02152ABN8	4,067,000.00	4,061,626.37	1,926.94	-	-	1,926.94	-	-	4,059,699.43	0.998204924
B5	02152ABP3	2,440,943.50	2,437,718.09	1,118.36	-	-	1,118.36	-	38.16	2,436,561.57	0.998204822

Totals		1,626,985,343.28	1,599,967,081.75	8,115,869.03	23,151.88	-	8,115,869.03	23,151.88	38.16	1,591,874,326.44

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	180,777,417.42	6.000000	6.000000	903,887.09	-	903,887.09	-	903,887.09	-	-
1A2	44,515,481.15	5.531250	5.531250	205,188.55	-	205,188.55	-	205,188.55	-	-
1A3	44,515,481.15	0.468750	0.468750	17,388.86	-	17,388.86	-	17,388.86	-	-
1A4	24,115,000.00	6.000000	6.000000	120,575.00	-	120,575.00	-	120,575.00	-	-
1A5	60,000,000.00	5.531250	5.531250	276,562.50	-	276,562.50	-	276,562.50	-	-
1A6	60,000,000.00	0.468750	0.468750	23,437.50	-	23,437.50	-	23,437.50	-	-
1A7	124,293,000.00	6.000000	6.000000	621,465.00	-	621,465.00	-	621,465.00	-	-
1A8	470,994.86	6.000000	0.000000	-	2,354.97	2,354.97	-	-	-	-
1A9	24,186,000.00	6.000000	6.000000	120,930.00	-	120,930.00	-	120,930.00	-	-
2A1	240,939,793.59	5.581250	5.581250	1,120,621.02	-	1,120,621.02	-	1,120,621.02	-	-
2A2	29,953,664.29	11.822917	11.822917	295,116.40	-	295,116.40	-	295,116.40	-	-
2A3	8,674,075.47	5.581250	5.581250	40,343.49	-	40,343.49	-	40,343.49	-	-
3A1	121,069,020.92	6.750000	6.750000	681,013.24	-	681,013.24	-	681,013.24	-	-
3A2	4,359,468.41	6.750000	6.750000	24,522.01	-	24,522.01	-	24,522.01	-	-
4A1	216,596,232.46	5.531250	5.531250	998,373.26	-	998,373.26	-	998,373.26	-	-
4A2	36,099,372.08	8.812500	8.812500	265,104.76	-	265,104.76	-	265,104.76	-	-
4A3	117,026,435.38	5.631250	5.631250	549,170.93	-	549,170.93	-	549,170.93	-	-
4A4	117,026,435.38	0.368750	0.368750	35,961.25	-	35,961.25	-	35,961.25	-	-
4A5	47,324,421.11	5.631250	5.631250	222,079.71	-	222,079.71	-	222,079.71	-	-
4A6	7,887,403.52	8.212500	8.212500	53,979.42	-	53,979.42	-	53,979.42	-	-
4A7	83,615,944.02	6.000000	6.000000	418,079.72	-	418,079.72	-	418,079.72	-	-
4A8	4,371,000.00	6.000000	6.000000	21,855.00	-	21,855.00	-	21,855.00	-	-
4A9	17,150,000.00	6.000000	6.000000	85,750.00	-	85,750.00	-	85,750.00	-	-
5A1	72,677,474.50	6.250000	6.250000	378,528.51	-	378,528.51	-	378,528.51	-	-
5A2	3,638,524.63	6.250000	0.000000	-	18,950.65	18,950.65	-	-	-	-
5A3	54,508,000.00	6.250000	6.250000	283,895.83	-	283,895.83	-	283,895.83	-	-
5A4	13,177,000.00	6.250000	6.250000	68,630.21	-	68,630.21	-	68,630.21	-	-
5A5	354,481.58	6.250000	0.000000	-	1,846.26	1,846.26	-	-	-	-
5A6	2,438,000.00	6.250000	6.250000	12,697.92	-	12,697.92	-	12,697.92	-	-
X1	-	0.000000	0.000000	-	-	-	-	-	-	-
X1-1	445,031,236.78	0.305823	0.305823	113,417.26	-	113,417.26	-	113,417.26	-	-
X1-2	484,245,611.60	0.301009	0.301009	121,468.77	-	121,468.77	-	121,468.77	-	-
X2	-	0.000000	0.000000	-	-	-	-	-	-	-
X2-1	208,449,496.06	0.277322	0.277322	48,173.00	-	48,173.00	-	48,173.00	-	-
X2-2	115,090,815.56	0.285389	0.285389	27,371.36	-	27,371.36	-	27,371.36	-	-
X3	125,456,380.95	0.571225	0.571225	59,719.85	-	59,719.85	-	59,719.85	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	556,605.54	0.000000	0.000000	-	-	-	-	-	-	-
PO-2	123,830.14	0.000000	0.000000	-	-	-	-	-	-	-
PO-3	17,238.52	0.000000	0.000000	-	-	-	-	-	-	-
PO-4	501,339.70	0.000000	0.000000	-	-	-	-	-	-	-
PO-5	53,810.91	0.000000	0.000000	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	-	-

M1	22,749,401.99	6.131855	6.131855	116,246.70	-	116,246.70	-	116,246.70	-	-
M2	9,749,101.70	6.131855	6.131855	49,816.73	-	49,816.73	-	49,816.73	-	-
B1	9,749,101.70	6.131855	6.131855	49,816.73	-	49,816.73	-	49,816.73	-	-
B2	4,874,550.85	6.131855	6.131855	24,908.37	-	24,908.37	-	24,908.37	-	-
B3	4,874,550.85	6.131855	6.131855	24,908.37	-	24,908.37	-	24,908.37	-	-
B4	4,061,626.37	6.131855	6.131855	20,754.42	-	20,754.42	-	20,754.42	-	-
B5	2,437,718.09	6.131855	6.131855	12,456.44	-	12,456.44	-	12,456.44	-	-

Totals	1,599,967,081.75			8,514,215.18	23,151.88	8,537,367.06	-	8,514,215.18	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02152AAA7	185,600,000.00	974.016257631	8.750000000	4.870081288	965.266257631	6.000000
1A2	02152AAB5	46,400,000.00	959.385369686	2.968947736	4.422166938	956.416421950	5.531250
1A3	02152AAC3	46,400,000.00	959.385369686	0.000000000	0.374759910	956.416421950	0.468750
1A4	02152AAD1	24,115,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	02152AAE9	60,000,000.00	1000.000000000	0.000000000	4.609375000	1000.000000000	5.531250
1A6	02152AAF6	60,000,000.00	1000.000000000	0.000000000	0.390625000	1000.000000000	0.468750
1A7	02152AAG4	124,293,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A8	02152AAH2	464,000.00	1015.075125000	0.000000000	0.000000000	1020.150500625	6.000000
1A9	02152AAJ8	24,186,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A1	02152AAL3	244,014,000.00	987.401516253	3.949481461	4.592445594	983.452034791	5.581250
2A2	02152AAM1	30,335,850.00	987.401516253	3.949481461	9.728304881	983.452034791	11.822917
2A3	02152ABQ1	8,784,750.00	987.401516253	3.949481461	4.592445594	983.452034791	5.581250
3A1	02152AAP4	126,527,000.00	956.863127400	21.679660276	5.382355092	935.183467124	6.750000
3A2	02152AAQ2	4,556,000.00	956.863127400	21.679660276	5.382355092	935.183467124	6.750000
4A1	02152AAS8	217,530,000.00	995.707408003	1.966479579	4.589588834	993.740928424	5.531250
4A2	02152AAT6	36,255,000.00	995.707408003	1.966479579	7.312226278	993.740928424	8.812500
4A3	02152AAU3	121,215,000.00	965.445162592	6.405966783	4.530552560	959.039195809	5.631250
4A4	02152AAV1	121,215,000.00	965.445162592	0.000000000	0.296673253	959.039195809	0.368750
4A5	02152AAW9	48,000,000.00	985.925439796	3.401499423	4.626660527	982.523940373	5.631250
4A6	02152ABR9	8,000,000.00	985.925439796	3.401499423	6.747427229	982.523940373	8.212500
4A7	02152ABS7	84,872,000.00	985.200584689	3.576680330	4.926002923	981.623904359	6.000000
4A8	02152ABT5	4,371,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
4A9	02152ABU2	17,150,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
5A1	02152AAY5	75,000,000.00	969.032993333	7.936965477	5.047046840	961.096027856	6.250000
5A2	02152AAZ2	5,000,000.00	727.704925234	0.000000000	0.000000000	731.495055053	6.250000
5A3	02152ABA6	54,508,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A4	02152ABB4	13,177,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A5	02152ABC2	349,000.00	1015.706521493	0.000000000	0.000000000	1020.996659626	6.250000
5A6	02152ABD0	2,438,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
X1		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X1-1		451,487,340.00	985.700367102	0.000000000	0.251208067	981.885055802	0.305823
X1-2	02152AAK5	490,676,127.00	986.894582707	0.000000000	0.247553853	983.004679806	0.301009
X2		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X2-1		211,159,189.00	987.167534821	0.000000000	0.228135948	982.042005996	0.277322
X2-2	02152AAN9	118,130,226.00	974.270679546	0.000000000	0.231704971	969.595551608	0.285389
X3	02152AAR0	131,104,879.00	956.916187307	0.000000000	0.455512055	935.257628589	0.571225
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	02152ABF5	562,421.20	989.659602922	1.641161070	0.000000000	988.018441852	0.000000
PO-2	02152ABF5	127,608.50	970.390971197	0.457578885	0.000000000	969.933392312	0.000000
PO-3	02152ABF5	17,277.99	997.715592475	0.858327807	0.000000000	996.857264669	0.000000
PO-4	02152ABF5	509,145.40	984.669006751	0.813935499	0.000000000	983.855071253	0.000000
PO-5	02152ABF5	54,746.69	982.907096374	0.673087750	0.000000000	982.234008624	0.000000
AR	02152ABG3	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000

M1	02152ABH1	22,779,500.00	998.678723888	0.473799603	5.103127647	998.204924285	6.131855
M2	02152ABJ7	9,762,000.00	998.678723888	0.473799603	5.103127647	998.204924285	6.131855
B1	02152ABK4	9,762,000.00	998.678723888	0.473799603	5.103127647	998.204924285	6.131855
B2	02152ABL2	4,881,000.00	998.678723888	0.473799603	5.103127647	998.204924285	6.131855
B3	02152ABM0	4,881,000.00	998.678723888	0.473799603	5.103127647	998.204924285	6.131855
B4	02152ABN8	4,067,000.00	998.678723888	0.473799603	5.103127647	998.204924285	6.131855
B5	02152ABP3	2,440,943.50	998.678621563	0.458168171	5.103127125	998.204822011	6.131855

Totals		1,626,985,343.28	983.393666303	4.988286504	5.233123467	978.419586270

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Pool Level Data
Distribution Date		10/25/2007
Cut-off Date		6/1/2007
Record Date		9/28/2007
Determination Date		10/22/2007
Accrual Period 30/360	Begin	9/1/2007
	End	10/1/2007
Number of Days in 30/360 Accrual Period		30

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Original Aggregate Loan Count	2,204	1,249	685	2,479	713	7,330
Original Stated Principal Balance	483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
Original Weighted Average Mortgage Rate	6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
Original Weighted Average Net Mortgage Rate	6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
Original Weighted Average Remaining Term	359	359	358	359	358

Current Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Aggregate Loan Count	2,182	1,239	661	2,456	702	7,240
Loans Paid Off or otherwise removed pursuant to the PSA	7	5	9	9	3	33
Ending Aggregate Loan Count	2,175	1,234	652	2,447	699	7,207

Beginning Pool Stated Principal Balance	476,280,175.02	290,257,589.76	130,336,915.54	550,632,899.83	152,459,501.59	1,599,967,081.74
Scheduled Principal	234,404.96	110,442.52	51,534.53	271,893.48	91,043.42	759,318.91
Unscheduled Principal	1,534,468.22	1,011,871.07	2,792,248.88	1,508,027.92	486,820.31	7,333,436.40
Realized Principal Losses	-	-	-	-	-	-
Ending Pool Stated Principal Balance	474,511,301.84	289,135,276.17	127,493,132.13	548,852,978.43	151,881,637.86	1,591,874,326.43

Weighted Averages

	Group I	Group II	Group III	Group IV	Group V
Beginning Weighted Average Mortgage Rate	6.54493%	6.71070%	7.58244%	6.51907%	6.73045%
Beginning Weighted Average Net Mortgage Rate	6.27875%	6.44649%	7.29894%	6.25917%	6.46323%
Ending Weighted Average Mortgage Rate	6.54485%	6.71047%	7.57708%	6.51910%	6.72994%
Ending Weighted Average Net Mortgage Rate	6.27864%	6.44624%	7.29456%	6.25920%	6.46270%

Beginning Weighted Average Remaining Term to Maturity	356	356	355	356	355
Ending Weighted Average Remaining Term to Maturity	355	355	354	355	354

Loan Substitution

	Group I	Group II	Group III	Group IV	Group V	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-	-	-

Fees of the Trust

	Group I	Group II	Group III	Group IV	Group V	Total
Gross Master Servicing Fee	99,225.04	60,470.33	27,153.52	114,715.19	31,762.40	333,326.48
Net Master Servicing Fee	98,846.40	59,943.22	23,633.11	113,648.06	31,414.56	327,485.35
Trustee Fee	3,572.10	2,176.93	977.53	4,129.75	1,143.45	11,999.75
Lpmi	2,851.64	1,260.12	2,660.94	411.56	1,043.43	8,227.68
Total Net Loan Fees	105,270.14	63,380.28	27,271.57	118,189.37	33,601.44	347,712.79

Servicer Advances

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Advances	2,739.92	2,483.85	2,385.80	3,074.56	1,381.09	12,065.22
Interest Advances	41,707.76	38,201.09	41,924.75	37,472.76	13,305.79	172,612.15
Reimbursement for Principal & Interest Advances	-	-	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-	-	-
Total Advances	44,447.68	40,684.94	44,310.55	40,547.32	14,686.88	184,677.37

Mortgage Prepayment Details

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Balance of Loans Paid in Full	1,356,513.89	916,697.00	2,697,960.07	1,363,472.11	420,818.80	6,755,461.87
Prepayment Interest Excess	-	-	-	-	-	-
Prepayment Interest Shortfall	378.64	527.11	3,520.42	1,067.13	347.83	5,841.12
Compensating Interest	378.64	527.11	3,520.42	1,067.13	347.83	5,841.12
Non-Supported Prepayment Interest Shortfall	-	-	-	-	-	-
CPR %	3.80019%	4.10558%	22.89310%	3.23898%	3.76736%
SMM %	0.32234%	0.34874%	2.14318%	0.27401%	0.31950%

Net Interest Shortfalls

	Group I	Group II	Group III	Group IV	Group V	Total
Net Prepayment Interest Shortfalls	-	-	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-	-	-

NAS Principal Distribution Amount

Shift Percentage	0.00000%
Class 1A4 & 1A9 Priority Percentage	50.76583%
Class 1A4 & 1A9 Priority Amount	-
Class 4A9 Priority Percentage	15.58740%
Class 4A9 Priority Amount	-
Class 5A4 & 5A6 Priority Percentage	51.22840%
Class 5A4 & 5A6 Priority Amount	-

Delinquency Information

Delinquency Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	5,460,361.07	1.15073%	4,673,106.59	1.61624%	3,822,720.89	2.99837%	4,276,098.91	0.77910%
	24	1.10345%	20	1.62075%	19	2.91411%	18	0.73559%

60-89 Days	1,508,110.31	0.31782%	928,915.12	0.32127%	1,119,797.90	0.87832%	2,318,238.89	0.42238%
	5	0.22989%	3	0.24311%	7	1.07362%	9	0.36780%

90+ Days	150,000.00	0.03161%	1,246,726.59	0.43119%	1,483,046.15	1.16324%	179,184.34	0.03265%
	1	0.04598%	5	0.40519%	6	0.92025%	1	0.04087%

Total	7,118,471.38	1.50017%	6,848,748.30	2.36870%	6,425,564.94	5.03993%	6,773,522.14	1.23412%
	30	1.37931%	28	2.26904%	32	4.90798%	28	1.14426%

Delinquency Info		Group 5		Total

30-59 Days	Balance	1,607,066.13	1.05810%	19,839,353.59	1.24629%
	Loan Count	7	1.00143%	88	1.22104%

60-89 Days	Balance	592,605.06	0.39018%	6,467,667.28	0.40629%
	Loan Count	3	0.42918%	27	0.37464%

90+ Days	Balance	159,000.00	0.10469%	3,217,957.08	0.20215%
	Loan Count	1	0.14306%	14	0.19426%

Total	Balance	2,358,671.19	1.55297%	29,524,977.95	1.85473%
	Loan Count	11	1.57368%	129	1.78993%

Foreclosure Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Foreclosure Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Bankruptcy Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	414,817.80	0.08742%	-	0.00000%	-	0.00000%	-	0.00000%
	1	0.04598%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	414,817.80	0.08742%	-	0.00000%	-	0.00000%	-	0.00000%
	1	0.04598%	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	414,817.80	0.02606%
	Loan Count	0	0.00000%	1	0.01388%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	414,817.80	0.02606%
	Loan Count	0	0.00000%	1	0.01388%

REO Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

REO Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1		Group 2		Group 3		Group 4

All	414,817.80	0.08742%	-	0.00000%	-	0.00000%	-	0.00000%
	1	0.04598%	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 5		Total

All	-	0.00000%	414,817.80	0.02606%
	0	0.00000%	1	0.01388%

Totals for Foreclosure, REO Bankruptcy, Delinquency	Group 1		Group 2		Group 3		Group 4

All	7,533,289.18	1.58759%	6,848,748.30	2.36870%	6,425,564.94	5.03993%	6,773,522.14	1.23412%
	31	1.42529%	28	2.26904%	32	4.90798%	28	1.14426%

Totals for Foreclosure, REO Bankruptcy, Delinquency	Group 5		Total

All	2,358,671.19	1.55297%	29,939,795.75	1.88079%
	11	1.57368%	130	1.80380%

60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

	Group I	Group II	Group III	Group IV	Group V	Total
Current	2,072,928.11	2,175,641.71	2,602,844.05	2,497,423.23	751,605.06	10,100,442.16
One-Month Prior	789,841.67	1,414,188.19	1,829,391.53	674,128.43	408,381.63	5,115,931.45
Two-Month Prior	285,000.00	655,488.23	368,000.00	-	-	1,308,488.23
Three-Month Prior	-	-	-	-	-	-
Four-Month Prior	-	-	-	-	-	-
Five-Month Prior	-	-	-	-	-	-

60+ Delinquency Average	786,942.44	1,061,329.53	1,200,058.90	792,887.91	289,996.67	4,131,215.46

Passing Delinquency Trigger Test	YES

Realized Loss Detail

	Group I	Group II	Group III	Group IV	Group V	Total
Current Period Realized Losses	-	-	-	-	-	-
Cumulative Realized Losses	-	-	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-	-	-
Total Liquidated Proceeds	-	-	-	-	-	-
Subsequent Recoveries	-	-	-	-	-	-

Loss Test Pass ?	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
N/A

Group II

N/A
Group III
N/A

Group IV
N/A

Group V
N/A

Servicer Remittance Summary

Interest

	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Interest Collected	2,597,305.64	1,622,666.89	820,039.70	2,990,276.90	854,752.54	8,885,041.67
Plus: Compensating Interest	378.64	527.11	3,520.42	1,067.13	347.83	5,841.12
Less: Master Servicer Fee	99,225.04	60,470.33	27,153.52	114,715.19	31,762.40	333,326.48
Less: Mortgage Loan Premiums	2,851.64	1,260.12	2,660.94	411.56	1,043.43	8,227.68
Less: Excess Master Servicing Fee	-	-	-	-	-	-
Total Interest Available	2,495,607.61	1,561,463.55	793,745.66	2,876,217.28	822,294.55	8,549,328.64

Principal

	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Principal	234,404.96	110,442.52	51,534.53	271,893.48	91,043.42	759,318.91
Paid in Full Principal	1,356,513.89	916,697.00	2,697,960.07	1,363,472.11	420,818.80	6,755,461.87
Curtailment Principal	177,954.33	95,174.07	94,288.81	144,555.81	66,001.51	577,974.53
Liquidation Principal	-	-	-	-	-	-
Repurchased Principal	-	-	-	-	-	-
Substitution Adjustment Principal	-	-	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-	-	-
Total Principal Available	1,768,873.18	1,122,313.59	2,843,783.41	1,779,921.40	577,863.73	8,092,755.31

Other Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Penalties	-	-	-	-	-	-
Other Required Amounts	-	-	-	-	-	-
Total Other Remittance Amounts	-	-	-	-	-	-

Total Servicer Remittance	4,264,480.79	2,683,777.14	3,637,529.07	4,656,138.68	1,400,158.28	16,642,083.95

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	16,642,083.95
Corridor Contract Proceeds Needed	-
Capitalized Interest	-
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	16,642,083.95

Distribution Payments

Trustee Fee	11,999.75
Class Payments	16,630,084.20
Total Payments	16,642,083.95

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	16,642,083.95
Withdrawals	16,642,083.95
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	993.60
Deposit	-
Withdrawal	-
Ending Balance	993.60

Yield Supplemental Amount Details

One-Month Libor Rate	5.13125%

Yield Supplemental Amounts

Class	Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
1A1	-	-	-	-
1A2	-	-	-	-
1A5	-	-	-	-
2A1	-	-	-	-
4A3	-	-	-	-
Total	—	—	—	—

Corridor Contract Amounts Available

Contract	Beginning Amount	Current Period Amount	Ending Amount
1A2	-	-	-
1A5	-	-	-
4A3	-	-	-
Total	—	—	—

Senior Principal Distribution Amounts

PO Principal Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning PO Balance	556,605.52	123,830.12	17,238.52	509,242.29	53,810.91	1,260,727.35
PO Scheduled Principal	293.00	49.47	14.22	280.07	33.11	669.88
PO Prepayments & Recoveries	630.02	8.92	0.61	134.34	3.74	777.62
PO Liquidation Principal	-	-	-	-	-	-
PO Principal Loss	-	-	-	-	-	-
Ending PO Balance	555,682.50	123,771.73	17,223.69	508,827.88	53,774.06	1,259,279.85

NON-PO Principal Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Non-PO Balance	475,723,569.50	290,133,759.64	130,319,677.02	550,123,657.54	152,405,690.68	1,598,706,354.39
Non-PO Scheduled Principal	234,111.96	110,393.05	51,520.31	271,613.41	91,010.31	758,649.03
Non-PO Prepayments & Recoveries	1,533,838.20	1,011,862.15	2,792,248.27	1,507,893.58	486,816.57	7,332,658.78
Non-PO Liquidation Principal	-	-	-	-	-	-
Non-PO Principal Loss	-	-	-	-	-	-
Ending Non-PO Balance	473,955,619.34	289,011,504.44	127,475,908.44	548,344,150.55	151,827,863.80	1,590,615,046.58

Principal Distribution Amounts

Senior and Subordinate Percentages

	Group I	Group II	Group III	Group IV	Group V
Senior Percentage Original	96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Senior Percentage	96.34963%	96.35815%	96.24678%	96.35485%	96.31759%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Subordinate Percentages	3.65037%	3.64185%	3.75322%	3.64515%	3.68241%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Senior Principal Distribution Amount	1,759,404.20	1,118,234.85	2,841,834.91	1,769,606.26	574,475.50	8,063,555.73
Subordinate Principal Distribution Amount						27,752.07
PO Principal Distribution Amount	923.02	58.39	14.83	414.41	36.85	1,447.51
Total Principal Distribution Amount	1,768,873.18	1,122,313.59	2,843,783.41	1,779,921.40	577,863.73	8,092,755.31

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	1,568,411,899.78	1,533,406,026.95
Class A Percentage	96.399879%	96.327078%

Class M1	22,779,500.00	22,738,609.07
Class M1 Percentage	1.400105%	1.428417%

Class M2	9,762,000.00	9,744,476.47
Class M2 Percentage	0.600005%	0.612139%

Class B1	9,762,000.00	9,744,476.47
Class B1 Percentage	0.600005%	0.612139%

Class B2	4,881,000.00	4,872,238.24
Class B2 Percentage	0.300003%	0.306069%

Class B3	4,881,000.00	4,872,238.24
Class B3 Percentage	0.300003%	0.306069%

Class B4	4,067,000.00	4,059,699.43
Class B4 Percentage	0.249972%	0.255026%

Class B5	2,440,943.50	2,436,561.57
Class B5 Percentage	0.150029%	0.153062%

Prepayment Penalties

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Charges	-	-	-	-	-	-

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

161870890	210,424.66	10/2/2007	-	CA	6.500	4	Paid in Full
162146581	120,000.00	10/15/2007	-	UT	6.625	4	Paid in Full
166495312	124,650.82	10/15/2007	-	IN	6.375	4	Paid in Full
167401894	99,000.00	10/11/2007	-	NY	6.500	5	Paid in Full
168032966	371,249.90	10/2/2007	-	NV	6.625	4	Paid in Full

169116695	381,500.00	9/26/2007	-	AZ	6.625	4	Paid in Full
170029954	50,000.00	9/28/2007	-	NC	6.625	4	Paid in Full

Group II

160901821	175,500.00	10/4/2007	-	CO	6.875	4	Paid in Full
161865210	400,000.00	9/26/2007	-	FL	6.625	4	Paid in Full
167337863	121,600.00	10/3/2007	-	TN	6.750	5	Paid in Full
167540101	56,000.00	10/1/2007	-	WA	6.875	4	Paid in Full
168636611	163,597.00	9/26/2007	-	CA	7.000	4	Paid in Full

Group III

152051385	262,627.00	10/10/2007	-	NV	9.000	4	Paid in Full
160181915	414,357.69	9/20/2007	-	IL	7.250	6	Paid in Full
160375091	314,900.00	10/9/2007	-	MD	7.750	5	Paid in Full
160942594	258,604.67	9/17/2007	-	MI	7.375	4	Paid in Full
161719623	335,000.00	9/21/2007	-	IL	7.500	4	Paid in Full

165310039	293,550.00	10/9/2007	-	NH	8.375	4	Paid in Full
167149168	262,050.00	10/10/2007	-	NC	8.250	4	Paid in Full
168137961	408,000.00	9/19/2007	-	CA	7.875	4	Paid in Full
168976627	149,521.40	9/28/2007	-	CA	7.375	4	Paid in Full

Group IV

102907739	132,907.85	10/2/2007	-	VA	7.250	4	Paid in Full
148543416	177,161.27	9/24/2007	-	AL	6.375	5	Paid in Full
149205442	150,000.00	9/27/2007	-	CT	6.375	6	Paid in Full
159808268	85,261.17	9/20/2007	-	NC	6.375	4	Paid in Full
159870300	53,989.64	9/24/2007	-	CA	6.625	5	Paid in Full

160714038	154,081.56	10/12/2007	-	CA	6.500	6	Paid in Full
161363839	134,998.50	9/24/2007	-	MD	6.500	5	Paid in Full
168407557	108,829.57	9/24/2007	-	FL	6.625	4	Paid in Full
170728703	366,725.63	9/28/2007	-	IL	6.375	4	Paid in Full

Group V

166100187	183,533.59	9/28/2007	-	CA	6.875	4	Paid in Full
167223229	56,107.42	10/1/2007	-	OK	6.875	4	Paid in Full
167791956	181,538.66	9/24/2007	-	MD	6.875	4	Paid in Full

Stratification Tables

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.092	12,040.48	0.003
25,000.00	-	50,000.00	16	0.736	663,468.03	0.140
50,000.00	-	75,000.00	70	3.218	4,515,522.63	0.952
75,000.00	-	100,000.00	118	5.425	10,650,875.21	2.245
100,000.00	-	125,000.00	180	8.276	20,547,313.49	4.330
125,000.00	-	150,000.00	217	9.977	30,033,946.39	6.329
150,000.00	-	175,000.00	269	12.368	43,837,478.42	9.238
175,000.00	-	200,000.00	240	11.034	45,383,320.80	9.564
200,000.00	-	225,000.00	184	8.460	39,246,482.71	8.271
225,000.00	-	250,000.00	151	6.943	36,027,199.69	7.592
250,000.00	-	275,000.00	148	6.805	38,939,710.42	8.206
275,000.00	-	300,000.00	147	6.759	42,509,204.38	8.959
300,000.00	-	325,000.00	88	4.046	27,575,595.33	5.811
325,000.00	-	350,000.00	75	3.448	25,410,272.48	5.355
350,000.00	-	375,000.00	71	3.264	25,893,928.07	5.457
375,000.00	-	400,000.00	89	4.092	34,719,497.09	7.317
400,000.00	-	425,000.00	75	3.448	30,991,612.02	6.531
425,000.00	-	450,000.00	6	0.276	2,635,555.65	0.555
450,000.00	-	475,000.00	7	0.322	3,244,119.88	0.684
475,000.00	-	500,000.00	10	0.460	4,886,053.97	1.030
500,000.00	-	525,000.00	4	0.184	2,055,892.44	0.433
525,000.00	-	550,000.00	2	0.092	1,059,340.83	0.223
550,000.00	-	575,000.00	1	0.046	550,986.73	0.116
575,000.00	-	600,000.00	1	0.046	597,759.35	0.126
600,000.00	-	625,000.00	2	0.092	1,228,596.87	0.259
625,000.00	-	650,000.00	2	0.092	1,295,528.48	0.273
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2175	100.000	474,511,301.84	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.081	16,257.22	0.006
25,000.00	-	50,000.00	3	0.243	132,106.42	0.046
50,000.00	-	75,000.00	14	1.135	933,008.04	0.323
75,000.00	-	100,000.00	51	4.133	4,723,959.02	1.634
100,000.00	-	125,000.00	84	6.807	9,599,852.10	3.320
125,000.00	-	150,000.00	106	8.590	14,700,470.42	5.084
150,000.00	-	175,000.00	148	11.994	24,046,600.63	8.317
175,000.00	-	200,000.00	134	10.859	25,309,998.19	8.754
200,000.00	-	225,000.00	100	8.104	21,203,277.84	7.333
225,000.00	-	250,000.00	113	9.157	26,929,675.97	9.314
250,000.00	-	275,000.00	82	6.645	21,531,516.74	7.447
275,000.00	-	300,000.00	85	6.888	24,662,533.05	8.530
300,000.00	-	325,000.00	68	5.511	21,289,203.58	7.363
325,000.00	-	350,000.00	63	5.105	21,254,809.93	7.351
350,000.00	-	375,000.00	58	4.700	21,104,237.46	7.299
375,000.00	-	400,000.00	54	4.376	21,054,288.52	7.282
400,000.00	-	425,000.00	57	4.619	23,564,726.56	8.150
425,000.00	-	450,000.00	3	0.243	1,330,055.72	0.460
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.162	990,646.52	0.343
500,000.00	-	525,000.00	1	0.081	520,000.00	0.180
525,000.00	-	550,000.00	1	0.081	533,800.00	0.185
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	3	0.243	1,796,779.61	0.621
600,000.00	-	625,000.00	1	0.081	618,843.23	0.214
625,000.00	-	650,000.00	2	0.162	1,288,629.40	0.446
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1234	100.000	289,135,276.17	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	15	2.301	541,346.84	0.425
50,000.00	-	75,000.00	48	7.362	2,976,720.85	2.335
75,000.00	-	100,000.00	46	7.055	4,129,513.41	3.239
100,000.00	-	125,000.00	64	9.816	7,139,229.09	5.600
125,000.00	-	150,000.00	74	11.350	10,233,644.78	8.027
150,000.00	-	175,000.00	52	7.975	8,494,011.20	6.662
175,000.00	-	200,000.00	73	11.196	13,758,609.35	10.792
200,000.00	-	225,000.00	49	7.515	10,356,340.32	8.123
225,000.00	-	250,000.00	50	7.669	11,813,902.20	9.266
250,000.00	-	275,000.00	45	6.902	11,833,946.97	9.282
275,000.00	-	300,000.00	39	5.982	11,230,164.66	8.808
300,000.00	-	325,000.00	28	4.294	8,737,400.13	6.853
325,000.00	-	350,000.00	26	3.988	8,847,000.16	6.939
350,000.00	-	375,000.00	13	1.994	4,780,009.36	3.749
375,000.00	-	400,000.00	15	2.301	5,895,933.95	4.625
400,000.00	-	425,000.00	6	0.920	2,461,716.44	1.931
425,000.00	-	450,000.00	3	0.460	1,321,088.07	1.036
450,000.00	-	475,000.00	1	0.153	451,000.00	0.354
475,000.00	-	500,000.00	3	0.460	1,450,629.48	1.138
500,000.00	-	525,000.00	2	0.307	1,040,924.87	0.816
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	652	100.000	127,493,132.13	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	9	0.368	395,616.92	0.072
50,000.00	-	75,000.00	56	2.289	3,689,479.53	0.672
75,000.00	-	100,000.00	130	5.313	11,719,909.79	2.135
100,000.00	-	125,000.00	188	7.683	21,436,385.54	3.906
125,000.00	-	150,000.00	236	9.644	32,530,689.37	5.927
150,000.00	-	175,000.00	230	9.399	37,445,455.74	6.822
175,000.00	-	200,000.00	299	12.219	56,271,315.65	10.253
200,000.00	-	225,000.00	207	8.459	44,205,618.13	8.054
225,000.00	-	250,000.00	216	8.827	51,362,091.68	9.358
250,000.00	-	275,000.00	166	6.784	43,612,849.25	7.946
275,000.00	-	300,000.00	171	6.988	49,471,933.96	9.014
300,000.00	-	325,000.00	136	5.558	42,581,704.16	7.758
325,000.00	-	350,000.00	110	4.495	37,258,169.33	6.788
350,000.00	-	375,000.00	81	3.310	29,460,894.30	5.368
375,000.00	-	400,000.00	84	3.433	32,816,377.01	5.979
400,000.00	-	425,000.00	109	4.454	45,081,611.19	8.214
425,000.00	-	450,000.00	3	0.123	1,312,651.18	0.239
450,000.00	-	475,000.00	4	0.163	1,859,532.67	0.339
475,000.00	-	500,000.00	5	0.204	2,455,002.90	0.447
500,000.00	-	525,000.00	3	0.123	1,541,880.31	0.281
525,000.00	-	550,000.00	1	0.041	526,496.64	0.096
550,000.00	-	575,000.00	1	0.041	573,506.44	0.104
575,000.00	-	600,000.00	1	0.041	579,806.74	0.106
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	1	0.041	664,000.00	0.121
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2447	100.000	548,852,978.43	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.286	81,576.29	0.054
50,000.00	-	75,000.00	6	0.858	369,139.44	0.243
75,000.00	-	100,000.00	39	5.579	3,538,484.18	2.330
100,000.00	-	125,000.00	64	9.156	7,438,897.42	4.898
125,000.00	-	150,000.00	84	12.017	11,559,539.67	7.611
150,000.00	-	175,000.00	78	11.159	12,677,214.01	8.347
175,000.00	-	200,000.00	84	12.017	15,923,542.12	10.484
200,000.00	-	225,000.00	65	9.299	13,727,802.17	9.038
225,000.00	-	250,000.00	60	8.584	14,390,071.79	9.475
250,000.00	-	275,000.00	27	3.863	7,104,842.43	4.678
275,000.00	-	300,000.00	38	5.436	11,026,608.34	7.260
300,000.00	-	325,000.00	48	6.867	15,022,650.26	9.891
325,000.00	-	350,000.00	38	5.436	12,850,040.77	8.461
350,000.00	-	375,000.00	26	3.720	9,411,379.22	6.197
375,000.00	-	400,000.00	17	2.432	6,712,647.81	4.420
400,000.00	-	425,000.00	17	2.432	7,014,897.38	4.619
425,000.00	-	450,000.00	2	0.286	868,017.90	0.572
450,000.00	-	475,000.00	3	0.429	1,391,978.32	0.916
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	1	0.143	772,308.34	0.508
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	699	100.000	151,881,637.86	100.000

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	1	0.046	108,790.46	0.023
5.750000000000	-	6.000000000000	18	0.828	3,970,496.96	0.837
6.000000000000	-	6.250000000000	117	5.379	26,592,470.88	5.604
6.250000000000	-	6.500000000000	1169	53.747	259,401,257.49	54.667
6.500000000000	-	6.750000000000	617	28.368	134,612,188.09	28.369
6.750000000000	-	7.000000000000	199	9.149	40,003,894.42	8.431
7.000000000000	-	7.250000000000	50	2.299	8,982,253.30	1.893
7.250000000000	-	7.500000000000	2	0.092	476,786.60	0.100
7.500000000000	-	7.750000000000	1	0.046	242,500.00	0.051
7.750000000000	-	8.000000000000	1	0.046	120,663.64	0.025
>		8.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	2175	100.000	474,511,301.84	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	0	0.000	-	0.000
6.000000000000	-	6.250000000000	0	0.000	-	0.000
6.250000000000	-	6.500000000000	335	27.147	81,768,082.62	28.280
6.500000000000	-	6.750000000000	467	37.844	113,021,660.72	39.090
6.750000000000	-	7.000000000000	419	33.955	91,702,007.27	31.716
7.000000000000	-	7.250000000000	3	0.243	797,762.38	0.276
7.250000000000	-	7.500000000000	8	0.648	1,497,860.22	0.518
7.500000000000	-	7.750000000000	2	0.162	347,902.96	0.120
7.750000000000	-	8.000000000000	0	0.000	-	0.000
>		8.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1234	100.000	289,135,276.17	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	0	0.000	-	0.000
6.000000000000	-	6.250000000000	0	0.000	-	0.000
6.250000000000	-	6.500000000000	0	0.000	-	0.000
6.500000000000	-	6.750000000000	0	0.000	-	0.000
6.750000000000	-	7.000000000000	28	4.294	4,876,293.90	3.825
7.000000000000	-	7.250000000000	225	34.509	47,684,846.11	37.402
7.250000000000	-	7.500000000000	171	26.227	31,365,874.88	24.602
7.500000000000	-	7.750000000000	73	11.196	14,751,221.46	11.570
7.750000000000	-	8.000000000000	67	10.276	12,292,305.70	9.642
>		8.000000000000	88	13.497	16,522,590.08	12.960
		Wgt Ave / Total:	652	100.000	127,493,132.13	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	14	0.572	3,184,848.62	0.580
6.000000000000	-	6.250000000000	270	11.034	63,148,317.82	11.506
6.250000000000	-	6.500000000000	1306	53.371	290,528,582.91	52.934
6.500000000000	-	6.750000000000	624	25.501	141,469,990.89	25.776
6.750000000000	-	7.000000000000	182	7.438	39,711,586.19	7.235
7.000000000000	-	7.250000000000	50	2.043	10,537,640.17	1.920
7.250000000000	-	7.500000000000	1	0.041	272,011.83	0.050
7.500000000000	-	7.750000000000	0	0.000	-	0.000
7.750000000000	-	8.000000000000	0	0.000	-	0.000
>		8.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	2447	100.000	548,852,978.43	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	0	0.000	-	0.000
6.000000000000	-	6.250000000000	0	0.000	-	0.000
6.250000000000	-	6.500000000000	159	22.747	34,101,920.04	22.453
6.500000000000	-	6.750000000000	239	34.192	51,732,618.84	34.061
6.750000000000	-	7.000000000000	288	41.202	62,695,608.56	41.279
7.000000000000	-	7.250000000000	7	1.001	1,455,497.99	0.958
7.250000000000	-	7.500000000000	4	0.572	1,082,992.43	0.713
7.500000000000	-	7.750000000000	2	0.286	813,000.00	0.535
7.750000000000	-	8.000000000000	0	0.000	-	0.000
>		8.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	699	100.000	151,881,637.86	100.000

Group I

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	475	21.839	124,280,754.31	26.191
FL	254	11.678	50,615,111.97	10.667
AZ	119	5.471	23,455,144.04	4.943
VA	58	2.667	13,787,493.94	2.906
WA	90	4.138	20,840,241.68	4.392
CO	73	3.356	14,650,145.40	3.087
Others	1106	50.851	226,882,410.50	47.814
Wgt Ave / Total:	2175	100.000	474,511,301.84	100.000

Group II

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	353	28.606	98,466,188.70	34.055
FL	121	9.806	26,273,770.19	9.087
AZ	48	3.890	9,616,185.78	3.326
VA	30	2.431	7,527,106.84	2.603
WA	52	4.214	13,319,520.50	4.607
CO	44	3.566	8,529,375.41	2.950
Others	586	47.488	125,403,128.75	43.372
Wgt Ave / Total:	1234	100.000	289,135,276.17	100.000

Group III

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	64	9.816	17,803,615.13	13.964
FL	129	19.785	25,346,390.41	19.881
AZ	40	6.135	7,837,294.16	6.147
VA	10	1.534	2,028,032.00	1.591
WA	24	3.681	5,934,379.25	4.655
CO	15	2.301	2,766,304.23	2.170
Others	370	56.748	65,777,116.95	51.593
Wgt Ave / Total:	652	100.000	127,493,132.13	100.000

Group IV

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	510	20.842	141,305,855.09	25.746
FL	200	8.173	42,762,183.01	7.791
AZ	134	5.476	28,927,960.35	5.271
VA	78	3.188	18,148,261.61	3.307
WA	109	4.454	26,125,038.53	4.760
CO	97	3.964	20,635,498.07	3.760
Others	1319	53.903	270,948,181.77	49.366
Wgt Ave / Total:	2447	100.000	548,852,978.43	100.000

Group V

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	151	21.602	37,162,579.99	24.468
FL	96	13.734	19,437,059.43	12.798
AZ	27	3.863	5,829,404.65	3.838
VA	22	3.147	5,297,504.52	3.488
WA	11	1.574	2,632,769.21	1.733
CO	30	4.292	6,170,426.81	4.063
Others	362	51.788	75,351,893.25	49.612
Wgt Ave / Total:	699	100.000	151,881,637.86	100.000

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	20	0.920	3,285,610.66	0.692
300	-	360	2155	99.080	471,225,691.18	99.308
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2175	100.000	474,511,301.84	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.081	16,257.22	0.006
120	-	180	0	0.000	-	0.000
180	-	300	3	0.243	488,720.53	0.169
300	-	360	1230	99.676	288,630,298.42	99.825
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1234	100.000	289,135,276.17	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.460	229,071.11	0.180
300	-	360	649	99.540	127,264,061.02	99.820
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	652	100.000	127,493,132.13	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	17	0.695	2,194,796.89	0.400
300	-	360	2430	99.305	546,658,181.54	99.600
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2447	100.000	548,852,978.43	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	15	2.146	2,357,043.42	1.552
300	-	360	684	97.854	149,524,594.44	98.448
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	699	100.000	151,881,637.86	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 11/26/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02152AAA7	Senior	Fix-30/360	179,153,417.42	6.000000	1,624,000.00	895,767.09	2,519,767.09	-	177,529,417.42	-
1A2	02152AAB5	Senior	Fix-30/360	44,377,721.98	5.272500	1,392,000.00	194,984.62	1,586,984.62	-	42,985,721.98	-
1A3	02152AAC3	Strip IO	Fix-30/360	44,377,721.98	0.727500	-	26,903.99	26,903.99	-	42,985,721.98	-
1A4	02152AAD1	Senior	Fix-30/360	24,115,000.00	6.000000	-	120,575.00	120,575.00	-	24,115,000.00	-
1A5	02152AAE9	Senior	Fix-30/360	60,000,000.00	5.272500	211,331.13	263,625.00	474,956.13	-	59,788,668.87	-
1A6	02152AAF6	Strip IO	Fix-30/360	60,000,000.00	0.727500	-	36,375.00	36,375.00	-	59,788,668.87	-
1A7	02152AAG4	Senior	Fix-30/360	124,293,000.00	6.000000	-	621,465.00	621,465.00	-	124,293,000.00	-
1A8	02152AAH2	Senior	Fix-30/360	473,349.83	6.000000	-	-	-	-	475,716.58	-
1A9	02152AAJ8	Senior	Fix-30/360	24,186,000.00	6.000000	-	120,930.00	120,930.00	-	24,186,000.00	-
2A1	02152AAL3	Senior	Fix-30/360	239,976,064.82	5.322500	1,610,952.18	1,064,393.84	2,675,346.02	-	238,365,112.64	-
2A2	02152AAM1	Senior	Fix-30/360	29,833,853.41	13.979167	200,273.77	347,543.67	547,817.44	-	29,633,579.64	-
2A3	02152ABQ1	Senior	Fix-30/360	8,639,380.26	5.322500	57,995.90	38,319.25	96,315.15	-	8,581,384.36	-
3A1	02152AAP4	Senior	Fix-30/360	118,325,958.54	6.750000	1,127,745.17	665,583.52	1,793,328.69	-	117,198,213.38	-
3A2	02152AAQ2	Senior	Fix-30/360	4,260,695.88	6.750000	40,607.99	23,966.41	64,574.40	-	4,220,087.89	-
4A1	02152AAS8	Senior	Fix-30/360	216,168,464.16	5.272500	485,884.11	949,753.61	1,435,637.73	-	215,682,580.05	-
4A2	02152AAT6	Senior	Fix-30/360	36,028,077.36	10.365000	80,980.69	311,180.53	392,161.22	-	35,947,096.67	-
4A3	02152AAU3	Senior	Fix-30/360	116,249,936.12	5.372500	1,275,111.69	520,440.61	1,795,552.30	-	114,974,824.43	-
4A4	02152AAV1	Strip IO	Fix-30/360	116,249,936.12	0.627500	-	60,786.69	60,786.69	-	114,974,824.43	-
4A5	02152AAW9	Senior	Fix-30/360	47,161,149.14	5.372500	235,772.99	211,136.26	446,909.26	-	46,925,376.15	-
4A6	02152ABR9	Senior	Fix-30/360	7,860,191.52	9.765000	39,295.51	63,959.85	103,255.35	-	7,820,896.02	-
4A7	02152ABS7	Senior	Fix-30/360	83,312,384.01	6.000000	438,356.02	416,545.88	854,901.90	-	82,874,027.99	-
4A8	02152ABT5	Senior	Fix-30/360	4,371,000.00	6.000000	-	21,854.16	21,854.16	-	4,371,000.00	-
4A9	02152ABU2	Senior	Fix-30/360	17,150,000.00	6.000000	-	85,746.70	85,746.70	-	17,150,000.00	-
5A1	02152AAY5	Senior	Fix-30/360	72,082,202.09	6.250000	1,117,979.87	375,428.14	1,493,408.01	-	70,964,222.22	-
5A2	02152AAZ2	Senior	Fix-30/360	3,657,475.28	6.250000	-	-	-	-	3,676,524.63	-
5A3	02152ABA6	Senior	Fix-30/360	54,508,000.00	6.250000	-	283,895.83	283,895.83	-	54,508,000.00	-
5A4	02152ABB4	Senior	Fix-30/360	13,177,000.00	6.250000	-	68,630.21	68,630.21	-	13,177,000.00	-
5A5	02152ABC2	Senior	Fix-30/360	356,327.83	6.250000	-	-	-	-	358,183.71	-
5A6	02152ABD0	Senior	Fix-30/360	2,438,000.00	6.250000	-	12,697.92	12,697.92	-	2,438,000.00	-
X1				-	0.000000	-	-	-	-	-	-
X1-1		Strip IO	Fix-30/360	443,308,672.03	0.305773	-	112,959.98	112,959.98	-	440,099,051.95	-
X1-2	02152AAK5	Strip IO	Fix-30/360	482,336,929.11	0.301461	-	121,162.56	121,162.56	-	480,294,415.29	-
X2				-	0.000000	-	-	-	-	-	-
X2-1		Strip IO	Fix-30/360	207,367,193.55	0.277357	-	47,928.95	47,928.95	-	206,079,543.72	-
X2-2	02152AAN9	Strip IO	Fix-30/360	114,538,541.64	0.284979	-	27,200.88	27,200.88	-	113,475,376.01	-
X3	02152AAR0	Strip IO	Fix-30/360	122,616,838.23	0.567165	-	57,953.34	57,953.34	-	121,450,550.34	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	02152ABF5	Strip PO	Fix-30/360	555,682.52	0.000000	418.10	-	418.10	-	555,264.42	-
PO-2	02152ABF5	Strip PO	Fix-30/360	123,771.75	0.000000	845.28	-	845.28	-	122,926.46	-
PO-3	02152ABF5	Strip PO	Fix-30/360	17,223.69	0.000000	14.67	-	14.67	-	17,209.02	-
PO-4	02152ABF5	Strip PO	Fix-30/360	500,925.28	0.000000	835.69	-	835.69	-	500,089.59	-
PO-5	02152ABF5	Strip PO	Fix-30/360	53,774.06	0.000000	53.77	-	53.77	-	53,720.29	-
AR	02152ABG3	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-

M1	02152ABH1	Mezzanine	Fix-30/360	22,738,609.07	6.131861	10,882.28	116,190.19	127,072.47	-	22,727,726.80	-
M2	02152ABJ7	Mezzanine	Fix-30/360	9,744,476.47	6.131861	4,663.52	49,792.52	54,456.03	-	9,739,812.95	-
B1	02152ABK4	Junior	Fix-30/360	9,744,476.47	6.131861	4,663.52	49,792.52	54,456.03	-	9,739,812.95	-
B2	02152ABL2	Junior	Fix-30/360	4,872,238.24	6.131861	2,331.75	24,896.26	27,228.01	-	4,869,906.48	-
B3	02152ABM0	Junior	Fix-30/360	4,872,238.24	6.131861	2,331.75	24,896.26	27,228.01	-	4,869,906.48	-
B4	02152ABN8	Junior	Fix-30/360	4,059,699.43	6.131861	1,942.90	20,744.33	22,687.23	-	4,057,756.53	-
B5	02152ABP3	Junior	Fix-30/360	2,436,561.57	6.131861	1,165.82	12,450.39	13,616.21	0.25	2,435,395.50	38.79
Totals				1,591,874,326.44		9,968,436.07	8,468,456.96	18,436,893.02	0.25	1,581,929,162.10	38.79

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02152AAA7	185,600,000.00	179,153,417.42	1,624,000.00	-	-	1,624,000.00	-	-	177,529,417.42	0.956516258
1A2	02152AAB5	46,400,000.00	44,377,721.98	1,392,000.00	-	-	1,392,000.00	-	-	42,985,721.98	0.926416422
1A3	02152AAC3	46,400,000.00	44,377,721.98	-	-	-	-	-	-	42,985,721.98	0.926416422
1A4	02152AAD1	24,115,000.00	24,115,000.00	-	-	-	-	-	-	24,115,000.00	1.000000000
1A5	02152AAE9	60,000,000.00	60,000,000.00	211,331.13	-	-	211,331.13	-	-	59,788,668.87	0.996477815
1A6	02152AAF6	60,000,000.00	60,000,000.00	-	-	-	-	-	-	59,788,668.87	0.996477815
1A7	02152AAG4	124,293,000.00	124,293,000.00	-	-	-	-	-	-	124,293,000.00	1.000000000
1A8	02152AAH2	464,000.00	473,349.83	-	2,366.75	-	-	2,366.75	-	475,716.58	1.025251253
1A9	02152AAJ8	24,186,000.00	24,186,000.00	-	-	-	-	-	-	24,186,000.00	1.000000000
2A1	02152AAL3	244,014,000.00	239,976,064.82	1,610,952.18	-	-	1,610,952.18	-	-	238,365,112.64	0.976850151
2A2	02152AAM1	30,335,850.00	29,833,853.41	200,273.77	-	-	200,273.77	-	-	29,633,579.64	0.976850151
2A3	02152ABQ1	8,784,750.00	8,639,380.26	57,995.90	-	-	57,995.90	-	-	8,581,384.36	0.976850151
3A1	02152AAP4	126,527,000.00	118,325,958.54	1,127,745.17	-	-	1,127,745.17	-	-	117,198,213.38	0.926270388
3A2	02152AAQ2	4,556,000.00	4,260,695.88	40,607.99	-	-	40,607.99	-	-	4,220,087.89	0.926270388
4A1	02152AAS8	217,530,000.00	216,168,464.16	485,884.11	-	-	485,884.11	-	-	215,682,580.05	0.991507287
4A2	02152AAT6	36,255,000.00	36,028,077.36	80,980.69	-	-	80,980.69	-	-	35,947,096.67	0.991507287
4A3	02152AAU3	121,215,000.00	116,249,936.12	1,275,111.69	-	-	1,275,111.69	-	-	114,974,824.43	0.948519774
4A4	02152AAV1	121,215,000.00	116,249,936.12	-	-	-	-	-	-	114,974,824.43	0.948519774
4A5	02152AAW9	48,000,000.00	47,161,149.14	235,772.99	-	-	235,772.99	-	-	46,925,376.15	0.977612003
4A6	02152ABR9	8,000,000.00	7,860,191.52	39,295.51	-	-	39,295.51	-	-	7,820,896.02	0.977612002
4A7	02152ABS7	84,872,000.00	83,312,384.01	438,356.02	-	-	438,356.02	-	-	82,874,027.99	0.976458997
4A8	02152ABT5	4,371,000.00	4,371,000.00	-	-	-	-	-	-	4,371,000.00	1.000000000
4A9	02152ABU2	17,150,000.00	17,150,000.00	-	-	-	-	-	-	17,150,000.00	1.000000000
5A1	02152AAY5	75,000,000.00	72,082,202.09	1,117,979.87	-	-	1,117,979.87	-	-	70,964,222.22	0.946189630
5A2	02152AAZ2	5,000,000.00	3,657,475.28	-	19,049.35	-	-	19,049.35	-	3,676,524.63	0.735304925
5A3	02152ABA6	54,508,000.00	54,508,000.00	-	-	-	-	-	-	54,508,000.00	1.000000000
5A4	02152ABB4	13,177,000.00	13,177,000.00	-	-	-	-	-	-	13,177,000.00	1.000000000
5A5	02152ABC2	349,000.00	356,327.83	-	1,855.87	-	-	1,855.87	-	358,183.71	1.026314351
5A6	02152ABD0	2,438,000.00	2,438,000.00	-	-	-	-	-	-	2,438,000.00	1.000000000
X1		-	-	-	-	-	-	-	-	-	0.000000000
X1-1		451,487,340.00	443,308,672.03	-	-	-	-	-	-	440,099,051.95	0.974776063
X1-2	02152AAK5	490,676,127.00	482,336,929.11	-	-	-	-	-	-	480,294,415.29	0.978842028
X2		-	-	-	-	-	-	-	-	-	0.000000000
X2-1		211,159,189.00	207,367,193.55	-	-	-	-	-	-	206,079,543.72	0.975944001
X2-2	02152AAN9	118,130,226.00	114,538,541.64	-	-	-	-	-	-	113,475,376.01	0.960595606
X3	02152AAR0	131,104,879.00	122,616,838.23	-	-	-	-	-	-	121,450,550.34	0.926361790
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	02152ABF5	562,421.20	555,682.52	418.10	-	-	418.10	-	-	555,264.42	0.987275051
PO-2	02152ABF5	127,608.50	123,771.75	845.28	-	-	845.28	-	-	122,926.46	0.963309345
PO-3	02152ABF5	17,277.99	17,223.69	14.67	-	-	14.67	-	-	17,209.02	0.996008098
PO-4	02152ABF5	509,145.40	500,925.28	835.69	-	-	835.69	-	-	500,089.59	0.982213715
PO-5	02152ABF5	54,746.69	53,774.06	53.77	-	-	53.77	-	-	53,720.29	0.981251901
AR	02152ABG3	100.00	-	-	-	-	-	-	-	-	0.000000000

M1	02152ABH1	22,779,500.00	22,738,609.07	10,882.28	-	-	10,882.28	-	-	22,727,726.80	0.997727202
M2	02152ABJ7	9,762,000.00	9,744,476.47	4,663.52	-	-	4,663.52	-	-	9,739,812.95	0.997727203
B1	02152ABK4	9,762,000.00	9,744,476.47	4,663.52	-	-	4,663.52	-	-	9,739,812.95	0.997727203
B2	02152ABL2	4,881,000.00	4,872,238.24	2,331.75	-	-	2,331.75	-	-	4,869,906.48	0.997727204
B3	02152ABM0	4,881,000.00	4,872,238.24	2,331.75	-	-	2,331.75	-	-	4,869,906.48	0.997727204
B4	02152ABN8	4,067,000.00	4,059,699.43	1,942.90	-	-	1,942.90	-	-	4,057,756.53	0.997727202
B5	02152ABP3	2,440,943.50	2,436,561.57	1,165.82	-	-	1,165.82	-	0.25	2,435,395.50	0.997727110

Totals		1,626,985,343.28	1,591,874,326.44	9,968,436.07	23,271.97	-	9,968,436.07	23,271.97	0.25	1,581,929,162.10

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	179,153,417.42	6.000000	6.000000	895,767.09	-	895,767.09	-	895,767.09	-	-
1A2	44,377,721.98	5.272500	5.272500	194,984.62	-	194,984.62	-	194,984.62	-	-
1A3	44,377,721.98	0.727500	0.727500	26,903.99	-	26,903.99	-	26,903.99	-	-
1A4	24,115,000.00	6.000000	6.000000	120,575.00	-	120,575.00	-	120,575.00	-	-
1A5	60,000,000.00	5.272500	5.272500	263,625.00	-	263,625.00	-	263,625.00	-	-
1A6	60,000,000.00	0.727500	0.727500	36,375.00	-	36,375.00	-	36,375.00	-	-
1A7	124,293,000.00	6.000000	6.000000	621,465.00	-	621,465.00	-	621,465.00	-	-
1A8	473,349.83	6.000000	0.000000	-	2,366.75	2,366.75	-	-	-	-
1A9	24,186,000.00	6.000000	6.000000	120,930.00	-	120,930.00	-	120,930.00	-	-
2A1	239,976,064.82	5.322500	5.322500	1,064,393.84	-	1,064,393.84	-	1,064,393.84	-	-
2A2	29,833,853.41	13.979167	13.979167	347,543.67	-	347,543.67	-	347,543.67	-	-
2A3	8,639,380.26	5.322500	5.322500	38,319.25	-	38,319.25	-	38,319.25	-	-
3A1	118,325,958.54	6.750000	6.750000	665,583.52	-	665,583.52	-	665,583.52	-	-
3A2	4,260,695.88	6.750000	6.750000	23,966.41	-	23,966.41	-	23,966.41	-	-
4A1	216,168,464.16	5.272500	5.272297	949,790.19	-	949,790.19	36.58	949,753.61	-	-
4A2	36,028,077.36	10.365000	10.364601	311,192.52	-	311,192.52	11.98	311,180.53	-	-
4A3	116,249,936.12	5.372500	5.372293	520,460.65	-	520,460.65	20.04	520,440.61	-	-
4A4	116,249,936.12	0.627500	0.627476	60,789.03	-	60,789.03	2.34	60,786.69	-	-
4A5	47,161,149.14	5.372500	5.372293	211,144.39	-	211,144.39	8.13	211,136.26	-	-
4A6	7,860,191.52	9.765000	9.764624	63,962.31	-	63,962.31	2.46	63,959.85	-	-
4A7	83,312,384.01	6.000000	5.999769	416,561.92	-	416,561.92	16.04	416,545.88	-	-
4A8	4,371,000.00	6.000000	5.999769	21,855.00	-	21,855.00	0.84	21,854.16	-	-
4A9	17,150,000.00	6.000000	5.999769	85,750.00	-	85,750.00	3.30	85,746.70	-	-
5A1	72,082,202.09	6.250000	6.250000	375,428.14	-	375,428.14	-	375,428.14	-	-
5A2	3,657,475.28	6.250000	0.000000	-	19,049.35	19,049.35	-	-	-	-
5A3	54,508,000.00	6.250000	6.250000	283,895.83	-	283,895.83	-	283,895.83	-	-
5A4	13,177,000.00	6.250000	6.250000	68,630.21	-	68,630.21	-	68,630.21	-	-
5A5	356,327.83	6.250000	0.000000	-	1,855.87	1,855.87	-	-	-	-
5A6	2,438,000.00	6.250000	6.250000	12,697.92	-	12,697.92	-	12,697.92	-	-
X1	-	0.000000	0.000000	-	-	-	-	-	-	-
X1-1	443,308,672.03	0.305773	0.305773	112,959.98	-	112,959.98	-	112,959.98	-	-
X1-2	482,336,929.11	0.301461	0.301439	121,171.35	-	121,171.35	8.79	121,162.56	-	-
X2	-	0.000000	0.000000	-	-	-	-	-	-	-
X2-1	207,367,193.55	0.277357	0.277357	47,928.95	-	47,928.95	-	47,928.95	-	-
X2-2	114,538,541.64	0.284979	0.284979	27,200.88	-	27,200.88	-	27,200.88	-	-
X3	122,616,838.23	0.567165	0.567165	57,953.34	-	57,953.34	-	57,953.34	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	555,682.52	0.000000	0.000000	-	-	-	-	-	-	-
PO-2	123,771.75	0.000000	0.000000	-	-	-	-	-	-	-
PO-3	17,223.69	0.000000	0.000000	-	-	-	-	-	-	-
PO-4	500,925.28	0.000000	0.000000	-	-	-	-	-	-	-
PO-5	53,774.06	0.000000	0.000000	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	-	-

M1	22,738,609.07	6.131861	6.131784	116,191.66	-	116,191.66	1.47	116,190.19	-	-
M2	9,744,476.47	6.131861	6.131784	49,793.15	-	49,793.15	0.63	49,792.52	-	-
B1	9,744,476.47	6.131861	6.131784	49,793.15	-	49,793.15	0.63	49,792.52	-	-
B2	4,872,238.24	6.131861	6.131784	24,896.57	-	24,896.57	0.32	24,896.26	-	-
B3	4,872,238.24	6.131861	6.131784	24,896.57	-	24,896.57	0.32	24,896.26	-	-
B4	4,059,699.43	6.131861	6.131784	20,744.59	-	20,744.59	0.26	20,744.33	-	-
B5	2,436,561.57	6.131861	6.131784	12,450.55	-	12,450.55	0.16	12,450.39	-	-

Totals	1,591,874,326.44			8,468,571.24	23,271.97	8,491,843.21	114.29	8,468,456.96	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02152AAA7	185,600,000.00	965.266257631	8.750000000	4.826331288	956.516257631	6.000000
1A2	02152AAB5	46,400,000.00	956.416421950	30.000000000	4.202254654	926.416421950	5.272500
1A3	02152AAC3	46,400,000.00	956.416421950	0.000000000	0.579827456	926.416421950	0.727500
1A4	02152AAD1	24,115,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	02152AAE9	60,000,000.00	1000.000000000	3.522185479	4.393750000	996.477814521	5.272500
1A6	02152AAF6	60,000,000.00	1000.000000000	0.000000000	0.606250000	996.477814521	0.727500
1A7	02152AAG4	124,293,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A8	02152AAH2	464,000.00	1020.150500625	0.000000000	0.000000000	1025.251253128	6.000000
1A9	02152AAJ8	24,186,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A1	02152AAL3	244,014,000.00	983.452034791	6.601884239	4.362019546	976.850150553	5.322500
2A2	02152AAM1	30,335,850.00	983.452034791	6.601884239	11.456533263	976.850150553	13.979167
2A3	02152ABQ1	8,784,750.00	983.452034791	6.601884239	4.362019546	976.850150553	5.322500
3A1	02152AAP4	126,527,000.00	935.183467124	8.913079175	5.260407003	926.270387948	6.750000
3A2	02152AAQ2	4,556,000.00	935.183467124	8.913079175	5.260407003	926.270387948	6.750000
4A1	02152AAS8	217,530,000.00	993.740928424	2.233641862	4.366081065	991.507286561	5.272500
4A2	02152AAT6	36,255,000.00	993.740928424	2.233641862	8.583106731	991.507286561	10.365000
4A3	02152AAU3	121,215,000.00	959.039195809	10.519421646	4.293533054	948.519774163	5.372500
4A4	02152AAV1	121,215,000.00	959.039195809	0.000000000	0.501478267	948.519774163	0.627500
4A5	02152AAW9	48,000,000.00	982.523940373	4.911937321	4.398672164	977.612003052	5.372500
4A6	02152ABR9	8,000,000.00	982.523940373	4.911938363	7.994980676	977.612002011	9.765000
4A7	02152ABS7	84,872,000.00	981.623904359	5.164907442	4.907930516	976.458996917	6.000000
4A8	02152ABT5	4,371,000.00	1000.000000000	0.000000000	4.999807456	1000.000000000	6.000000
4A9	02152ABU2	17,150,000.00	1000.000000000	0.000000000	4.999807456	1000.000000000	6.000000
5A1	02152AAY5	75,000,000.00	961.096027856	14.906398289	5.005708478	946.189629567	6.250000
5A2	02152AAZ2	5,000,000.00	731.495055053	0.000000000	0.000000000	735.304925132	6.250000
5A3	02152ABA6	54,508,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A4	02152ABB4	13,177,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A5	02152ABC2	349,000.00	1020.996659626	0.000000000	0.000000000	1026.314350562	6.250000
5A6	02152ABD0	2,438,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
X1		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X1-1		451,487,340.00	981.885055802	0.000000000	0.250195229	974.776063378	0.305773
X1-2	02152AAK5	490,676,127.00	983.004679806	0.000000000	0.246929798	978.842028094	0.301461
X2		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X2-1		211,159,189.00	982.042005996	0.000000000	0.226980198	975.944000808	0.277357
X2-2	02152AAN9	118,130,226.00	969.595551608	0.000000000	0.230261826	960.595605819	0.284979
X3	02152AAR0	131,104,879.00	935.257628589	0.000000000	0.442038046	926.361789633	0.567165
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	02152ABF5	562,421.20	988.018441852	0.743390802	0.000000000	987.275051050	0.000000
PO-2	02152ABF5	127,608.50	969.933392312	6.624047069	0.000000000	963.309345243	0.000000
PO-3	02152ABF5	17,277.99	996.857264669	0.849166590	0.000000000	996.008098078	0.000000
PO-4	02152ABF5	509,145.40	983.855071253	1.641356421	0.000000000	982.213714831	0.000000
PO-5	02152ABF5	54,746.69	982.234008624	0.982107550	0.000000000	981.251901074	0.000000
AR	02152ABG3	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000

M1	02152ABH1	22,779,500.00	998.204924285	0.477722378	5.100647153	997.727201907	6.131861
M2	02152ABJ7	9,762,000.00	998.204924285	0.477721504	5.100647153	997.727202780	6.131861
B1	02152ABK4	9,762,000.00	998.204924285	0.477721504	5.100647153	997.727202780	6.131861
B2	02152ABL2	4,881,000.00	998.204924285	0.477720480	5.100647153	997.727203804	6.131861
B3	02152ABM0	4,881,000.00	998.204924285	0.477720480	5.100647153	997.727203804	6.131861
B4	02152ABN8	4,067,000.00	998.204924285	0.477722128	5.100647153	997.727202157	6.131861
B5	02152ABP3	2,440,943.50	998.204822011	0.477608675	5.100646630	997.727109785	6.131861

Totals		1,626,985,343.28	978.419586270	6.126936614	5.204998923	972.306953246

THE BANK OF NEW YORK

101 Barclay Street, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Pool Level Data
Distribution Date				11/26/2007
Cut-off Date				6/1/2007
Record Date				10/31/2007
Determination Date				11/22/2007
Accrual Period 30/360			Begin	10/1/2007
			End	11/1/2007
Number of Days in 30/360 Accrual Period				30

Collateral Detail

Original Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Original Aggregate Loan Count	2,204	1,249	685	2,479	713	7,330
Original Stated Principal Balance	483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
Original Weighted Average Mortgage Rate	6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
Original Weighted Average Net Mortgage Rate	6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
Original Weighted Average Remaining Term	359	359	358	359	358

Current Mortgage Loan Details

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Aggregate Loan Count	2,175	1,234	652	2,447	699	7,207
Loans Paid Off or otherwise removed pursuant to the PSA	12	8	5	8	4	37
Ending Aggregate Loan Count	2,163	1,226	647	2,439	695	7,170

Beginning Pool Stated Principal Balance	474,511,301.84	289,135,276.17	127,493,132.13	548,852,978.43	151,881,637.86	1,591,874,326.43
Scheduled Principal	235,402.12	110,728.24	52,227.19	272,217.28	91,405.87	761,980.70
Unscheduled Principal	2,998,590.43	1,763,383.75	1,118,143.23	2,293,968.19	1,009,098.05	9,183,183.65
Realized Principal Losses	-	-	-	-	-	-
Ending Pool Stated Principal Balance	471,277,309.29	287,261,164.18	126,322,761.71	546,286,792.96	150,781,133.94	1,581,929,162.08

Weighted Averages

	Group I	Group II	Group III	Group IV	Group V
Beginning Weighted Average Mortgage Rate	6.54485%	6.71047%	7.57708%	6.51935%	6.72994%
Beginning Weighted Average Net Mortgage Rate	6.27864%	6.44624%	7.29456%	6.25945%	6.46270%
Ending Weighted Average Mortgage Rate	6.54504%	6.71006%	7.57422%	6.51918%	6.72897%
Ending Weighted Average Net Mortgage Rate	6.27878%	6.44580%	7.29148%	6.25928%	6.46168%

Beginning Weighted Average Remaining Term to Maturity	355	355	354	355	354
Ending Weighted Average Remaining Term to Maturity	354	354	353	354	353

Loan Substitution

	Group I	Group II	Group III	Group IV	Group V	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-	-	-

Fees of the Trust

	Group I	Group II	Group III	Group IV	Group V	Total
Gross Master Servicing Fee	98,856.52	60,236.52	26,561.07	114,344.37	31,642.01	331,640.48
Net Master Servicing Fee	98,314.75	59,892.41	26,221.91	113,664.13	31,007.45	329,100.65
Trustee Fee	3,558.83	2,168.51	956.20	4,116.40	1,139.11	11,939.06
Lpmi	2,850.18	1,259.64	2,498.83	411.36	1,042.53	8,062.54
Total Net Loan Fees	104,723.76	63,320.56	29,676.94	118,191.89	33,189.09	349,102.25

Servicer Advances

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Advances	4,396.22	2,075.87	3,147.68	2,889.91	1,211.24	13,720.92
Interest Advances	53,037.13	43,959.61	52,500.71	38,828.95	12,995.05	201,321.45
Reimbursement for Principal & Interest Advances	-	-	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-	-	-
Total Advances	57,433.35	46,035.48	55,648.39	41,718.86	14,206.29	215,042.37

Mortgage Prepayment Details

	Group I	Group II	Group III	Group IV	Group V	Total
Principal Balance of Loans Paid in Full	2,692,172.22	1,727,685.54	1,082,430.31	2,075,768.32	675,607.25	8,253,663.64
Prepayment Interest Excess	-	-	-	-	-	-
Prepayment Interest Shortfall	541.77	344.11	339.15	680.24	634.55	2,539.83
Compensating Interest	541.77	344.11	339.15	680.24	634.55	2,539.83
Non-Supported Prepayment Interest Shortfall	-	-	-	-	-	-
CPR %	7.32861%	7.08064%	10.03508%	4.90416%	7.69225%
SMM %	0.63225%	0.61012%	0.87738%	0.41816%	0.66480%

Net Interest Shortfalls

	Group I	Group II	Group III	Group IV	Group V	Total
Net Prepayment Interest Shortfalls	-	-	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	114.30	-	114.30
Total Net Interest Shortfalls	-	-	-	114.30	-	114.30

NAS Principal Distribution Amount

Shift Percentage	0.00000%
Class 1A4 & 1A9 Priority Percentage	50.95519%
Class 1A4 & 1A9 Priority Amount	-
Class 4A9 Priority Percentage	15.63776%
Class 4A9 Priority Amount	-
Class 5A4 & 5A6 Priority Percentage	51.42337%
Class 5A4 & 5A6 Priority Amount	-

Delinquency Information

Delinquency Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	7,789,731.64	1.65290%	5,259,788.32	1.83101%	4,128,044.92	3.26786%	5,666,950.73	1.03736%
	35	1.61812%	22	1.79445%	22	3.40031%	25	1.02501%

60-89 Days	807,902.24	0.17143%	1,062,790.65	0.36997%	2,169,318.32	1.71728%	-	0.00000%
	5	0.23116%	5	0.40783%	10	1.54560%	0	0.00000%

90+ Days	441,241.80	0.09363%	689,980.04	0.24019%	772,536.32	0.61156%	1,338,793.72	0.24507%
	2	0.09246%	3	0.24470%	5	0.77280%	6	0.24600%

Total	9,038,875.68	1.91795%	7,012,559.01	2.44118%	7,069,899.56	5.59669%	7,005,744.45	1.28243%
	42	1.94175%	30	2.44698%	37	5.71870%	31	1.27101%

Delinquency Info		Group 5		Total

30-59 Days	Balance	1,543,739.28	1.02383%	24,388,254.89	1.54168%
	Loan Count	8	1.15108%	112	1.56206%

60-89 Days	Balance	343,135.76	0.22757%	4,383,146.97	0.27708%
	Loan Count	2	0.28777%	22	0.30683%

90+ Days	Balance	407,963.35	0.27057%	3,650,515.23	0.23076%
	Loan Count	2	0.28777%	18	0.25105%

Total	Balance	2,294,838.39	1.52197%	32,421,917.09	2.04952%
	Loan Count	12	1.72662%	152	2.11994%

Foreclosure Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	150,000.00	0.03183%	554,500.01	0.19303%	1,078,691.14	0.85392%	-	0.00000%
	1	0.04623%	2	0.16313%	4	0.61824%	0	0.00000%

Total	150,000.00	0.03183%	554,500.01	0.19303%	1,078,691.14	0.85392%	-	0.00000%
	1	0.04623%	2	0.16313%	4	0.61824%	0	0.00000%

Foreclosure Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	1,783,191.15	0.11272%
	Loan Count	0	0.00000%	7	0.09763%

Total	Balance	-	0.00000%	1,783,191.15	0.11272%
	Loan Count	0	0.00000%	7	0.09763%

Bankruptcy Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	269,820.18	0.09393%	-	0.00000%	-	0.00000%
	0	0.00000%	1	0.08157%	0	0.00000%	0	0.00000%

60-89 Days	414,629.36	0.08798%	-	0.00000%	-	0.00000%	-	0.00000%
	1	0.04623%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	414,629.36	0.08798%	269,820.18	0.09393%	-	0.00000%	-	0.00000%
	1	0.04623%	1	0.08157%	0	0.00000%	0	0.00000%

Bankruptcy Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	269,820.18	0.01706%
	Loan Count	0	0.00000%	1	0.01395%

60-89 Days	Balance	-	0.00000%	414,629.36	0.02621%
	Loan Count	0	0.00000%	1	0.01395%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	684,449.54	0.04327%
	Loan Count	0	0.00000%	2	0.02789%

REO Info	Group 1		Group 2		Group 3		Group 4

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

REO Info		Group 5		Total

30-59 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

60-89 Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

90+ Days	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Total	Balance	-	0.00000%	-	0.00000%
	Loan Count	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1		Group 2		Group 3		Group 4
All	564,629.36	0.11981%	824,320.19	0.28696%	1,078,691.14	0.85392%	-	0.00000%
	2	0.09246%	3	0.24470%	4	0.61824%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 5		Total
All	-	0.00000%	2,467,640.69	0.15599%
	0	0.00000%	9	0.12552%

Totals for Foreclosure, REO Bankruptcy, Delinquency	Group 1		Group 2		Group 3		Group 4
All	9,603,505.04	2.03776%	7,836,879.20	2.72814%	8,148,590.70	6.45061%	7,005,744.45	1.28243%
	44	2.03421%	33	2.69168%	41	6.33694%	31	1.27101%

Totals for Foreclosure, REO Bankruptcy, Delinquency	Group 5		Total
All	2,294,838.39	1.52197%	34,889,557.78	2.20551%

60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

	Group I	Group II	Group III	Group IV	Group V	Total
Current	1,813,773.40	2,577,090.88	4,020,545.78	1,338,793.72	751,099.11	10,501,302.89
One-Month Prior	2,072,928.11	2,175,641.71	2,602,844.05	2,497,423.23	751,605.06	10,100,442.16
Two-Month Prior	789,841.67	1,414,188.19	1,829,391.53	674,128.43	408,381.63	5,115,931.45
Three-Month Prior	285,000.00	655,488.23	368,000.00	-	-	1,308,488.23
Four-Month Prior	-	-	-	-	-	-
Five-Month Prior	-	-	-	-	-	-

60+ Delinquency Average	992,308.64	1,310,517.77	1,764,156.27	902,069.08	382,217.16	5,351,268.91

Passing Delinquency Trigger Test	YES

Realized Loss Detail

	Group I	Group II	Group III	Group IV	Group V	Total
Current Period Realized Losses	-	-	-	-	-	-
Cumulative Realized Losses	-	-	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-	-	-
Total Liquidated Proceeds	-	-	-	-	-	-
Subsequent Recoveries	-	-	-	-	-	-

Loss Test Pass ?	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
N/A
Group II
N/A
Group III
N/A
Group IV
N/A
Group V
N/A

Servicer Remittance Summary

Interest

	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Interest Collected	2,587,461.82	1,616,517.76	804,682.25	2,981,009.00	851,160.11	8,840,830.93
Plus: Compensating Interest	541.77	344.11	339.15	680.24	634.55	2,539.83
Less: Master Servicer Fee	98,856.52	60,236.52	26,561.07	114,344.37	31,642.01	331,640.48
Less: Mortgage Loan Premiums	2,850.18	1,259.64	2,498.83	411.36	1,042.53	8,062.54
Less: Excess Master Servicing Fee	-	-	-	-	-	-
Total Interest Available	2,486,296.89	1,555,365.71	775,961.50	2,866,933.50	819,110.13	8,503,667.74

Principal

	Group I	Group II	Group III	Group IV	Group V	Total
Scheduled Principal	235,402.12	110,728.24	52,227.19	272,217.28	91,405.87	761,980.70
Paid in Full Principal	2,692,172.22	1,727,685.54	1,082,430.31	2,075,768.32	675,607.25	8,253,663.64
Curtailment Principal	306,418.21	35,698.21	35,712.92	218,199.87	333,490.80	929,520.01
Liquidation Principal	-	-	-	-	-	-
Repurchased Principal	-	-	-	-	-	-
Substitution Adjustment Principal	-	-	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-	-	-
Total Principal Available	3,233,992.55	1,874,111.99	1,170,370.42	2,566,185.47	1,100,503.92	9,945,164.35

Other Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Penalties	-	-	-	-	-	-
Other Required Amounts	-	-	-	-	-	-
Total Other Remittance Amounts	-	-	-	-	-	-

Total Servicer Remittance	5,720,289.44	3,429,477.70	1,946,331.92	5,433,118.97	1,919,614.05	18,448,832.09

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	18,448,832.09
Corridor Contract Proceeds Needed	-
Capitalized Interest	-
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	18,448,832.09

Distribution Payments

Trustee Fee	11,939.06
Class Payments	18,436,893.03
Total Payments	18,448,832.09

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	18,448,832.09
Withdrawals	18,448,832.09
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	993.60
Deposit	-
Withdrawal	-
Ending Balance	993.60

Yield Supplemental Amount Details

One-Month Libor Rate	4.87250%

Yield Supplemental Amounts

Class	Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
1A1	-	-	-	-
1A2	-	-	-	-
1A5	-	-	-	-
2A1	-	-	-	-
4A3	-	-	-	-
Total	—	—	—	—

Corridor Contract Amounts Available

Contract	Beginning Amount	Current Period Amount	Ending Amount
1A2	-	-	-
1A5	-	-	-
4A3	-	-	-
Total	—	—	—

Senior Principal Distribution Amounts

PO Principal Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning PO Balance	555,682.50	123,771.73	17,223.69	500,933.43	53,774.06	1,251,385.40
PO Scheduled Principal	294.60	49.77	14.31	250.65	33.30	642.63
PO Prepayments & Recoveries	123.50	795.51	0.37	593.18	20.47	1,533.03
PO Liquidation Principal	-	-	-	-	-	-
PO Principal Loss	-	-	-	-	-	-
Ending PO Balance	555,264.40	122,926.44	17,209.01	500,089.59	53,720.29	1,249,209.74

NON-PO Principal Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Beginning Non-PO Balance	473,955,619.34	289,011,504.44	127,475,908.44	548,352,045.00	151,827,863.80	1,590,622,941.03
Non-PO Scheduled Principal	235,107.52	110,678.47	52,212.88	271,966.63	91,372.57	761,338.07
Non-PO Prepayments & Recoveries	2,998,466.93	1,762,588.24	1,118,142.86	2,293,375.01	1,009,077.58	9,181,650.62
Non-PO Liquidation Principal	-	-	-	-	-	-
Non-PO Principal Loss	-	-	-	-	-	-
Ending Non-PO Balance	470,722,044.89	287,138,237.74	126,305,552.70	545,786,703.37	150,727,413.65	1,580,679,952.34

Principal Distribution Amounts

Senior and Subordinate Percentages

	Group I	Group II	Group III	Group IV	Group V
Senior Percentage Original	96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Senior Percentage	96.33782%	96.34540%	96.16457%	96.34344%	96.30578%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
Subordinate Percentages	3.66218%	3.65460%	3.83543%	3.65656%	3.69422%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

	Group I	Group II	Group III	Group IV	Group V	Total
Senior Principal Distribution Amount	3,224,964.38	1,869,221.85	1,168,353.16	2,555,397.00	1,097,074.65	9,915,011.04
Subordinate Principal Distribution Amount						27,977.65
PO Principal Distribution Amount	418.10	845.28	14.67	843.84	53.77	2,175.66
Total Principal Distribution Amount	3,233,992.55	1,874,111.99	1,170,370.42	2,566,185.47	1,100,503.92	9,945,164.35

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	1,568,411,899.78	1,523,488,844.38
Class A Percentage	96.399879%	96.305756%

Class M1	22,779,500.00	22,727,726.80
Class M1 Percentage	1.400105%	1.436710%

Class M2	9,762,000.00	9,739,812.95
Class M2 Percentage	0.600005%	0.615692%

Class B1	9,762,000.00	9,739,812.95
Class B1 Percentage	0.600005%	0.615692%

Class B2	4,881,000.00	4,869,906.48
Class B2 Percentage	0.300003%	0.307846%

Class B3	4,881,000.00	4,869,906.48
Class B3 Percentage	0.300003%	0.307846%

Class B4	4,067,000.00	4,057,756.53
Class B4 Percentage	0.249972%	0.256507%

Class B5	2,440,943.50	2,435,395.50
Class B5 Percentage	0.150029%	0.153951%
Prepayment Penalties

	Group I	Group II	Group III	Group IV	Group V	Total
Prepayment Charges	-	-	-	-	-	-

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

130735267	437,323.14	10/31/2007	-	HI	6.375	134	Paid in Full
149134706	359,900.00	11/13/2007	-	MD	6.750	7	Paid in Full
161890757	176,684.19	10/26/2007	-	PA	6.750	5	Paid in Full
162304441	174,860.21	11/7/2007	-	WI	6.500	5	Paid in Full
162311274	369,000.00	11/8/2007	-	NC	6.375	5	Paid in Full

167029091	239,145.96	11/5/2007	-	CT	6.625	5	Paid in Full
167201145	148,569.46	11/9/2007	-	ID	6.625	5	Paid in Full
167635206	125,074.29	11/7/2007	-	NH	6.750	5	Paid in Full
167864175	163,387.54	10/18/2007	-	RI	6.375	5	Paid in Full
169138262	345,000.00	11/5/2007	-	TN	6.375	5	Paid in Full

169420775	498.81	11/15/2007	-	AZ	6.625	5	Paid in Full
170359171	154,448.45	11/5/2007	-	WA	6.625	5	Paid in Full

Group II

145984674	364,601.05	11/2/2007	-	WA	7.000	15	Paid in Full
159715153	142,478.67	11/8/2007	-	VA	6.500	5	Paid in Full
160134405	112,739.92	11/14/2007	-	NJ	6.875	10	Paid in Full
160633580	204,107.49	10/24/2007	-	CA	6.750	6	Paid in Full
160859272	246,760.75	10/30/2007	-	CO	6.875	5	Paid in Full

161164934	105,549.57	11/5/2007	-	NY	6.875	6	Paid in Full
168114770	403,000.00	11/12/2007	-	CA	6.500	5	Paid in Full
168198959	149,628.99	10/30/2007	-	IL	7.000	5	Paid in Full

Group III

138644911	91,000.00	10/23/2007	-	NJ	8.750	5	Paid in Full
160592894	232,750.00	11/14/2007	-	OR	8.500	5	Paid in Full
161359502	235,600.00	10/29/2007	-	UT	8.250	5	Paid in Full
161853520	260,292.42	10/30/2007	-	RI	7.500	5	Paid in Full
166869930	263,000.00	11/14/2007	-	IL	7.250	5	Paid in Full

Group IV

22521252	309,759.85	11/15/2007	-	CO	6.500	6	Paid in Full
146702710	109,027.47	11/15/2007	-	GA	7.000	132	Paid in Full
160926960	283,909.87	11/5/2007	-	CA	6.250	5	Paid in Full
160939346	241,862.59	10/16/2007	-	OH	6.750	6	Paid in Full
161181192	204,040.47	11/14/2007	-	CA	6.375	6	Paid in Full

161420670	293,999.23	11/6/2007	-	MS	6.750	6	Paid in Full
165154991	370,000.00	11/1/2007	-	CO	6.500	6	Paid in Full
169748326	263,900.00	10/31/2007	-	ME	6.625	5	Paid in Full

Group V

159962864	252,000.00	11/15/2007	-	VA	6.875	8	Paid in Full
160377075	144,800.00	10/17/2007	-	NH	6.875	6	Paid in Full
165862540	179,389.90	11/1/2007	-	CT	6.875	5	Paid in Full
168828643	99,658.04	10/18/2007	-	CA	6.875	5	Paid in Full

Stratification Tables

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.046	11,341.19	0.002
25,000.00	-	50,000.00	17	0.786	696,237.37	0.148
50,000.00	-	75,000.00	71	3.282	4,579,929.19	0.972
75,000.00	-	100,000.00	118	5.455	10,643,636.44	2.258
100,000.00	-	125,000.00	181	8.368	20,653,309.59	4.382
125,000.00	-	150,000.00	214	9.894	29,610,847.19	6.283
150,000.00	-	175,000.00	266	12.298	43,328,010.30	9.194
175,000.00	-	200,000.00	237	10.957	44,806,349.08	9.507
200,000.00	-	225,000.00	186	8.599	39,671,773.58	8.418
225,000.00	-	250,000.00	150	6.935	35,815,413.61	7.600
250,000.00	-	275,000.00	146	6.750	38,419,182.00	8.152
275,000.00	-	300,000.00	148	6.842	42,789,957.92	9.080
300,000.00	-	325,000.00	87	4.022	27,261,276.75	5.785
325,000.00	-	350,000.00	74	3.421	25,049,684.13	5.315
350,000.00	-	375,000.00	69	3.190	25,151,511.86	5.337
375,000.00	-	400,000.00	89	4.115	34,702,659.58	7.364
400,000.00	-	425,000.00	75	3.467	30,980,190.65	6.574
425,000.00	-	450,000.00	5	0.231	2,196,475.69	0.466
450,000.00	-	475,000.00	7	0.324	3,242,309.38	0.688
475,000.00	-	500,000.00	10	0.462	4,881,999.22	1.036
500,000.00	-	525,000.00	4	0.185	2,055,409.20	0.436
525,000.00	-	550,000.00	2	0.092	1,059,259.66	0.225
550,000.00	-	575,000.00	1	0.046	550,397.06	0.117
575,000.00	-	600,000.00	1	0.046	597,191.73	0.127
600,000.00	-	625,000.00	2	0.092	1,228,001.98	0.261
625,000.00	-	650,000.00	2	0.092	1,294,954.94	0.275
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2163	100.000	471,277,309.29	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.082	15,114.33	0.005
25,000.00	-	50,000.00	3	0.245	132,022.36	0.046
50,000.00	-	75,000.00	14	1.142	932,889.16	0.325
75,000.00	-	100,000.00	51	4.160	4,720,867.83	1.643
100,000.00	-	125,000.00	82	6.688	9,373,839.51	3.263
125,000.00	-	150,000.00	104	8.483	14,394,495.12	5.011
150,000.00	-	175,000.00	149	12.153	24,204,416.65	8.426
175,000.00	-	200,000.00	135	11.011	25,512,599.43	8.881
200,000.00	-	225,000.00	97	7.912	20,588,983.28	7.167
225,000.00	-	250,000.00	112	9.135	26,672,072.26	9.285
250,000.00	-	275,000.00	83	6.770	21,798,092.58	7.588
275,000.00	-	300,000.00	84	6.852	24,378,668.24	8.487
300,000.00	-	325,000.00	68	5.546	21,281,500.07	7.408
325,000.00	-	350,000.00	63	5.139	21,245,241.79	7.396
350,000.00	-	375,000.00	58	4.731	21,106,983.08	7.348
375,000.00	-	400,000.00	53	4.323	20,671,053.25	7.196
400,000.00	-	425,000.00	56	4.568	23,155,755.52	8.061
425,000.00	-	450,000.00	3	0.245	1,329,661.03	0.463
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.163	989,950.40	0.345
500,000.00	-	525,000.00	1	0.082	520,000.00	0.181
525,000.00	-	550,000.00	1	0.082	533,800.00	0.186
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	3	0.245	1,796,232.46	0.625
600,000.00	-	625,000.00	1	0.082	618,296.43	0.215
625,000.00	-	650,000.00	2	0.163	1,288,629.40	0.449
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1226	100.000	287,261,164.18	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	15	2.318	540,469.89	0.428
50,000.00	-	75,000.00	48	7.419	2,974,684.04	2.355
75,000.00	-	100,000.00	46	7.110	4,133,202.64	3.272
100,000.00	-	125,000.00	63	9.737	7,023,316.77	5.560
125,000.00	-	150,000.00	74	11.437	10,227,397.27	8.096
150,000.00	-	175,000.00	52	8.037	8,488,624.41	6.720
175,000.00	-	200,000.00	74	11.437	13,952,478.44	11.045
200,000.00	-	225,000.00	49	7.573	10,376,420.00	8.214
225,000.00	-	250,000.00	47	7.264	11,114,795.92	8.799
250,000.00	-	275,000.00	43	6.646	11,294,344.01	8.941
275,000.00	-	300,000.00	39	6.028	11,224,875.61	8.886
300,000.00	-	325,000.00	28	4.328	8,735,146.16	6.915
325,000.00	-	350,000.00	26	4.019	8,842,933.96	7.000
350,000.00	-	375,000.00	13	2.009	4,778,614.13	3.783
375,000.00	-	400,000.00	16	2.473	6,293,079.19	4.982
400,000.00	-	425,000.00	5	0.773	2,060,835.99	1.631
425,000.00	-	450,000.00	3	0.464	1,320,922.79	1.046
450,000.00	-	475,000.00	2	0.309	925,692.34	0.733
475,000.00	-	500,000.00	2	0.309	975,125.50	0.772
500,000.00	-	525,000.00	2	0.309	1,039,802.65	0.823
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	647	100.000	126,322,761.71	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	9	0.369	395,098.20	0.072
50,000.00	-	75,000.00	57	2.337	3,754,631.06	0.687
75,000.00	-	100,000.00	129	5.289	11,630,197.19	2.129
100,000.00	-	125,000.00	187	7.667	21,310,488.50	3.901
125,000.00	-	150,000.00	239	9.799	32,955,924.12	6.033
150,000.00	-	175,000.00	227	9.307	36,967,311.66	6.767
175,000.00	-	200,000.00	301	12.341	56,620,884.64	10.365
200,000.00	-	225,000.00	205	8.405	43,774,326.92	8.013
225,000.00	-	250,000.00	216	8.856	51,335,618.93	9.397
250,000.00	-	275,000.00	164	6.724	43,072,219.79	7.885
275,000.00	-	300,000.00	170	6.970	49,163,105.28	9.000
300,000.00	-	325,000.00	133	5.453	41,633,933.10	7.621
325,000.00	-	350,000.00	111	4.551	37,587,779.71	6.881
350,000.00	-	375,000.00	79	3.239	28,722,715.47	5.258
375,000.00	-	400,000.00	84	3.444	32,794,928.23	6.003
400,000.00	-	425,000.00	109	4.469	45,060,577.83	8.249
425,000.00	-	450,000.00	3	0.123	1,311,540.18	0.240
450,000.00	-	475,000.00	4	0.164	1,858,207.43	0.340
475,000.00	-	500,000.00	5	0.205	2,453,603.18	0.449
500,000.00	-	525,000.00	3	0.123	1,540,947.44	0.282
525,000.00	-	550,000.00	1	0.041	525,993.37	0.096
550,000.00	-	575,000.00	1	0.041	573,002.97	0.105
575,000.00	-	600,000.00	1	0.041	579,757.76	0.106
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	1	0.041	664,000.00	0.122
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2439	100.000	546,286,792.96	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.144	22,999.69	0.015
25,000.00	-	50,000.00	2	0.288	81,453.33	0.054
50,000.00	-	75,000.00	7	1.007	435,461.62	0.289
75,000.00	-	100,000.00	38	5.468	3,436,057.82	2.279
100,000.00	-	125,000.00	64	9.209	7,432,607.23	4.929
125,000.00	-	150,000.00	83	11.942	11,404,789.59	7.564
150,000.00	-	175,000.00	77	11.079	12,507,306.89	8.295
175,000.00	-	200,000.00	83	11.942	15,732,980.28	10.434
200,000.00	-	225,000.00	65	9.353	13,706,945.74	9.091
225,000.00	-	250,000.00	59	8.489	14,135,986.80	9.375
250,000.00	-	275,000.00	27	3.885	7,122,992.85	4.724
275,000.00	-	300,000.00	38	5.468	11,044,555.96	7.325
300,000.00	-	325,000.00	47	6.763	14,712,704.03	9.758
325,000.00	-	350,000.00	38	5.468	12,846,372.61	8.520
350,000.00	-	375,000.00	26	3.741	9,407,398.43	6.239
375,000.00	-	400,000.00	17	2.446	6,709,717.09	4.450
400,000.00	-	425,000.00	17	2.446	7,010,918.15	4.650
425,000.00	-	450,000.00	2	0.288	867,154.94	0.575
450,000.00	-	475,000.00	3	0.432	1,391,104.96	0.923
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	1	0.144	771,625.93	0.512
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	695	100.000	150,781,133.94	100.000

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0000000000	0	0.000	-	0.000
5.0000000000	-	5.2500000000	0	0.000	-	0.000
5.2500000000	-	5.5000000000	0	0.000	-	0.000
5.5000000000	-	5.7500000000	1	0.046	108,674.20	0.023
5.7500000000	-	6.0000000000	18	0.832	3,968,442.65	0.842
6.0000000000	-	6.2500000000	117	5.409	26,570,498.43	5.638
6.2500000000	-	6.5000000000	1164	53.814	257,504,137.97	54.640
6.5000000000	-	6.7500000000	610	28.202	133,331,845.34	28.292
6.7500000000	-	7.0000000000	199	9.200	39,976,928.68	8.483
7.0000000000	-	7.2500000000	50	2.312	8,977,288.32	1.905
7.2500000000	-	7.5000000000	2	0.092	476,415.53	0.101
7.5000000000	-	7.7500000000	1	0.046	242,500.00	0.051
7.7500000000	-	8.0000000000	1	0.046	120,578.17	0.026
>		8.0000000000	0	0.000	-	0.000
		Wgt Ave / Total:	2163	100.000	471,277,309.29	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0000000000	0	0.000	-	0.000
5.0000000000	-	5.2500000000	0	0.000	-	0.000
5.2500000000	-	5.5000000000	0	0.000	-	0.000
5.5000000000	-	5.7500000000	0	0.000	-	0.000
5.7500000000	-	6.0000000000	0	0.000	-	0.000
6.0000000000	-	6.2500000000	0	0.000	-	0.000
6.2500000000	-	6.5000000000	333	27.162	81,181,620.46	28.261
6.5000000000	-	6.7500000000	466	38.010	112,758,355.11	39.253
6.7500000000	-	7.0000000000	414	33.768	90,678,492.75	31.567
7.0000000000	-	7.2500000000	3	0.245	797,625.99	0.278
7.2500000000	-	7.5000000000	8	0.653	1,497,283.28	0.521
7.5000000000	-	7.7500000000	2	0.163	347,786.59	0.121
7.7500000000	-	8.0000000000	0	0.000	-	0.000
>		8.0000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1226	100.000	287,261,164.18	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0000000000	0	0.000	-	0.000
5.0000000000	-	5.2500000000	0	0.000	-	0.000
5.2500000000	-	5.5000000000	0	0.000	-	0.000
5.5000000000	-	5.7500000000	0	0.000	-	0.000
5.7500000000	-	6.0000000000	0	0.000	-	0.000
6.0000000000	-	6.2500000000	0	0.000	-	0.000
6.2500000000	-	6.5000000000	0	0.000	-	0.000
6.5000000000	-	6.7500000000	0	0.000	-	0.000
6.7500000000	-	7.0000000000	28	4.328	4,872,211.37	3.857
7.0000000000	-	7.2500000000	224	34.621	47,384,797.77	37.511
7.2500000000	-	7.5000000000	170	26.275	31,074,093.17	24.599
7.5000000000	-	7.7500000000	73	11.283	14,744,979.15	11.672
7.7500000000	-	8.0000000000	67	10.355	12,288,943.78	9.728
>		8.0000000000	85	13.138	15,957,736.47	12.633
		Wgt Ave / Total:	647	100.000	126,322,761.71	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0000000000	0	0.000	-	0.000
5.0000000000	-	5.2500000000	0	0.000	-	0.000
5.2500000000	-	5.5000000000	0	0.000	-	0.000
5.5000000000	-	5.7500000000	0	0.000	-	0.000
5.7500000000	-	6.0000000000	14	0.574	3,183,907.56	0.583
6.0000000000	-	6.2500000000	269	11.029	62,808,470.11	11.497
6.2500000000	-	6.5000000000	1303	53.424	289,447,440.33	52.985
6.5000000000	-	6.7500000000	621	25.461	140,467,874.59	25.713
6.7500000000	-	7.0000000000	181	7.421	39,575,025.19	7.244
7.0000000000	-	7.2500000000	50	2.050	10,532,276.12	1.928
7.2500000000	-	7.5000000000	1	0.041	271,799.06	0.050
7.5000000000	-	7.7500000000	0	0.000	-	0.000
7.7500000000	-	8.0000000000	0	0.000	-	0.000
>		8.0000000000	0	0.000	-	0.000
		Wgt Ave / Total:	2439	100.000	546,286,792.96	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0000000000	0	0.000	-	0.000
5.0000000000	-	5.2500000000	0	0.000	-	0.000
5.2500000000	-	5.5000000000	0	0.000	-	0.000
5.5000000000	-	5.7500000000	0	0.000	-	0.000
5.7500000000	-	6.0000000000	0	0.000	-	0.000
6.0000000000	-	6.2500000000	0	0.000	-	0.000
6.2500000000	-	6.5000000000	159	22.878	33,856,439.30	22.454
6.5000000000	-	6.7500000000	237	34.101	51,373,646.83	34.072
6.7500000000	-	7.0000000000	286	41.151	62,202,427.41	41.253
7.0000000000	-	7.2500000000	7	1.007	1,455,116.96	0.965
7.2500000000	-	7.5000000000	4	0.576	1,080,503.44	0.717
7.5000000000	-	7.7500000000	2	0.288	813,000.00	0.539
7.7500000000	-	8.0000000000	0	0.000	-	0.000
>		8.0000000000	0	0.000	-	0.000
		Wgt Ave / Total:	695	100.000	150,781,133.94	100.000

Group I

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	475	21.960	124,212,774.23	26.357
FL	254	11.743	50,518,730.83	10.720
AZ	118	5.455	23,441,047.86	4.974
VA	58	2.681	13,781,029.13	2.924
WA	89	4.115	20,675,268.67	4.387
CO	73	3.375	14,643,952.58	3.107
Others	1096	50.670	224,004,505.99	47.531
Wgt Ave / Total:	2163	100.000	471,277,309.29	100.000

Group II

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	351	28.630	97,829,011.32	34.056
FL	121	9.869	26,258,784.22	9.141
AZ	48	3.915	9,611,801.57	3.346
VA	29	2.365	7,380,981.53	2.569
WA	51	4.160	12,949,844.46	4.508
CO	43	3.507	8,279,420.73	2.882
Others	583	47.553	124,951,320.35	43.497
Wgt Ave / Total:	1226	100.000	287,261,164.18	100.000

Group III

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	64	9.892	17,796,126.04	14.088
FL	129	19.938	25,330,527.53	20.052
AZ	40	6.182	7,833,719.18	6.201
VA	10	1.546	2,027,537.00	1.605
WA	24	3.709	5,933,277.50	4.697
CO	15	2.318	2,764,611.32	2.189
Others	365	56.414	64,636,963.14	51.168
Wgt Ave / Total:	647	100.000	126,322,761.71	100.000

Group IV

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	508	20.828	140,743,442.98	25.764
FL	200	8.200	42,724,971.97	7.821
AZ	134	5.494	28,914,328.79	5.293
VA	78	3.198	18,139,821.45	3.321
WA	109	4.469	26,108,496.30	4.779
CO	95	3.895	19,944,114.32	3.651
Others	1315	53.916	269,711,617.15	49.372
Wgt Ave / Total:	2439	100.000	546,286,792.96	100.000

Group V

Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
CA	150	21.583	37,037,497.69	24.564
FL	96	13.813	19,414,167.91	12.876
AZ	27	3.885	5,826,091.38	3.864
VA	21	3.022	5,042,532.65	3.344
WA	11	1.583	2,631,306.91	1.745
CO	30	4.317	6,166,042.66	4.089
Others	360	51.799	74,663,494.74	49.518
Wgt Ave / Total:	695	100.000	150,781,133.94	100.000

Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	20	0.925	3,277,850.55	0.696
300	-	360	2143	99.075	467,999,458.74	99.304
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2163	100.000	471,277,309.29	100.000

Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.082	15,114.33	0.005
120	-	180	0	0.000	-	0.000
180	-	300	3	0.245	487,674.43	0.170
300	-	360	1222	99.674	286,758,375.42	99.825
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1226	100.000	287,261,164.18	100.000

Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.464	215,923.18	0.171
300	-	360	644	99.536	126,106,838.53	99.829
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	647	100.000	126,322,761.71	100.000

Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	17	0.697	2,189,546.55	0.401
300	-	360	2422	99.303	544,097,246.41	99.599
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2439	100.000	546,286,792.96	100.000

Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	15	2.158	2,350,602.78	1.559
300	-	360	680	97.842	148,430,531.16	98.441
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	695	100.000	150,781,133.94	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 12/26/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318
CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02152AAA7	Senior	Fix-30/360	177,529,417.42	6.000000	1,624,000.00	887,647.09	2,511,647.09	-	175,905,417.42	-
1A2	02152AAB5	Senior	Fix-30/360	42,985,721.98	5.183130	1,392,000.00	185,667.15	1,577,667.15	-	41,593,721.98	-
1A3	02152AAC3	Strip IO	Fix-30/360	42,985,721.98	0.816870	-	29,261.46	29,261.46	-	41,593,721.98	-
1A4	02152AAD1	Senior	Fix-30/360	24,115,000.00	6.000000	-	120,575.00	120,575.00	-	24,115,000.00	-
1A5	02152AAE9	Senior	Fix-30/360	59,788,668.87	5.183130	436,497.42	258,243.70	694,741.12	-	59,352,171.45	-
1A6	02152AAF6	Strip IO	Fix-30/360	59,788,668.87	0.816870	-	40,699.64	40,699.64	-	59,352,171.45	-
1A7	02152AAG4	Senior	Fix-30/360	124,293,000.00	6.000000	-	621,465.00	621,465.00	-	124,293,000.00	-
1A8	02152AAH2	Senior	Fix-30/360	475,716.58	6.000000	-	-	-	-	478,095.16	-
1A9	02152AAJ8	Senior	Fix-30/360	24,186,000.00	6.000000	-	120,930.00	120,930.00	-	24,186,000.00	-
2A1	02152AAL3	Senior	Fix-30/360	238,365,112.64	5.233130	1,037,118.32	1,039,496.35	2,076,614.67	-	237,327,994.32	-
2A2	02152AAM1	Senior	Fix-30/360	29,633,579.64	14.723917	128,934.67	363,601.96	492,536.64	-	29,504,644.97	-
2A3	02152ABQ1	Senior	Fix-30/360	8,581,384.36	5.233130	37,337.30	37,422.92	74,760.22	-	8,544,047.06	-
3A1	02152AAP4	Senior	Fix-30/360	117,198,213.38	6.750000	2,661,950.86	659,239.95	3,321,190.81	-	114,536,262.51	-
3A2	02152AAQ2	Senior	Fix-30/360	4,220,087.89	6.750000	95,851.86	23,737.99	119,589.85	-	4,124,236.03	-
4A1	02152AAS8	Senior	Fix-30/360	215,682,580.05	5.183130	543,871.11	931,556.37	1,475,427.48	-	215,138,708.94	-
4A2	02152AAT6	Senior	Fix-30/360	35,947,096.67	10.901220	90,645.18	326,543.39	417,188.57	-	35,856,451.49	-
4A3	02152AAU3	Senior	Fix-30/360	114,974,824.43	5.283130	1,278,571.75	506,169.56	1,784,741.30	-	113,696,252.68	-
4A4	02152AAV1	Strip IO	Fix-30/360	114,974,824.43	0.716870	-	68,682.35	68,682.35	-	113,696,252.68	-
4A5	02152AAW9	Senior	Fix-30/360	46,925,376.15	5.283130	244,875.27	206,586.07	451,461.34	-	46,680,500.88	-
4A6	02152ABR9	Senior	Fix-30/360	7,820,896.02	10.301220	40,812.54	67,134.71	107,947.26	-	7,780,083.47	-
4A7	02152ABS7	Senior	Fix-30/360	82,874,027.99	6.000000	455,279.24	414,354.12	869,633.37	-	82,418,748.74	-
4A8	02152ABT5	Senior	Fix-30/360	4,371,000.00	6.000000	-	21,854.16	21,854.16	-	4,371,000.00	-
4A9	02152ABU2	Senior	Fix-30/360	17,150,000.00	6.000000	-	85,746.69	85,746.69	-	17,150,000.00	-
5A1	02152AAY5	Senior	Fix-30/360	70,964,222.22	6.250000	1,040,407.52	369,605.32	1,410,012.84	-	69,923,814.70	-
5A2	02152AAZ2	Senior	Fix-30/360	3,676,524.63	6.250000	-	-	-	-	3,695,673.19	-
5A3	02152ABA6	Senior	Fix-30/360	54,508,000.00	6.250000	-	283,895.83	283,895.83	-	54,508,000.00	-
5A4	02152ABB4	Senior	Fix-30/360	13,177,000.00	6.250000	-	68,630.21	68,630.21	-	13,177,000.00	-
5A5	02152ABC2	Senior	Fix-30/360	358,183.71	6.250000	-	-	-	-	360,049.25	-
5A6	02152ABD0	Senior	Fix-30/360	2,438,000.00	6.250000	-	12,697.92	12,697.92	-	2,438,000.00	-
X1				-	0.000000	-	-	-	-	-	-
X1-1		Strip IO	Fix-30/360	440,099,051.95	0.306104	-	112,263.50	112,263.50	-	436,945,210.96	-
X1-2	02152AAK5	Strip IO	Fix-30/360	480,294,415.29	0.301154	-	120,526.57	120,526.57	-	477,951,190.95	-
X2				-	0.000000	-	-	-	-	-	-
X2-1		Strip IO	Fix-30/360	206,079,543.72	0.276663	-	47,512.15	47,512.15	-	205,321,380.35	-
X2-2	02152AAN9	Strip IO	Fix-30/360	113,475,376.01	0.284226	-	26,877.17	26,877.17	-	112,638,205.03	-
X3	02152AAR0	Strip IO	Fix-30/360	121,450,550.34	0.564162	-	57,098.18	57,098.18	-	118,695,120.62	-
PO				1,249,209.78	0.000000	21,424.20	-	21,424.20	-	1,227,785.58	-
PO-1	02152ABF5	Strip PO	Fix-30/360	555,264.42	0.000000	19,715.50	-	19,715.50	-	535,548.92	-
PO-2	02152ABF5	Strip PO	Fix-30/360	122,926.46	0.000000	648.69	-	648.69	-	122,277.77	-
PO-3	02152ABF5	Strip PO	Fix-30/360	17,209.02	0.000000	15.18	-	15.18	-	17,193.84	-
PO-4	02152ABF5	Strip PO	Fix-30/360	500,089.59	0.000000	777.17	-	777.17	-	499,312.42	-
PO-5	02152ABF5	Strip PO	Fix-30/360	53,720.29	0.000000	267.66	-	267.66	-	53,452.63	-
AR	02152ABG3	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-

M1	02152ABH1	Mezzanine	Fix-30/360	22,727,726.80	6.131867	10,958.32	116,134.69	127,093.01	-	22,716,768.48	-
M2	02152ABJ7	Mezzanine	Fix-30/360	9,739,812.95	6.131867	4,696.11	49,768.73	54,464.84	-	9,735,116.84	-
B1	02152ABK4	Junior	Fix-30/360	9,739,812.95	6.131867	4,696.11	49,768.73	54,464.84	-	9,735,116.84	-
B2	02152ABL2	Junior	Fix-30/360	4,869,906.48	6.131867	2,348.06	24,884.37	27,232.42	-	4,867,558.43	-
B3	02152ABM0	Junior	Fix-30/360	4,869,906.48	6.131867	2,348.06	24,884.37	27,232.42	-	4,867,558.43	-
B4	02152ABN8	Junior	Fix-30/360	4,057,756.53	6.131867	1,956.47	20,734.42	22,690.90	-	4,055,800.06	-
B5	02152ABP3	Junior	Fix-30/360	2,435,395.50	6.131867	1,174.12	12,444.44	13,618.56	0.12	2,434,221.26	38.91

Totals				1,581,929,162.10		11,157,754.49	8,414,342.23	19,572,096.73	0.12	1,570,794,800.16	38.91

Principal Distribution Detail
Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02152AAA7	185,600,000.00	177,529,417.42	1,624,000.00	-	-	1,624,000.00	-	-	175,905,417.42	0.947766258
1A2	02152AAB5	46,400,000.00	42,985,721.98	1,392,000.00	-	-	1,392,000.00	-	-	41,593,721.98	0.896416422
1A3	02152AAC3	46,400,000.00	42,985,721.98	-	-	-	-	-	-	41,593,721.98	0.896416422
1A4	02152AAD1	24,115,000.00	24,115,000.00	-	-	-	-	-	-	24,115,000.00	1.000000000
1A5	02152AAE9	60,000,000.00	59,788,668.87	436,497.42	-	-	436,497.42	-	-	59,352,171.45	0.989202858
1A6	02152AAF6	60,000,000.00	59,788,668.87	-	-	-	-	-	-	59,352,171.45	0.989202858
1A7	02152AAG4	124,293,000.00	124,293,000.00	-	-	-	-	-	-	124,293,000.00	1.000000000
1A8	02152AAH2	464,000.00	475,716.58	-	2,378.58	-	-	2,378.58	-	478,095.16	1.030377509
1A9	02152AAJ8	24,186,000.00	24,186,000.00	-	-	-	-	-	-	24,186,000.00	1.000000000
2A1	02152AAL3	244,014,000.00	238,365,112.64	1,037,118.32	-	-	1,037,118.32	-	-	237,327,994.32	0.972599910
2A2	02152AAM1	30,335,850.00	29,633,579.64	128,934.67	-	-	128,934.67	-	-	29,504,644.97	0.972599910
2A3	02152ABQ1	8,784,750.00	8,581,384.36	37,337.30	-	-	37,337.30	-	-	8,544,047.06	0.972599910
3A1	02152AAP4	126,527,000.00	117,198,213.38	2,661,950.86	-	-	2,661,950.86	-	-	114,536,262.51	0.905231789
3A2	02152AAQ2	4,556,000.00	4,220,087.89	95,851.86	-	-	95,851.86	-	-	4,124,236.03	0.905231789
4A1	02152AAS8	217,530,000.00	215,682,580.05	543,871.11	-	-	543,871.11	-	-	215,138,708.94	0.989007075
4A2	02152AAT6	36,255,000.00	35,947,096.67	90,645.18	-	-	90,645.18	-	-	35,856,451.49	0.989007075
4A3	02152AAU3	121,215,000.00	114,974,824.43	1,278,571.75	-	-	1,278,571.75	-	-	113,696,252.68	0.937971808
4A4	02152AAV1	121,215,000.00	114,974,824.43	-	-	-	-	-	-	113,696,252.68	0.937971808
4A5	02152AAW9	48,000,000.00	46,925,376.15	244,875.27	-	-	244,875.27	-	-	46,680,500.88	0.972510435
4A6	02152ABR9	8,000,000.00	7,820,896.02	40,812.54	-	-	40,812.54	-	-	7,780,083.47	0.972510434
4A7	02152ABS7	84,872,000.00	82,874,027.99	455,279.24	-	-	455,279.24	-	-	82,418,748.74	0.971094693
4A8	02152ABT5	4,371,000.00	4,371,000.00	-	-	-	-	-	-	4,371,000.00	1.000000000
4A9	02152ABU2	17,150,000.00	17,150,000.00	-	-	-	-	-	-	17,150,000.00	1.000000000
5A1	02152AAY5	75,000,000.00	70,964,222.22	1,040,407.52	-	-	1,040,407.52	-	-	69,923,814.70	0.932317529
5A2	02152AAZ2	5,000,000.00	3,676,524.63	-	19,148.57	-	-	19,148.57	-	3,695,673.19	0.739134638
5A3	02152ABA6	54,508,000.00	54,508,000.00	-	-	-	-	-	-	54,508,000.00	1.000000000
5A4	02152ABB4	13,177,000.00	13,177,000.00	-	-	-	-	-	-	13,177,000.00	1.000000000
5A5	02152ABC2	349,000.00	358,183.71	-	1,865.54	-	-	1,865.54	-	360,049.25	1.031659738
5A6	02152ABD0	2,438,000.00	2,438,000.00	-	-	-	-	-	-	2,438,000.00	1.000000000
X1		-	-	-	-	-	-	-	-	-	0.000000000
X1-1		451,487,340.00	440,099,051.95	-	-	-	-	-	-	436,945,210.96	0.967790616
X1-2	02152AAK5	490,676,127.00	480,294,415.29	-	-	-	-	-	-	477,951,190.95	0.974066527
X2		-	-	-	-	-	-	-	-	-	0.000000000
X2-1		211,159,189.00	206,079,543.72	-	-	-	-	-	-	205,321,380.35	0.972353518
X2-2	02152AAN9	118,130,226.00	113,475,376.01	-	-	-	-	-	-	112,638,205.03	0.953508758
X3	02152AAR0	131,104,879.00	121,450,550.34	-	-	-	-	-	-	118,695,120.62	0.905344801
PO		1,271,199.78	1,249,209.78	21,424.20	-	-	21,424.20	-	-	1,227,785.58	0.965847854
PO-1	02152ABF5	562,421.20	555,264.42	19,715.50	-	-	19,715.50	-	-	535,548.92	0.952220365
PO-2	02152ABF5	127,608.50	122,926.46	648.69	-	-	648.69	-	-	122,277.77	0.958225892
PO-3	02152ABF5	17,277.99	17,209.02	15.18	-	-	15.18	-	-	17,193.84	0.995129716
PO-4	02152ABF5	509,145.40	500,089.59	777.17	-	-	777.17	-	-	499,312.42	0.980687290
PO-5	02152ABF5	54,746.69	53,720.29	267.66	-	-	267.66	-	-	53,452.63	0.976362780
AR	02152ABG3	100.00	-	-	-	-	-	-	-	-	0.000000000

M1	02152ABH1	22,779,500.00	22,727,726.80	10,958.32	-	-	10,958.32	-	-	22,716,768.48	0.997246141
M2	02152ABJ7	9,762,000.00	9,739,812.95	4,696.11	-	-	4,696.11	-	-	9,735,116.84	0.997246142
B1	02152ABK4	9,762,000.00	9,739,812.95	4,696.11	-	-	4,696.11	-	-	9,735,116.84	0.997246142
B2	02152ABL2	4,881,000.00	4,869,906.48	2,348.06	-	-	2,348.06	-	-	4,867,558.43	0.997246143
B3	02152ABM0	4,881,000.00	4,869,906.48	2,348.06	-	-	2,348.06	-	-	4,867,558.43	0.997246143
B4	02152ABN8	4,067,000.00	4,057,756.53	1,956.47	-	-	1,956.47	-	-	4,055,800.06	0.997246142
B5	02152ABP3	2,440,943.50	2,435,395.50	1,174.12	-	-	1,174.12	-	0.12	2,434,221.26	0.997246049

Totals		1,626,985,343.28	1,581,929,162.10	11,157,754.49	23,392.69	-	11,157,754.49	23,392.69	0.12	1,570,794,800.16

Interest Distribution Detail
Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	177,529,417.42	6.000000	6.000000	887,647.09	-	887,647.09	-	887,647.09	-	-
1A2	42,985,721.98	5.183130	5.183130	185,667.15	-	185,667.15	-	185,667.15	-	-
1A3	42,985,721.98	0.816870	0.816870	29,261.46	-	29,261.46	-	29,261.46	-	-
1A4	24,115,000.00	6.000000	6.000000	120,575.00	-	120,575.00	-	120,575.00	-	-
1A5	59,788,668.87	5.183130	5.183130	258,243.70	-	258,243.70	-	258,243.70	-	-
1A6	59,788,668.87	0.816870	0.816870	40,699.64	-	40,699.64	-	40,699.64	-	-
1A7	124,293,000.00	6.000000	6.000000	621,465.00	-	621,465.00	-	621,465.00	-	-
1A8	475,716.58	6.000000	0.000000	-	2,378.58	2,378.58	-	-	-	-
1A9	24,186,000.00	6.000000	6.000000	120,930.00	-	120,930.00	-	120,930.00	-	-
2A1	238,365,112.64	5.233130	5.233130	1,039,496.35	-	1,039,496.35	-	1,039,496.35	-	-
2A2	29,633,579.64	14.723917	14.723917	363,601.96	-	363,601.96	-	363,601.96	-	-
2A3	8,581,384.36	5.233130	5.233130	37,422.92	-	37,422.92	-	37,422.92	-	-
3A1	117,198,213.38	6.750000	6.750000	659,239.95	-	659,239.95	-	659,239.95	-	-
3A2	4,220,087.89	6.750000	6.750000	23,737.99	-	23,737.99	-	23,737.99	-	-
4A1	215,682,580.05	5.183130	5.182930	931,592.38	-	931,592.38	36.01	931,556.37	-	-
4A2	35,947,096.67	10.901220	10.900799	326,556.01	-	326,556.01	12.62	326,543.39	-	-
4A3	114,974,824.43	5.283130	5.282926	506,189.12	-	506,189.12	19.56	506,169.56	-	-
4A4	114,974,824.43	0.716870	0.716842	68,685.00	-	68,685.00	2.65	68,682.35	-	-
4A5	46,925,376.15	5.283130	5.282926	206,594.05	-	206,594.05	7.98	206,586.07	-	-
4A6	7,820,896.02	10.301220	10.300822	67,137.31	-	67,137.31	2.59	67,134.71	-	-
4A7	82,874,027.99	6.000000	5.999768	414,370.14	-	414,370.14	16.02	414,354.12	-	-
4A8	4,371,000.00	6.000000	5.999768	21,855.00	-	21,855.00	0.84	21,854.16	-	-
4A9	17,150,000.00	6.000000	5.999768	85,750.00	-	85,750.00	3.31	85,746.69	-	-
5A1	70,964,222.22	6.250000	6.250000	369,605.32	-	369,605.32	-	369,605.32	-	-
5A2	3,676,524.63	6.250000	0.000000	-	19,148.57	19,148.57	-	-	-	-
5A3	54,508,000.00	6.250000	6.250000	283,895.83	-	283,895.83	-	283,895.83	-	-
5A4	13,177,000.00	6.250000	6.250000	68,630.21	-	68,630.21	-	68,630.21	-	-
5A5	358,183.71	6.250000	0.000000	-	1,865.54	1,865.54	-	-	-	-
5A6	2,438,000.00	6.250000	6.250000	12,697.92	-	12,697.92	-	12,697.92	-	-
X1	-	0.000000	0.000000	-	-	-	-	-	-	-
X1-1	440,099,051.95	0.306104	0.306104	112,263.50	-	112,263.50	-	112,263.50	-	-
X1-2	480,294,415.29	0.301154	0.301132	120,535.35	-	120,535.35	8.78	120,526.57	-	-
X2	-	0.000000	0.000000	-	-	-	-	-	-	-
X2-1	206,079,543.72	0.276663	0.276663	47,512.15	-	47,512.15	-	47,512.15	-	-
X2-2	113,475,376.01	0.284226	0.284226	26,877.17	-	26,877.17	-	26,877.17	-	-
X3	121,450,550.34	0.564162	0.564162	57,098.18	-	57,098.18	-	57,098.18	-	-
PO	1,249,209.78	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	555,264.42	0.000000	0.000000	-	-	-	-	-	-	-
PO-2	122,926.46	0.000000	0.000000	-	-	-	-	-	-	-
PO-3	17,209.02	0.000000	0.000000	-	-	-	-	-	-	-
PO-4	500,089.59	0.000000	0.000000	-	-	-	-	-	-	-
PO-5	53,720.29	0.000000	0.000000	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	-	-

M1	22,727,726.80	6.131867	6.131789	116,136.17	-	116,136.17	1.48	116,134.69	-	-
M2	9,739,812.95	6.131867	6.131789	49,769.36	-	49,769.36	0.63	49,768.73	-	-
B1	9,739,812.95	6.131867	6.131789	49,769.36	-	49,769.36	0.63	49,768.73	-	-
B2	4,869,906.48	6.131867	6.131789	24,884.68	-	24,884.68	0.32	24,884.37	-	-
B3	4,869,906.48	6.131867	6.131789	24,884.68	-	24,884.68	0.32	24,884.37	-	-
B4	4,057,756.53	6.131867	6.131789	20,734.69	-	20,734.69	0.26	20,734.42	-	-
B5	2,435,395.50	6.131867	6.131789	12,444.60	-	12,444.60	0.16	12,444.44	-	-

Totals	1,581,929,162.10			8,414,456.39	23,392.69	8,437,849.08	114.16	8,414,342.23	-	-

Current Payment Information
Factors per $1,000
Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02152AAA7	185,600,000.00	956.516257631	8.750000000	4.782581288	947.766257631	6.000000
1A2	02152AAB5	46,400,000.00	926.416421950	30.000000000	4.001447291	896.416421950	5.183130
1A3	02152AAC3	46,400,000.00	926.416421950	0.000000000	0.630634819	896.416421950	0.816870
1A4	02152AAD1	24,115,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	02152AAE9	60,000,000.00	996.477814521	7.274956989	4.304061712	989.202857531	5.183130
1A6	02152AAF6	60,000,000.00	996.477814521	0.000000000	0.678327360	989.202857531	0.816870
1A7	02152AAG4	124,293,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A8	02152AAH2	464,000.00	1025.251253128	0.000000000	0.000000000	1030.377509394	6.000000
1A9	02152AAJ8	24,186,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A1	02152AAL3	244,014,000.00	976.850150553	4.250241033	4.259986524	972.599909520	5.233130
2A2	02152AAM1	30,335,850.00	976.850150553	4.250241033	11.985883521	972.599909520	14.723917
2A3	02152ABQ1	8,784,750.00	976.850150553	4.250241033	4.259986524	972.599909520	5.233130
3A1	02152AAP4	126,527,000.00	926.270387948	21.038599365	5.210270932	905.231788584	6.750000
3A2	02152AAQ2	4,556,000.00	926.270387948	21.038599365	5.210270932	905.231788584	6.750000
4A1	02152AAS8	217,530,000.00	991.507286561	2.500211951	4.282427116	989.007074610	5.183130
4A2	02152AAT6	36,255,000.00	991.507286561	2.500211951	9.006851097	989.007074610	10.901220
4A3	02152AAU3	121,215,000.00	948.519774163	10.547966413	4.175799664	937.971807750	5.283130
4A4	02152AAV1	121,215,000.00	948.519774163	0.000000000	0.566615909	937.971807750	0.716870
4A5	02152AAW9	48,000,000.00	977.612003052	5.101568104	4.303876403	972.510434948	5.283130
4A6	02152ABR9	8,000,000.00	977.612002011	5.101568099	8.391839238	972.510433912	10.301220
4A7	02152ABS7	84,872,000.00	976.458996917	5.364304391	4.882106287	971.094692526	6.000000
4A8	02152ABT5	4,371,000.00	1000.000000000	0.000000000	4.999806753	1000.000000000	6.000000
4A9	02152ABU2	17,150,000.00	1000.000000000	0.000000000	4.999806753	1000.000000000	6.000000
5A1	02152AAY5	75,000,000.00	946.189629567	13.872100212	4.928070987	932.317529354	6.250000
5A2	02152AAZ2	5,000,000.00	735.304925132	0.000000000	0.000000000	739.134638283	6.250000
5A3	02152ABA6	54,508,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A4	02152ABB4	13,177,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A5	02152ABC2	349,000.00	1026.314350562	0.000000000	0.000000000	1031.659737804	6.250000
5A6	02152ABD0	2,438,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
X1		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X1-1		451,487,340.00	974.776063378	0.000000000	0.248652596	967.790616144	0.306104
X1-2	02152AAK5	490,676,127.00	978.842028094	0.000000000	0.245633652	974.066527084	0.301154
X2		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
X2-1		211,159,189.00	975.944000808	0.000000000	0.225006295	972.353518321	0.276663
X2-2	02152AAN9	118,130,226.00	960.595605819	0.000000000	0.227521490	953.508757615	0.284226
X3	02152AAR0	131,104,879.00	926.361789633	0.000000000	0.435515298	905.344801241	0.564162
PO		1,271,199.78	982.701381525	16.853527146	0.000000000	965.847854379	0.000000
PO-1	02152ABF5	562,421.20	987.275051050	35.054685741	0.000000000	952.220365309	0.000000
PO-2	02152ABF5	127,608.50	963.309345243	5.083453494	0.000000000	958.225891749	0.000000
PO-3	02152ABF5	17,277.99	996.008098078	0.878382351	0.000000000	995.129715727	0.000000
PO-4	02152ABF5	509,145.40	982.213714831	1.526424498	0.000000000	980.687290333	0.000000
PO-5	02152ABF5	54,746.69	981.251901074	4.889121092	0.000000000	976.362779982	0.000000
AR	02152ABG3	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000

M1	02152ABH1	22,779,500.00	997.727201907	0.481060523	5.098210576	997.246141383	6.131867
M2	02152ABJ7	9,762,000.00	997.727202780	0.481060524	5.098210581	997.246142256	6.131867
B1	02152ABK4	9,762,000.00	997.727202780	0.481060524	5.098210581	997.246142256	6.131867
B2	02152ABL2	4,881,000.00	997.727203804	0.481060524	5.098210586	997.246143280	6.131867
B3	02152ABM0	4,881,000.00	997.727203804	0.481060524	5.098210586	997.246143280	6.131867
B4	02152ABN8	4,067,000.00	997.727202157	0.481060523	5.098210578	997.246141633	6.131867
B5	02152ABP3	2,440,943.50	997.727109785	0.481010621	5.098210106	997.246049306	6.131867

Totals		1,626,985,343.28	972.306953246	6.857931779	5.171738187	965.463399316

THE BANK OF NEW YORK
101 Barclay Street, 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318
CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Pool Level Data
Distribution Date				12/26/2007
Cut-off Date				6/1/2007
Record Date				11/30/2007
Determination Date				12/22/2007
Accrual Period 30/360			Begin	11/1/2007
			End	12/1/2007
Number of Days in 30/360 Accrual Period				30

Collateral Detail

	Original Mortgage Loan Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Original Aggregate Loan Count			2,204	1,249	685	2,479	713	7,330
	Original Stated Principal Balance			483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
	Original Weighted Average Mortgage Rate			6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
	Original Weighted Average Net Mortgage Rate			6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
	Original Weighted Average Remaining Term			359	359	358	359	358

	Current Mortgage Loan Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning Aggregate Loan Count			2,163	1,226	647	2,439	695	7,170
	Loans Paid Off or otherwise removed pursuant to the PSA			17	5	14	11	3	50
	Ending Aggregate Loan Count			2,146	1,221	633	2,428	692	7,120

	Beginning Pool Stated Principal Balance			471,277,309.29	287,261,164.18	126,322,761.71	546,286,792.96	150,781,133.94	1,581,929,162.08
	Scheduled Principal			236,256.34	110,491.25	52,560.76	272,580.94	91,110.97	763,000.26
	Unscheduled Principal			3,242,274.33	1,097,608.70	2,707,290.36	2,392,251.05	931,937.23	10,371,361.67
	Realized Principal Losses			-	-	-	-	-	-
	Ending Pool Stated Principal Balance			467,798,778.62	286,053,064.23	123,562,910.59	543,621,960.97	149,758,085.74	1,570,794,800.15

	Weighted Averages

				Group I	Group II	Group III	Group IV	Group V
	Beginning Weighted Average Mortgage Rate			6.54504%	6.71006%	7.57422%	6.51918%	6.72897%
	Beginning Weighted Average Net Mortgage Rate			6.27878%	6.44580%	7.29148%	6.25928%	6.46168%
	Ending Weighted Average Mortgage Rate			6.54463%	6.71012%	7.57276%	6.51882%	6.72931%
	Ending Weighted Average Net Mortgage Rate			6.27833%	6.44584%	7.28991%	6.25892%	6.46197%

	Beginning Weighted Average Remaining Term to Maturity			354	354	353	354	353
	Ending Weighted Average Remaining Term to Maturity			353	353	352	353	352

	Loan Substitution

				Group I	Group II	Group III	Group IV	Group V	Total
	Aggregate Stated of Principal Balances Removed			-	-	-	-	-	-
	Aggregate Stated of Principal Balance Added			-	-	-	-	-	-
	Aggregate Principal Substitution Shortfall Amount			-	-	-	-	-	-

	Fees of the Trust

				Group I	Group II	Group III	Group IV	Group V	Total
	Gross Master Servicing Fee			98,182.77	59,846.08	26,317.24	113,809.75	31,412.74	329,568.58
	Net Master Servicing Fee			96,680.47	59,339.66	25,252.71	112,210.57	30,244.47	323,727.88
	Trustee Fee			3,534.58	2,154.46	947.42	4,097.15	1,130.86	11,864.47
	Lpmi			2,847.93	1,259.32	2,498.36	411.14	1,041.68	8,058.43
	Total Net Loan Fees			103,062.98	62,753.44	28,698.49	116,718.86	32,417.01	343,650.78

	Servicer Advances

				Group I	Group II	Group III	Group IV	Group V	Total
	Principal Advances			3,906.99	1,602.65	3,332.70	5,315.86	2,029.47	16,187.67
	Interest Advances			52,136.02	50,639.98	62,346.10	58,584.69	23,077.03	246,783.82
	Reimbursement for Principal & Interest Advances			-	-	-	-	-	-
	Reimbursement for Nonrecoverable Advances			-	-	-	-	-	-
	Total Advances			56,043.01	52,242.63	65,678.80	63,900.55	25,106.50	262,971.49

	Mortgage Prepayment Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Principal Balance of Loans Paid in Full			3,115,967.49	1,042,939.30	2,627,373.28	2,214,817.01	759,325.39	9,760,422.47
	Prepayment Interest Excess			-	-	-	-	-	-
	Prepayment Interest Shortfall			1,502.30	506.42	1,064.53	1,599.18	1,168.27	5,840.70
	Compensating Interest			1,502.30	506.42	1,064.53	1,599.18	1,168.27	5,840.70
	Non-Supported Prepayment Interest Shortfall			-	-	-	-	-	-
	CPR %			7.95422%	4.49168%	22.90129%	5.13270%	7.17406%
	SMM %			0.68832%	0.38224%	2.14405%	0.43813%	0.61845%

	Net Interest Shortfalls

				Group I	Group II	Group III	Group IV	Group V	Total
	Net Prepayment Interest Shortfalls			-	-	-	-	-	-
	Relief Act Reduction Shortfalls			-	-	-	114.18	-	114.18
	Total Net Interest Shortfalls			-	-	-	114.18	-	114.18

NAS Principal Distribution Amount

	Shift Percentage								0.00000%
	Class 1A4 & 1A9 Priority Percentage								51.30522%
	Class 1A4 & 1A9 Priority Amount								-
	Class 4A9 Priority Percentage								15.71127%
	Class 4A9 Priority Amount								-
	Class 5A4 & 5A6 Priority Percentage								51.79881%
	Class 5A4 & 5A6 Priority Amount								-

Delinquency Information

Delinquency Info		Group 1		Group 2		Group 3		Group 4

30-59 Days		7,425,416.97	1.58731%	4,983,165.49	1.74204%	4,809,588.93	3.89242%	7,779,594.03	1.43107%
		32	1.49115%	23	1.88370%	21	3.31754%	34	1.40033%

60-89 Days		1,165,131.43	0.24907%	2,467,513.23	0.86261%	2,116,067.77	1.71254%	1,962,841.43	0.36107%
		5	0.23299%	10	0.81900%	13	2.05371%	8	0.32949%

90+ Days		761,014.71	0.16268%	1,346,392.61	0.47068%	1,244,177.43	1.00692%	393,754.56	0.07243%
		3	0.13979%	5	0.40950%	5	0.78989%	2	0.08237%

Total		9,351,563.11	1.99906%	8,797,071.33	3.07533%	8,169,834.13	6.61188%	10,136,190.02	1.86457%
		40	1.86393%	38	3.11220%	39	6.16114%	44	1.81219%

Delinquency Info						Group 5		Total

30-59 Days				Balance		3,133,387.52	2.09230%	28,131,152.94	1.79089%
				Loan Count		15	2.16763%	125	1.75562%

60-89 Days				Balance		687,805.38	0.45928%	8,399,359.24	0.53472%
				Loan Count		3	0.43353%	39	0.54775%

90+ Days				Balance		407,752.38	0.27227%	4,153,091.69	0.26439%
				Loan Count		2	0.28902%	17	0.23876%

Total				Balance		4,228,945.28	2.82385%	40,683,603.87	2.59000%
				Loan Count		20	2.89017%	181	2.54213%

Foreclosure Info		Group 1		Group 2		Group 3		Group 4

30-59 Days		-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
		0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days		-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
		0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days		-	0.00000%	554,500.01	0.19385%	1,246,451.42	1.00876%	944,513.65	0.17374%
		0	0.00000%	2	0.16380%	5	0.78989%	4	0.16474%

Total		-	0.00000%	554,500.01	0.19385%	1,246,451.42	1.00876%	944,513.65	0.17374%
		0	0.00000%	2	0.16380%	5	0.78989%	4	0.16474%

Foreclosure Info						Group 5		Total

30-59 Days				Balance		-	0.00000%	-	0.00000%
				Loan Count		0	0.00000%	0	0.00000%

60-89 Days				Balance		-	0.00000%	-	0.00000%
				Loan Count		0	0.00000%	0	0.00000%

90+ Days				Balance		-	0.00000%	2,745,465.08	0.17478%
				Loan Count		0	0.00000%	11	0.15449%

Total				Balance		-	0.00000%	2,745,465.08	0.17478%
				Loan Count		0	0.00000%	11	0.15449%

Bankruptcy Info		Group 1		Group 2		Group 3		Group 4

30-59 Days		-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
		0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days		-	0.00000%	-	0.00000%	286,704.81	0.23203%	-	0.00000%
		0	0.00000%	0	0.00000%	1	0.15798%	0	0.00000%

90+ Days		414,439.88	0.08859%	-	0.00000%	236,001.28	0.19100%	-	0.00000%
		1	0.04660%	0	0.00000%	1	0.15798%	0	0.00000%

Total		414,439.88	0.08859%	-	0.00000%	522,706.09	0.42303%	-	0.00000%
		1	0.04660%	0	0.00000%	2	0.31596%	0	0.00000%

Bankruptcy Info						Group 5		Total

30-59 Days				Balance		-	0.00000%	-	0.00000%
				Loan Count		0	0.00000%	0	0.00000%

60-89 Days				Balance		-	0.00000%	286,704.81	0.01825%
				Loan Count		0	0.00000%	1	0.01404%

90+ Days				Balance		-	0.00000%	650,441.16	0.04141%
				Loan Count		0	0.00000%	2	0.02809%

Total				Balance		-	0.00000%	937,145.97	0.05966%
				Loan Count		0	0.00000%	3	0.04213%

REO Info		Group 1		Group 2		Group 3		Group 4

30-59 Days		-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
		0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days		-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
		0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days		-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
		0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

Total		-	0.00000%	-	0.00000%	-	0.00000%	-	0.00000%
		0	0.00000%	0	0.00000%	0	0.00000%	0	0.00000%

REO Info						Group 5		Total

30-59 Days				Balance		-	0.00000%	-	0.00000%
				Loan Count		0	0.00000%	0	0.00000%

60-89 Days				Balance		-	0.00000%	-	0.00000%
				Loan Count		0	0.00000%	0	0.00000%

90+ Days				Balance		-	0.00000%	-	0.00000%
				Loan Count		0	0.00000%	0	0.00000%

Total				Balance		-	0.00000%	-	0.00000%
				Loan Count		0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO		Group 1		Group 2		Group 3		Group 4

All		414,439.88	0.08859%	554,500.01	0.19385%	1,769,157.51	1.43179%	944,513.65	0.17374%
		1	0.04660%	2	0.16380%	7	1.10585%	4	0.16474%

Totals for Foreclosure Bankruptcy, REO		Group 5		Total

All		-	0.00000%	3,682,611.05	0.23444%
		0	0.00000%	14	0.19663%

Totals for Foreclosure,REO Bankruptcy, Delinquency		Group 1		Group 2		Group 3		Group 4

All		9,766,002.99	2.08765%	9,351,571.34	3.26917%	9,938,991.64	8.04367%	11,080,703.67	2.03831%
		41	1.91053%	40	3.27600%	46	7.26698%	48	1.97694%

Totals for Foreclosure,REO Bankruptcy, Delinquency		Group 5		Total

All		4,228,945.28	2.82385%	44,366,214.92	2.82444%
		20	2.89017%	195	2.73876%
	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

				Group I	Group II	Group III	Group IV	Group V	Total
	Current			2,340,586.02	4,368,405.85	5,129,402.71	3,301,109.64	1,095,557.76	16,235,061.98
	One-Month Prior			1,813,773.40	2,577,090.88	4,020,545.78	1,338,793.72	751,099.11	10,501,302.89
	Two-Month Prior			2,072,928.11	2,175,641.71	2,602,844.05	2,497,423.23	751,605.06	10,100,442.16
	Three-Month Prior			789,841.67	1,414,188.19	1,829,391.53	674,128.43	408,381.63	5,115,931.45
	Four-Month Prior			285,000.00	655,488.23	368,000.00	-	-	1,308,488.23
	Five-Month Prior			-	-	-	-	-	-

	60+ Delinquency Average			1,217,021.53	1,820,165.78	2,325,030.68	1,301,909.17	501,107.26	7,165,234.42

	Passing Delinquency Trigger Test			YES

Realized Loss Detail

				Group I	Group II	Group III	Group IV	Group V	Total
	Current Period Realized Losses			-	-	-	-	-	-
	Cumulative Realized Losses			-	-	-	-	-	-
	Total Liquidated Loan Balance			-	-	-	-	-	-
	Total Liquidated Proceeds			-	-	-	-	-	-
	Subsequent Recoveries			-	-	-	-	-	-

	Loss Test Pass ?			YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Group II

				N/A

Group III

				N/A

Group IV

				N/A

Group V

				N/A

Servicer Remittance Summary

	Interest

				Group I	Group II	Group III	Group IV	Group V	Total
	Scheduled Interest Collected			2,568,936.79	1,605,777.37	796,265.44	2,965,959.18	844,332.60	8,781,271.38
	Plus: Compensating Interest			1,502.30	506.42	1,064.53	1,599.18	1,168.27	5,840.70
	Less: Master Servicer Fee			98,182.77	59,846.08	26,317.24	113,809.75	31,412.74	329,568.58
	Less: Mortgage Loan Premiums			2,847.93	1,259.32	2,498.36	411.14	1,041.68	8,058.43
	Less: Excess Master Servicing Fee			-	-	-	-	-	-
	Total Interest Available			2,469,408.39	1,545,178.40	768,514.37	2,853,337.47	813,046.45	8,449,485.07

	Principal

				Group I	Group II	Group III	Group IV	Group V	Total
	Scheduled Principal			236,256.34	110,491.25	52,560.76	272,580.94	91,110.97	763,000.26
	Paid in Full Principal			3,115,967.49	1,042,939.30	2,627,373.28	2,214,817.01	759,325.39	9,760,422.47
	Curtailment Principal			126,306.84	54,669.40	79,917.08	177,434.04	172,611.84	610,939.20
	Liquidation Principal			-	-	-	-	-	-
	Repurchased Principal			-	-	-	-	-	-
	Substitution Adjustment Principal			-	-	-	-	-	-
	Unanticipated Principal Recoveries			-	-	-	-	-	-
	Total Principal Available			3,478,530.67	1,208,099.95	2,759,851.12	2,664,831.99	1,023,048.20	11,134,361.93

	Other Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Prepayment Penalties			-	-	-	-	-	-
	Other Required Amounts			-	-	-	-	-	-
	Total Other Remittance Amounts			-	-	-	-	-	-

	Total Servicer Remittance			5,947,939.06	2,753,278.35	3,528,365.49	5,518,169.46	1,836,094.65	19,583,847.00

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								19,583,961.18
	Corridor Contract Proceeds Needed								-
	Capitalized Interest								-
	Supplemental Loan Deposit								-
	Corridor Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Amounts Available								19,583,961.18

	Distribution Payments

	Trustee Fee								11,864.47
	Class Payments								19,572,096.71
	Total Payments								19,583,961.18

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposits								19,583,961.18
	Withdrawals								19,583,961.18
	Ending Balance								-

	Corridor Contract Reserve Fund

	Beginnning Balance								993.60
	Deposit								-
	Withdrawal								-
	Ending Balance								993.60

Yield Supplemental Amount Details

	One-Month Libor Rate								4.78313%

	Yield Supplemental Amounts

Class				Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
1A1				-	-	-	-
1A2				-	-	-	-
1A5				-	-	-	-
2A1				-	-	-	-
4A3				-	-	-	-
Total				--	--	--	--

	Corridor Contract Amounts Available

Contract				Beginning Amount	Current Period Amount	Ending Amount
1A2				-	-	-
1A5				-	-	-
4A3				-	-	-
Total				--	--	--

Senior Principal Distribution Amounts

	PO Principal Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning PO Balance			555,264.40	122,926.44	17,209.01	500,089.59	53,720.29	1,249,209.74
	PO Scheduled Principal			296.35	49.87	14.39	252.08	33.56	646.25
	PO Prepayments & Recoveries			19,419.15	598.82	0.79	525.09	234.10	20,777.95
	PO Liquidation Principal			-	-	-	-	-	-
	PO Principal Loss			-	-	-	-	-	-
	Ending PO Balance			535,548.90	122,277.75	17,193.84	499,312.42	53,452.63	1,227,785.54

	NON-PO Principal Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning Non-PO Balance			470,722,044.89	287,138,237.74	126,305,552.70	545,786,703.37	150,727,413.65	1,580,679,952.34
	Non-PO Scheduled Principal			235,959.99	110,441.38	52,546.37	272,328.86	91,077.41	762,354.01
	Non-PO Prepayments & Recoveries			3,222,855.18	1,097,009.88	2,707,289.57	2,391,725.96	931,703.13	10,350,583.72
	Non-PO Liquidation Principal			-	-	-	-	-	-
	Non-PO Principal Loss			-	-	-	-	-	-
	Ending Non-PO Balance			467,263,229.72	285,930,786.48	123,545,716.75	543,122,648.55	149,704,633.11	1,569,567,014.61

Principal Distribution Amounts

	Senior and Subordinate Percentages

				Group I	Group II	Group III	Group IV	Group V
	Senior Percentage Original			96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
	Senior Prepayment Percentage Original			100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
	Senior Percentage			96.31449%	96.32297%	96.13061%	96.32807%	96.28105%
	Senior Prepayment Percentage			100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
	Subordinate Percentages			3.68551%	3.67703%	3.86939%	3.67193%	3.71895%
	Subordinate Prepayment Percentage			0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Senior Principal Distribution Amount			3,450,118.84	1,203,390.29	2,757,802.72	2,654,055.09	1,019,393.41	11,084,760.36
	Subordinate Principal Distribution Amount								28,177.37
	PO Principal Distribution Amount			19,715.50	648.69	15.18	777.17	267.66	21,424.20
	Total Principal Distribution Amount			3,478,530.67	1,208,099.95	2,759,851.12	2,664,831.99	1,023,048.20	11,134,361.93

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			1,568,411,899.78	1,512,382,659.82
Class A Percentage			96.399879%	96.281364%

Class M1			22,779,500.00	22,716,768.48
Class M1 Percentage			1.400105%	1.446196%

Class M2			9,762,000.00	9,735,116.84
Class M2 Percentage			0.600005%	0.619757%

Class B1			9,762,000.00	9,735,116.84
Class B1 Percentage			0.600005%	0.619757%

Class B2			4,881,000.00	4,867,558.43
Class B2 Percentage			0.300003%	0.309879%

Class B3			4,881,000.00	4,867,558.43
Class B3 Percentage			0.300003%	0.309879%

Class B4			4,067,000.00	4,055,800.06
Class B4 Percentage			0.249972%	0.258201%

Class B5			2,440,943.50	2,434,221.26
Class B5 Percentage			0.150029%	0.154967%

Prepayment Penalties

				Group I	Group II	Group III	Group IV	Group V	Total
	Prepayment Charges			-	-	-	-	-	-

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

159678452				69,957.68	12/13/2007	-	TX	7.125	7	Paid in Full
161410829				160,000.00	11/23/2007	-	UT	6.750	6	Paid in Full
161706790				165,788.36	12/7/2007	-	NV	6.625	7	Paid in Full
161853880				249,999.98	12/5/2007	-	SC	6.875	6	Paid in Full
161871763				278,884.93	11/21/2007	-	NC	6.875	6	Paid in Full

161880596				214,433.77	11/29/2007	-	CA	5.875	7	Paid in Full
161886876				249,049.22	11/26/2007	-	CA	6.750	6	Paid in Full
162016525				285,000.00	12/5/2007	-	NH	6.875	6	Paid in Full
162437601				250,000.00	12/15/2007	-	AZ	6.375	6	Paid in Full
165851929				95,974.00	12/3/2007	-	MI	6.500	7	Paid in Full

166446001				170,500.00	11/29/2007	-	PA	6.375	6	Paid in Full
167641511				99,564.64	12/3/2007	-	AZ	6.750	6	Paid in Full
168284023				171,973.15	12/11/2007	-	VA	6.625	6	Paid in Full
168353537				318,386.61	12/11/2007	-	IL	6.625	6	Paid in Full
168537509				87,350.00	11/19/2007	-	FL	5.875	6	Paid in Full

168947733				100,000.00	11/20/2007	-	ID	6.375	6	Paid in Full
169991330				150,900.14	12/3/2007	-	SC	6.750	6	Paid in Full

Group II

160384348				137,311.16	11/29/2007	-	SC	6.999	7	Paid in Full
160867793				407,000.00	12/6/2007	-	MA	6.500	7	Paid in Full
160936105				223,792.37	11/20/2007	-	CA	6.625	7	Paid in Full
167868782				166,250.00	12/13/2007	-	MN	6.875	6	Paid in Full
170285292				109,008.83	12/7/2007	-	KS	6.875	6	Paid in Full

Group III

149570976				149,515.12	11/23/2007	-	NJ	8.250	6	Paid in Full
160219872				150,000.00	12/12/2007	-	VA	8.000	7	Paid in Full
160308475				256,500.00	11/27/2007	-	IN	7.625	7	Paid in Full
160342831				128,526.35	11/16/2007	-	MA	7.625	6	Paid in Full
161182384				339,000.00	12/14/2007	-	CA	7.625	7	Paid in Full

162283134				227,500.00	12/13/2007	-	CA	7.500	6	Paid in Full
166849542				38,000.00	11/28/2007	-	FL	9.000	7	Paid in Full
167045259				247,879.00	12/11/2007	-	FL	7.125	6	Paid in Full
167932027				67,500.00	12/13/2007	-	NJ	7.375	6	Paid in Full
168337521				274,196.25	12/4/2007	-	MA	7.625	6	Paid in Full

168357615				35,000.00	12/3/2007	-	FL	7.750	6	Paid in Full
169228623				70,144.42	12/14/2007	-	TN	9.500	6	Paid in Full
169373763				305,900.00	12/5/2007	-	UT	7.750	6	Paid in Full
169628026				338,317.42	11/29/2007	-	NC	7.250	6	Paid in Full

Group IV

149192385				182,639.04	12/13/2007	-	MD	6.375	10	Paid in Full
153886552				174,161.04	12/6/2007	-	MA	6.250	6	Paid in Full
158081412				85,672.03	0	-	NC	6.875	10	Paid in Full
160032208				348,075.66	12/3/2007	-	WA	6.500	7	Paid in Full
161128498				143,125.00	11/29/2007	-	GA	6.375	7	Paid in Full

161191617				173,662.84	11/20/2007	-	WA	6.625	7	Paid in Full
161348445				278,720.61	11/19/2007	-	MI	6.500	6	Paid in Full
161369256				129,900.00	12/6/2007	-	MI	6.750	7	Paid in Full
161375961				214,840.69	11/16/2007	-	MA	6.625	7	Paid in Full
161424343				237,999.22	12/6/2007	-	VA	7.125	7	Paid in Full

170286604				253,684.67	12/12/2007	-	CA	6.875	6	Paid in Full

Group V

160340303				22,999.69	11/28/2007	-	NM	7.000	7	Paid in Full
161312297				437,495.82	11/27/2007	-	HI	6.750	7	Paid in Full
167833702				299,495.39	11/16/2007	-	CA	6.625	6	Paid in Full

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.047	10,000.01	0.002
25,000.00	-	50,000.00	18	0.839	723,797.69	0.155
50,000.00	-	75,000.00	70	3.262	4,504,873.72	0.963
75,000.00	-	100,000.00	113	5.266	10,157,990.45	2.171
100,000.00	-	125,000.00	184	8.574	21,010,097.41	4.491
125,000.00	-	150,000.00	212	9.879	29,352,152.64	6.275
150,000.00	-	175,000.00	261	12.162	42,501,955.41	9.086
175,000.00	-	200,000.00	237	11.044	44,802,009.96	9.577
200,000.00	-	225,000.00	185	8.621	39,456,431.68	8.434
225,000.00	-	250,000.00	147	6.850	35,070,040.43	7.497
250,000.00	-	275,000.00	145	6.757	38,148,485.80	8.155
275,000.00	-	300,000.00	146	6.803	42,204,812.16	9.022
300,000.00	-	325,000.00	86	4.007	26,930,317.49	5.757
325,000.00	-	350,000.00	74	3.448	25,037,474.66	5.352
350,000.00	-	375,000.00	70	3.262	25,512,059.30	5.454
375,000.00	-	400,000.00	89	4.147	34,710,848.01	7.420
400,000.00	-	425,000.00	75	3.495	30,994,619.56	6.626
425,000.00	-	450,000.00	4	0.186	1,770,046.55	0.378
450,000.00	-	475,000.00	8	0.373	3,715,412.42	0.794
475,000.00	-	500,000.00	9	0.419	4,402,999.13	0.941
500,000.00	-	525,000.00	4	0.186	2,054,923.39	0.439
525,000.00	-	550,000.00	3	0.140	1,609,027.62	0.344
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.047	596,621.09	0.128
600,000.00	-	625,000.00	2	0.093	1,227,403.87	0.262
625,000.00	-	650,000.00	2	0.093	1,294,378.17	0.277
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2146	100.000	467,798,778.62	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.082	13,965.25	0.005
25,000.00	-	50,000.00	3	0.246	131,937.85	0.046
50,000.00	-	75,000.00	14	1.147	932,769.59	0.326
75,000.00	-	100,000.00	52	4.259	4,817,649.92	1.684
100,000.00	-	125,000.00	80	6.552	9,158,075.93	3.202
125,000.00	-	150,000.00	104	8.518	14,391,898.49	5.031
150,000.00	-	175,000.00	147	12.039	23,853,379.91	8.339
175,000.00	-	200,000.00	135	11.057	25,495,603.77	8.913
200,000.00	-	225,000.00	96	7.862	20,356,282.47	7.116
225,000.00	-	250,000.00	112	9.173	26,660,448.15	9.320
250,000.00	-	275,000.00	83	6.798	21,789,883.64	7.617
275,000.00	-	300,000.00	84	6.880	24,369,427.26	8.519
300,000.00	-	325,000.00	69	5.651	21,596,154.01	7.550
325,000.00	-	350,000.00	63	5.160	21,260,186.72	7.432
350,000.00	-	375,000.00	58	4.750	21,123,329.80	7.384
375,000.00	-	400,000.00	52	4.259	20,285,902.56	7.092
400,000.00	-	425,000.00	55	4.505	22,741,838.25	7.950
425,000.00	-	450,000.00	3	0.246	1,329,264.14	0.465
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.164	989,208.27	0.346
500,000.00	-	525,000.00	1	0.082	520,000.00	0.182
525,000.00	-	550,000.00	1	0.082	533,800.00	0.187
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	3	0.246	1,795,682.29	0.628
600,000.00	-	625,000.00	1	0.082	617,746.56	0.216
625,000.00	-	650,000.00	2	0.164	1,288,629.40	0.450
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1221	100.000	286,053,064.23	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.158	392.71	0.000
25,000.00	-	50,000.00	13	2.054	467,172.07	0.378
50,000.00	-	75,000.00	45	7.109	2,769,032.49	2.241
75,000.00	-	100,000.00	46	7.267	4,130,240.21	3.343
100,000.00	-	125,000.00	63	9.953	7,017,814.52	5.680
125,000.00	-	150,000.00	71	11.216	9,796,633.66	7.928
150,000.00	-	175,000.00	52	8.215	8,478,237.71	6.861
175,000.00	-	200,000.00	74	11.690	13,946,094.56	11.287
200,000.00	-	225,000.00	49	7.741	10,371,167.28	8.393
225,000.00	-	250,000.00	45	7.109	10,634,184.48	8.606
250,000.00	-	275,000.00	41	6.477	10,757,299.34	8.706
275,000.00	-	300,000.00	39	6.161	11,219,852.74	9.080
300,000.00	-	325,000.00	28	4.423	8,751,297.39	7.082
325,000.00	-	350,000.00	23	3.633	7,836,662.05	6.342
350,000.00	-	375,000.00	14	2.212	5,152,125.15	4.170
375,000.00	-	400,000.00	15	2.370	5,915,216.26	4.787
400,000.00	-	425,000.00	5	0.790	2,060,026.24	1.667
425,000.00	-	450,000.00	3	0.474	1,320,756.50	1.069
450,000.00	-	475,000.00	2	0.316	925,295.28	0.749
475,000.00	-	500,000.00	2	0.316	974,736.10	0.789
500,000.00	-	525,000.00	2	0.316	1,038,673.85	0.841
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	633	100.000	123,562,910.59	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	10	0.412	429,577.91	0.079
50,000.00	-	75,000.00	57	2.348	3,746,017.13	0.689
75,000.00	-	100,000.00	129	5.313	11,634,792.85	2.140
100,000.00	-	125,000.00	186	7.661	21,196,427.07	3.899
125,000.00	-	150,000.00	239	9.843	32,980,624.88	6.067
150,000.00	-	175,000.00	225	9.267	36,665,282.26	6.745
175,000.00	-	200,000.00	297	12.232	55,876,913.11	10.279
200,000.00	-	225,000.00	204	8.402	43,531,126.92	8.008
225,000.00	-	250,000.00	215	8.855	51,064,361.29	9.393
250,000.00	-	275,000.00	164	6.755	43,056,282.81	7.920
275,000.00	-	300,000.00	168	6.919	48,582,743.70	8.937
300,000.00	-	325,000.00	133	5.478	41,611,025.86	7.654
325,000.00	-	350,000.00	110	4.530	37,219,629.58	6.847
350,000.00	-	375,000.00	79	3.254	28,706,027.00	5.281
375,000.00	-	400,000.00	85	3.501	33,177,987.18	6.103
400,000.00	-	425,000.00	108	4.448	44,641,897.54	8.212
425,000.00	-	450,000.00	3	0.124	1,310,470.93	0.241
450,000.00	-	475,000.00	4	0.165	1,856,874.89	0.342
475,000.00	-	500,000.00	5	0.206	2,452,196.03	0.451
500,000.00	-	525,000.00	3	0.124	1,540,009.42	0.283
525,000.00	-	550,000.00	1	0.041	525,487.43	0.097
550,000.00	-	575,000.00	1	0.041	572,496.67	0.105
575,000.00	-	600,000.00	1	0.041	579,708.51	0.107
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	1	0.041	664,000.00	0.122
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2428	100.000	543,621,960.97	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	3	0.434	126,104.89	0.084
50,000.00	-	75,000.00	7	1.012	434,311.23	0.290
75,000.00	-	100,000.00	38	5.491	3,433,462.96	2.293
100,000.00	-	125,000.00	64	9.249	7,426,346.29	4.959
125,000.00	-	150,000.00	83	11.994	11,395,015.38	7.609
150,000.00	-	175,000.00	77	11.127	12,496,251.27	8.344
175,000.00	-	200,000.00	83	11.994	15,721,583.45	10.498
200,000.00	-	225,000.00	64	9.249	13,490,220.60	9.008
225,000.00	-	250,000.00	59	8.526	14,125,131.16	9.432
250,000.00	-	275,000.00	27	3.902	7,117,022.41	4.752
275,000.00	-	300,000.00	37	5.347	10,738,202.87	7.170
300,000.00	-	325,000.00	47	6.792	14,703,625.97	9.818
325,000.00	-	350,000.00	38	5.491	12,843,368.93	8.576
350,000.00	-	375,000.00	26	3.757	9,403,296.82	6.279
375,000.00	-	400,000.00	17	2.457	6,706,903.62	4.478
400,000.00	-	425,000.00	17	2.457	7,006,888.46	4.679
425,000.00	-	450,000.00	1	0.145	429,182.89	0.287
450,000.00	-	475,000.00	3	0.434	1,390,226.85	0.928
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	1	0.145	770,939.69	0.515
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	692	100.000	149,758,085.74	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	1	0.047	108,557.38	0.023
5.8	-	6.0	16	0.746	3,664,565.52	0.783
6.0	-	6.3	117	5.452	26,550,033.42	5.676
6.3	-	6.5	1160	54.054	256,664,159.58	54.866
6.5	-	6.8	603	28.099	131,930,261.91	28.202
6.8	-	7.0	196	9.133	39,139,620.78	8.367
7.0	-	7.3	49	2.283	8,902,545.73	1.903
7.3	-	7.5	2	0.093	476,042.17	0.102
7.5	-	7.8	1	0.047	242,500.00	0.052
7.8	-	8.0	1	0.047	120,492.13	0.026
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2146	100.000	467,798,778.62	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	332	27.191	80,731,683.88	28.223
6.5	-	6.8	465	38.084	112,478,311.75	39.321
6.8	-	7.0	411	33.661	90,201,416.27	31.533
7.0	-	7.3	3	0.246	797,488.78	0.279
7.3	-	7.5	8	0.655	1,496,691.07	0.523
7.5	-	7.8	2	0.164	347,472.48	0.121
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	1221	100.000	286,053,064.23	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	0	0.000	-	0.000
6.5	-	6.8	0	0.000	-	0.000
6.8	-	7.0	28	4.423	4,867,789.97	3.940
7.0	-	7.3	222	35.071	46,701,109.15	37.795
7.3	-	7.5	168	26.540	30,761,396.87	24.895
7.5	-	7.8	67	10.585	13,399,215.83	10.844
7.8	-	8.0	66	10.427	12,135,156.68	9.821
>		8.0	82	12.954	15,698,242.09	12.705
		Wgt Ave / Total:	633	100.000	123,562,910.59	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	14	0.577	3,182,962.57	0.586
6.0	-	6.3	268	11.038	62,487,807.45	11.495
6.3	-	6.5	1299	53.501	288,303,144.63	53.034
6.5	-	6.8	618	25.453	139,875,851.82	25.730
6.8	-	7.0	179	7.372	39,211,667.78	7.213
7.0	-	7.3	49	2.018	10,288,941.74	1.893
7.3	-	7.5	1	0.041	271,584.98	0.050
7.5	-	7.8	0	0.000	-	0.000
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2428	100.000	543,621,960.97	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	158	22.832	33,809,141.60	22.576
6.5	-	6.8	236	34.104	50,901,137.21	33.989
6.8	-	7.0	285	41.185	61,700,150.20	41.200
7.0	-	7.3	7	1.012	1,454,733.77	0.971
7.3	-	7.5	4	0.578	1,079,922.96	0.721
7.5	-	7.8	2	0.289	813,000.00	0.543
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	692	100.000	149,758,085.74	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	473	22.041	123,682,650.45	26.439
		FL	253	11.789	50,318,724.47	10.756
		AZ	116	5.405	23,078,623.27	4.933
		VA	57	2.656	13,603,682.62	2.908
		WA	89	4.147	20,666,199.22	4.418
		CO	73	3.402	14,637,115.13	3.129
		Others	1085	50.559	221,811,783.46	47.416
		Wgt Ave / Total:	2146	100.000	467,798,778.62	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	350	28.665	97,572,055.49	34.110
		FL	121	9.910	26,225,399.72	9.168
		AZ	48	3.931	9,606,586.21	3.358
		VA	29	2.375	7,377,987.33	2.579
		WA	51	4.177	12,944,331.36	4.525
		CO	43	3.522	8,276,537.59	2.893
		Others	579	47.420	124,050,166.53	43.366
		Wgt Ave / Total:	1221	100.000	286,053,064.23	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	62	9.795	17,221,647.61	13.938
		FL	126	19.905	24,998,854.23	20.232
		AZ	40	6.319	7,830,798.83	6.337
		VA	9	1.422	1,877,038.68	1.519
		WA	24	3.791	5,932,138.96	4.801
		CO	15	2.370	2,762,908.21	2.236
		Others	357	56.398	62,939,524.07	50.937
		Wgt Ave / Total:	633	100.000	123,562,910.59	100.000

			Group IV

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	507	20.881	140,407,475.39	25.828
		FL	200	8.237	42,689,555.96	7.853
		AZ	134	5.519	28,902,007.19	5.317
		VA	77	3.171	17,894,429.01	3.292
		WA	107	4.407	25,573,120.29	4.704
		CO	95	3.913	19,934,689.04	3.667
		Others	1308	53.871	268,220,684.09	49.340
		Wgt Ave / Total:	2428	100.000	543,621,960.97	100.000

			Group V

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	149	21.532	36,713,724.79	24.515
		FL	96	13.873	19,240,007.61	12.847
		AZ	27	3.902	5,821,913.90	3.888
		VA	21	3.035	5,039,606.33	3.365
		WA	11	1.590	2,629,846.39	1.756
		CO	30	4.335	6,161,667.34	4.114
		Others	358	51.734	74,151,319.38	49.514
		Wgt Ave / Total:	692	100.000	149,758,085.74	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	20	0.932	3,271,378.09	0.699
300	-	360	2126	99.068	464,527,400.53	99.301
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2146	100.000	467,798,778.62	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.082	13,965.25	0.005
120	-	180	0	0.000	-	0.000
180	-	300	3	0.246	486,622.61	0.170
300	-	360	1217	99.672	285,552,476.37	99.825
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1221	100.000	286,053,064.23	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.474	215,227.02	0.174
300	-	360	630	99.526	123,347,683.57	99.826
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	633	100.000	123,562,910.59	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	17	0.700	2,184,606.67	0.402
300	-	360	2411	99.300	541,437,354.30	99.598
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2428	100.000	543,621,960.97	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	15	2.168	2,344,551.94	1.566
300	-	360	677	97.832	147,413,533.80	98.434
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	692	100.000	149,758,085.74	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 01/25/08
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318
CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02152AAA7	Senior	Fix-30/360	175,905,417.42	6.000000	1,624,000.00	879,527.09	2,503,527.09	-	174,281,417.42	-
1A2	02152AAB5	Senior	Fix-30/360	41,593,721.98	5.265000	1,392,000.00	182,492.46	1,574,492.46	-	40,201,721.98	-
1A3	02152AAC3	Strip IO	Fix-30/360	41,593,721.98	0.735000	-	25,476.15	25,476.15	-	40,201,721.98	-
1A4	02152AAD1	Senior	Fix-30/360	24,115,000.00	6.000000	-	120,575.00	120,575.00	-	24,115,000.00	-
1A5	02152AAE9	Senior	Fix-30/360	59,352,171.45	5.265000	96,898.85	260,407.65	357,306.50	-	59,255,272.60	-
1A6	02152AAF6	Strip IO	Fix-30/360	59,352,171.45	0.735000	-	36,353.21	36,353.21	-	59,255,272.60	-
1A7	02152AAG4	Senior	Fix-30/360	124,293,000.00	6.000000	-	621,465.00	621,465.00	-	124,293,000.00	-
1A8	02152AAH2	Senior	Fix-30/360	478,095.16	6.000000	-	-	-	-	480,485.64	-
1A9	02152AAJ8	Senior	Fix-30/360	24,186,000.00	6.000000	-	120,930.00	120,930.00	-	24,186,000.00	-
2A1	02152AAL3	Senior	Fix-30/360	237,327,994.32	5.315000	1,531,102.71	1,051,165.24	2,582,267.95	-	235,796,891.62	-
2A2	02152AAM1	Senior	Fix-30/360	29,504,644.97	14.041667	190,346.87	345,245.33	535,592.20	-	29,314,298.09	-
2A3	02152ABQ1	Senior	Fix-30/360	8,544,047.06	5.315000	55,121.24	37,843.01	92,964.25	-	8,488,925.81	-
3A1	02152AAP4	Senior	Fix-30/360	114,536,262.51	6.750000	1,706,571.76	644,266.48	2,350,838.24	-	112,829,690.75	-
3A2	02152AAQ2	Senior	Fix-30/360	4,124,236.03	6.750000	61,450.45	23,198.83	84,649.28	-	4,062,785.58	-
4A1	02152AAS8	Senior	Fix-30/360	215,138,708.94	5.265000	601,699.60	944,022.47	1,545,722.08	-	214,537,009.34	-
4A2	02152AAT6	Senior	Fix-30/360	35,856,451.49	10.410000	100,283.27	311,088.13	411,371.39	-	35,756,168.22	-
4A3	02152AAU3	Senior	Fix-30/360	113,696,252.68	5.365000	1,781,677.14	508,371.60	2,290,048.74	-	111,914,575.53	-
4A4	02152AAV1	Strip IO	Fix-30/360	113,696,252.68	0.635000	-	60,170.73	60,170.73	-	111,914,575.53	-
4A5	02152AAW9	Senior	Fix-30/360	46,680,500.88	5.365000	317,908.48	208,723.16	526,631.64	-	46,362,592.40	-
4A6	02152ABR9	Senior	Fix-30/360	7,780,083.47	9.810000	52,984.75	63,609.01	116,593.76	-	7,727,098.72	-
4A7	02152ABS7	Senior	Fix-30/360	82,418,748.74	6.000000	591,064.72	412,138.01	1,003,202.73	-	81,827,684.02	-
4A8	02152ABT5	Senior	Fix-30/360	4,371,000.00	6.000000	-	21,857.35	21,857.35	-	4,371,000.00	-
4A9	02152ABU2	Senior	Fix-30/360	17,150,000.00	6.000000	-	85,759.21	85,759.21	-	17,150,000.00	-
5A1	02152AAY5	Senior	Fix-30/360	69,923,814.70	6.250000	460,448.78	364,186.53	824,635.31	-	69,463,365.93	-
5A2	02152AAZ2	Senior	Fix-30/360	3,695,673.19	6.250000	-	-	-	-	3,714,921.49	-
5A3	02152ABA6	Senior	Fix-30/360	54,508,000.00	6.250000	651,000.00	283,895.83	934,895.83	-	53,857,000.00	-
5A4	02152ABB4	Senior	Fix-30/360	13,177,000.00	6.250000	-	68,630.21	68,630.21	-	13,177,000.00	-
5A5	02152ABC2	Senior	Fix-30/360	360,049.25	6.250000	-	-	-	-	361,924.50	-
5A6	02152ABD0	Senior	Fix-30/360	2,438,000.00	6.250000	-	12,697.92	12,697.92	-	2,438,000.00	-
X1				914,896,401.91	0.302947	-	231,003.81	231,003.81	-	909,386,751.10	-
X1-1		Strip IO	Fix-30/360	436,945,210.96	0.305339	-	111,180.43	111,180.43	-	434,322,730.53	-
X1-2	02152AAK5	Strip IO	Fix-30/360	477,951,190.95	0.300761	-	119,823.38	119,823.38	-	475,064,020.57	-
X2				317,959,585.38	0.279483	-	74,053.56	74,053.56	-	316,213,616.77	-
X2-1		Strip IO	Fix-30/360	205,321,380.35	0.276569	-	47,321.19	47,321.19	-	204,282,384.43	-
X2-2	02152AAN9	Strip IO	Fix-30/360	112,638,205.03	0.284795	-	26,732.37	26,732.37	-	111,931,232.34	-
X3	02152AAR0	Strip IO	Fix-30/360	118,695,120.62	0.563033	-	55,691.09	55,691.09	-	116,929,542.32	-
PO				1,227,785.58	0.000000	5,140.76	-	5,140.76	-	1,222,644.82	-
PO-1	02152ABF5	Strip PO	Fix-30/360	535,548.92	0.000000	1,094.78	-	1,094.78	-	534,454.14	-
PO-2	02152ABF5	Strip PO	Fix-30/360	122,277.77	0.000000	1,070.31	-	1,070.31	-	121,207.46	-
PO-3	02152ABF5	Strip PO	Fix-30/360	17,193.84	0.000000	15.36	-	15.36	-	17,178.48	-
PO-4	02152ABF5	Strip PO	Fix-30/360	499,312.42	0.000000	2,402.50	-	2,402.50	-	496,909.92	-
PO-5	02152ABF5	Strip PO	Fix-30/360	53,452.63	0.000000	557.81	-	557.81	-	52,894.82	-
AR	02152ABG3	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-

M1	02152ABH1	Mezzanine	Fix-30/360	22,716,768.48	6.131873	11,047.16	116,084.38	127,131.54	-	22,705,721.32	-
M2	02152ABJ7	Mezzanine	Fix-30/360	9,735,116.84	6.131873	4,734.19	49,747.17	54,481.36	-	9,730,382.66	-
B1	02152ABK4	Junior	Fix-30/360	9,735,116.84	6.131873	4,734.19	49,747.17	54,481.36	-	9,730,382.66	-
B2	02152ABL2	Junior	Fix-30/360	4,867,558.43	6.131873	2,367.09	24,873.59	27,240.68	-	4,865,191.33	-
B3	02152ABM0	Junior	Fix-30/360	4,867,558.43	6.131873	2,367.09	24,873.59	27,240.68	-	4,865,191.33	-
B4	02152ABN8	Junior	Fix-30/360	4,055,800.06	6.131873	1,972.33	20,725.44	22,697.78	-	4,053,827.72	-
B5	02152ABP3	Junior	Fix-30/360	2,434,221.26	6.131873	1,183.59	12,439.05	13,622.65	0.17	2,433,037.50	39.08

Totals				1,570,794,800.16		11,248,105.02	8,353,334.46	19,601,439.50	0.17	1,559,570,208.98	39.08

Principal Distribution Detail
Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02152AAA7	185,600,000.00	175,905,417.42	1,624,000.00	-	-	1,624,000.00	-	-	174,281,417.42	0.939016258
1A2	02152AAB5	46,400,000.00	41,593,721.98	1,392,000.00	-	-	1,392,000.00	-	-	40,201,721.98	0.866416422
1A3	02152AAC3	46,400,000.00	41,593,721.98	-	-	-	-	-	-	40,201,721.98	0.866416422
1A4	02152AAD1	24,115,000.00	24,115,000.00	-	-	-	-	-	-	24,115,000.00	1.000000000
1A5	02152AAE9	60,000,000.00	59,352,171.45	96,898.85	-	-	96,898.85	-	-	59,255,272.60	0.987587877
1A6	02152AAF6	60,000,000.00	59,352,171.45	-	-	-	-	-	-	59,255,272.60	0.987587877
1A7	02152AAG4	124,293,000.00	124,293,000.00	-	-	-	-	-	-	124,293,000.00	1.000000000
1A8	02152AAH2	464,000.00	478,095.16	-	2,390.48	-	-	2,390.48	-	480,485.64	1.035529397
1A9	02152AAJ8	24,186,000.00	24,186,000.00	-	-	-	-	-	-	24,186,000.00	1.000000000
2A1	02152AAL3	244,014,000.00	237,327,994.32	1,531,102.71	-	-	1,531,102.71	-	-	235,796,891.62	0.966325258
2A2	02152AAM1	30,335,850.00	29,504,644.97	190,346.87	-	-	190,346.87	-	-	29,314,298.09	0.966325258
2A3	02152ABQ1	8,784,750.00	8,544,047.06	55,121.24	-	-	55,121.24	-	-	8,488,925.81	0.966325258
3A1	02152AAP4	126,527,000.00	114,536,262.51	1,706,571.76	-	-	1,706,571.76	-	-	112,829,690.75	0.891743982
3A2	02152AAQ2	4,556,000.00	4,124,236.03	61,450.45	-	-	61,450.45	-	-	4,062,785.58	0.891743982
4A1	02152AAS8	217,530,000.00	215,138,708.94	601,699.60	-	-	601,699.60	-	-	214,537,009.34	0.986241021
4A2	02152AAT6	36,255,000.00	35,856,451.49	100,283.27	-	-	100,283.27	-	-	35,756,168.22	0.986241021
4A3	02152AAU3	121,215,000.00	113,696,252.68	1,781,677.14	-	-	1,781,677.14	-	-	111,914,575.53	0.923273320
4A4	02152AAV1	121,215,000.00	113,696,252.68	-	-	-	-	-	-	111,914,575.53	0.923273320
4A5	02152AAW9	48,000,000.00	46,680,500.88	317,908.48	-	-	317,908.48	-	-	46,362,592.40	0.965887342
4A6	02152ABR9	8,000,000.00	7,780,083.47	52,984.75	-	-	52,984.75	-	-	7,727,098.72	0.965887341
4A7	02152ABS7	84,872,000.00	82,418,748.74	591,064.72	-	-	591,064.72	-	-	81,827,684.02	0.964130503
4A8	02152ABT5	4,371,000.00	4,371,000.00	-	-	-	-	-	-	4,371,000.00	1.000000000
4A9	02152ABU2	17,150,000.00	17,150,000.00	-	-	-	-	-	-	17,150,000.00	1.000000000
5A1	02152AAY5	75,000,000.00	69,923,814.70	460,448.78	-	-	460,448.78	-	-	69,463,365.93	0.926178212
5A2	02152AAZ2	5,000,000.00	3,695,673.19	-	19,248.30	-	-	19,248.30	-	3,714,921.49	0.742984298
5A3	02152ABA6	54,508,000.00	54,508,000.00	651,000.00	-	-	651,000.00	-	-	53,857,000.00	0.988056799
5A4	02152ABB4	13,177,000.00	13,177,000.00	-	-	-	-	-	-	13,177,000.00	1.000000000
5A5	02152ABC2	349,000.00	360,049.25	-	1,875.26	-	-	1,875.26	-	361,924.50	1.037032966
5A6	02152ABD0	2,438,000.00	2,438,000.00	-	-	-	-	-	-	2,438,000.00	1.000000000
X1		942,163,467.00	914,896,401.91	-	-	-	-	-	-	909,386,751.10	0.965211222
X1-1		451,487,340.00	436,945,210.96	-	-	-	-	-	-	434,322,730.53	0.961982080
X1-2	02152AAK5	490,676,127.00	477,951,190.95	-	-	-	-	-	-	475,064,020.57	0.968182462
X2		329,289,415.00	317,959,585.38	-	-	-	-	-	-	316,213,616.77	0.960290864
X2-1		211,159,189.00	205,321,380.35	-	-	-	-	-	-	204,282,384.43	0.967433079
X2-2	02152AAN9	118,130,226.00	112,638,205.03	-	-	-	-	-	-	111,931,232.34	0.947524068
X3	02152AAR0	131,104,879.00	118,695,120.62	-	-	-	-	-	-	116,929,542.32	0.891877886
PO		1,271,199.78	1,227,785.58	5,140.76	-	-	5,140.76	-	-	1,222,644.82	0.961803832
PO-1	02152ABF5	562,421.20	535,548.92	1,094.78	-	-	1,094.78	-	-	534,454.14	0.950273822
PO-2	02152ABF5	127,608.50	122,277.77	1,070.31	-	-	1,070.31	-	-	121,207.46	0.949838469
PO-3	02152ABF5	17,277.99	17,193.84	15.36	-	-	15.36	-	-	17,178.48	0.994240729
PO-4	02152ABF5	509,145.40	499,312.42	2,402.50	-	-	2,402.50	-	-	496,909.92	0.975968591
PO-5	02152ABF5	54,746.69	53,452.63	557.81	-	-	557.81	-	-	52,894.82	0.966173874
AR	02152ABG3	100.00	-	-	-	-	-	-	-	-	0.000000000

M1	02152ABH1	22,779,500.00	22,716,768.48	11,047.16	-	-	11,047.16	-	-	22,705,721.32	0.996761181
M2	02152ABJ7	9,762,000.00	9,735,116.84	4,734.19	-	-	4,734.19	-	-	9,730,382.66	0.996761182
B1	02152ABK4	9,762,000.00	9,735,116.84	4,734.19	-	-	4,734.19	-	-	9,730,382.66	0.996761182
B2	02152ABL2	4,881,000.00	4,867,558.43	2,367.09	-	-	2,367.09	-	-	4,865,191.33	0.996761183
B3	02152ABM0	4,881,000.00	4,867,558.43	2,367.09	-	-	2,367.09	-	-	4,865,191.33	0.996761183
B4	02152ABN8	4,067,000.00	4,055,800.06	1,972.33	-	-	1,972.33	-	-	4,053,827.72	0.996761181
B5	02152ABP3	2,440,943.50	2,434,221.26	1,183.59	-	-	1,183.59	-	0.17	2,433,037.50	0.996761089

Totals		1,626,985,343.28	1,570,794,800.16	11,248,105.02	23,514.03	-	11,248,105.02	23,514.04	0.17	1,559,570,208.98

Interest Distribution Detail
Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	175,905,417.42	6.000000	6.000000	879,527.09	-	879,527.09	-	879,527.09	-	-
1A2	41,593,721.98	5.265000	5.265000	182,492.46	-	182,492.46	-	182,492.46	-	-
1A3	41,593,721.98	0.735000	0.735000	25,476.15	-	25,476.15	-	25,476.15	-	-
1A4	24,115,000.00	6.000000	6.000000	120,575.00	-	120,575.00	-	120,575.00	-	-
1A5	59,352,171.45	5.265000	5.265000	260,407.65	-	260,407.65	-	260,407.65	-	-
1A6	59,352,171.45	0.735000	0.735000	36,353.21	-	36,353.21	-	36,353.21	-	-
1A7	124,293,000.00	6.000000	6.000000	621,465.00	-	621,465.00	-	621,465.00	-	-
1A8	478,095.16	6.000000	0.000000	-	2,390.48	2,390.48	-	-	-	-
1A9	24,186,000.00	6.000000	6.000000	120,930.00	-	120,930.00	-	120,930.00	-	-
2A1	237,327,994.32	5.315000	5.315000	1,051,165.24	-	1,051,165.24	-	1,051,165.24	-	-
2A2	29,504,644.97	14.041667	14.041667	345,245.33	-	345,245.33	-	345,245.33	-	-
2A3	8,544,047.06	5.315000	5.315000	37,843.01	-	37,843.01	-	37,843.01	-	-
3A1	114,536,262.51	6.750000	6.750000	644,266.48	-	644,266.48	-	644,266.48	-	-
3A2	4,124,236.03	6.750000	6.750000	23,198.83	-	23,198.83	-	23,198.83	-	-
4A1	215,138,708.94	5.265000	5.265566	943,921.09	-	943,921.09	-	944,022.47	-	-
4A2	35,856,451.49	10.410000	10.411118	311,054.72	-	311,054.72	-	311,088.13	-	-
4A3	113,696,252.68	5.365000	5.365576	508,317.00	-	508,317.00	-	508,371.60	-	-
4A4	113,696,252.68	0.635000	0.635068	60,164.27	-	60,164.27	-	60,170.73	-	-
4A5	46,680,500.88	5.365000	5.365576	208,700.74	-	208,700.74	-	208,723.16	-	-
4A6	7,780,083.47	9.810000	9.811054	63,602.18	-	63,602.18	-	63,609.01	-	-
4A7	82,418,748.74	6.000000	6.000644	412,093.74	-	412,093.74	-	412,138.01	-	-
4A8	4,371,000.00	6.000000	6.000644	21,855.00	-	21,855.00	-	21,857.35	-	-
4A9	17,150,000.00	6.000000	6.000644	85,750.00	-	85,750.00	-	85,759.21	-	-
5A1	69,923,814.70	6.250000	6.250000	364,186.53	-	364,186.53	-	364,186.53	-	-
5A2	3,695,673.19	6.250000	0.000000	-	19,248.30	19,248.30	-	-	-	-
5A3	54,508,000.00	6.250000	6.250000	283,895.83	-	283,895.83	-	283,895.83	-	-
5A4	13,177,000.00	6.250000	6.250000	68,630.21	-	68,630.21	-	68,630.21	-	-
5A5	360,049.25	6.250000	0.000000	-	1,875.26	1,875.26	-	-	-	-
5A6	2,438,000.00	6.250000	6.250000	12,697.92	-	12,697.92	-	12,697.92	-	-
X1	914,896,401.91	0.302947	0.302990	230,971.25	-	230,971.25	-	231,003.81	-	-
X1-1	436,945,210.96	0.305339	0.305339	111,180.43	-	111,180.43	-	111,180.43	-	-
X1-2	477,951,190.95	0.300761	0.300843	119,790.82	-	119,790.82	-	119,823.38	-	-
X2	317,959,585.38	0.279483	0.279483	74,053.56	-	74,053.56	-	74,053.56	-	-
X2-1	205,321,380.35	0.276569	0.276569	47,321.19	-	47,321.19	-	47,321.19	-	-
X2-2	112,638,205.03	0.284795	0.284795	26,732.37	-	26,732.37	-	26,732.37	-	-
X3	118,695,120.62	0.563033	0.563033	55,691.09	-	55,691.09	-	55,691.09	-	-
PO	1,227,785.58	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	535,548.92	0.000000	0.000000	-	-	-	-	-	-	-
PO-2	122,277.77	0.000000	0.000000	-	-	-	-	-	-	-
PO-3	17,193.84	0.000000	0.000000	-	-	-	-	-	-	-
PO-4	499,312.42	0.000000	0.000000	-	-	-	-	-	-	-
PO-5	53,452.63	0.000000	0.000000	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	-	-

M1	22,716,768.48	6.131873	6.132089	116,080.28	-	116,080.28	-	116,084.38	-	-
M2	9,735,116.84	6.131873	6.132089	49,745.41	-	49,745.41	-	49,747.17	-	-
B1	9,735,116.84	6.131873	6.132089	49,745.41	-	49,745.41	-	49,747.17	-	-
B2	4,867,558.43	6.131873	6.132089	24,872.71	-	24,872.71	-	24,873.59	-	-
B3	4,867,558.43	6.131873	6.132089	24,872.71	-	24,872.71	-	24,873.59	-	-
B4	4,055,800.06	6.131873	6.132089	20,724.71	-	20,724.71	-	20,725.44	-	-
B5	2,434,221.26	6.131873	6.132089	12,438.61	-	12,438.61	-	12,439.05	-	-

Totals	1,570,794,800.16			8,353,010.42	23,514.04	8,376,524.46	-	8,353,334.46	-	-

Current Payment Information
Factors per $1,000
Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02152AAA7	185,600,000.00	947.766257631	8.750000000	4.738831288	939.016257631	6.000000
1A2	02152AAB5	46,400,000.00	896.416421950	30.000000000	3.933027051	866.416421950	5.265000
1A3	02152AAC3	46,400,000.00	896.416421950	0.000000000	0.549055058	866.416421950	0.735000
1A4	02152AAD1	24,115,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	02152AAE9	60,000,000.00	989.202857531	1.614980821	4.340127537	987.587876710	5.265000
1A6	02152AAF6	60,000,000.00	989.202857531	0.000000000	0.605886750	987.587876710	0.735000
1A7	02152AAG4	124,293,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A8	02152AAH2	464,000.00	1030.377509394	0.000000000	0.000000000	1035.529396941	6.000000
1A9	02152AAJ8	24,186,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A1	02152AAL3	244,014,000.00	972.599909520	6.274651066	4.307807099	966.325258454	5.315000
2A2	02152AAM1	30,335,850.00	972.599909520	6.274651066	11.380769785	966.325258454	14.041667
2A3	02152ABQ1	8,784,750.00	972.599909520	6.274651066	4.307807099	966.325258454	5.315000
3A1	02152AAP4	126,527,000.00	905.231788584	13.487807066	5.091928811	891.743981518	6.750000
3A2	02152AAQ2	4,556,000.00	905.231788584	13.487807066	5.091928811	891.743981518	6.750000
4A1	02152AAS8	217,530,000.00	989.007074610	2.766053431	4.339734629	986.241021179	5.265000
4A2	02152AAT6	36,255,000.00	989.007074610	2.766053431	8.580557928	986.241021179	10.410000
4A3	02152AAU3	121,215,000.00	937.971807750	14.698487329	4.193966058	923.273320421	5.365000
4A4	02152AAV1	121,215,000.00	937.971807750	0.000000000	0.496396728	923.273320421	0.635000
4A5	02152AAW9	48,000,000.00	972.510434948	6.623093365	4.348399090	965.887341583	5.365000
4A6	02152ABR9	8,000,000.00	972.510433912	6.623093358	7.951126752	965.887340554	9.810000
4A7	02152ABS7	84,872,000.00	971.094692526	6.964189852	4.855994999	964.130502674	6.000000
4A8	02152ABT5	4,371,000.00	1000.000000000	0.000000000	5.000537060	1000.000000000	6.000000
4A9	02152ABU2	17,150,000.00	1000.000000000	0.000000000	5.000537060	1000.000000000	6.000000
5A1	02152AAY5	75,000,000.00	932.317529354	6.139317016	4.855820465	926.178212339	6.250000
5A2	02152AAZ2	5,000,000.00	739.134638283	0.000000000	0.000000000	742.984297858	6.250000
5A3	02152ABA6	54,508,000.00	1000.000000000	11.943200998	5.208333333	988.056799002	6.250000
5A4	02152ABB4	13,177,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A5	02152ABC2	349,000.00	1031.659737804	0.000000000	0.000000000	1037.032965605	6.250000
5A6	02152ABD0	2,438,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
X1		942,163,467.00	971.059093199	0.000000000	0.245184427	965.211221780	0.302947
X1-1		451,487,340.00	967.790616144	0.000000000	0.246253715	961.982080228	0.305339
X1-2	02152AAK5	490,676,127.00	974.066527084	0.000000000	0.244200550	968.182461769	0.300761
X2		329,289,415.00	965.593094998	0.000000000	0.224888978	960.290863798	0.279483
X2-1		211,159,189.00	972.353518321	0.000000000	0.224101989	967.433079268	0.276569
X2-2	02152AAN9	118,130,226.00	953.508757615	0.000000000	0.226295755	947.524068396	0.284795
X3	02152AAR0	131,104,879.00	905.344801241	0.000000000	0.424782746	891.877885948	0.563033
PO		1,271,199.78	965.847854379	4.044022097	0.000000000	961.803832282	0.000000
PO-1	02152ABF5	562,421.20	952.220365309	1.946543774	0.000000000	950.273821536	0.000000
PO-2	02152ABF5	127,608.50	958.225891749	8.387422380	0.000000000	949.838469368	0.000000
PO-3	02152ABF5	17,277.99	995.129715727	0.888987066	0.000000000	994.240728662	0.000000
PO-4	02152ABF5	509,145.40	980.687290333	4.718699292	0.000000000	975.968591042	0.000000
PO-5	02152ABF5	54,746.69	976.362779982	10.188906091	0.000000000	966.173873891	0.000000
AR	02152ABG3	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000

M1	02152ABH1	22,779,500.00	997.246141383	0.484960626	5.096002069	996.761180757	6.131873
M2	02152ABJ7	9,762,000.00	997.246142256	0.484960627	5.096002074	996.761181630	6.131873
B1	02152ABK4	9,762,000.00	997.246142256	0.484960627	5.096002074	996.761181630	6.131873
B2	02152ABL2	4,881,000.00	997.246143280	0.484960627	5.096002079	996.761182653	6.131873
B3	02152ABM0	4,881,000.00	997.246143280	0.484960627	5.096002079	996.761182653	6.131873
B4	02152ABN8	4,067,000.00	997.246141633	0.484960626	5.096002071	996.761181007	6.131873
B5	02152ABP3	2,440,943.50	997.246049306	0.484891932	5.096001599	996.761088725	6.131873

Totals		1,626,985,343.28	965.463399316	6.913464259	5.134240757	958.564387455

THE BANK OF NEW YORK
101 Barclay Street, 4 West					Distribution Date: 01/25/08
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318
CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Pool Level Data
Distribution Date				1/25/2008
Cut-off Date				6/1/2007
Record Date				12/31/2007
Determination Date				1/22/2008
Accrual Period 30/360			Begin	12/1/2007
			End	1/1/2008
Number of Days in 30/360 Accrual Period				30

Collateral Detail

	Original Mortgage Loan Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Original Aggregate Loan Count			2,204	1,249	685	2,479	713	7,330
	Original Stated Principal Balance			483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
	Original Weighted Average Mortgage Rate			6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
	Original Weighted Average Net Mortgage Rate			6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
	Original Weighted Average Remaining Term			359	359	358	359	358

	Current Mortgage Loan Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning Aggregate Loan Count			2,146	1,221	633	2,428	692	7,120
	Loans Paid Off or otherwise removed pursuant to the PSA			10	8	7	13	4	42
	Ending Aggregate Loan Count			2,136	1,213	626	2,415	688	7,078

	Beginning Pool Stated Principal Balance			467,798,778.62	286,053,064.23	123,562,910.59	543,621,960.97	149,758,085.74	1,570,794,800.15
	Scheduled Principal			236,136.95	110,484.55	52,103.33	273,050.95	92,414.68	764,190.46
	Unscheduled Principal			2,884,218.02	1,671,232.89	1,717,993.93	3,185,030.57	1,001,925.29	10,460,400.70
	Realized Principal Losses			-	-	-	-	-	-
	Ending Pool Stated Principal Balance			464,678,423.65	284,271,346.79	121,792,813.33	540,163,879.45	148,663,745.77	1,559,570,208.99

	Weighted Averages

				Group I	Group II	Group III	Group IV	Group V
	Beginning Weighted Average Mortgage Rate			6.54463%	6.71012%	7.57276%	6.51882%	6.72931%
	Beginning Weighted Average Net Mortgage Rate			6.27833%	6.44584%	7.28991%	6.25892%	6.46197%
	Ending Weighted Average Mortgage Rate			6.54506%	6.71047%	7.56706%	6.51852%	6.72933%
	Ending Weighted Average Net Mortgage Rate			6.27871%	6.44615%	7.28624%	6.25868%	6.46193%

	Beginning Weighted Average Remaining Term to Maturity			353	353	352	353	352
	Ending Weighted Average Remaining Term to Maturity			352	352	351	352	351

	Loan Substitution

				Group I	Group II	Group III	Group IV	Group V	Total
	Aggregate Stated of Principal Balances Removed			-	-	-	-	-	-
	Aggregate Stated of Principal Balance Added			-	-	-	-	-	-
	Aggregate Principal Substitution Shortfall Amount			-	-	-	-	-	-

	Fees of the Trust

				Group I	Group II	Group III	Group IV	Group V	Total
	Gross Master Servicing Fee			97,458.08	59,594.39	25,742.27	113,254.58	31,199.60	327,248.92
	Net Master Servicing Fee			94,595.72	58,699.34	22,066.43	110,480.17	30,325.59	316,167.25
	Trustee Fee			3,508.49	2,145.40	926.72	4,077.16	1,123.19	11,780.96
	Lpmi			2,846.57	1,258.82	2,455.81	410.94	1,040.85	8,012.99
	Total Net Loan Fees			100,950.78	62,103.56	25,448.96	114,968.27	32,489.63	335,961.21

	Servicer Advances

				Group I	Group II	Group III	Group IV	Group V	Total
	Principal Advances			6,187.30	2,441.78	4,119.87	5,994.20	2,458.12	21,201.27
	Interest Advances			62,535.12	64,267.38	79,723.97	67,899.14	27,808.70	302,234.31
	Reimbursement for Principal & Interest Advances			-	-	-	-	-	-
	Reimbursement for Nonrecoverable Advances			-	-	-	-	-	-
	Total Advances			68,722.42	66,709.16	83,843.84	73,893.34	30,266.82	323,435.58

	Mortgage Prepayment Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Principal Balance of Loans Paid in Full			2,256,713.83	1,629,572.69	1,639,601.13	3,067,042.45	974,560.79	9,567,490.89
	Prepayment Interest Excess			-	-	-	-	-	-
	Prepayment Interest Shortfall			2,862.36	895.04	3,675.84	2,774.41	874.01	11,081.66
	Compensating Interest			2,862.36	895.04	3,675.84	2,774.41	874.01	11,081.66
	Non-Supported Prepayment Interest Shortfall			-	-	-	-	-	-
	CPR %			7.15630%	6.79245%	15.47203%	6.81181%	7.74403%
	SMM %			0.61686%	0.58446%	1.39097%	0.58619%	0.66944%

	Net Interest Shortfalls

				Group I	Group II	Group III	Group IV	Group V	Total
	Net Prepayment Interest Shortfalls			-	-	-	-	-	-
	Relief Act Reduction Shortfalls			-	-	-	(324.04)	-	(324.04)
	Total Net Interest Shortfalls			-	-	-	(324.04)	-	(324.04)

NAS Principal Distribution Amount

	Shift Percentage								0.00000%
	Class 1A4 & 1A9 Priority Percentage								51.68500%
	Class 1A4 & 1A9 Priority Amount								-
	Class 4A9 Priority Percentage								15.78833%
	Class 4A9 Priority Amount								-
	Class 5A4 & 5A6 Priority Percentage								52.15269%
	Class 5A4 & 5A6 Priority Amount								-

All Groups - Current Delinquency Information

Loan Status	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	152	32,996,969	1	287,312	0	0	0	0	153	33,284,281
	2.15%	2.1158%	0.01%	0.0184%	0.00%	0.0000%	0.00%	0.0000%	2.16%	2.1342%

60 - 89	45	10,276,809	0	0	0	0	0	0	45	10,276,809
	0.64%	0.6590%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.64%	0.6590%

90 - 119	21	4,627,092	1	286,608	0	0	0	0	22	4,913,700
	0.30%	0.2967%	0.01%	0.0184%	0.00%	0.0000%	0.00%	0.0000%	0.31%	0.3151%

120 - 149	3	974,106	0	0	2	445,950	0	0	5	1,420,056
	0.04%	0.0625%	0.00%	0.0000%	0.03%	0.0286%	0.00%	0.0000%	0.07%	0.0911%

150 - 179	1	221,000	0	0	6	1,440,794	0	0	7	1,661,794
	0.01%	0.0142%	0.00%	0.0000%	0.08%	0.0924%	0.00%	0.0000%	0.10%	0.1066%

180 - 269	2	401,045	1	235,929	8	1,979,395	0	0	11	2,616,368
	0.03%	0.0257%	0.01%	0.0151%	0.11%	0.1269%	0.00%	0.0000%	0.16%	0.1678%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	224	49,497,020	3	809,849	16	3,866,139	0	0	243	54,173,008
	3.16%	3.1738%	0.04%	0.0519%	0.23%	0.2479%	0.00%	0.0000%	3.43%	3.4736%

30+	224	49,497,020	3	809,849	16	3,866,139	0	0	243	54,173,008
	3.16%	3.1738%	0.04%	0.0519%	0.23%	0.2479%	0.00%	0.0000%	3.43%	3.4736%

60+	72	16,500,051	2	522,537	16	3,866,139	0	0	90	20,888,727
	1.02%	1.0580%	0.03%	0.0335%	0.23%	0.2479%	0.00%	0.0000%	1.27%	1.3394%

90+	27	6,223,242	2	522,537	16	3,866,139	0	0	45	10,611,918
	0.38%	0.3990%	0.03%	0.0335%	0.23%	0.2479%	0.00%	0.0000%	0.64%	0.6804%

120+	6	1,596,150	1	235,929	16	3,866,139	0	0	23	5,698,218
	0.08%	0.1023%	0.01%	0.0151%	0.23%	0.2479%	0.00%	0.0000%	0.32%	0.3654%

150+	3	622,045	1	235,929	14	3,420,189	0	0	18	4,278,162
	0.04%	0.0399%	0.01%	0.0151%	0.20%	0.2193%	0.00%	0.0000%	0.25%	0.2743%

180+	2	401,045	1	235,929	8	1,979,395	0	0	11	2,616,368
	0.03%	0.0257%	0.01%	0.0151%	0.11%	0.1269%	0.00%	0.0000%	0.16%	0.1678%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	38	8,038,186	1	287,312	0	0	0	0	39	8,325,499
	1.78%	1.7298%	0.05%	0.0618%	0.00%	0.0000%	0.00%	0.0000%	1.83%	1.7917%

60 - 89	9	1,992,609	0	0	0	0	0	0	9	1,992,609
	0.42%	0.4288%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.42%	0.4288%

90 - 119	4	886,784	0	0	0	0	0	0	4	886,784
	0.19%	0.1908%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.19%	0.1908%

120 - 149	1	243,200	0	0	0	0	0	0	1	243,200
	0.05%	0.0523%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.05%	0.0523%

150 - 179	0	0	0	0	1	365,502	0	0	1	365,502
	0.00%	0.0000%	0.00%	0.0000%	0.05%	0.0787%	0.00%	0.0000%	0.05%	0.0787%

180 - 269	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	52	11,160,779	1	287,312	1	365,502	0	0	54	11,813,594
	2.43%	2.4018%	0.05%	0.0618%	0.05%	0.0787%	0.00%	0.0000%	2.53%	2.5423%

30+	52	11,160,779	1	287,312	1	365,502	0	0	54	11,813,594
	2.43%	2.4018%	0.05%	0.0618%	0.05%	0.0787%	0.00%	0.0000%	2.53%	2.5423%

60+	14	3,122,593	0	0	1	365,502	0	0	15	3,488,095
	0.66%	0.6720%	0.00%	0.0000%	0.05%	0.0787%	0.00%	0.0000%	0.70%	0.7506%

90+	5	1,129,984	0	0	1	365,502	0	0	6	1,495,486
	0.23%	0.2432%	0.00%	0.0000%	0.05%	0.0787%	0.00%	0.0000%	0.28%	0.3218%

120+	1	243,200	0	0	1	365,502	0	0	2	608,702
	0.05%	0.0523%	0.00%	0.0000%	0.05%	0.0787%	0.00%	0.0000%	0.09%	0.1310%

150+	0	0	0	0	1	365,502	0	0	1	365,502
	0.00%	0.0000%	0.00%	0.0000%	0.05%	0.0787%	0.00%	0.0000%	0.05%	0.0787%

180+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 2 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	29	6,398,852	0	0	0	0	0	0	29	6,398,852
	2.39%	2.2510%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.39%	2.2510%

60 - 89	10	2,434,877	0	0	0	0	0	0	10	2,434,877
	0.82%	0.8565%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.82%	0.8565%

90 - 119	6	1,617,977	0	0	0	0	0	0	6	1,617,977
	0.49%	0.5692%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.49%	0.5692%

120 - 149	1	408,000	0	0	1	208,450	0	0	2	616,450
	0.08%	0.1435%	0.00%	0.0000%	0.08%	0.0733%	0.00%	0.0000%	0.16%	0.2169%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	1	242,045	0	0	2	554,500	0	0	3	796,545
	0.08%	0.0851%	0.00%	0.0000%	0.16%	0.1951%	0.00%	0.0000%	0.25%	0.2802%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	47	11,101,751	0	0	3	762,950	0	0	50	11,864,701
	3.87%	3.9053%	0.00%	0.0000%	0.25%	0.2684%	0.00%	0.0000%	4.12%	4.1737%

30+	47	11,101,751	0	0	3	762,950	0	0	50	11,864,701
	3.87%	3.9053%	0.00%	0.0000%	0.25%	0.2684%	0.00%	0.0000%	4.12%	4.1737%

60+	18	4,702,898	0	0	3	762,950	0	0	21	5,465,849
	1.48%	1.6544%	0.00%	0.0000%	0.25%	0.2684%	0.00%	0.0000%	1.73%	1.9228%

90+	8	2,268,021	0	0	3	762,950	0	0	11	3,030,972
	0.66%	0.7978%	0.00%	0.0000%	0.25%	0.2684%	0.00%	0.0000%	0.91%	1.0662%

120+	2	650,045	0	0	3	762,950	0	0	5	1,412,995
	0.16%	0.2287%	0.00%	0.0000%	0.25%	0.2684%	0.00%	0.0000%	0.41%	0.4971%

150+	1	242,045	0	0	2	554,500	0	0	3	796,545
	0.08%	0.0851%	0.00%	0.0000%	0.16%	0.1951%	0.00%	0.0000%	0.25%	0.2802%

180+	1	242,045	0	0	2	554,500	0	0	3	796,545
	0.08%	0.0851%	0.00%	0.0000%	0.16%	0.1951%	0.00%	0.0000%	0.25%	0.2802%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 3 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	29	5,728,814	0	0	0	0	0	0	29	5,728,814
	4.63%	4.7037%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	4.63%	4.7037%

60 - 89	12	2,674,964	0	0	0	0	0	0	12	2,674,964
	1.92%	2.1963%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.92%	2.1963%

90 - 119	8	1,547,729	1	286,608	0	0	0	0	9	1,834,336
	1.28%	1.2708%	0.16%	0.2353%	0.00%	0.0000%	0.00%	0.0000%	1.44%	1.5061%

120 - 149	1	322,906	0	0	1	237,500	0	0	2	560,405
	0.16%	0.2651%	0.00%	0.0000%	0.16%	0.1950%	0.00%	0.0000%	0.32%	0.4601%

150 - 179	0	0	0	0	2	309,834	0	0	2	309,834
	0.00%	0.0000%	0.00%	0.0000%	0.32%	0.2544%	0.00%	0.0000%	0.32%	0.2544%

180 - 269	0	0	1	235,929	5	1,246,224	0	0	6	1,482,153
	0.00%	0.0000%	0.16%	0.1937%	0.80%	1.0232%	0.00%	0.0000%	0.96%	1.2169%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	50	10,274,412	2	522,537	8	1,793,558	0	0	60	12,590,507
	7.99%	8.4360%	0.32%	0.4290%	1.28%	1.4726%	0.00%	0.0000%	9.58%	10.3376%

30+	50	10,274,412	2	522,537	8	1,793,558	0	0	60	12,590,507
	7.99%	8.4360%	0.32%	0.4290%	1.28%	1.4726%	0.00%	0.0000%	9.58%	10.3376%

60+	21	4,545,598	2	522,537	8	1,793,558	0	0	31	6,861,693
	3.35%	3.7322%	0.32%	0.4290%	1.28%	1.4726%	0.00%	0.0000%	4.95%	5.6339%

90+	9	1,870,634	2	522,537	8	1,793,558	0	0	19	4,186,729
	1.44%	1.5359%	0.32%	0.4290%	1.28%	1.4726%	0.00%	0.0000%	3.04%	3.4376%

120+	1	322,906	1	235,929	8	1,793,558	0	0	10	2,352,393
	0.16%	0.2651%	0.16%	0.1937%	1.28%	1.4726%	0.00%	0.0000%	1.60%	1.9315%

150+	0	0	1	235,929	7	1,556,058	0	0	8	1,791,987
	0.00%	0.0000%	0.16%	0.1937%	1.12%	1.2776%	0.00%	0.0000%	1.28%	1.4713%

180+	0	0	1	235,929	5	1,246,224	0	0	6	1,482,153
	0.00%	0.0000%	0.16%	0.1937%	0.80%	1.0232%	0.00%	0.0000%	0.96%	1.2169%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 4 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	38	8,758,429	0	0	0	0	0	0	38	8,758,429
	1.57%	1.6214%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.57%	1.6214%

60 - 89	10	2,484,416	0	0	0	0	0	0	10	2,484,416
	0.41%	0.4599%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.41%	0.4599%

90 - 119	2	406,017	0	0	0	0	0	0	2	406,017
	0.08%	0.0752%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.08%	0.0752%

120 - 149	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150 - 179	1	221,000	0	0	3	765,458	0	0	4	986,458
	0.04%	0.0409%	0.00%	0.0000%	0.12%	0.1417%	0.00%	0.0000%	0.17%	0.1826%

180 - 269	0	0	0	0	1	178,670	0	0	1	178,670
	0.00%	0.0000%	0.00%	0.0000%	0.04%	0.0331%	0.00%	0.0000%	0.04%	0.0331%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	51	11,869,863	0	0	4	944,128	0	0	55	12,813,991
	2.11%	2.1975%	0.00%	0.0000%	0.17%	0.1748%	0.00%	0.0000%	2.28%	2.3722%

30+	51	11,869,863	0	0	4	944,128	0	0	55	12,813,991
	2.11%	2.1975%	0.00%	0.0000%	0.17%	0.1748%	0.00%	0.0000%	2.28%	2.3722%

60+	13	3,111,433	0	0	4	944,128	0	0	17	4,055,562
	0.54%	0.5760%	0.00%	0.0000%	0.17%	0.1748%	0.00%	0.0000%	0.70%	0.7508%

90+	3	627,017	0	0	4	944,128	0	0	7	1,571,145
	0.12%	0.1161%	0.00%	0.0000%	0.17%	0.1748%	0.00%	0.0000%	0.29%	0.2909%

120+	1	221,000	0	0	4	944,128	0	0	5	1,165,128
	0.04%	0.0409%	0.00%	0.0000%	0.17%	0.1748%	0.00%	0.0000%	0.21%	0.2157%

150+	1	221,000	0	0	4	944,128	0	0	5	1,165,128
	0.04%	0.0409%	0.00%	0.0000%	0.17%	0.1748%	0.00%	0.0000%	0.21%	0.2157%

180+	0	0	0	0	1	178,670	0	0	1	178,670
	0.00%	0.0000%	0.00%	0.0000%	0.04%	0.0331%	0.00%	0.0000%	0.04%	0.0331%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 5 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	18	4,072,688	0	0	0	0	0	0	18	4,072,688
	2.62%	2.7395%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.62%	2.7395%

60 - 89	4	689,943	0	0	0	0	0	0	4	689,943
	0.58%	0.4641%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.58%	0.4641%

90 - 119	1	168,585	0	0	0	0	0	0	1	168,585
	0.15%	0.1134%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.15%	0.1134%

120 - 149	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	1	159,000	0	0	0	0	0	0	1	159,000
	0.15%	0.1070%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.15%	0.1070%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	24	5,090,216	0	0	0	0	0	0	24	5,090,216
	3.49%	3.4240%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	3.49%	3.4240%

30+	24	5,090,216	0	0	0	0	0	0	24	5,090,216
	3.49%	3.4240%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	3.49%	3.4240%

60+	6	1,017,528	0	0	0	0	0	0	6	1,017,528
	0.87%	0.6844%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.87%	0.6844%

90+	2	327,585	0	0	0	0	0	0	2	327,585
	0.29%	0.2204%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.29%	0.2204%

120+	1	159,000	0	0	0	0	0	0	1	159,000
	0.15%	0.1070%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.15%	0.1070%

150+	1	159,000	0	0	0	0	0	0	1	159,000
	0.15%	0.1070%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.15%	0.1070%

180+	1	159,000	0	0	0	0	0	0	1	159,000
	0.15%	0.1070%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.15%	0.1070%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

All Groups - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	152	32,996,969
	2.15%	2.1158%

60 - 89	45	10,276,809
	0.64%	0.6590%

90 - 119	21	4,627,092
	0.30%	0.2967%

120 - 149	3	974,106
	0.04%	0.0625%

150 - 179	1	221,000
	0.01%	0.0142%

180 - 269	2	401,045
	0.03%	0.0257%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	224	49,497,020
	3.16%	3.1738%

Total Bankruptcies	3	809,849
	0.04%	0.0519%

Total Foreclosures	16	3,866,139
	0.23%	0.2479%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	19	4,675,988
	0.27%	0.2998%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	243	54,173,008
	3.43%	3.4736%

60+	90	20,888,727
	1.27%	1.3394%

90+	45	10,611,918
	0.64%	0.6804%

120+	23	5,698,218
	0.32%	0.3654%

150+	18	4,278,162
	0.25%	0.2743%

180+	11	2,616,368
	0.16%	0.1678%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Group 1 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	38	8,038,186
	1.78%	1.7298%

60 - 89	9	1,992,609
	0.42%	0.4288%

90 - 119	4	886,784
	0.19%	0.1908%

120 - 149	1	243,200
	0.05%	0.0523%

150 - 179	0	0
	0.00%	0.0000%

180 - 269	0	0
	0.00%	0.0000%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	52	11,160,779
	2.43%	2.4018%

Total Bankruptcies	1	287,312
	0.05%	0.0618%

Total Foreclosures	1	365,502
	0.05%	0.0787%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	2	652,814
	0.09%	0.1405%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	54	11,813,594
	2.53%	2.5423%

60+	15	3,488,095
	0.70%	0.7506%

90+	6	1,495,486
	0.28%	0.3218%

120+	2	608,702
	0.09%	0.1310%

150+	1	365,502
	0.05%	0.0787%

180+	0	0
	0.00%	0.0000%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Group 2 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	29	6,398,852
	2.39%	2.2510%

60 - 89	10	2,434,877
	0.82%	0.8565%

90 - 119	6	1,617,977
	0.49%	0.5692%

120 - 149	1	408,000
	0.08%	0.1435%

150 - 179	0	0
	0.00%	0.0000%

180 - 269	1	242,045
	0.08%	0.0851%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	47	11,101,751
	3.87%	3.9053%

Total Bankruptcies	0	0
	0.00%	0.0000%

Total Foreclosures	3	762,950
	0.25%	0.2684%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	3	762,950
	0.25%	0.2684%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	50	11,864,701
	4.12%	4.1737%

60+	21	5,465,849
	1.73%	1.9228%

90+	11	3,030,972
	0.91%	1.0662%

120+	5	1,412,995
	0.41%	0.4971%

150+	3	796,545
	0.25%	0.2802%

180+	3	796,545
	0.25%	0.2802%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Group 3 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	29	5,728,814
	4.63%	4.7037%

60 - 89	12	2,674,964
	1.92%	2.1963%

90 - 119	8	1,547,729
	1.28%	1.2708%

120 - 149	1	322,906
	0.16%	0.2651%

150 - 179	0	0
	0.00%	0.0000%

180 - 269	0	0
	0.00%	0.0000%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	50	10,274,412
	7.99%	8.4360%

Total Bankruptcies	2	522,537
	0.32%	0.4290%

Total Foreclosures	8	1,793,558
	1.28%	1.4726%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	10	2,316,095
	1.60%	1.9017%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	60	12,590,507
	9.58%	10.3376%

60+	31	6,861,693
	4.95%	5.6339%

90+	19	4,186,729
	3.04%	3.4376%

120+	10	2,352,393
	1.60%	1.9315%

150+	8	1,791,987
	1.28%	1.4713%

180+	6	1,482,153
	0.96%	1.2169%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Group 4 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	38	8,758,429
	1.57%	1.6214%

60 - 89	10	2,484,416
	0.41%	0.4599%

90 - 119	2	406,017
	0.08%	0.0752%

120 - 149	0	0
	0.00%	0.0000%

150 - 179	1	221,000
	0.04%	0.0409%

180 - 269	0	0
	0.00%	0.0000%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	51	11,869,863
	2.11%	2.1975%

Total Bankruptcies	0	0
	0.00%	0.0000%

Total Foreclosures	4	944,128
	0.17%	0.1748%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	4	944,128
	0.17%	0.1748%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	55	12,813,991
	2.28%	2.3722%

60+	17	4,055,562
	0.70%	0.7508%

90+	7	1,571,145
	0.29%	0.2909%

120+	5	1,165,128
	0.21%	0.2157%

150+	5	1,165,128
	0.21%	0.2157%

180+	1	178,670
	0.04%	0.0331%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Group 5 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	18	4,072,688
	2.62%	2.7395%

60 - 89	4	689,943
	0.58%	0.4641%

90 - 119	1	168,585
	0.15%	0.1134%

120 - 149	0	0
	0.00%	0.0000%

150 - 179	0	0
	0.00%	0.0000%

180 - 269	1	159,000
	0.15%	0.1070%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	24	5,090,216
	3.49%	3.4240%

Total Bankruptcies	0	0
	0.00%	0.0000%

Total Foreclosures	0	0
	0.00%	0.0000%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	0	0
	0.00%	0.0000%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	24	5,090,216
	3.49%	3.4240%

60+	6	1,017,528
	0.87%	0.6844%

90+	2	327,585
	0.29%	0.2204%

120+	1	159,000
	0.15%	0.1070%

150+	1	159,000
	0.15%	0.1070%

180+	1	159,000
	0.15%	0.1070%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

				Group I	Group II	Group III	Group IV	Group V	Total
	Current			3,775,407.81	5,465,848.84	6,861,692.93	4,055,561.70	1,017,528.25	21,176,039.53
	One-Month Prior			2,340,586.02	4,368,405.85	5,129,402.71	3,301,109.64	1,095,557.76	16,235,061.98
	Two-Month Prior			1,813,773.40	2,577,090.88	4,020,545.78	1,338,793.72	751,099.11	10,501,302.89
	Three-Month Prior			2,072,928.11	2,175,641.71	2,602,844.05	2,497,423.23	751,605.06	10,100,442.16
	Four-Month Prior			789,841.67	1,414,188.19	1,829,391.53	674,128.43	408,381.63	5,115,931.45
	Five-Month Prior			285,000.00	655,488.23	368,000.00	-	-	1,308,488.23

	60+ Delinquency Average			1,798,370.76	2,731,140.59	3,468,646.17	1,977,836.12	670,695.30	10,646,688.93

	Passing Delinquency Trigger Test			NO

Realized Loss Detail

				Group I	Group II	Group III	Group IV	Group V	Total
	Current Period Realized Losses			-	-	-	-	-	-
	Cumulative Realized Losses			-	-	-	-	-	-
	Total Liquidated Loan Balance			-	-	-	-	-	-
	Total Liquidated Proceeds			-	-	-	-	-	-
	Subsequent Recoveries			-	-	-	-	-	-

	Loss Test Pass ?			YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Group II

				N/A

Group III

				N/A

Group IV

				N/A

Group V

				N/A

Servicer Remittance Summary

	Interest

				Group I	Group II	Group III	Group IV	Group V	Total
	Scheduled Interest Collected			2,548,447.58	1,598,647.73	776,084.64	2,951,019.95	838,933.65	8,713,133.55
	Plus: Compensating Interest			2,862.36	895.04	3,675.84	2,774.41	874.01	11,081.66
	Less: Master Servicer Fee			97,458.08	59,594.39	25,742.27	113,254.58	31,199.60	327,248.92
	Less: Mortgage Loan Premiums			2,846.57	1,258.82	2,455.81	410.94	1,040.85	8,012.99
	Less: Excess Master Servicing Fee			-	-	-	-	-	-
	Total Interest Available			2,451,005.29	1,538,689.57	751,562.41	2,840,128.84	807,567.21	8,388,953.31

	Principal

				Group I	Group II	Group III	Group IV	Group V	Total
	Scheduled Principal			236,136.95	110,484.55	52,103.33	273,050.95	92,414.68	764,190.46
	Paid in Full Principal			2,256,713.83	1,629,572.69	1,639,601.13	3,067,042.45	974,560.79	9,567,490.89
	Curtailment Principal			627,504.19	41,660.20	78,392.80	117,988.12	27,364.50	892,909.81
	Liquidation Principal			-	-	-	-	-	-
	Repurchased Principal			-	-	-	-	-	-
	Substitution Adjustment Principal			-	-	-	-	-	-
	Unanticipated Principal Recoveries			-	-	-	-	-	-
	Total Principal Available			3,120,354.97	1,781,717.44	1,770,097.26	3,458,081.52	1,094,339.97	11,224,591.16

	Other Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Prepayment Penalties			-	-	-	-	-	-
	Other Required Amounts			-	-	-	-	-	-
	Total Other Remittance Amounts			-	-	-	-	-	-

	Total Servicer Remittance			5,571,360.26	3,320,407.01	2,521,659.67	6,298,210.36	1,901,907.18	19,613,544.47

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								19,613,220.43
	Corridor Contract Proceeds Needed								-
	Capitalized Interest								-
	Supplemental Loan Deposit								-
	Corridor Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Amounts Available								19,613,220.43

	Distribution Payments

	Trustee Fee								11,780.96
	Class Payments								19,601,439.47
	Total Payments								19,613,220.43

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposits								19,613,220.43
	Withdrawals								19,613,220.43
	Ending Balance								-

	Corridor Contract Reserve Fund

	Beginnning Balance								993.60
	Deposit								-
	Withdrawal								-
	Ending Balance								993.60

Yield Supplemental Amount Details

	One-Month Libor Rate								4.86500%

	Yield Supplemental Amounts

Class				Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
1A1				-	-	-	-
1A2				-	-	-	-
1A5				-	-	-	-
2A1				-	-	-	-
4A3				-	-	-	-
Total				--	--	--	--

	Corridor Contract Amounts Available

Contract				Beginning Amount	Current Period Amount	Ending Amount
1A2				-	-	-
1A5				-	-	-
4A3				-	-	-
Total				--	--	--

Senior Principal Distribution Amounts

	PO Principal Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning PO Balance			535,548.90	122,277.75	17,193.84	499,312.42	53,452.63	1,227,785.54
	PO Scheduled Principal			298.15	49.40	14.47	253.12	35.00	650.13
	PO Prepayments & Recoveries			796.63	1,020.91	0.89	2,149.39	522.81	4,490.62
	PO Liquidation Principal			-	-	-	-	-	-
	PO Principal Loss			-	-	-	-	-	-
	Ending PO Balance			534,454.13	121,207.44	17,178.48	496,909.92	52,894.82	1,222,644.78

	NON-PO Principal Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning Non-PO Balance			467,263,229.72	285,930,786.48	123,545,716.75	543,122,648.55	149,704,633.11	1,569,567,014.61
	Non-PO Scheduled Principal			235,838.80	110,435.15	52,088.86	272,797.83	92,379.68	763,540.33
	Non-PO Prepayments & Recoveries			2,883,421.39	1,670,211.98	1,717,993.04	3,182,881.18	1,001,402.48	10,455,910.08
	Non-PO Liquidation Principal			-	-	-	-	-	-
	Non-PO Principal Loss			-	-	-	-	-	-
	Ending Non-PO Balance			464,143,969.52	284,150,139.35	121,775,634.85	539,666,969.53	148,610,850.95	1,558,347,564.21

Principal Distribution Amounts

	Senior and Subordinate Percentages

				Group I	Group II	Group III	Group IV	Group V
	Senior Percentage Original			96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
	Senior Prepayment Percentage Original			100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
	Senior Percentage			96.28907%	96.30886%	96.04582%	96.31190%	96.25790%
	Senior Prepayment Percentage			100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
	Subordinate Percentages			3.71093%	3.69114%	3.95418%	3.68810%	3.74210%
	Subordinate Prepayment Percentage			0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Senior Principal Distribution Amount			3,110,508.37	1,776,570.82	1,768,022.21	3,445,617.96	1,090,325.22	11,191,044.59
	Subordinate Principal Distribution Amount								28,405.81
	PO Principal Distribution Amount			1,094.78	1,070.31	15.36	2,402.50	557.81	5,140.76
	Total Principal Distribution Amount			3,120,354.97	1,781,717.44	1,770,097.26	3,458,081.52	1,094,339.97	11,224,591.16

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			1,568,411,899.78	1,501,186,474.47
Class A Percentage			96.399879%	96.256422%

Class M1			22,779,500.00	22,705,721.32
Class M1 Percentage			1.400105%	1.455896%

Class M2			9,762,000.00	9,730,382.66
Class M2 Percentage			0.600005%	0.623914%

Class B1			9,762,000.00	9,730,382.66
Class B1 Percentage			0.600005%	0.623914%

Class B2			4,881,000.00	4,865,191.33
Class B2 Percentage			0.300003%	0.311957%

Class B3			4,881,000.00	4,865,191.33
Class B3 Percentage			0.300003%	0.311957%

Class B4			4,067,000.00	4,053,827.72
Class B4 Percentage			0.249972%	0.259932%

Class B5			2,440,943.50	2,433,037.50
Class B5 Percentage			0.150029%	0.156007%

Prepayment Penalties

				Group I	Group II	Group III	Group IV	Group V	Total
	Prepayment Charges			-	-	-	-	-	-

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

29504601				300,000.00	12/27/2007	-	CA	6.750	8	Paid in Full
48781604				315,000.00	1/11/2008	-	ID	6.250	7	Paid in Full
160915447				160,000.00	12/24/2007	-	CA	6.250	8	Paid in Full
162024894				70,000.00	1/4/2008	-	MD	6.500	7	Paid in Full
165303996				33,460.42	12/24/2007	-	WY	6.500	8	Paid in Full

165433737				511,000.00	12/18/2007	-	HI	6.375	7	Paid in Full
167356577				260,627.34	1/14/2008	-	NY	6.750	7	Paid in Full
167718435				230,502.75	12/24/2007	-	OH	6.500	7	Paid in Full
168020500				312,000.00	12/17/2007	-	WA	6.625	7	Paid in Full
168626739				65,000.00	12/20/2007	-	TN	6.500	7	Paid in Full

Group II

160060932				135,125.22	1/11/2008	-	NJ	6.500	8	Paid in Full
160253428				197,408.62	12/31/2007	-	FL	6.500	7	Paid in Full
160358713				369,487.45	12/27/2007	-	CA	6.500	8	Paid in Full
160566059				109,245.72	12/17/2007	-	WA	6.875	9	Paid in Full
161577854				199,999.87	1/9/2008	-	UT	6.750	7	Paid in Full

167686951				244,321.31	12/31/2007	-	TX	6.750	7	Paid in Full
168380670				198,926.56	1/4/2008	-	WA	6.625	7	Paid in Full
168749333				176,000.00	12/21/2007	-	AZ	6.875	7	Paid in Full

Group III

159441246				91,498.94	12/31/2007	-	NC	7.500	15	Paid in Full
159772928				162,864.62	12/19/2007	-	TX	7.375	9	Paid in Full
161155925				384,000.00	12/19/2007	-	CA	8.000	8	Paid in Full
161384562				188,907.00	12/17/2007	-	NC	8.750	7	Paid in Full
162056746				298,815.62	12/20/2007	-	OR	7.250	7	Paid in Full

168650148				389,500.00	12/21/2007	-	NC	8.750	7	Paid in Full
169763512				124,553.12	1/8/2008	-	MA	7.750	7	Paid in Full

Group IV

133865589				269,706.94	1/3/2008	-	OR	6.625	21	Paid in Full
142099400				408,231.32	1/8/2008	-	WA	6.875	8	Paid in Full
158081412				-	0	-	NC	6.875	11	Paid in Full
159726386				226,461.75	12/24/2007	-	NJ	6.250	8	Paid in Full
160888771				222,621.89	12/24/2007	-	NC	6.375	8	Paid in Full

160978767				260,500.00	1/2/2008	-	CO	6.250	8	Paid in Full
160991552				29,786.47	1/3/2008	-	GA	5.999	7	Paid in Full
161078747				158,076.68	12/17/2007	-	IL	6.500	8	Paid in Full
161151172				100,000.00	1/3/2008	-	AZ	6.375	8	Paid in Full
161194586				417,000.00	12/20/2007	-	CA	6.375	8	Paid in Full

161257250				227,499.56	12/28/2007	-	NC	6.500	7	Paid in Full
161351389				103,000.00	1/3/2008	-	AZ	6.500	8	Paid in Full
161503937				271,584.98	12/20/2007	-	KY	7.375	7	Paid in Full
167588898				375,120.00	12/27/2007	-	CA	6.625	7	Paid in Full
168046719				78,000.00	1/14/2008	-	MI	6.750	7	Paid in Full

Group V

160209382				100,000.00	12/18/2007	-	GA	6.875	9	Paid in Full
163452304				198,744.18	12/21/2007	-	HI	6.625	14	Paid in Full
169441415				316,000.00	1/14/2008	-	NC	7.000	7	Paid in Full
169843123				360,000.00	12/27/2007	-	HI	6.500	7	Paid in Full

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.094	29,847.51	0.006
25,000.00	-	50,000.00	17	0.796	703,995.23	0.152
50,000.00	-	75,000.00	68	3.184	4,364,300.31	0.939
75,000.00	-	100,000.00	114	5.337	10,248,627.16	2.206
100,000.00	-	125,000.00	183	8.567	20,889,851.99	4.496
125,000.00	-	150,000.00	211	9.878	29,177,445.60	6.279
150,000.00	-	175,000.00	264	12.360	42,985,008.24	9.250
175,000.00	-	200,000.00	234	10.955	44,246,849.05	9.522
200,000.00	-	225,000.00	186	8.708	39,654,724.19	8.534
225,000.00	-	250,000.00	145	6.788	34,593,292.53	7.445
250,000.00	-	275,000.00	145	6.788	38,142,387.17	8.208
275,000.00	-	300,000.00	144	6.742	41,609,405.69	8.954
300,000.00	-	325,000.00	85	3.979	26,614,012.46	5.727
325,000.00	-	350,000.00	73	3.418	24,697,744.57	5.315
350,000.00	-	375,000.00	72	3.371	26,246,860.55	5.648
375,000.00	-	400,000.00	87	4.073	33,938,575.84	7.304
400,000.00	-	425,000.00	75	3.511	30,981,882.21	6.667
425,000.00	-	450,000.00	4	0.187	1,768,751.54	0.381
450,000.00	-	475,000.00	8	0.375	3,713,108.47	0.799
475,000.00	-	500,000.00	9	0.421	4,399,322.62	0.947
500,000.00	-	525,000.00	3	0.140	1,543,435.00	0.332
525,000.00	-	550,000.00	3	0.140	1,608,395.04	0.346
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	2	0.094	1,226,802.52	0.264
625,000.00	-	650,000.00	2	0.094	1,293,798.16	0.278
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2136	100.000	464,678,423.65	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.082	12,809.95	0.005
25,000.00	-	50,000.00	3	0.247	131,852.88	0.046
50,000.00	-	75,000.00	14	1.154	932,469.73	0.328
75,000.00	-	100,000.00	52	4.287	4,813,716.04	1.693
100,000.00	-	125,000.00	80	6.595	9,167,562.60	3.225
125,000.00	-	150,000.00	103	8.491	14,262,696.21	5.017
150,000.00	-	175,000.00	146	12.036	23,685,688.96	8.332
175,000.00	-	200,000.00	131	10.800	24,708,271.43	8.692
200,000.00	-	225,000.00	96	7.914	20,346,639.86	7.157
225,000.00	-	250,000.00	111	9.151	26,404,502.13	9.288
250,000.00	-	275,000.00	83	6.843	21,781,660.01	7.662
275,000.00	-	300,000.00	84	6.925	24,360,051.08	8.569
300,000.00	-	325,000.00	70	5.771	21,910,843.85	7.708
325,000.00	-	350,000.00	63	5.194	21,275,413.64	7.484
350,000.00	-	375,000.00	55	4.534	20,022,830.44	7.044
375,000.00	-	400,000.00	54	4.452	21,053,384.54	7.406
400,000.00	-	425,000.00	54	4.452	22,336,794.31	7.858
425,000.00	-	450,000.00	3	0.247	1,328,945.17	0.467
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.165	980,461.89	0.345
500,000.00	-	525,000.00	1	0.082	520,000.00	0.183
525,000.00	-	550,000.00	1	0.082	533,800.00	0.188
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	3	0.247	1,795,129.08	0.631
600,000.00	-	625,000.00	1	0.082	617,193.59	0.217
625,000.00	-	650,000.00	2	0.165	1,288,629.40	0.453
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1213	100.000	284,271,346.79	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.160	2.37	0.000
25,000.00	-	50,000.00	13	2.077	466,871.88	0.383
50,000.00	-	75,000.00	46	7.348	2,841,952.46	2.333
75,000.00	-	100,000.00	44	7.029	3,960,862.62	3.252
100,000.00	-	125,000.00	62	9.904	6,887,558.37	5.655
125,000.00	-	150,000.00	71	11.342	9,792,291.12	8.040
150,000.00	-	175,000.00	51	8.147	8,299,884.29	6.815
175,000.00	-	200,000.00	74	11.821	13,949,649.75	11.454
200,000.00	-	225,000.00	49	7.827	10,389,826.78	8.531
225,000.00	-	250,000.00	44	7.029	10,404,262.88	8.543
250,000.00	-	275,000.00	42	6.709	11,003,082.34	9.034
275,000.00	-	300,000.00	38	6.070	10,916,325.08	8.963
300,000.00	-	325,000.00	27	4.313	8,441,728.08	6.931
325,000.00	-	350,000.00	23	3.674	7,833,875.46	6.432
350,000.00	-	375,000.00	14	2.236	5,150,571.78	4.229
375,000.00	-	400,000.00	13	2.077	5,137,613.53	4.218
400,000.00	-	425,000.00	5	0.799	2,059,211.56	1.691
425,000.00	-	450,000.00	3	0.479	1,320,589.19	1.084
450,000.00	-	475,000.00	2	0.319	924,770.93	0.759
475,000.00	-	500,000.00	2	0.319	974,344.39	0.800
500,000.00	-	525,000.00	2	0.319	1,037,538.47	0.852
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	626	100.000	121,792,813.33	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.041	19,859.02	0.004
25,000.00	-	50,000.00	8	0.331	368,646.79	0.068
50,000.00	-	75,000.00	57	2.360	3,741,296.15	0.693
75,000.00	-	100,000.00	129	5.342	11,626,395.35	2.152
100,000.00	-	125,000.00	185	7.660	21,102,461.75	3.907
125,000.00	-	150,000.00	239	9.896	32,957,276.14	6.101
150,000.00	-	175,000.00	228	9.441	37,203,191.62	6.887
175,000.00	-	200,000.00	293	12.133	55,167,942.95	10.213
200,000.00	-	225,000.00	205	8.489	43,736,986.91	8.097
225,000.00	-	250,000.00	211	8.737	50,149,700.44	9.284
250,000.00	-	275,000.00	160	6.625	41,979,904.73	7.772
275,000.00	-	300,000.00	168	6.957	48,554,336.10	8.989
300,000.00	-	325,000.00	133	5.507	41,589,588.88	7.699
325,000.00	-	350,000.00	110	4.555	37,198,655.64	6.887
350,000.00	-	375,000.00	79	3.271	28,689,562.60	5.311
375,000.00	-	400,000.00	84	3.478	32,782,854.88	6.069
400,000.00	-	425,000.00	106	4.389	43,799,815.24	8.109
425,000.00	-	450,000.00	3	0.124	1,309,396.07	0.242
450,000.00	-	475,000.00	4	0.166	1,855,535.24	0.344
475,000.00	-	500,000.00	5	0.207	2,450,781.40	0.454
500,000.00	-	525,000.00	4	0.166	2,064,045.03	0.382
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.041	571,987.52	0.106
575,000.00	-	600,000.00	1	0.041	579,659.00	0.107
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	1	0.041	664,000.00	0.123
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2415	100.000	540,163,879.45	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	0.581	169,206.58	0.114
50,000.00	-	75,000.00	6	0.872	363,497.34	0.245
75,000.00	-	100,000.00	37	5.378	3,330,783.53	2.240
100,000.00	-	125,000.00	64	9.302	7,420,100.72	4.991
125,000.00	-	150,000.00	83	12.064	11,384,852.19	7.658
150,000.00	-	175,000.00	79	11.483	12,835,241.46	8.634
175,000.00	-	200,000.00	80	11.628	15,159,625.49	10.197
200,000.00	-	225,000.00	64	9.302	13,479,747.65	9.067
225,000.00	-	250,000.00	58	8.430	13,864,350.81	9.326
250,000.00	-	275,000.00	29	4.215	7,646,151.14	5.143
275,000.00	-	300,000.00	36	5.233	10,456,126.34	7.033
300,000.00	-	325,000.00	46	6.686	14,380,060.95	9.673
325,000.00	-	350,000.00	38	5.523	12,839,563.71	8.637
350,000.00	-	375,000.00	25	3.634	9,039,287.23	6.080
375,000.00	-	400,000.00	17	2.471	6,704,078.42	4.510
400,000.00	-	425,000.00	17	2.471	7,002,750.00	4.710
425,000.00	-	450,000.00	1	0.145	428,703.94	0.288
450,000.00	-	475,000.00	3	0.436	1,389,368.68	0.935
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	1	0.145	770,249.59	0.518
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	688	100.000	148,663,745.77	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	1	0.047	108,440.00	0.023
5.8	-	6.0	16	0.749	3,662,590.25	0.788
6.0	-	6.3	115	5.384	26,054,483.52	5.607
6.3	-	6.5	1155	54.073	255,026,472.01	54.882
6.5	-	6.8	600	28.090	130,973,785.42	28.186
6.8	-	7.0	196	9.176	39,116,576.99	8.418
7.0	-	7.3	49	2.294	8,897,503.42	1.915
7.3	-	7.5	2	0.094	475,666.51	0.102
7.5	-	7.8	1	0.047	242,500.00	0.052
7.8	-	8.0	1	0.047	120,405.53	0.026
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2136	100.000	464,678,423.65	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	329	27.123	79,988,962.36	28.138
6.5	-	6.8	462	38.087	111,783,626.96	39.323
6.8	-	7.0	409	33.718	89,858,256.22	31.610
7.0	-	7.3	3	0.247	797,350.74	0.280
7.3	-	7.5	8	0.660	1,495,795.88	0.526
7.5	-	7.8	2	0.165	347,354.63	0.122
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	1213	100.000	284,271,346.79	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	0	0.000	-	0.000
6.5	-	6.8	0	0.000	-	0.000
6.8	-	7.0	28	4.473	4,863,271.01	3.993
7.0	-	7.3	221	35.304	46,311,928.11	38.025
7.3	-	7.5	166	26.518	30,485,518.54	25.031
7.5	-	7.8	66	10.543	13,267,933.42	10.894
7.8	-	8.0	65	10.383	11,747,922.56	9.646
>		8.0	80	12.780	15,116,239.69	12.411
		Wgt Ave / Total:	626	100.000	121,792,813.33	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	13	0.538	3,152,396.45	0.584
6.0	-	6.3	266	11.014	61,947,462.43	11.468
6.3	-	6.5	1293	53.540	286,839,354.97	53.102
6.5	-	6.8	615	25.466	139,082,225.90	25.748
6.8	-	7.0	179	7.412	38,858,920.04	7.194
7.0	-	7.3	49	2.029	10,283,519.66	1.904
7.3	-	7.5	0	0.000	-	0.000
7.5	-	7.8	0	0.000	-	0.000
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2415	100.000	540,163,879.45	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	156	22.674	33,107,802.76	22.270
6.5	-	6.8	235	34.157	50,766,871.78	34.149
6.8	-	7.0	284	41.279	61,442,108.35	41.330
7.0	-	7.3	7	1.017	1,454,348.39	0.978
7.3	-	7.5	4	0.581	1,079,614.49	0.726
7.5	-	7.8	2	0.291	813,000.00	0.547
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	688	100.000	148,663,745.77	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	471	22.051	123,147,650.60	26.502
		FL	253	11.845	50,274,097.49	10.819
		AZ	116	5.431	23,059,633.36	4.962
		VA	57	2.669	13,598,643.00	2.926
		WA	88	4.120	20,344,138.88	4.378
		CO	73	3.418	14,630,940.47	3.149
		Others	1078	50.468	219,623,319.85	47.264
		Wgt Ave / Total:	2136	100.000	464,678,423.65	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	349	28.772	97,173,662.12	34.183
		FL	120	9.893	26,010,824.89	9.150
		AZ	47	3.875	9,424,389.85	3.315
		VA	29	2.391	7,375,080.00	2.594
		WA	49	4.040	12,631,408.25	4.443
		CO	43	3.545	8,273,638.36	2.910
		Others	576	47.486	123,382,343.32	43.403
		Wgt Ave / Total:	1213	100.000	284,271,346.79	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	61	9.744	16,830,112.49	13.819
		FL	126	20.128	24,984,343.97	20.514
		AZ	40	6.390	7,827,882.93	6.427
		VA	9	1.438	1,876,537.04	1.541
		WA	24	3.834	5,930,993.35	4.870
		CO	15	2.396	2,761,194.81	2.267
		Others	351	56.070	61,581,748.74	50.563
		Wgt Ave / Total:	626	100.000	121,792,813.33	100.000

			Group IV

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	505	20.911	139,504,441.63	25.826
		FL	200	8.282	42,645,813.35	7.895
		AZ	132	5.466	28,682,654.59	5.310
		VA	77	3.188	17,885,721.44	3.311
		WA	106	4.389	25,148,819.38	4.656
		CO	94	3.892	19,662,615.09	3.640
		Others	1301	53.872	266,633,813.97	49.362
		Wgt Ave / Total:	2415	100.000	540,163,879.45	100.000

			Group V

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	149	21.657	36,691,783.13	24.681
		FL	96	13.953	19,225,221.85	12.932
		AZ	27	3.924	5,818,222.27	3.914
		VA	21	3.052	5,036,665.44	3.388
		WA	11	1.599	2,628,357.54	1.768
		CO	30	4.360	6,156,723.60	4.141
		Others	354	51.453	73,106,771.94	49.176
		Wgt Ave / Total:	688	100.000	148,663,745.77	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	20	0.936	3,264,821.30	0.703
300	-	360	2116	99.064	461,413,602.35	99.297
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2136	100.000	464,678,423.65	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.082	12,809.95	0.005
120	-	180	0	0.000	-	0.000
180	-	300	3	0.247	485,565.06	0.171
300	-	360	1209	99.670	283,772,971.78	99.825
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1213	100.000	284,271,346.79	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.479	214,492.74	0.176
300	-	360	623	99.521	121,578,320.59	99.824
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	626	100.000	121,792,813.33	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	16	0.663	2,129,813.94	0.394
300	-	360	2399	99.337	538,034,065.51	99.606
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2415	100.000	540,163,879.45	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	15	2.180	2,339,439.58	1.574
300	-	360	673	97.820	146,324,306.19	98.426
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	688	100.000	148,663,745.77	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 02/25/08
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318
CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Certificateholder Monthly Distribution Summary
Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02152AAA7	Senior	Fix-30/360	174,281,417.42	6.000000	1,624,000.00	871,407.09	2,495,407.09	-	172,657,417.42	-
1A2	02152AAB5	Senior	Fix-30/360	40,201,721.98	3.776250	1,392,000.00	126,509.79	1,518,509.79	-	38,809,721.98	-
1A3	02152AAC3	Strip IO	Fix-30/360	40,201,721.98	2.223750	-	74,498.82	74,498.82	-	38,809,721.98	-
1A4	02152AAD1	Senior	Fix-30/360	24,115,000.00	6.000000	-	120,575.00	120,575.00	-	24,115,000.00	-
1A5	02152AAE9	Senior	Fix-30/360	59,255,272.60	3.776250	3,773,215.70	186,468.94	3,959,684.64	-	55,482,056.90	-
1A6	02152AAF6	Strip IO	Fix-30/360	59,255,272.60	2.223750	-	109,807.43	109,807.43	-	55,482,056.90	-
1A7	02152AAG4	Senior	Fix-30/360	124,293,000.00	6.000000	-	621,465.00	621,465.00	-	124,293,000.00	-
1A8	02152AAH2	Senior	Fix-30/360	480,485.64	6.000000	-	-	-	-	482,888.07	-
1A9	02152AAJ8	Senior	Fix-30/360	24,186,000.00	6.000000	-	120,930.00	120,930.00	-	24,186,000.00	-
2A1	02152AAL3	Senior	Fix-30/360	235,796,891.62	3.826250	3,290,078.60	751,848.21	4,041,926.81	-	232,506,813.02	-
2A2	02152AAM1	Senior	Fix-30/360	29,314,298.09	26.447917	409,022.97	646,085.09	1,055,108.06	-	28,905,275.12	-
2A3	02152ABQ1	Senior	Fix-30/360	8,488,925.81	3.826250	118,446.15	27,067.29	145,513.44	-	8,370,479.67	-
3A1	02152AAP4	Senior	Fix-30/360	112,829,690.75	6.750000	3,668,562.62	634,667.01	4,303,229.63	-	109,161,128.13	-
3A2	02152AAQ2	Senior	Fix-30/360	4,062,785.58	6.750000	132,098.06	22,853.17	154,951.23	-	3,930,687.52	-
4A1	02152AAS8	Senior	Fix-30/360	214,537,009.34	3.776250	659,339.91	675,094.82	1,334,434.72	-	213,877,669.43	-
4A2	02152AAT6	Senior	Fix-30/360	35,756,168.22	19.342500	109,889.98	576,322.26	686,212.24	-	35,646,278.24	-
4A3	02152AAU3	Senior	Fix-30/360	111,914,575.53	3.876250	5,169,367.60	361,493.29	5,530,860.90	-	106,745,207.93	-
4A4	02152AAV1	Strip IO	Fix-30/360	111,914,575.53	2.123750	-	198,057.76	198,057.76	-	106,745,207.93	-
4A5	02152AAW9	Senior	Fix-30/360	46,362,592.40	3.876250	760,140.48	149,754.99	909,895.47	-	45,602,451.92	-
4A6	02152ABR9	Senior	Fix-30/360	7,727,098.72	18.742500	126,690.08	120,682.92	247,373.00	-	7,600,408.64	-
4A7	02152ABS7	Senior	Fix-30/360	81,827,684.02	6.000000	1,413,275.35	409,122.46	1,822,397.81	-	80,414,408.67	-
4A8	02152ABT5	Senior	Fix-30/360	4,371,000.00	6.000000	-	21,854.15	21,854.15	-	4,371,000.00	-
4A9	02152ABU2	Senior	Fix-30/360	17,150,000.00	6.000000	-	85,746.66	85,746.66	-	17,150,000.00	-
5A1	02152AAY5	Senior	Fix-30/360	69,463,365.93	6.250000	1,136,490.13	361,788.36	1,498,278.50	-	68,326,875.79	-
5A2	02152AAZ2	Senior	Fix-30/360	3,714,921.49	6.250000	-	-	-	-	3,734,270.04	-
5A3	02152ABA6	Senior	Fix-30/360	53,857,000.00	6.250000	651,000.00	280,505.21	931,505.21	-	53,206,000.00	-
5A4	02152ABB4	Senior	Fix-30/360	13,177,000.00	6.250000	-	68,630.21	68,630.21	-	13,177,000.00	-
5A5	02152ABC2	Senior	Fix-30/360	361,924.50	6.250000	-	-	-	-	363,809.53	-
5A6	02152ABD0	Senior	Fix-30/360	2,438,000.00	6.250000	-	12,697.92	12,697.92	-	2,438,000.00	-
X1				909,386,751.10	0.302873	-	229,515.21	229,515.21	-	895,602,710.97	-
X1-1		Strip IO	Fix-30/360	434,322,730.53	0.305571	-	110,597.17	110,597.17	-	428,221,630.57	-
X1-2	02152AAK5	Strip IO	Fix-30/360	475,064,020.57	0.300406	-	118,918.04	118,918.04	-	467,381,080.40	-
X2				316,213,616.77	0.279420	-	73,630.36	73,630.36	-	312,047,231.32	-
X2-1		Strip IO	Fix-30/360	204,282,384.43	0.276670	-	47,098.99	47,098.99	-	201,859,757.65	-
X2-2	02152AAN9	Strip IO	Fix-30/360	111,931,232.34	0.284439	-	26,531.37	26,531.37	-	110,187,473.67	-
X3	02152AAR0	Strip IO	Fix-30/360	116,929,542.32	0.559530	-	54,521.30	54,521.30	-	113,131,291.65	-
PO				1,222,644.82	0.000000	26,073.48	-	26,073.48	-	1,196,571.34	-
PO-1	02152ABF5	Strip PO	Fix-30/360	534,454.14	0.000000	12,092.32	-	12,092.32	-	522,361.82	-
PO-2	02152ABF5	Strip PO	Fix-30/360	121,207.46	0.000000	2,018.24	-	2,018.24	-	119,189.22	-
PO-3	02152ABF5	Strip PO	Fix-30/360	17,178.48	0.000000	15.35	-	15.35	-	17,163.13	-
PO-4	02152ABF5	Strip PO	Fix-30/360	496,909.92	0.000000	11,910.08	-	11,910.08	-	484,999.84	-
PO-5	02152ABF5	Strip PO	Fix-30/360	52,894.82	0.000000	37.49	-	37.49	-	52,857.33	-
AR	02152ABG3	Senior	Fix-30/360	-	6.000000	-	0.54	0.54	-	-	-

M1	02152ABH1	Mezzanine	Fix-30/360	22,705,721.32	6.131878	11,062.52	116,022.44	127,084.96	-	22,694,658.79	-
M2	02152ABJ7	Mezzanine	Fix-30/360	9,730,382.66	6.131878	4,740.77	49,720.63	54,461.40	-	9,725,641.89	-
B1	02152ABK4	Junior	Fix-30/360	9,730,382.66	6.131878	4,740.77	49,720.63	54,461.40	-	9,725,641.89	-
B2	02152ABL2	Junior	Fix-30/360	4,865,191.33	6.131878	2,370.38	24,860.31	27,230.70	-	4,862,820.95	-
B3	02152ABM0	Junior	Fix-30/360	4,865,191.33	6.131878	2,370.38	24,860.31	27,230.70	-	4,862,820.95	-
B4	02152ABN8	Junior	Fix-30/360	4,053,827.72	6.131878	1,975.08	20,714.38	22,689.46	-	4,051,852.65	-
B5	02152ABP3	Junior	Fix-30/360	2,433,037.50	6.131878	1,185.41	12,432.41	13,617.82	213.40	2,431,638.69	252.48

Totals				1,559,570,208.98		24,488,136.42	8,291,932.37	32,780,068.82	213.40	1,535,105,495.17	252.48

Principal Distribution Detail
Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Accretion Principal	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02152AAA7	185,600,000.00	174,281,417.42	-	1,624,000.00	-	-	172,657,417.42	0.930266258
1A2	02152AAB5	46,400,000.00	40,201,721.98	-	1,392,000.00	-	-	38,809,721.98	0.836416422
1A3	02152AAC3	46,400,000.00	40,201,721.98	-	-	-	-	38,809,721.98	0.836416422
1A4	02152AAD1	24,115,000.00	24,115,000.00	-	-	-	-	24,115,000.00	1.000000000
1A5	02152AAE9	60,000,000.00	59,255,272.60	-	3,773,215.70	-	-	55,482,056.90	0.924700948
1A6	02152AAF6	60,000,000.00	59,255,272.60	-	-	-	-	55,482,056.90	0.924700948
1A7	02152AAG4	124,293,000.00	124,293,000.00	-	-	-	-	124,293,000.00	1.000000000
1A8	02152AAH2	464,000.00	480,485.64	2,402.43	-	2,402.43	-	482,888.07	1.040707044
1A9	02152AAJ8	24,186,000.00	24,186,000.00	-	-	-	-	24,186,000.00	1.000000000
2A1	02152AAL3	244,014,000.00	235,796,891.62	-	3,290,078.60	-	-	232,506,813.02	0.952842103
2A2	02152AAM1	30,335,850.00	29,314,298.09	-	409,022.97	-	-	28,905,275.12	0.952842103
2A3	02152ABQ1	8,784,750.00	8,488,925.81	-	118,446.15	-	-	8,370,479.67	0.952842103
3A1	02152AAP4	126,527,000.00	112,829,690.75	-	3,668,562.62	-	-	109,161,128.13	0.862749675
3A2	02152AAQ2	4,556,000.00	4,062,785.58	-	132,098.06	-	-	3,930,687.52	0.862749675
4A1	02152AAS8	217,530,000.00	214,537,009.34	-	659,339.91	-	-	213,877,669.43	0.983209991
4A2	02152AAT6	36,255,000.00	35,756,168.22	-	109,889.98	-	-	35,646,278.24	0.983209991
4A3	02152AAU3	121,215,000.00	111,914,575.53	-	5,169,367.60	-	-	106,745,207.93	0.880627051
4A4	02152AAV1	121,215,000.00	111,914,575.53	-	-	-	-	106,745,207.93	0.880627051
4A5	02152AAW9	48,000,000.00	46,362,592.40	-	760,140.48	-	-	45,602,451.92	0.950051082
4A6	02152ABR9	8,000,000.00	7,727,098.72	-	126,690.08	-	-	7,600,408.64	0.950051081
4A7	02152ABS7	84,872,000.00	81,827,684.02	-	1,413,275.35	-	-	80,414,408.67	0.947478658
4A8	02152ABT5	4,371,000.00	4,371,000.00	-	-	-	-	4,371,000.00	1.000000000
4A9	02152ABU2	17,150,000.00	17,150,000.00	-	-	-	-	17,150,000.00	1.000000000
5A1	02152AAY5	75,000,000.00	69,463,365.93	-	1,136,490.13	-	-	68,326,875.79	0.911025011
5A2	02152AAZ2	5,000,000.00	3,714,921.49	19,348.55	-	19,348.55	-	3,734,270.04	0.746854008
5A3	02152ABA6	54,508,000.00	53,857,000.00	-	651,000.00	-	-	53,206,000.00	0.976113598
5A4	02152ABB4	13,177,000.00	13,177,000.00	-	-	-	-	13,177,000.00	1.000000000
5A5	02152ABC2	349,000.00	361,924.50	1,885.02	-	1,885.02	-	363,809.53	1.042434179
5A6	02152ABD0	2,438,000.00	2,438,000.00	-	-	-	-	2,438,000.00	1.000000000
X1		942,163,467.00	909,386,751.10	-	-	-	-	895,602,710.97	0.950581022
X1-1		451,487,340.00	434,322,730.53	-	-	-	-	428,221,630.57	0.948468745
X1-2	02152AAK5	490,676,127.00	475,064,020.57	-	-	-	-	467,381,080.40	0.952524598
X2		329,289,415.00	316,213,616.77	-	-	-	-	312,047,231.32	0.947638209
X2-1		211,159,189.00	204,282,384.43	-	-	-	-	201,859,757.65	0.955960092
X2-2	02152AAN9	118,130,226.00	111,931,232.34	-	-	-	-	110,187,473.67	0.932762743
X3	02152AAR0	131,104,879.00	116,929,542.32	-	-	-	-	113,131,291.65	0.862906800
PO		1,271,199.78	1,222,644.82	-	26,073.48	-	-	1,196,571.34	0.941292910
PO-1	02152ABF5	562,421.20	534,454.14	-	12,092.32	-	-	522,361.82	0.928773350
PO-2	02152ABF5	127,608.50	121,207.46	-	2,018.24	-	-	119,189.22	0.934022582
PO-3	02152ABF5	17,277.99	17,178.48	-	15.35	-	-	17,163.13	0.993352276
PO-4	02152ABF5	509,145.40	496,909.92	-	11,910.08	-	-	484,999.84	0.952576304
PO-5	02152ABF5	54,746.69	52,894.82	-	37.49	-	-	52,857.33	0.965489036
AR	02152ABG3	100.00	-	-	-	-	-	-	0.000000000

M1	02152ABH1	22,779,500.00	22,705,721.32	-	11,062.52	-	-	22,694,658.79	0.996275546
M2	02152ABJ7	9,762,000.00	9,730,382.66	-	4,740.77	-	-	9,725,641.89	0.996275547
B1	02152ABK4	9,762,000.00	9,730,382.66	-	4,740.77	-	-	9,725,641.89	0.996275547
B2	02152ABL2	4,881,000.00	4,865,191.33	-	2,370.38	-	-	4,862,820.95	0.996275548
B3	02152ABM0	4,881,000.00	4,865,191.33	-	2,370.38	-	-	4,862,820.95	0.996275548
B4	02152ABN8	4,067,000.00	4,053,827.72	-	1,975.08	-	-	4,051,852.65	0.996275546
B5	02152ABP3	2,440,943.50	2,433,037.50	-	1,185.41	-	213.40	2,431,638.69	0.996188029

Totals		1,626,985,343.28	1,559,570,208.98	23,636.00	24,488,136.42	23,636.00	213.40	1,535,105,495.17

Interest Distribution Detail
Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	174,281,417.42	6.000000	6.000000	871,407.09	-	871,407.09	-	871,407.09	-	-
1A2	40,201,721.98	3.776250	3.776250	126,509.79	-	126,509.79	-	126,509.79	-	-
1A3	40,201,721.98	2.223750	2.223750	74,498.82	-	74,498.82	-	74,498.82	-	-
1A4	24,115,000.00	6.000000	6.000000	120,575.00	-	120,575.00	-	120,575.00	-	-
1A5	59,255,272.60	3.776250	3.776250	186,468.94	-	186,468.94	-	186,468.94	-	-
1A6	59,255,272.60	2.223750	2.223750	109,807.43	-	109,807.43	-	109,807.43	-	-
1A7	124,293,000.00	6.000000	6.000000	621,465.00	-	621,465.00	-	621,465.00	-	-
1A8	480,485.64	6.000000	0.000000	-	2,402.43	2,402.43	-	-	-	-
1A9	24,186,000.00	6.000000	6.000000	120,930.00	-	120,930.00	-	120,930.00	-	-
2A1	235,796,891.62	3.826250	3.826250	751,848.21	-	751,848.21	-	751,848.21	-	-
2A2	29,314,298.09	26.447917	26.447917	646,085.09	-	646,085.09	-	646,085.09	-	-
2A3	8,488,925.81	3.826250	3.826250	27,067.29	-	27,067.29	-	27,067.29	-	-
3A1	112,829,690.75	6.750000	6.750000	634,667.01	-	634,667.01	-	634,667.01	-	-
3A2	4,062,785.58	6.750000	6.750000	22,853.17	-	22,853.17	-	22,853.17	-	-
4A1	214,537,009.34	3.776250	3.776103	675,121.15	-	675,121.15	26.33	675,094.82	-	-
4A2	35,756,168.22	19.342500	19.341746	576,344.74	-	576,344.74	22.48	576,322.26	-	-
4A3	111,914,575.53	3.876250	3.876099	361,507.39	-	361,507.39	14.10	361,493.29	-	-
4A4	111,914,575.53	2.123750	2.123667	198,065.48	-	198,065.48	7.73	198,057.76	-	-
4A5	46,362,592.40	3.876250	3.876099	149,760.83	-	149,760.83	5.84	149,754.99	-	-
4A6	7,727,098.72	18.742500	18.741769	120,687.62	-	120,687.62	4.71	120,682.92	-	-
4A7	81,827,684.02	6.000000	5.999766	409,138.42	-	409,138.42	15.96	409,122.46	-	-
4A8	4,371,000.00	6.000000	5.999766	21,855.00	-	21,855.00	0.85	21,854.15	-	-
4A9	17,150,000.00	6.000000	5.999766	85,750.00	-	85,750.00	3.34	85,746.66	-	-
5A1	69,463,365.93	6.250000	6.250000	361,788.36	-	361,788.36	-	361,788.36	-	-
5A2	3,714,921.49	6.250000	0.000000	-	19,348.55	19,348.55	-	-	-	-
5A3	53,857,000.00	6.250000	6.250000	280,505.21	-	280,505.21	-	280,505.21	-	-
5A4	13,177,000.00	6.250000	6.250000	68,630.21	-	68,630.21	-	68,630.21	-	-
5A5	361,924.50	6.250000	0.000000	-	1,885.02	1,885.02	-	-	-	-
5A6	2,438,000.00	6.250000	6.250000	12,697.92	-	12,697.92	-	12,697.92	-	-
X1	909,386,751.10	0.302873	0.302862	229,523.98	-	229,523.98	8.76	229,515.21	-	-
X1-1	434,322,730.53	0.305571	0.305571	110,597.17	-	110,597.17	-	110,597.17	-	-
X1-2	475,064,020.57	0.300406	0.300384	118,926.81	-	118,926.81	8.76	118,918.04	-	-
X2	316,213,616.77	0.279420	0.279420	73,630.36	-	73,630.36	-	73,630.36	-	-
X2-1	204,282,384.43	0.276670	0.276670	47,098.99	-	47,098.99	-	47,098.99	-	-
X2-2	111,931,232.34	0.284439	0.284439	26,531.37	-	26,531.37	-	26,531.37	-	-
X3	116,929,542.32	0.559530	0.559530	54,521.30	-	54,521.30	-	54,521.30	-	-
PO	1,222,644.82	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	534,454.14	0.000000	0.000000	-	-	-	-	-	-	-
PO-2	121,207.46	0.000000	0.000000	-	-	-	-	-	-	-
PO-3	17,178.48	0.000000	0.000000	-	-	-	-	-	-	-
PO-4	496,909.92	0.000000	0.000000	-	-	-	-	-	-	-
PO-5	52,894.82	0.000000	0.000000	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	0.54	-	-

M1	22,705,721.32	6.131878	6.131799	116,023.93	-	116,023.93	1.49	116,022.44	-	-
M2	9,730,382.66	6.131878	6.131799	49,721.27	-	49,721.27	0.64	49,720.63	-	-
B1	9,730,382.66	6.131878	6.131799	49,721.27	-	49,721.27	0.64	49,720.63	-	-
B2	4,865,191.33	6.131878	6.131799	24,860.63	-	24,860.63	0.32	24,860.31	-	-
B3	4,865,191.33	6.131878	6.131799	24,860.63	-	24,860.63	0.32	24,860.31	-	-
B4	4,053,827.72	6.131878	6.131799	20,714.65	-	20,714.65	0.27	20,714.38	-	-
B5	2,433,037.50	6.131878	6.131799	12,432.57	-	12,432.57	0.16	12,432.41	-	-

Totals	1,559,570,208.98			8,292,045.76	23,636.00	8,315,681.76	113.94	8,291,932.37	-	-

Current Payment Information
Factors per $1,000
Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02152AAA7	185,600,000.00	939.016257631	8.750000000	4.695081288	930.266257631	6.000000
1A2	02152AAB5	46,400,000.00	866.416421950	30.000000000	2.726504178	836.416421950	3.776250
1A3	02152AAC3	46,400,000.00	866.416421950	0.000000000	1.605577932	836.416421950	2.223750
1A4	02152AAD1	24,115,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	02152AAE9	60,000,000.00	987.587876710	62.886928347	3.107815600	924.700948363	3.776250
1A6	02152AAF6	60,000,000.00	987.587876710	0.000000000	1.830123784	924.700948363	2.223750
1A7	02152AAG4	124,293,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A8	02152AAH2	464,000.00	1035.529396941	0.000000000	0.000000000	1040.707043925	6.000000
1A9	02152AAJ8	24,186,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A1	02152AAL3	244,014,000.00	966.325258454	13.483155067	3.081168350	952.842103387	3.826250
2A2	02152AAM1	30,335,850.00	966.325258454	13.483155067	21.297741597	952.842103387	26.447917
2A3	02152ABQ1	8,784,750.00	966.325258454	13.483155067	3.081168350	952.842103387	3.826250
3A1	02152AAP4	126,527,000.00	891.743981518	28.994306474	5.016059896	862.749675043	6.750000
3A2	02152AAQ2	4,556,000.00	891.743981518	28.994306474	5.016059896	862.749675043	6.750000
4A1	02152AAS8	217,530,000.00	986.241021179	3.031029769	3.103456156	983.209991410	3.776250
4A2	02152AAT6	36,255,000.00	986.241021179	3.031029769	15.896352386	983.209991410	19.342500
4A3	02152AAU3	121,215,000.00	923.273320421	42.646269870	2.982248844	880.627050551	3.876250
4A4	02152AAV1	121,215,000.00	923.273320421	0.000000000	1.633937693	880.627050551	2.123750
4A5	02152AAW9	48,000,000.00	965.887341583	15.836259982	3.119895641	950.051081601	3.876250
4A6	02152ABR9	8,000,000.00	965.887340554	15.836259965	15.085364461	950.051080589	18.742500
4A7	02152ABS7	84,872,000.00	964.130502674	16.651844535	4.820464480	947.478658140	6.000000
4A8	02152ABT5	4,371,000.00	1000.000000000	0.000000000	4.999804971	1000.000000000	6.000000
4A9	02152ABU2	17,150,000.00	1000.000000000	0.000000000	4.999804971	1000.000000000	6.000000
5A1	02152AAY5	75,000,000.00	926.178212339	15.153201751	4.823844856	911.025010588	6.250000
5A2	02152AAZ2	5,000,000.00	742.984297858	0.000000000	0.000000000	746.854007742	6.250000
5A3	02152ABA6	54,508,000.00	988.056799002	11.943200998	5.146129161	976.113598004	6.250000
5A4	02152ABB4	13,177,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A5	02152ABC2	349,000.00	1037.032965605	0.000000000	0.000000000	1042.434178968	6.250000
5A6	02152ABD0	2,438,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
X1		942,163,467.00	965.211221780	0.000000000	0.243604447	950.581021595	0.302873
X1-1		451,487,340.00	961.982080228	0.000000000	0.244961849	948.468744594	0.305571
X1-2	02152AAK5	490,676,127.00	968.182461769	0.000000000	0.242355465	952.524597554	0.300406
X2		329,289,415.00	960.290863798	0.000000000	0.223603786	947.638208535	0.279420
X2-1		211,159,189.00	967.433079268	0.000000000	0.223049692	955.960091559	0.276670
X2-2	02152AAN9	118,130,226.00	947.524068396	0.000000000	0.224594245	932.762743297	0.284439
X3	02152AAR0	131,104,879.00	891.877885948	0.000000000	0.415860199	862.906800364	0.559530
PO		1,271,199.78	961.803832282	20.510922367	0.000000000	941.292909915	0.000000
PO-1	02152ABF5	562,421.20	950.273821536	21.500471053	0.000000000	928.773350483	0.000000
PO-2	02152ABF5	127,608.50	949.838469368	15.815887161	0.000000000	934.022582207	0.000000
PO-3	02152ABF5	17,277.99	994.240728662	0.888452281	0.000000000	993.352276380	0.000000
PO-4	02152ABF5	509,145.40	975.968591042	23.392286598	0.000000000	952.576304444	0.000000
PO-5	02152ABF5	54,746.69	966.173873891	0.684838335	0.000000000	965.489035556	0.000000
AR	02152ABG3	100.00	0.000000000	0.000000000	5.449218762	0.000000000	6.000000

M1	02152ABH1	22,779,500.00	996.761180757	0.485635025	5.093282982	996.275545732	6.131878
M2	02152ABJ7	9,762,000.00	996.761181630	0.485635025	5.093282987	996.275546604	6.131878
B1	02152ABK4	9,762,000.00	996.761181630	0.485635025	5.093282987	996.275546604	6.131878
B2	02152ABL2	4,881,000.00	996.761182653	0.485635026	5.093282992	996.275547627	6.131878
B3	02152ABM0	4,881,000.00	996.761182653	0.485635026	5.093282992	996.275547627	6.131878
B4	02152ABN8	4,067,000.00	996.761181007	0.485635025	5.093282984	996.275545982	6.131878
B5	02152ABP3	2,440,943.50	996.761088725	0.485634980	5.093282512	996.188028533	6.131878

Totals		1,626,985,343.28	958.564387455	15.051233572	5.096500964	943.527550208

THE BANK OF NEW YORK
101 Barclay Street, 4 West					Distribution Date: 02/25/08
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318
CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Pool Level Data
Distribution Date				2/25/2008
Cut-off Date				6/1/2007
Record Date				1/31/2008
Determination Date				2/22/2008
Accrual Period 30/360			Begin	1/1/2008
			End	2/1/2008
Number of Days in 30/360 Accrual Period				30

Collateral Detail

	Original Mortgage Loan Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Original Aggregate Loan Count			2,204	1,249	685	2,479	713	7,330
	Original Stated Principal Balance			483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
	Original Weighted Average Mortgage Rate			6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
	Original Weighted Average Net Mortgage Rate			6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
	Original Weighted Average Remaining Term			359	359	358	359	358

	Current Mortgage Loan Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning Aggregate Loan Count			2,136	1,213	626	2,415	688	7,078
	Loans Paid Off or otherwise removed pursuant to the PSA			30	15	15	32	7	99
	Ending Aggregate Loan Count			2,106	1,198	611	2,383	681	6,979

	Beginning Pool Stated Principal Balance			464,678,423.65	284,271,346.79	121,792,813.33	540,163,879.45	148,663,745.77	1,559,570,208.99
	Scheduled Principal			234,023.88	109,608.76	51,054.27	272,550.79	92,970.59	760,208.29
	Unscheduled Principal			6,573,632.05	3,714,024.99	3,751,668.43	7,988,355.43	1,676,824.63	23,704,505.53
	Realized Principal Losses			-	-	-	-	-	-
	Ending Pool Stated Principal Balance			457,870,767.72	280,447,713.04	117,990,090.63	531,902,973.23	146,893,950.55	1,535,105,495.17

	Weighted Averages

				Group I	Group II	Group III	Group IV	Group V
	Beginning Weighted Average Mortgage Rate			6.54506%	6.71047%	7.56706%	6.51852%	6.72933%
	Beginning Weighted Average Net Mortgage Rate			6.27871%	6.44615%	7.28624%	6.25868%	6.46193%
	Ending Weighted Average Mortgage Rate			6.54510%	6.71002%	7.56372%	6.51770%	6.72849%
	Ending Weighted Average Net Mortgage Rate			6.27865%	6.44619%	7.28220%	6.25784%	6.46100%

	Beginning Weighted Average Remaining Term to Maturity			352	352	351	352	351
	Ending Weighted Average Remaining Term to Maturity			351	351	350	351	350

	Loan Substitution

				Group I	Group II	Group III	Group IV	Group V	Total
	Aggregate Stated of Principal Balances Removed			-	-	-	-	-	-
	Aggregate Stated of Principal Balance Added			-	-	-	-	-	-
	Aggregate Principal Substitution Shortfall Amount			-	-	-	-	-	-

	Fees of the Trust

				Group I	Group II	Group III	Group IV	Group V	Total
	Gross Master Servicing Fee			96,808.00	59,223.20	25,373.50	112,534.14	30,971.61	324,910.46
	Net Master Servicing Fee			95,344.35	57,473.94	21,827.06	107,396.89	30,475.98	312,518.22
	Trustee Fee			3,485.09	2,132.04	913.45	4,051.23	1,114.98	11,696.78
	Lpmi			2,845.17	1,258.37	2,215.10	379.08	1,040.02	7,737.74
	Total Net Loan Fees			101,674.61	60,864.34	24,955.61	111,827.20	32,630.98	331,952.74

	Servicer Advances

				Group I	Group II	Group III	Group IV	Group V	Total
	Principal Advances			6,924.66	4,647.15	4,456.08	5,656.34	3,646.39	25,330.62
	Interest Advances			68,379.14	79,333.95	91,043.74	66,751.67	39,013.87	344,522.37
	Reimbursement for Principal & Interest Advances			-	-	-	-	-	-
	Reimbursement for Nonrecoverable Advances			-	-	-	-	-	-
	Total Advances			75,303.80	83,981.10	95,499.82	72,408.01	42,660.26	369,852.99

	Mortgage Prepayment Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Principal Balance of Loans Paid in Full			6,315,735.01	3,667,018.59	3,737,352.99	7,906,068.71	1,663,336.84	23,289,512.14
	Prepayment Interest Excess			-	-	-	-	-	-
	Prepayment Interest Shortfall			1,463.66	1,749.26	3,546.44	5,137.25	495.63	12,392.24
	Compensating Interest			1,463.66	1,749.26	3,546.44	5,137.25	495.63	12,392.24
	Non-Supported Prepayment Interest Shortfall			-	-	-	-	-	-
	CPR %			15.72277%	14.60437%	31.31347%	16.37949%	12.73376%
	SMM %			1.41538%	1.30701%	3.08166%	1.47962%	1.12864%

	Net Interest Shortfalls

				Group I	Group II	Group III	Group IV	Group V	Total
	Net Prepayment Interest Shortfalls			-	-	-	-	-	-
	Relief Act Reduction Shortfalls			-	-	-	113.94	-	113.94
	Total Net Interest Shortfalls			-	-	-	113.94	-	113.94

NAS Principal Distribution Amount

	Shift Percentage								0.00000%
	Class 1A4 & 1A9 Priority Percentage								52.03235%
	Class 1A4 & 1A9 Priority Amount								-
	Class 4A9 Priority Percentage								15.88943%
	Class 4A9 Priority Amount								-
	Class 5A4 & 5A6 Priority Percentage								52.53654%
	Class 5A4 & 5A6 Priority Amount								-

All Groups - Current Delinquency Information

Loan Status	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	150	35,722,429	2	701,124	0	0	0	0	152	36,423,553
	2.15%	2.3270%	0.03%	0.0457%	0.00%	0.0000%	0.00%	0.0000%	2.18%	2.3727%

60 - 89	46	10,927,300	1	190,000	0	0	0	0	47	11,117,300
	0.66%	0.7118%	0.01%	0.0124%	0.00%	0.0000%	0.00%	0.0000%	0.67%	0.7242%

90 - 119	22	4,444,553	1	53,703	0	0	0	0	23	4,498,256
	0.32%	0.2895%	0.01%	0.0035%	0.00%	0.0000%	0.00%	0.0000%	0.33%	0.2930%

120 - 149	13	2,874,503	2	576,260	4	1,056,810	0	0	19	4,507,573
	0.19%	0.1873%	0.03%	0.0375%	0.06%	0.0688%	0.00%	0.0000%	0.27%	0.2936%

150 - 179	2	730,828	0	0	3	688,970	0	0	5	1,419,798
	0.03%	0.0476%	0.00%	0.0000%	0.04%	0.0449%	0.00%	0.0000%	0.07%	0.0925%

180 - 269	2	400,825	1	235,856	12	2,949,605	1	264,000	16	3,850,286
	0.03%	0.0261%	0.01%	0.0154%	0.17%	0.1921%	0.01%	0.0172%	0.23%	0.2508%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	235	55,100,439	7	1,756,943	19	4,695,385	1	264,000	262	61,816,766
	3.37%	3.5894%	0.10%	0.1145%	0.27%	0.3059%	0.01%	0.0172%	3.75%	4.0269%

30+	235	55,100,439	7	1,756,943	19	4,695,385	1	264,000	262	61,816,766
	3.37%	3.5894%	0.10%	0.1145%	0.27%	0.3059%	0.01%	0.0172%	3.75%	4.0269%

60+	85	19,378,010	5	1,055,819	19	4,695,385	1	264,000	110	25,393,214
	1.22%	1.2623%	0.07%	0.0688%	0.27%	0.3059%	0.01%	0.0172%	1.58%	1.6542%

90+	39	8,450,709	4	865,819	19	4,695,385	1	264,000	63	14,275,913
	0.56%	0.5505%	0.06%	0.0564%	0.27%	0.3059%	0.01%	0.0172%	0.90%	0.9300%

120+	17	4,006,156	3	812,116	19	4,695,385	1	264,000	40	9,777,657
	0.24%	0.2610%	0.04%	0.0529%	0.27%	0.3059%	0.01%	0.0172%	0.57%	0.6369%

150+	4	1,131,653	1	235,856	15	3,638,575	1	264,000	21	5,270,084
	0.06%	0.0737%	0.01%	0.0154%	0.21%	0.2370%	0.01%	0.0172%	0.30%	0.3433%

180+	2	400,825	1	235,856	12	2,949,605	1	264,000	16	3,850,286
	0.03%	0.0261%	0.01%	0.0154%	0.17%	0.1921%	0.01%	0.0172%	0.23%	0.2508%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	35	8,504,209	2	701,124	0	0	0	0	37	9,205,332
	1.66%	1.8573%	0.09%	0.1531%	0.00%	0.0000%	0.00%	0.0000%	1.76%	2.0105%

60 - 89	8	1,629,634	0	0	0	0	0	0	8	1,629,634
	0.38%	0.3559%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.38%	0.3559%

90 - 119	3	547,846	0	0	0	0	0	0	3	547,846
	0.14%	0.1197%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.14%	0.1197%

120 - 149	3	822,420	0	0	0	0	0	0	3	822,420
	0.14%	0.1796%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.14%	0.1796%

150 - 179	0	0	0	0	1	243,200	0	0	1	243,200
	0.00%	0.0000%	0.00%	0.0000%	0.05%	0.0531%	0.00%	0.0000%	0.05%	0.0531%

180 - 269	0	0	0	0	1	365,347	0	0	1	365,347
	0.00%	0.0000%	0.00%	0.0000%	0.05%	0.0798%	0.00%	0.0000%	0.05%	0.0798%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	49	11,504,108	2	701,124	2	608,547	0	0	53	12,813,779
	2.33%	2.5125%	0.09%	0.1531%	0.09%	0.1329%	0.00%	0.0000%	2.52%	2.7986%

30+	49	11,504,108	2	701,124	2	608,547	0	0	53	12,813,779
	2.33%	2.5125%	0.09%	0.1531%	0.09%	0.1329%	0.00%	0.0000%	2.52%	2.7986%

60+	14	2,999,899	0	0	2	608,547	0	0	16	3,608,447
	0.66%	0.6552%	0.00%	0.0000%	0.09%	0.1329%	0.00%	0.0000%	0.76%	0.7881%

90+	6	1,370,266	0	0	2	608,547	0	0	8	1,978,813
	0.28%	0.2993%	0.00%	0.0000%	0.09%	0.1329%	0.00%	0.0000%	0.38%	0.4322%

120+	3	822,420	0	0	2	608,547	0	0	5	1,430,967
	0.14%	0.1796%	0.00%	0.0000%	0.09%	0.1329%	0.00%	0.0000%	0.24%	0.3125%

150+	0	0	0	0	2	608,547	0	0	2	608,547
	0.00%	0.0000%	0.00%	0.0000%	0.09%	0.1329%	0.00%	0.0000%	0.09%	0.1329%

180+	0	0	0	0	1	365,347	0	0	1	365,347
	0.00%	0.0000%	0.00%	0.0000%	0.05%	0.0798%	0.00%	0.0000%	0.05%	0.0798%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 2 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	32	8,093,085	0	0	0	0	0	0	32	8,093,085
	2.67%	2.8858%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.67%	2.8858%

60 - 89	10	2,757,823	0	0	0	0	0	0	10	2,757,823
	0.83%	0.9834%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.83%	0.9834%

90 - 119	5	1,076,181	0	0	0	0	0	0	5	1,076,181
	0.42%	0.3837%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.42%	0.3837%

120 - 149	2	462,162	1	289,750	2	599,146	0	0	5	1,351,058
	0.17%	0.1648%	0.08%	0.1033%	0.17%	0.2136%	0.00%	0.0000%	0.42%	0.4818%

150 - 179	1	408,000	0	0	1	208,270	0	0	2	616,270
	0.08%	0.1455%	0.00%	0.0000%	0.08%	0.0743%	0.00%	0.0000%	0.17%	0.2197%

180 - 269	1	241,825	0	0	2	554,500	0	0	3	796,325
	0.08%	0.0862%	0.00%	0.0000%	0.17%	0.1977%	0.00%	0.0000%	0.25%	0.2839%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	51	13,039,076	1	289,750	5	1,361,916	0	0	57	14,690,742
	4.26%	4.6494%	0.08%	0.1033%	0.42%	0.4856%	0.00%	0.0000%	4.76%	5.2383%

30+	51	13,039,076	1	289,750	5	1,361,916	0	0	57	14,690,742
	4.26%	4.6494%	0.08%	0.1033%	0.42%	0.4856%	0.00%	0.0000%	4.76%	5.2383%

60+	19	4,945,991	1	289,750	5	1,361,916	0	0	25	6,597,657
	1.59%	1.7636%	0.08%	0.1033%	0.42%	0.4856%	0.00%	0.0000%	2.09%	2.3525%

90+	9	2,188,168	1	289,750	5	1,361,916	0	0	15	3,839,834
	0.75%	0.7802%	0.08%	0.1033%	0.42%	0.4856%	0.00%	0.0000%	1.25%	1.3692%

120+	4	1,111,987	1	289,750	5	1,361,916	0	0	10	2,763,653
	0.33%	0.3965%	0.08%	0.1033%	0.42%	0.4856%	0.00%	0.0000%	0.83%	0.9854%

150+	2	649,825	0	0	3	762,770	0	0	5	1,412,595
	0.17%	0.2317%	0.00%	0.0000%	0.25%	0.2720%	0.00%	0.0000%	0.42%	0.5037%

180+	1	241,825	0	0	2	554,500	0	0	3	796,325
	0.08%	0.0862%	0.00%	0.0000%	0.17%	0.1977%	0.00%	0.0000%	0.25%	0.2839%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 3 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	30	6,732,111	0	0	0	0	0	0	30	6,732,111
	4.91%	5.7057%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	4.91%	5.7057%

60 - 89	11	2,439,152	1	190,000	0	0	0	0	12	2,629,152
	1.80%	2.0673%	0.16%	0.1610%	0.00%	0.0000%	0.00%	0.0000%	1.96%	2.2283%

90 - 119	6	1,028,952	0	0	0	0	0	0	6	1,028,952
	0.98%	0.8721%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.98%	0.8721%

120 - 149	5	1,015,638	1	286,510	2	457,664	0	0	8	1,759,812
	0.82%	0.8608%	0.16%	0.2428%	0.33%	0.3879%	0.00%	0.0000%	1.31%	1.4915%

150 - 179	1	322,828	0	0	1	237,500	0	0	2	560,328
	0.16%	0.2736%	0.00%	0.0000%	0.16%	0.2013%	0.00%	0.0000%	0.33%	0.4749%

180 - 269	0	0	1	235,856	6	1,291,757	1	264,000	8	1,791,613
	0.00%	0.0000%	0.16%	0.1999%	0.98%	1.0948%	0.16%	0.2237%	1.31%	1.5184%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	53	11,538,681	3	712,366	9	1,986,921	1	264,000	66	14,501,968
	8.67%	9.7794%	0.49%	0.6038%	1.47%	1.6840%	0.16%	0.2237%	10.80%	12.2908%

30+	53	11,538,681	3	712,366	9	1,986,921	1	264,000	66	14,501,968
	8.67%	9.7794%	0.49%	0.6038%	1.47%	1.6840%	0.16%	0.2237%	10.80%	12.2908%

60+	23	4,806,570	3	712,366	9	1,986,921	1	264,000	36	7,769,857
	3.76%	4.0737%	0.49%	0.6038%	1.47%	1.6840%	0.16%	0.2237%	5.89%	6.5852%

90+	12	2,367,418	2	522,366	9	1,986,921	1	264,000	24	5,140,705
	1.96%	2.0065%	0.33%	0.4427%	1.47%	1.6840%	0.16%	0.2237%	3.93%	4.3569%

120+	6	1,338,466	2	522,366	9	1,986,921	1	264,000	18	4,111,754
	0.98%	1.1344%	0.33%	0.4427%	1.47%	1.6840%	0.16%	0.2237%	2.95%	3.4848%

150+	1	322,828	1	235,856	7	1,529,257	1	264,000	10	2,351,941
	0.16%	0.2736%	0.16%	0.1999%	1.15%	1.2961%	0.16%	0.2237%	1.64%	1.9933%

180+	0	0	1	235,856	6	1,291,757	1	264,000	8	1,791,613
	0.00%	0.0000%	0.16%	0.1999%	0.98%	1.0948%	0.16%	0.2237%	1.31%	1.5184%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 4 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	33	7,947,463	0	0	0	0	0	0	33	7,947,463
	1.38%	1.4942%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.38%	1.4942%

60 - 89	10	2,411,827	0	0	0	0	0	0	10	2,411,827
	0.42%	0.4534%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.42%	0.4534%

90 - 119	5	1,155,693	0	0	0	0	0	0	5	1,155,693
	0.21%	0.2173%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.21%	0.2173%

120 - 149	2	405,846	0	0	0	0	0	0	2	405,846
	0.08%	0.0763%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.08%	0.0763%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	0	0	0	0	3	738,000	0	0	3	738,000
	0.00%	0.0000%	0.00%	0.0000%	0.13%	0.1387%	0.00%	0.0000%	0.13%	0.1387%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	50	11,920,830	0	0	3	738,000	0	0	53	12,658,830
	2.10%	2.2412%	0.00%	0.0000%	0.13%	0.1387%	0.00%	0.0000%	2.22%	2.3799%

30+	50	11,920,830	0	0	3	738,000	0	0	53	12,658,830
	2.10%	2.2412%	0.00%	0.0000%	0.13%	0.1387%	0.00%	0.0000%	2.22%	2.3799%

60+	17	3,973,367	0	0	3	738,000	0	0	20	4,711,367
	0.71%	0.7470%	0.00%	0.0000%	0.13%	0.1387%	0.00%	0.0000%	0.84%	0.8858%

90+	7	1,561,540	0	0	3	738,000	0	0	10	2,299,540
	0.29%	0.2936%	0.00%	0.0000%	0.13%	0.1387%	0.00%	0.0000%	0.42%	0.4323%

120+	2	405,846	0	0	3	738,000	0	0	5	1,143,846
	0.08%	0.0763%	0.00%	0.0000%	0.13%	0.1387%	0.00%	0.0000%	0.21%	0.2150%

150+	0	0	0	0	3	738,000	0	0	3	738,000
	0.00%	0.0000%	0.00%	0.0000%	0.13%	0.1387%	0.00%	0.0000%	0.13%	0.1387%

180+	0	0	0	0	3	738,000	0	0	3	738,000
	0.00%	0.0000%	0.00%	0.0000%	0.13%	0.1387%	0.00%	0.0000%	0.13%	0.1387%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Group 5 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	20	4,445,561	0	0	0	0	0	0	20	4,445,561
	2.94%	3.0264%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.94%	3.0264%

60 - 89	7	1,688,865	0	0	0	0	0	0	7	1,688,865
	1.03%	1.1497%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.03%	1.1497%

90 - 119	3	635,881	1	53,703	0	0	0	0	4	689,584
	0.44%	0.4329%	0.15%	0.0366%	0.00%	0.0000%	0.00%	0.0000%	0.59%	0.4694%

120 - 149	1	168,437	0	0	0	0	0	0	1	168,437
	0.15%	0.1147%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.15%	0.1147%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	1	159,000	0	0	0	0	0	0	1	159,000
	0.15%	0.1082%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.15%	0.1082%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	32	7,097,744	1	53,703	0	0	0	0	33	7,151,447
	4.70%	4.8319%	0.15%	0.0366%	0.00%	0.0000%	0.00%	0.0000%	4.85%	4.8684%

30+	32	7,097,744	1	53,703	0	0	0	0	33	7,151,447
	4.70%	4.8319%	0.15%	0.0366%	0.00%	0.0000%	0.00%	0.0000%	4.85%	4.8684%

60+	12	2,652,183	1	53,703	0	0	0	0	13	2,705,886
	1.76%	1.8055%	0.15%	0.0366%	0.00%	0.0000%	0.00%	0.0000%	1.91%	1.8421%

90+	5	963,318	1	53,703	0	0	0	0	6	1,017,021
	0.73%	0.6558%	0.15%	0.0366%	0.00%	0.0000%	0.00%	0.0000%	0.88%	0.6924%

120+	2	327,437	0	0	0	0	0	0	2	327,437
	0.29%	0.2229%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.29%	0.2229%

150+	1	159,000	0	0	0	0	0	0	1	159,000
	0.15%	0.1082%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.15%	0.1082%

180+	1	159,000	0	0	0	0	0	0	1	159,000
	0.15%	0.1082%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.15%	0.1082%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

All Groups - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	150	35,722,429						152	32,996,969
	2.15%	2.3270%						2.15%	2.1158%

60 - 89	46	10,927,300						45	10,276,809
	0.66%	0.7118%						0.64%	0.6590%

90 - 119	22	4,444,553						21	4,627,092
	0.32%	0.2895%						0.30%	0.2967%

120 - 149	13	2,874,503						3	974,106
	0.19%	0.1873%						0.04%	0.0625%

150 - 179	2	730,828						1	221,000
	0.03%	0.0476%						0.01%	0.0142%

180 - 269	2	400,825						2	401,045
	0.03%	0.0261%						0.03%	0.0257%

270 - 359	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	235	55,100,439						224	49,497,020
	3.37%	3.5894%						3.16%	3.1738%

Total Bankruptcies	7	1,756,943						3	809,849
	0.10%	0.1145%						0.04%	0.0519%

Total Foreclosures	19	4,695,385						16	3,866,139
	0.27%	0.3059%						0.23%	0.2479%

Total REOs	1	264,000						0	0
	0.01%	0.0172%						0.00%	0.0000%

Total BK, FC & REO	27	6,716,327						19	4,675,988
	0.39%	0.4375%						0.27%	0.2998%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	262	61,816,766						243	54,173,008
	3.75%	4.0269%						3.43%	3.4736%

60+	110	25,393,214						90	20,888,727
	1.58%	1.6542%						1.27%	1.3394%

90+	63	14,275,913						45	10,611,918
	0.90%	0.9300%						0.64%	0.6804%

120+	40	9,777,657						23	5,698,218
	0.57%	0.6369%						0.32%	0.3654%

150+	21	5,270,084						18	4,278,162
	0.30%	0.3433%						0.25%	0.2743%

180+	16	3,850,286						11	2,616,368
	0.23%	0.2508%						0.16%	0.1678%

270+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Group 1 - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	35	8,504,209						38	8,038,186
	1.66%	1.8573%						1.78%	1.7298%

60 - 89	8	1,629,634						9	1,992,609
	0.38%	0.3559%						0.42%	0.4288%

90 - 119	3	547,846						4	886,784
	0.14%	0.1197%						0.19%	0.1908%

120 - 149	3	822,420						1	243,200
	0.14%	0.1796%						0.05%	0.0523%

150 - 179	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

180 - 269	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

270 - 359	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	49	11,504,108						52	11,160,779
	2.33%	2.5125%						2.43%	2.4018%

Total Bankruptcies	2	701,124						1	287,312
	0.09%	0.1531%						0.05%	0.0618%

Total Foreclosures	2	608,547						1	365,502
	0.09%	0.1329%						0.05%	0.0787%

Total REOs	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total BK, FC & REO	4	1,309,671						2	652,814
	0.19%	0.2860%						0.09%	0.1405%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	53	12,813,779						54	11,813,594
	2.52%	2.7986%						2.53%	2.5423%

60+	16	3,608,447						15	3,488,095
	0.76%	0.7881%						0.70%	0.7506%

90+	8	1,978,813						6	1,495,486
	0.38%	0.4322%						0.28%	0.3218%

120+	5	1,430,967						2	608,702
	0.24%	0.3125%						0.09%	0.1310%

150+	2	608,547						1	365,502
	0.09%	0.1329%						0.05%	0.0787%

180+	1	365,347						0	0
	0.05%	0.0798%						0.00%	0.0000%

270+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Group 2 - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	32	8,093,085						29	6,398,852
	2.67%	2.8858%						2.39%	2.2510%

60 - 89	10	2,757,823						10	2,434,877
	0.83%	0.9834%						0.82%	0.8565%

90 - 119	5	1,076,181						6	1,617,977
	0.42%	0.3837%						0.49%	0.5692%

120 - 149	2	462,162						1	408,000
	0.17%	0.1648%						0.08%	0.1435%

150 - 179	1	408,000						0	0
	0.08%	0.1455%						0.00%	0.0000%

180 - 269	1	241,825						1	242,045
	0.08%	0.0862%						0.08%	0.0851%

270 - 359	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	51	13,039,076						47	11,101,751
	4.26%	4.6494%						3.87%	3.9053%

Total Bankruptcies	1	289,750						0	0
	0.08%	0.1033%						0.00%	0.0000%

Total Foreclosures	5	1,361,916						3	762,950
	0.42%	0.4856%						0.25%	0.2684%

Total REOs	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total BK, FC & REO	6	1,651,666						3	762,950
	0.50%	0.5889%						0.25%	0.2684%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	57	14,690,742						50	11,864,701
	4.76%	5.2383%						4.12%	4.1737%

60+	25	6,597,657						21	5,465,849
	2.09%	2.3525%						1.73%	1.9228%

90+	15	3,839,834						11	3,030,972
	1.25%	1.3692%						0.91%	1.0662%

120+	10	2,763,653						5	1,412,995
	0.83%	0.9854%						0.41%	0.4971%

150+	5	1,412,595						3	796,545
	0.42%	0.5037%						0.25%	0.2802%

180+	3	796,325						3	796,545
	0.25%	0.2839%						0.25%	0.2802%

270+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Group 3 - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	30	6,732,111						29	5,728,814
	4.91%	5.7057%						4.63%	4.7037%

60 - 89	11	2,439,152						12	2,674,964
	1.80%	2.0673%						1.92%	2.1963%

90 - 119	6	1,028,952						8	1,547,729
	0.98%	0.8721%						1.28%	1.2708%

120 - 149	5	1,015,638						1	322,906
	0.82%	0.8608%						0.16%	0.2651%

150 - 179	1	322,828						0	0
	0.16%	0.2736%						0.00%	0.0000%

180 - 269	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

270 - 359	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	53	11,538,681						50	10,274,412
	8.67%	9.7794%						7.99%	8.4360%

Total Bankruptcies	3	712,366						2	522,537
	0.49%	0.6038%						0.32%	0.4290%

Total Foreclosures	9	1,986,921						8	1,793,558
	1.47%	1.6840%						1.28%	1.4726%

Total REOs	1	264,000						0	0
	0.16%	0.2237%						0.00%	0.0000%

Total BK, FC & REO	13	2,963,287						10	2,316,095
	2.13%	2.5115%						1.60%	1.9017%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	66	14,501,968						60	12,590,507
	10.80%	12.2908%						9.58%	10.3376%

60+	36	7,769,857						31	6,861,693
	5.89%	6.5852%						4.95%	5.6339%

90+	24	5,140,705						19	4,186,729
	3.93%	4.3569%						3.04%	3.4376%

120+	18	4,111,754						10	2,352,393
	2.95%	3.4848%						1.60%	1.9315%

150+	10	2,351,941						8	1,791,987
	1.64%	1.9933%						1.28%	1.4713%

180+	8	1,791,613						6	1,482,153
	1.31%	1.5184%						0.96%	1.2169%

270+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Group 4 - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	33	7,947,463						38	8,758,429
	1.38%	1.4942%						1.57%	1.6214%

60 - 89	10	2,411,827						10	2,484,416
	0.42%	0.4534%						0.41%	0.4599%

90 - 119	5	1,155,693						2	406,017
	0.21%	0.2173%						0.08%	0.0752%

120 - 149	2	405,846						0	0
	0.08%	0.0763%						0.00%	0.0000%

150 - 179	0	0						1	221,000
	0.00%	0.0000%						0.04%	0.0409%

180 - 269	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

270 - 359	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	50	11,920,830						51	11,869,863
	2.10%	2.2412%						2.11%	2.1975%

Total Bankruptcies	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Foreclosures	3	738,000						4	944,128
	0.13%	0.1387%						0.17%	0.1748%

Total REOs	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total BK, FC & REO	3	738,000						4	944,128
	0.13%	0.1387%						0.17%	0.1748%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	53	12,658,830						55	12,813,991
	2.22%	2.3799%						2.28%	2.3722%

60+	20	4,711,367						17	4,055,562
	0.84%	0.8858%						0.70%	0.7508%

90+	10	2,299,540						7	1,571,145
	0.42%	0.4323%						0.29%	0.2909%

120+	5	1,143,846						5	1,165,128
	0.21%	0.2150%						0.21%	0.2157%

150+	3	738,000						5	1,165,128
	0.13%	0.1387%						0.21%	0.2157%

180+	3	738,000						1	178,670
	0.13%	0.1387%						0.04%	0.0331%

270+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Group 5 - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	20	4,445,561						18	4,072,688
	2.94%	3.0264%						2.62%	2.7395%

60 - 89	7	1,688,865						4	689,943
	1.03%	1.1497%						0.58%	0.4641%

90 - 119	3	635,881						1	168,585
	0.44%	0.4329%						0.15%	0.1134%

120 - 149	1	168,437						0	0
	0.15%	0.1147%						0.00%	0.0000%

150 - 179	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

180 - 269	1	159,000						1	159,000
	0.15%	0.1082%						0.15%	0.1070%

270 - 359	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	32	7,097,744						24	5,090,216
	4.70%	4.8319%						3.49%	3.4240%

Total Bankruptcies	1	53,703						0	0
	0.15%	0.0366%						0.00%	0.0000%

Total Foreclosures	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total REOs	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total BK, FC & REO	1	53,703						0	0
	0.15%	0.0366%						0.00%	0.0000%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	33	7,151,447						24	5,090,216
	4.85%	4.8684%						3.49%	3.4240%

60+	13	2,705,886						6	1,017,528
	1.91%	1.8421%						0.87%	0.6844%

90+	6	1,017,021						2	327,585
	0.88%	0.6924%						0.29%	0.2204%

120+	2	327,437						1	159,000
	0.29%	0.2229%						0.15%	0.1070%

150+	1	159,000						1	159,000
	0.15%	0.1082%						0.15%	0.1070%

180+	1	159,000						1	159,000
	0.15%	0.1082%						0.15%	0.1070%

270+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

				Group I	Group II	Group III	Group IV	Group V	Total
	Current			4,309,570.12	6,597,656.96	7,769,857.06	4,711,366.63	2,705,886.27	26,094,337.04
	One-Month Prior			3,775,407.81	5,465,848.84	6,861,692.93	4,055,561.70	1,017,528.25	21,176,039.53
	Two-Month Prior			2,340,586.02	4,368,405.85	5,129,402.71	3,301,109.64	1,095,557.76	16,235,061.98
	Three-Month Prior			1,813,773.40	2,577,090.88	4,020,545.78	1,338,793.72	751,099.11	10,501,302.89
	Four-Month Prior			2,072,928.11	2,175,641.71	2,602,844.05	2,497,423.23	751,605.06	10,100,442.16
	Five-Month Prior			789,841.67	1,414,188.19	1,829,391.53	674,128.43	408,381.63	5,115,931.45

	60+ Delinquency Average			2,352,278.52	3,721,502.04	4,702,289.01	2,763,063.89	1,121,676.35	14,660,809.81

	Passing Delinquency Trigger Test			NO

Realized Loss Detail

				Group I	Group II	Group III	Group IV	Group V	Total
	Current Period Realized Losses			-	-	-	-	-	-
	Cumulative Realized Losses			22.50	-	-	190.90	-	213.40
	Total Liquidated Loan Balance			-	-	-	-	-	-
	Total Liquidated Proceeds			-	-	-	-	-	-
	Subsequent Recoveries			(22.50)	-	-	(190.90)	-	(213.40)

	Loss Test Pass ?			YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Group II

				N/A

Group III

				N/A

Group IV

				N/A

Group V

				N/A

Servicer Remittance Summary

	Interest

				Group I	Group II	Group III	Group IV	Group V	Total
	Scheduled Interest Collected			2,532,991.79	1,587,912.13	764,464.99	2,928,861.08	833,177.18	8,647,407.17
	Plus: Compensating Interest			1,463.66	1,749.26	3,546.44	5,137.25	495.63	12,392.24
	Less: Master Servicer Fee			96,808.00	59,223.20	25,373.50	112,534.14	30,971.61	324,910.46
	Less: Mortgage Loan Premiums			2,845.17	1,258.37	2,215.10	379.08	1,040.02	7,737.74
	Less: Excess Master Servicing Fee			-	-	-	-	-	-
	Total Interest Available			2,434,802.27	1,529,179.83	740,422.83	2,821,085.11	801,661.18	8,327,151.22

	Principal

				Group I	Group II	Group III	Group IV	Group V	Total
	Scheduled Principal			234,023.88	109,608.76	51,054.27	272,550.79	92,970.59	760,208.29
	Paid in Full Principal			6,315,735.01	3,667,018.59	3,737,352.99	7,906,068.71	1,663,336.84	23,289,512.14
	Curtailment Principal			257,897.04	47,006.40	14,315.44	82,286.72	13,487.79	414,993.39
	Liquidation Principal			-	-	-	-	-	-
	Repurchased Principal			-	-	-	-	-	-
	Substitution Adjustment Principal			-	-	-	-	-	-
	Unanticipated Principal Recoveries			(22.50)	-	-	(190.90)	-	(213.40)
	Total Principal Available			6,807,633.43	3,823,633.75	3,802,722.70	8,260,715.32	1,769,795.22	24,464,500.42

	Other Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Prepayment Penalties			-	-	-	-	-	-
	Other Required Amounts			-	-	-	-	-	-
	Total Other Remittance Amounts			-	-	-	-	-	-

	Total Servicer Remittance			9,242,435.70	5,352,813.58	4,543,145.53	11,081,800.43	2,571,456.40	32,791,651.64

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								32,791,765.58
	Corridor Contract Proceeds Needed								-
	Capitalized Interest								-
	Supplemental Loan Deposit								-
	Corridor Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Amounts Available								32,791,765.58

	Distribution Payments

	Trustee Fee								11,696.78
	Class Payments								32,780,068.80
	Total Payments								32,791,765.58

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposits								32,791,765.58
	Withdrawals								32,791,765.58
	Ending Balance								-

	Corridor Contract Reserve Fund

	Beginnning Balance								993.60
	Deposit								-
	Withdrawal								-
	Ending Balance								993.60

Yield Supplemental Amount Details

	One-Month Libor Rate								3.37625%

	Yield Supplemental Amounts

Class				Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
1A1				-	-	-	-
1A2				-	-	-	-
1A5				-	-	-	-
2A1				-	-	-	-
4A3				-	-	-	-
Total				--	--	--	--

	Corridor Contract Amounts Available

Contract				Beginning Amount	Current Period Amount	Ending Amount
1A2				-	-	-
1A5				-	-	-
4A3				-	-	-
Total				--	--	--

Senior Principal Distribution Amounts

	PO Principal Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning PO Balance			534,454.13	121,207.44	17,178.48	496,909.92	52,894.82	1,222,644.78
	PO Scheduled Principal			283.42	48.47	14.56	252.95	35.20	634.61
	PO Prepayments & Recoveries			11,808.90	1,969.77	0.79	11,657.12	2.29	25,438.87
	PO Liquidation Principal			-	-	-	-	-	-
	PO Principal Loss			-	-	-	-	-	-
	Ending PO Balance			522,361.80	119,189.20	17,163.13	484,999.84	52,857.33	1,196,571.30

	NON-PO Principal Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning Non-PO Balance			464,143,969.52	284,150,139.35	121,775,634.85	539,666,969.53	148,610,850.95	1,558,347,564.21
	Non-PO Scheduled Principal			233,740.46	109,560.29	51,039.71	272,297.84	92,935.39	759,573.68
	Non-PO Prepayments & Recoveries			6,561,823.15	3,712,055.22	3,751,667.64	7,976,698.31	1,676,822.34	23,679,066.66
	Non-PO Liquidation Principal			-	-	-	-	-	-
	Non-PO Principal Loss			-	-	-	-	-	-
	Ending Non-PO Balance			457,348,405.92	280,328,523.84	117,972,927.50	531,417,973.39	146,841,093.22	1,533,908,923.87

Principal Distribution Amounts

	Senior and Subordinate Percentages

				Group I	Group II	Group III	Group IV	Group V
	Senior Percentage Original			96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
	Senior Prepayment Percentage Original			100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
	Senior Percentage			96.26601%	96.28717%	95.99004%	96.29015%	96.23268%
	Senior Prepayment Percentage			100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
	Subordinate Percentages			3.73399%	3.71283%	4.00996%	3.70985%	3.76732%
	Subordinate Prepayment Percentage			0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Senior Principal Distribution Amount			6,786,813.27	3,817,547.72	3,800,660.68	8,238,703.40	1,766,256.56	24,409,981.62
	Subordinate Principal Distribution Amount								28,445.32
	PO Principal Distribution Amount			12,092.32	2,018.24	15.35	11,910.08	37.49	26,073.48
	Total Principal Distribution Amount			6,807,633.43	3,823,633.75	3,802,722.70	8,260,715.32	1,769,795.22	24,464,500.42

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			1,568,411,899.78	1,476,750,419.37
Class A Percentage			96.399879%	96.198628%

Class M1			22,779,500.00	22,694,658.79
Class M1 Percentage			1.400105%	1.478378%

Class M2			9,762,000.00	9,725,641.89
Class M2 Percentage			0.600005%	0.633549%

Class B1			9,762,000.00	9,725,641.89
Class B1 Percentage			0.600005%	0.633549%

Class B2			4,881,000.00	4,862,820.95
Class B2 Percentage			0.300003%	0.316774%

Class B3			4,881,000.00	4,862,820.95
Class B3 Percentage			0.300003%	0.316774%

Class B4			4,067,000.00	4,051,852.65
Class B4 Percentage			0.249972%	0.263946%

Class B5			2,440,943.50	2,431,638.69
Class B5 Percentage			0.150029%	0.158402%

Prepayment Penalties

				Group I	Group II	Group III	Group IV	Group V	Total
	Prepayment Charges			-	-	-	-	-	-

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

158050566				139,120.89	1/29/2008	-	IL	6.625	8	Paid in Full
159691646				177,000.00	2/5/2008	-	NJ	6.375	8	Paid in Full
159890719				87,450.78	1/24/2008	-	DE	6.500	8	Paid in Full
160901925				229,999.08	2/13/2008	-	OR	6.750	8	Paid in Full
160930529				215,765.23	1/24/2008	-	GA	6.500	9	Paid in Full

161571195				399,465.75	1/30/2008	-	CA	6.375	8	Paid in Full
161600065				333,307.46	2/7/2008	-	WA	6.375	8	Paid in Full
161705542				188,687.35	2/6/2008	-	CA	6.125	8	Paid in Full
161715207				403,073.86	2/11/2008	-	CA	6.875	8	Paid in Full
161869218				300,000.00	2/12/2008	-	MT	7.000	8	Paid in Full

162352847				85,434.13	2/4/2008	-	ID	6.625	8	Paid in Full
164912778				64,364.42	1/16/2008	-	NY	6.375	11	Paid in Full
165696448				382,500.00	2/5/2008	-	CA	6.750	8	Paid in Full
166515897				143,311.91	1/25/2008	-	MD	6.625	9	Paid in Full
166692074				324,378.76	1/31/2008	-	WA	6.125	8	Paid in Full

166922898				228,315.00	2/13/2008	-	NJ	6.375	8	Paid in Full
167057744				234,444.60	1/23/2008	-	HI	6.375	8	Paid in Full
167378687				104,324.67	2/15/2008	-	CA	6.500	8	Paid in Full
167452663				292,773.06	2/11/2008	-	WY	6.375	9	Paid in Full
167709376				156,677.16	1/31/2008	-	NJ	6.375	8	Paid in Full

167733573				195,198.76	1/31/2008	-	CA	6.750	8	Paid in Full
168414830				313,069.18	2/15/2008	-	CA	6.750	8	Paid in Full
168622181				148,658.94	1/31/2008	-	CA	6.625	8	Paid in Full
168811782				120,202.91	2/7/2008	-	FL	6.375	8	Paid in Full
169058682				171,098.88	1/29/2008	-	CA	6.750	8	Paid in Full

169432392				212,326.12	1/30/2008	-	WA	6.500	8	Paid in Full
169539567				140,000.00	2/15/2008	-	WA	6.500	8	Paid in Full
170030882				154,001.84	1/24/2008	-	WI	6.500	8	Paid in Full
170116588				150,000.00	2/1/2008	-	OR	7.000	8	Paid in Full
170202434				225,000.00	2/8/2008	-	MO	6.500	8	Paid in Full

Group II

160151351				158,970.90	1/16/2008	-	FL	6.500	8	Paid in Full
160282880				355,584.35	1/30/2008	-	TX	6.750	9	Paid in Full
160336710				148,894.33	1/30/2008	-	LA	6.500	9	Paid in Full
160461566				208,053.50	2/13/2008	-	CA	6.500	11	Paid in Full
160659223				323,055.55	1/29/2008	-	GA	6.875	8	Paid in Full

160769829				177,000.00	2/13/2008	-	CA	6.500	9	Paid in Full
160953412				188,419.80	2/4/2008	-	AZ	6.750	8	Paid in Full
161067826				158,669.64	1/30/2008	-	NC	6.500	10	Paid in Full
161105703				282,899.29	1/30/2008	-	NC	6.500	9	Paid in Full
161429751				411,676.72	1/18/2008	-	CA	6.875	9	Paid in Full

161720792				252,600.00	2/1/2008	-	TN	7.500	9	Paid in Full
162016989				150,000.00	2/13/2008	-	MA	6.750	8	Paid in Full
166176104				224,799.78	2/7/2008	-	CO	6.500	9	Paid in Full
167927027				312,000.00	2/13/2008	-	WA	6.750	9	Paid in Full
168930356				316,928.45	2/15/2008	-	CA	6.875	8	Paid in Full

Group III

131325805				144,167.16	1/29/2008	-	IL	7.375	137	Paid in Full
159679940				122,999.56	1/30/2008	-	FL	7.250	9	Paid in Full
160275415				338,200.23	1/30/2008	-	WA	7.500	8	Paid in Full
161194778				173,019.74	1/30/2008	-	FL	7.875	9	Paid in Full
161207179				282,381.64	1/29/2008	-	HI	7.125	8	Paid in Full

161316305				410,895.03	2/7/2008	-	TX	7.125	8	Paid in Full
161350997				345,540.63	1/28/2008	-	FL	7.500	8	Paid in Full
161435272				228,794.21	1/16/2008	-	SC	7.250	8	Paid in Full
161631276				280,959.47	1/17/2008	-	OR	8.000	8	Paid in Full
161851240				251,164.67	1/25/2008	-	SC	7.125	9	Paid in Full

167022372				161,507.91	2/14/2008	-	UT	9.000	10	Paid in Full
168603648				2.37	2/5/2008	-	MO	7.250	8	Paid in Full
168650396				399,900.00	1/24/2008	-	UT	8.000	8	Paid in Full
168883300				284,600.00	2/8/2008	-	OR	7.750	8	Paid in Full
169632075				317,968.46	1/24/2008	-	WA	8.750	8	Paid in Full

Group IV

135420839				183,274.45	2/12/2008	-	WA	6.125	9	Paid in Full
140033776				262,530.94	1/31/2008	-	TX	6.750	9	Paid in Full
140952860				285,529.22	2/7/2008	-	NC	6.500	8	Paid in Full
142930768				292,314.42	1/22/2008	-	AL	6.500	9	Paid in Full
155380364				51,455.94	2/11/2008	-	TX	6.375	12	Paid in Full

159430821				127,000.00	1/22/2008	-	WA	6.375	9	Paid in Full
159473306				331,833.87	2/13/2008	-	VA	6.125	9	Paid in Full
160058187				247,328.75	1/25/2008	-	NJ	6.375	9	Paid in Full
160134413				220,440.43	1/23/2008	-	CA	6.750	9	Paid in Full
160269742				406,085.00	1/23/2008	-	UT	6.750	9	Paid in Full

160521782				251,000.00	1/23/2008	-	CA	6.625	8	Paid in Full
160659127				219,951.92	1/25/2008	-	AZ	6.375	9	Paid in Full
160835829				417,000.00	1/30/2008	-	CA	6.375	8	Paid in Full
160853727				97,520.63	1/18/2008	-	FL	6.375	9	Paid in Full
160881107				180,000.00	2/13/2008	-	AZ	6.750	9	Paid in Full

160912262				164,010.32	2/6/2008	-	OR	6.500	8	Paid in Full
161131170				94,989.00	2/5/2008	-	CO	6.500	9	Paid in Full
161186161				261,907.59	2/1/2008	-	CO	6.375	9	Paid in Full
161213260				180,865.47	1/29/2008	-	OR	7.000	8	Paid in Full
161273620				198,488.39	1/30/2008	-	CA	6.375	9	Paid in Full

161372128				377,975.02	1/31/2008	-	NY	6.875	8	Paid in Full
161450162				328,500.00	1/17/2008	-	IL	6.750	9	Paid in Full
162140988				308,006.13	2/8/2008	-	CA	6.500	8	Paid in Full
166605237				360,000.00	1/18/2008	-	AZ	6.500	9	Paid in Full
167723830				174,631.99	1/31/2008	-	OR	6.625	8	Paid in Full

167750419				186,790.79	2/15/2008	-	OH	6.500	8	Paid in Full
167795706				367,033.39	2/1/2008	-	IL	6.500	8	Paid in Full
169506159				322,858.69	2/15/2008	-	CA	6.375	8	Paid in Full
169569845				326,418.83	1/23/2008	-	MI	6.750	8	Paid in Full
170060024				246,661.46	2/1/2008	-	PA	7.000	8	Paid in Full

170273595				139,443.31	1/29/2008	-	AL	6.875	8	Paid in Full
170362756				298,502.85	2/6/2008	-	FL	7.000	8	Paid in Full

Group V

160207814				400,000.00	2/11/2008	-	AZ	6.625	9	Paid in Full
160403079				417,000.00	1/31/2008	-	WA	7.000	8	Paid in Full
160504867				184,999.75	1/17/2008	-	OR	6.625	10	Paid in Full
161462203				168,834.26	2/6/2008	-	SC	6.875	9	Paid in Full
166142610				294,129.67	2/15/2008	-	NJ	6.875	8	Paid in Full

168481515				99,471.47	2/1/2008	-	NY	6.625	8	Paid in Full
170618708				99,488.64	1/30/2008	-	TN	6.875	8	Paid in Full

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	3	0.142	35,620.06	0.008
25,000.00	-	50,000.00	17	0.807	702,885.91	0.154
50,000.00	-	75,000.00	67	3.181	4,294,897.45	0.938
75,000.00	-	100,000.00	113	5.366	10,166,465.08	2.220
100,000.00	-	125,000.00	181	8.594	20,670,357.21	4.514
125,000.00	-	150,000.00	207	9.829	28,602,453.93	6.247
150,000.00	-	175,000.00	262	12.441	42,692,081.58	9.324
175,000.00	-	200,000.00	227	10.779	42,941,424.98	9.379
200,000.00	-	225,000.00	184	8.737	39,199,415.67	8.561
225,000.00	-	250,000.00	141	6.695	33,654,081.75	7.350
250,000.00	-	275,000.00	147	6.980	38,671,992.55	8.446
275,000.00	-	300,000.00	141	6.695	40,746,343.52	8.899
300,000.00	-	325,000.00	83	3.941	25,988,922.19	5.676
325,000.00	-	350,000.00	71	3.371	24,026,922.45	5.248
350,000.00	-	375,000.00	73	3.466	26,605,363.78	5.811
375,000.00	-	400,000.00	84	3.989	32,762,451.59	7.155
400,000.00	-	425,000.00	74	3.514	30,564,971.37	6.675
425,000.00	-	450,000.00	4	0.190	1,767,449.62	0.386
450,000.00	-	475,000.00	8	0.380	3,710,842.48	0.810
475,000.00	-	500,000.00	9	0.427	4,395,626.25	0.960
500,000.00	-	525,000.00	3	0.142	1,542,944.02	0.337
525,000.00	-	550,000.00	3	0.142	1,607,841.50	0.351
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	2	0.095	1,226,197.90	0.268
625,000.00	-	650,000.00	2	0.095	1,293,214.88	0.282
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2106	100.000	457,870,767.72	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.083	11,648.39	0.004
25,000.00	-	50,000.00	3	0.250	131,767.45	0.047
50,000.00	-	75,000.00	14	1.169	931,860.28	0.332
75,000.00	-	100,000.00	53	4.424	4,908,388.06	1.750
100,000.00	-	125,000.00	81	6.761	9,308,916.01	3.319
125,000.00	-	150,000.00	99	8.264	13,693,705.21	4.883
150,000.00	-	175,000.00	144	12.020	23,351,478.09	8.326
175,000.00	-	200,000.00	131	10.935	24,724,965.59	8.816
200,000.00	-	225,000.00	92	7.679	19,505,185.72	6.955
225,000.00	-	250,000.00	111	9.265	26,392,340.30	9.411
250,000.00	-	275,000.00	82	6.845	21,519,361.49	7.673
275,000.00	-	300,000.00	83	6.928	24,068,059.46	8.582
300,000.00	-	325,000.00	67	5.593	20,951,763.69	7.471
325,000.00	-	350,000.00	63	5.259	21,265,331.58	7.583
350,000.00	-	375,000.00	54	4.508	19,660,396.48	7.010
375,000.00	-	400,000.00	54	4.508	21,040,616.08	7.503
400,000.00	-	425,000.00	53	4.424	21,919,884.23	7.816
425,000.00	-	450,000.00	3	0.250	1,328,724.51	0.474
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.167	979,680.69	0.349
500,000.00	-	525,000.00	1	0.083	520,000.00	0.185
525,000.00	-	550,000.00	1	0.083	533,800.00	0.190
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	3	0.250	1,794,572.82	0.640
600,000.00	-	625,000.00	1	0.083	616,637.51	0.220
625,000.00	-	650,000.00	2	0.167	1,288,629.40	0.459
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1198	100.000	280,447,713.04	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	13	2.128	466,570.29	0.395
50,000.00	-	75,000.00	46	7.529	2,839,781.70	2.407
75,000.00	-	100,000.00	44	7.201	3,957,976.53	3.354
100,000.00	-	125,000.00	62	10.147	6,884,170.38	5.835
125,000.00	-	150,000.00	69	11.293	9,518,880.95	8.068
150,000.00	-	175,000.00	49	8.020	7,959,038.73	6.746
175,000.00	-	200,000.00	74	12.111	13,942,364.94	11.817
200,000.00	-	225,000.00	49	8.020	10,382,068.48	8.799
225,000.00	-	250,000.00	43	7.038	10,171,642.48	8.621
250,000.00	-	275,000.00	41	6.710	10,745,221.60	9.107
275,000.00	-	300,000.00	35	5.728	10,063,718.25	8.529
300,000.00	-	325,000.00	26	4.255	8,123,313.44	6.885
325,000.00	-	350,000.00	21	3.437	7,147,806.13	6.058
350,000.00	-	375,000.00	14	2.291	5,149,009.49	4.364
375,000.00	-	400,000.00	12	1.964	4,735,580.30	4.014
400,000.00	-	425,000.00	4	0.655	1,647,841.35	1.397
425,000.00	-	450,000.00	3	0.491	1,320,420.64	1.119
450,000.00	-	475,000.00	2	0.327	924,338.50	0.783
475,000.00	-	500,000.00	2	0.327	973,950.35	0.825
500,000.00	-	525,000.00	2	0.327	1,036,396.10	0.878
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	611	100.000	117,990,090.63	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.084	44,636.94	0.008
25,000.00	-	50,000.00	7	0.294	334,390.35	0.063
50,000.00	-	75,000.00	56	2.350	3,681,604.45	0.692
75,000.00	-	100,000.00	127	5.329	11,424,347.16	2.148
100,000.00	-	125,000.00	186	7.805	21,210,962.73	3.988
125,000.00	-	150,000.00	236	9.903	32,540,216.62	6.118
150,000.00	-	175,000.00	228	9.568	37,185,913.17	6.991
175,000.00	-	200,000.00	286	12.002	53,855,967.66	10.125
200,000.00	-	225,000.00	207	8.687	44,161,521.77	8.303
225,000.00	-	250,000.00	205	8.603	48,721,460.60	9.160
250,000.00	-	275,000.00	158	6.630	41,462,221.98	7.795
275,000.00	-	300,000.00	164	6.882	47,375,598.47	8.907
300,000.00	-	325,000.00	131	5.497	40,933,989.23	7.696
325,000.00	-	350,000.00	107	4.490	36,191,904.96	6.804
350,000.00	-	375,000.00	77	3.231	27,945,961.14	5.254
375,000.00	-	400,000.00	84	3.525	32,785,057.42	6.164
400,000.00	-	425,000.00	103	4.322	42,557,685.28	8.001
425,000.00	-	450,000.00	3	0.126	1,308,315.57	0.246
450,000.00	-	475,000.00	4	0.168	1,854,188.45	0.349
475,000.00	-	500,000.00	5	0.210	2,449,359.26	0.460
500,000.00	-	525,000.00	4	0.168	2,062,585.30	0.388
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.042	571,475.51	0.107
575,000.00	-	600,000.00	1	0.042	579,609.21	0.109
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	1	0.042	664,000.00	0.125
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2383	100.000	531,902,973.23	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	0.587	166,897.80	0.114
50,000.00	-	75,000.00	6	0.881	363,105.95	0.247
75,000.00	-	100,000.00	35	5.140	3,129,211.03	2.130
100,000.00	-	125,000.00	64	9.398	7,413,857.42	5.047
125,000.00	-	150,000.00	83	12.188	11,373,356.87	7.743
150,000.00	-	175,000.00	78	11.454	12,655,475.16	8.615
175,000.00	-	200,000.00	80	11.747	15,162,862.86	10.322
200,000.00	-	225,000.00	64	9.398	13,492,852.83	9.185
225,000.00	-	250,000.00	58	8.517	13,876,322.36	9.446
250,000.00	-	275,000.00	29	4.258	7,665,578.90	5.218
275,000.00	-	300,000.00	35	5.140	10,180,419.99	6.930
300,000.00	-	325,000.00	45	6.608	14,072,582.32	9.580
325,000.00	-	350,000.00	38	5.580	12,836,488.39	8.739
350,000.00	-	375,000.00	25	3.671	9,035,107.33	6.151
375,000.00	-	400,000.00	16	2.349	6,301,238.96	4.290
400,000.00	-	425,000.00	16	2.349	6,582,308.78	4.481
425,000.00	-	450,000.00	1	0.147	428,222.24	0.292
450,000.00	-	475,000.00	3	0.441	1,388,505.76	0.945
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	1	0.147	769,555.60	0.524
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	681	100.000	146,893,950.55	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	1	0.047	108,322.06	0.024
5.8	-	6.0	16	0.760	3,660,758.53	0.800
6.0	-	6.3	113	5.366	25,350,110.48	5.537
6.3	-	6.5	1139	54.084	251,700,356.80	54.972
6.5	-	6.8	591	28.063	129,084,520.05	28.192
6.8	-	7.0	193	9.164	38,235,892.38	8.351
7.0	-	7.3	49	2.327	8,892,700.54	1.942
7.3	-	7.5	2	0.095	475,288.52	0.104
7.5	-	7.8	1	0.047	242,500.00	0.053
7.8	-	8.0	1	0.047	120,318.36	0.026
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2106	100.000	457,870,767.72	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	322	26.878	78,587,955.39	28.022
6.5	-	6.8	458	38.230	110,718,636.30	39.479
6.8	-	7.0	406	33.890	88,754,359.89	31.647
7.0	-	7.3	3	0.250	797,211.87	0.284
7.3	-	7.5	7	0.584	1,242,313.56	0.443
7.5	-	7.8	2	0.167	347,236.03	0.124
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	1198	100.000	280,447,713.04	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	0	0.000	-	0.000
6.5	-	6.8	0	0.000	-	0.000
6.8	-	7.0	28	4.583	4,858,798.98	4.118
7.0	-	7.3	215	35.188	44,985,354.51	38.126
7.3	-	7.5	163	26.678	29,643,057.61	25.123
7.5	-	7.8	65	10.638	12,978,443.91	11.000
7.8	-	8.0	62	10.147	10,890,427.43	9.230
>		8.0	78	12.766	14,634,008.19	12.403
		Wgt Ave / Total:	611	100.000	117,990,090.63	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	13	0.546	3,151,164.16	0.592
6.0	-	6.3	264	11.078	61,370,728.67	11.538
6.3	-	6.5	1276	53.546	282,636,399.13	53.137
6.5	-	6.8	607	25.472	136,863,478.30	25.731
6.8	-	7.0	174	7.302	37,603,372.27	7.070
7.0	-	7.3	49	2.056	10,277,830.70	1.932
7.3	-	7.5	0	0.000	-	0.000
7.5	-	7.8	0	0.000	-	0.000
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	2383	100.000	531,902,973.23	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	0	0.000	-	0.000
5.8	-	6.0	0	0.000	-	0.000
6.0	-	6.3	0	0.000	-	0.000
6.3	-	6.5	155	22.761	32,663,451.34	22.236
6.5	-	6.8	233	34.214	50,378,935.91	34.296
6.8	-	7.0	280	41.116	60,505,448.21	41.190
7.0	-	7.3	7	1.028	1,453,810.83	0.990
7.3	-	7.5	4	0.587	1,079,304.26	0.735
7.5	-	7.8	2	0.294	813,000.00	0.553
7.8	-	8.0	0	0.000	-	0.000
>		8.0	0	0.000	-	0.000
		Wgt Ave / Total:	681	100.000	146,893,950.55	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	462	21.937	120,767,615.97	26.376
		FL	252	11.966	49,932,154.60	10.905
		AZ	116	5.508	23,043,303.75	5.033
		VA	57	2.707	13,593,182.10	2.969
		WA	84	3.989	19,323,995.82	4.220
		CO	73	3.466	14,624,576.21	3.194
		Others	1062	50.427	216,585,939.27	47.303
		Wgt Ave / Total:	2106	100.000	457,870,767.72	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	345	28.798	96,027,238.28	34.241
		FL	119	9.933	25,834,291.54	9.212
		AZ	46	3.840	9,231,005.20	3.292
		VA	29	2.421	7,372,158.66	2.629
		WA	48	4.007	12,315,762.34	4.391
		CO	42	3.506	8,045,414.09	2.869
		Others	569	47.496	121,621,842.93	43.367
		Wgt Ave / Total:	1198	100.000	280,447,713.04	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	61	9.984	16,822,193.71	14.257
		FL	123	20.131	24,331,040.93	20.621
		AZ	40	6.547	7,824,716.38	6.632
		VA	9	1.473	1,876,032.04	1.590
		WA	22	3.601	5,273,988.63	4.470
		CO	15	2.455	2,759,471.14	2.339
		Others	341	55.810	59,102,647.80	50.091
		Wgt Ave / Total:	611	100.000	117,990,090.63	100.000

			Group IV

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	499	20.940	137,711,811.01	25.890
		FL	198	8.309	42,215,368.57	7.937
		AZ	129	5.413	27,908,700.52	5.247
		VA	76	3.189	17,543,411.32	3.298
		WA	104	4.364	24,821,378.97	4.667
		CO	92	3.861	19,295,448.79	3.628
		Others	1285	53.924	262,406,854.05	49.334
		Wgt Ave / Total:	2383	100.000	531,902,973.23	100.000

			Group V

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	149	21.880	36,667,944.59	24.962
		FL	96	14.097	19,208,322.56	13.076
		AZ	26	3.818	5,414,324.49	3.686
		VA	21	3.084	5,033,659.81	3.427
		WA	10	1.468	2,209,880.48	1.504
		CO	30	4.405	6,151,702.43	4.188
		Others	349	51.248	72,208,116.19	49.157
		Wgt Ave / Total:	681	100.000	146,893,950.55	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	18	0.855	2,739,698.24	0.598
300	-	360	2088	99.145	455,131,069.48	99.402
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2106	100.000	457,870,767.72	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.083	11,648.39	0.004
120	-	180	0	0.000	-	0.000
180	-	300	3	0.250	484,501.75	0.173
300	-	360	1194	99.666	279,951,562.90	99.823
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1198	100.000	280,447,713.04	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.491	213,753.98	0.181
300	-	360	608	99.509	117,776,336.65	99.819
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	611	100.000	117,990,090.63	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	16	0.671	2,124,722.70	0.399
300	-	360	2367	99.329	529,778,250.53	99.601
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2383	100.000	531,902,973.23	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	15	2.203	2,334,321.91	1.589
300	-	360	666	97.797	144,559,628.64	98.411
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	681	100.000	146,893,950.55	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4 West			Distribution Date: 03/25/08
New York, NY 10286
Officer:	William Herrmann	212-815-4595
Associate:	Steven Chrysanthis	212-815-8318
CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Certificateholder Monthly Distribution Summary
Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02152AAA7	Senior	Fix-30/360	172,657,417.42	6.000000	1,624,000.00	863,287.09	2,487,287.09	-	171,033,417.42	-
1A2	02152AAB5	Senior	Fix-30/360	38,809,721.98	3.535000	1,392,000.00	114,326.97	1,506,326.97	-	37,417,721.98	-
1A3	02152AAC3	Strip IO	Fix-30/360	38,809,721.98	2.465000	-	79,721.64	79,721.64	-	37,417,721.98	-
1A4	02152AAD1	Senior	Fix-30/360	24,115,000.00	6.000000	-	120,575.00	120,575.00	-	24,115,000.00	-
1A5	02152AAE9	Senior	Fix-30/360	55,482,056.90	3.535000	6,696,834.31	163,440.89	6,860,275.20	-	48,785,222.60	-
1A6	02152AAF6	Strip IO	Fix-30/360	55,482,056.90	2.465000	-	113,969.39	113,969.39	-	48,785,222.60	-
1A7	02152AAG4	Senior	Fix-30/360	124,293,000.00	6.000000	-	621,465.00	621,465.00	-	124,293,000.00	-
1A8	02152AAH2	Senior	Fix-30/360	482,888.07	6.000000	-	-	-	-	485,302.51	-
1A9	02152AAJ8	Senior	Fix-30/360	24,186,000.00	6.000000	-	120,930.00	120,930.00	-	24,186,000.00	-
2A1	02152AAL3	Senior	Fix-30/360	232,506,813.02	3.585000	4,420,749.17	695,401.21	5,116,150.38	-	228,086,063.85	-
2A2	02152AAM1	Senior	Fix-30/360	28,905,275.12	28.458333	549,588.07	686,273.40	1,235,861.47	-	28,355,687.05	-
2A3	02152ABQ1	Senior	Fix-30/360	8,370,479.67	3.585000	159,151.43	25,035.14	184,186.57	-	8,211,328.24	-
3A1	02152AAP4	Senior	Fix-30/360	109,161,128.13	6.750000	1,773,644.06	614,031.35	2,387,675.40	-	107,387,484.08	-
3A2	02152AAQ2	Senior	Fix-30/360	3,930,687.52	6.750000	63,865.60	22,110.12	85,975.71	-	3,866,821.92	-
4A1	02152AAS8	Senior	Fix-30/360	213,877,669.43	3.535000	716,762.41	630,023.03	1,346,785.44	-	213,160,907.02	-
4A2	02152AAT6	Senior	Fix-30/360	35,646,278.24	20.790000	119,460.40	617,547.33	737,007.73	-	35,526,817.84	-
4A3	02152AAU3	Senior	Fix-30/360	106,745,207.93	3.635000	7,188,473.03	323,336.23	7,511,809.26	-	99,556,734.91	-
4A4	02152AAV1	Strip IO	Fix-30/360	106,745,207.93	2.365000	-	210,368.69	210,368.69	-	99,556,734.91	-
4A5	02152AAW9	Senior	Fix-30/360	45,602,451.92	3.635000	1,027,161.07	138,131.96	1,165,293.03	-	44,575,290.85	-
4A6	02152ABR9	Senior	Fix-30/360	7,600,408.64	20.190000	171,193.51	127,871.81	299,065.33	-	7,429,215.13	-
4A7	02152ABS7	Senior	Fix-30/360	80,414,408.67	6.000000	1,909,727.81	402,056.13	2,311,783.95	-	78,504,680.86	-
4A8	02152ABT5	Senior	Fix-30/360	4,371,000.00	6.000000	-	21,854.14	21,854.14	-	4,371,000.00	-
4A9	02152ABU2	Senior	Fix-30/360	17,150,000.00	6.000000	-	85,746.61	85,746.61	-	17,150,000.00	-
5A1	02152AAY5	Senior	Fix-30/360	68,326,875.79	6.250000	864,813.74	355,869.14	1,220,682.89	-	67,462,062.05	-
5A2	02152AAZ2	Senior	Fix-30/360	3,734,270.04	6.250000	403,147.36	-	403,147.36	-	3,350,572.00	-
5A3	02152ABA6	Senior	Fix-30/360	53,206,000.00	6.250000	651,000.00	277,114.58	928,114.58	-	52,555,000.00	-
5A4	02152ABB4	Senior	Fix-30/360	13,177,000.00	6.250000	-	68,630.21	68,630.21	-	13,177,000.00	-
5A5	02152ABC2	Senior	Fix-30/360	363,809.53	6.250000	-	-	-	-	365,704.37	-
5A6	02152ABD0	Senior	Fix-30/360	2,438,000.00	6.250000	-	12,697.92	12,697.92	-	2,438,000.00	-
X1				895,602,710.97	0.302338	-	225,636.58	225,636.58	-	878,450,965.87	-
X1-1		Strip IO	Fix-30/360	428,221,630.57	0.305258	-	108,931.65	108,931.65	-	419,670,852.94	-
X1-2	02152AAK5	Strip IO	Fix-30/360	467,381,080.40	0.299662	-	116,704.93	116,704.93	-	458,780,112.93	-
X2				312,047,231.32	0.279095	-	72,674.70	72,674.70	-	308,240,384.46	-
X2-1		Strip IO	Fix-30/360	201,859,757.65	0.276263	-	46,571.03	46,571.03	-	199,722,911.54	-
X2-2	02152AAN9	Strip IO	Fix-30/360	110,187,473.67	0.284283	-	26,103.67	26,103.67	-	108,517,472.92	-
X3	02152AAR0	Strip IO	Fix-30/360	113,131,291.65	0.556077	-	52,424.73	52,424.73	-	111,299,497.35	-
PO				1,196,571.34	0.000000	48,491.28	-	48,491.28	-	1,148,080.07	-
PO-1	02152ABF5	Strip PO	Fix-30/360	522,361.82	0.000000	8,831.55	-	8,831.55	-	513,530.27	-
PO-2	02152ABF5	Strip PO	Fix-30/360	119,189.22	0.000000	4,322.33	-	4,322.33	-	114,866.89	-
PO-3	02152ABF5	Strip PO	Fix-30/360	17,163.13	0.000000	156.46	-	156.46	-	17,006.67	-
PO-4	02152ABF5	Strip PO	Fix-30/360	484,999.84	0.000000	34,829.05	-	34,829.05	-	450,170.80	-
PO-5	02152ABF5	Strip PO	Fix-30/360	52,857.33	0.000000	351.89	-	351.89	-	52,505.44	-
AR	02152ABG3	Senior	Fix-30/360	-	6.000000	-	1.46	1.46	-	-	-

M1	02152ABH1	Mezzanine	Fix-30/360	22,694,658.79	6.131884	16,149.69	115,988.71	132,138.40	-	22,678,509.11	-
M2	02152ABJ7	Mezzanine	Fix-30/360	9,725,641.89	6.131884	6,920.84	49,706.17	56,627.01	-	9,718,721.05	-
B1	02152ABK4	Junior	Fix-30/360	9,725,641.89	6.131884	6,920.84	49,706.17	56,627.01	-	9,718,721.05	-
B2	02152ABL2	Junior	Fix-30/360	4,862,820.95	6.131884	3,460.42	24,853.09	28,313.51	-	4,859,360.53	-
B3	02152ABM0	Junior	Fix-30/360	4,862,820.95	6.131884	3,460.42	24,853.09	28,313.51	-	4,859,360.53	-
B4	02152ABN8	Junior	Fix-30/360	4,051,852.65	6.131884	2,883.33	20,708.36	23,591.69	-	4,048,969.32	-
B5	02152ABP3	Junior	Fix-30/360	2,431,638.69	6.131884	1,730.37	12,427.71	14,158.08	102,305.49	2,327,602.83	102,557.97

Totals				1,535,105,495.17		29,821,589.16	8,160,795.75	37,982,384.92	102,305.49	1,505,205,359.17	102,557.97

Principal Distribution Detail
Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Accretion Principal	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02152AAA7	185,600,000.00	172,657,417.42	-	1,624,000.00	-	-	171,033,417.42	0.921516258
1A2	02152AAB5	46,400,000.00	38,809,721.98	-	1,392,000.00	-	-	37,417,721.98	0.806416422
1A3	02152AAC3	46,400,000.00	38,809,721.98	-	-	-	-	37,417,721.98	0.806416422
1A4	02152AAD1	24,115,000.00	24,115,000.00	-	-	-	-	24,115,000.00	1.000000000
1A5	02152AAE9	60,000,000.00	55,482,056.90	-	6,696,834.31	-	-	48,785,222.60	0.813087043
1A6	02152AAF6	60,000,000.00	55,482,056.90	-	-	-	-	48,785,222.60	0.813087043
1A7	02152AAG4	124,293,000.00	124,293,000.00	-	-	-	-	124,293,000.00	1.000000000
1A8	02152AAH2	464,000.00	482,888.07	2,414.44	-	2,414.44	-	485,302.51	1.045910579
1A9	02152AAJ8	24,186,000.00	24,186,000.00	-	-	-	-	24,186,000.00	1.000000000
2A1	02152AAL3	244,014,000.00	232,506,813.02	-	4,420,749.17	-	-	228,086,063.85	0.934725318
2A2	02152AAM1	30,335,850.00	28,905,275.12	-	549,588.07	-	-	28,355,687.05	0.934725318
2A3	02152ABQ1	8,784,750.00	8,370,479.67	-	159,151.43	-	-	8,211,328.24	0.934725318
3A1	02152AAP4	126,527,000.00	109,161,128.13	-	1,773,644.06	-	-	107,387,484.08	0.848731765
3A2	02152AAQ2	4,556,000.00	3,930,687.52	-	63,865.60	-	-	3,866,821.92	0.848731765
4A1	02152AAS8	217,530,000.00	213,877,669.43	-	716,762.41	-	-	213,160,907.02	0.979914987
4A2	02152AAT6	36,255,000.00	35,646,278.24	-	119,460.40	-	-	35,526,817.84	0.979914987
4A3	02152AAU3	121,215,000.00	106,745,207.93	-	7,188,473.03	-	-	99,556,734.91	0.821323557
4A4	02152AAV1	121,215,000.00	106,745,207.93	-	-	-	-	99,556,734.91	0.821323557
4A5	02152AAW9	48,000,000.00	45,602,451.92	-	1,027,161.07	-	-	44,575,290.85	0.928651893
4A6	02152ABR9	8,000,000.00	7,600,408.64	-	171,193.51	-	-	7,429,215.13	0.928651892
4A7	02152ABS7	84,872,000.00	80,414,408.67	-	1,909,727.81	-	-	78,504,680.86	0.924977388
4A8	02152ABT5	4,371,000.00	4,371,000.00	-	-	-	-	4,371,000.00	1.000000000
4A9	02152ABU2	17,150,000.00	17,150,000.00	-	-	-	-	17,150,000.00	1.000000000
5A1	02152AAY5	75,000,000.00	68,326,875.79	-	864,813.74	-	-	67,462,062.05	0.899494161
5A2	02152AAZ2	5,000,000.00	3,734,270.04	-	403,147.36	19,449.32	-	3,350,572.00	0.670114400
5A3	02152ABA6	54,508,000.00	53,206,000.00	-	651,000.00	-	-	52,555,000.00	0.964170397
5A4	02152ABB4	13,177,000.00	13,177,000.00	-	-	-	-	13,177,000.00	1.000000000
5A5	02152ABC2	349,000.00	363,809.53	1,894.84	-	1,894.84	-	365,704.37	1.047863524
5A6	02152ABD0	2,438,000.00	2,438,000.00	-	-	-	-	2,438,000.00	1.000000000
X1		942,163,467.00	895,602,710.97	-	-	-	-	878,450,965.87	0.932376383
X1-1		451,487,340.00	428,221,630.57	-	-	-	-	419,670,852.94	0.929529614
X1-2	02152AAK5	490,676,127.00	467,381,080.40	-	-	-	-	458,780,112.93	0.934995790
X2		329,289,415.00	312,047,231.32	-	-	-	-	308,240,384.46	0.936077415
X2-1		211,159,189.00	201,859,757.65	-	-	-	-	199,722,911.54	0.945840494
X2-2	02152AAN9	118,130,226.00	110,187,473.67	-	-	-	-	108,517,472.92	0.918625796
X3	02152AAR0	131,104,879.00	113,131,291.65	-	-	-	-	111,299,497.35	0.848934824
PO		1,271,199.78	1,196,571.34	-	48,491.28	-	-	1,148,080.07	0.903146844
PO-1	02152ABF5	562,421.18	522,361.82	-	8,831.55	-	-	513,530.27	0.913070646
PO-2	02152ABF5	127,608.48	119,189.22	-	4,322.33	-	-	114,866.89	0.900150910
PO-3	02152ABF5	17,277.99	17,163.13	-	156.46	-	-	17,006.67	0.984297035
PO-4	02152ABF5	509,145.44	484,999.84	-	34,829.05	-	-	450,170.80	0.884169359
PO-5	02152ABF5	54,746.69	52,857.33	-	351.89	-	-	52,505.44	0.959061374
AR	02152ABG3	100.00	-	-	-	-	-	-	0.000000000

M1	02152ABH1	22,779,500.00	22,694,658.79	-	16,149.69	-	-	22,678,509.11	0.995566589
M2	02152ABJ7	9,762,000.00	9,725,641.89	-	6,920.84	-	-	9,718,721.05	0.995566590
B1	02152ABK4	9,762,000.00	9,725,641.89	-	6,920.84	-	-	9,718,721.05	0.995566590
B2	02152ABL2	4,881,000.00	4,862,820.95	-	3,460.42	-	-	4,859,360.53	0.995566591
B3	02152ABM0	4,881,000.00	4,862,820.95	-	3,460.42	-	-	4,859,360.53	0.995566591
B4	02152ABN8	4,067,000.00	4,051,852.65	-	2,883.33	-	-	4,048,969.32	0.995566589
B5	02152ABP3	2,440,943.50	2,431,638.69	-	1,730.37	-	102,305.49	2,327,602.83	0.953566861

Totals		1,626,985,343.28	1,535,105,495.17	4,309.28	29,821,589.16	23,758.60	102,305.49	1,505,205,359.17

Interest Distribution Detail
Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	172,657,417.42	6.000000	6.000000	863,287.09	-	863,287.09	-	863,287.09	-	-
1A2	38,809,721.98	3.535000	3.535000	114,326.97	-	114,326.97	-	114,326.97	-	-
1A3	38,809,721.98	2.465000	2.465000	79,721.64	-	79,721.64	-	79,721.64	-	-
1A4	24,115,000.00	6.000000	6.000000	120,575.00	-	120,575.00	-	120,575.00	-	-
1A5	55,482,056.90	3.535000	3.535000	163,440.89	-	163,440.89	-	163,440.89	-	-
1A6	55,482,056.90	2.465000	2.465000	113,969.39	-	113,969.39	-	113,969.39	-	-
1A7	124,293,000.00	6.000000	6.000000	621,465.00	-	621,465.00	-	621,465.00	-	-
1A8	482,888.07	6.000000	0.000000	-	2,414.44	2,414.44	-	-	-	-
1A9	24,186,000.00	6.000000	6.000000	120,930.00	-	120,930.00	-	120,930.00	-	-
2A1	232,506,813.02	3.585000	3.589062	694,614.10	-	694,614.10	(787.10)	695,401.21	-	-
2A2	28,905,275.12	28.458333	28.490581	685,496.63	-	685,496.63	(776.77)	686,273.40	-	-
2A3	8,370,479.67	3.585000	3.589062	25,006.81	-	25,006.81	(28.34)	25,035.14	-	-
3A1	109,161,128.13	6.750000	6.750000	614,031.35	-	614,031.35	-	614,031.35	-	-
3A2	3,930,687.52	6.750000	6.750000	22,110.12	-	22,110.12	-	22,110.12	-	-
4A1	213,877,669.43	3.535000	3.534860	630,047.97	-	630,047.97	24.93	630,023.03	-	-
4A2	35,646,278.24	20.790000	20.789177	617,571.77	-	617,571.77	24.44	617,547.33	-	-
4A3	106,745,207.93	3.635000	3.634856	323,349.03	-	323,349.03	12.80	323,336.23	-	-
4A4	106,745,207.93	2.365000	2.364906	210,377.01	-	210,377.01	8.33	210,368.69	-	-
4A5	45,602,451.92	3.635000	3.634856	138,137.43	-	138,137.43	5.47	138,131.96	-	-
4A6	7,600,408.64	20.190000	20.189201	127,876.88	-	127,876.88	5.06	127,871.81	-	-
4A7	80,414,408.67	6.000000	5.999763	402,072.04	-	402,072.04	15.91	402,056.13	-	-
4A8	4,371,000.00	6.000000	5.999763	21,855.00	-	21,855.00	0.86	21,854.14	-	-
4A9	17,150,000.00	6.000000	5.999763	85,750.00	-	85,750.00	3.39	85,746.61	-	-
5A1	68,326,875.79	6.250000	6.250000	355,869.14	-	355,869.14	-	355,869.14	-	-
5A2	3,734,270.04	6.250000	0.000000	-	19,449.32	19,449.32	-	-	-	-
5A3	53,206,000.00	6.250000	6.250000	277,114.58	-	277,114.58	-	277,114.58	-	-
5A4	13,177,000.00	6.250000	6.250000	68,630.21	-	68,630.21	-	68,630.21	-	-
5A5	363,809.53	6.250000	0.000000	-	1,894.84	1,894.84	-	-	-	-
5A6	2,438,000.00	6.250000	6.250000	12,697.92	-	12,697.92	-	12,697.92	-	-
X1	895,602,710.97	0.302338	0.302326	225,645.33	-	225,645.33	8.76	225,636.58	-	-
X1-1	428,221,630.57	0.305258	0.305258	108,931.65	-	108,931.65	-	108,931.65	-	-
X1-2	467,381,080.40	0.299662	0.299640	116,713.68	-	116,713.68	8.76	116,704.93	-	-
X2	312,047,231.32	0.279095	0.279476	72,575.67	-	72,575.67	(99.04)	72,674.70	-	-
X2-1	201,859,757.65	0.276263	0.276852	46,472.00	-	46,472.00	(99.04)	46,571.03	-	-
X2-2	110,187,473.67	0.284283	0.284283	26,103.67	-	26,103.67	-	26,103.67	-	-
X3	113,131,291.65	0.556077	0.556077	52,424.73	-	52,424.73	-	52,424.73	-	-
PO	1,196,571.34	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	522,361.82	0.000000	0.000000	-	-	-	-	-	-	-
PO-2	119,189.22	0.000000	0.000000	-	-	-	-	-	-	-
PO-3	17,163.13	0.000000	0.000000	-	-	-	-	-	-	-
PO-4	484,999.84	0.000000	0.000000	-	-	-	-	-	-	-
PO-5	52,857.33	0.000000	0.000000	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	1.46	-	-

M1	22,694,658.79	6.131884	6.133005	115,967.51	-	115,967.51	(21.20)	115,988.71	-	-
M2	9,725,641.89	6.131884	6.133005	49,697.09	-	49,697.09	(9.08)	49,706.17	-	-
B1	9,725,641.89	6.131884	6.133005	49,697.09	-	49,697.09	(9.08)	49,706.17	-	-
B2	4,862,820.95	6.131884	6.133005	24,848.55	-	24,848.55	(4.54)	24,853.09	-	-
B3	4,862,820.95	6.131884	6.133005	24,848.55	-	24,848.55	(4.54)	24,853.09	-	-
B4	4,051,852.65	6.131884	6.133005	20,704.58	-	20,704.58	(3.78)	20,708.36	-	-
B5	2,431,638.69	6.131884	6.133005	12,425.44	-	12,425.44	(2.27)	12,427.71	-	-

Totals	1,535,105,495.17			8,159,158.51	23,758.60	8,182,917.11	(1,635.79)	8,160,795.75	-	-

Current Payment Information
Factors per $1,000
Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02152AAA7	185,600,000.00	930.266257631	8.750000000	4.651331288	921.516257631	6.000000
1A2	02152AAB5	46,400,000.00	836.416421950	30.000000000	2.463943376	806.416421950	3.535000
1A3	02152AAC3	46,400,000.00	836.416421950	0.000000000	1.718138733	806.416421950	2.465000
1A4	02152AAD1	24,115,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	02152AAE9	60,000,000.00	924.700948363	111.613905083	2.724014877	813.087043279	3.535000
1A6	02152AAF6	60,000,000.00	924.700948363	0.000000000	1.899489865	813.087043279	2.465000
1A7	02152AAG4	124,293,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A8	02152AAH2	464,000.00	1040.707043925	0.000000000	0.000000000	1045.910579145	6.000000
1A9	02152AAJ8	24,186,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
2A1	02152AAL3	244,014,000.00	952.842103387	18.116784974	2.849841434	934.725318414	3.585000
2A2	02152AAM1	30,335,850.00	952.842103387	18.116784974	22.622520916	934.725318414	28.458333
2A3	02152ABQ1	8,784,750.00	952.842103387	18.116784974	2.849841434	934.725318414	3.585000
3A1	02152AAP4	126,527,000.00	862.749675043	14.017909663	4.852966922	848.731765380	6.750000
3A2	02152AAQ2	4,556,000.00	862.749675043	14.017909663	4.852966922	848.731765380	6.750000
4A1	02152AAS8	217,530,000.00	983.209991410	3.295004866	2.896258145	979.914986544	3.535000
4A2	02152AAT6	36,255,000.00	983.209991410	3.295004866	17.033438992	979.914986544	20.790000
4A3	02152AAU3	121,215,000.00	880.627050551	59.303494016	2.667460541	821.323556535	3.635000
4A4	02152AAV1	121,215,000.00	880.627050551	0.000000000	1.735500462	821.323556535	2.365000
4A5	02152AAW9	48,000,000.00	950.051081601	21.399188902	2.877749179	928.651892699	3.635000
4A6	02152ABR9	8,000,000.00	950.051080589	21.399188880	15.983976854	928.651891709	20.190000
4A7	02152ABS7	84,872,000.00	947.478658140	22.501270324	4.737205813	924.977387816	6.000000
4A8	02152ABT5	4,371,000.00	1000.000000000	0.000000000	4.999802130	1000.000000000	6.000000
4A9	02152ABU2	17,150,000.00	1000.000000000	0.000000000	4.999802130	1000.000000000	6.000000
5A1	02152AAY5	75,000,000.00	911.025010588	11.530849921	4.744921930	899.494160667	6.250000
5A2	02152AAZ2	5,000,000.00	746.854007742	80.629472792	0.000000000	670.114399574	6.250000
5A3	02152ABA6	54,508,000.00	976.113598004	11.943200998	5.083924990	964.170397006	6.250000
5A4	02152ABB4	13,177,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
5A5	02152ABC2	349,000.00	1042.434178968	0.000000000	0.000000000	1047.863523650	6.250000
5A6	02152ABD0	2,438,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
X1		942,163,467.00	950.581021595	0.000000000	0.239487719	932.376383333	0.302338
X1-1		451,487,340.00	948.468744594	0.000000000	0.241272876	929.529614142	0.305258
X1-2	02152AAK5	490,676,127.00	952.524597554	0.000000000	0.237845129	934.995789860	0.299662
X2		329,289,415.00	947.638208535	0.000000000	0.220701598	936.077415243	0.279095
X2-1		211,159,189.00	955.960091559	0.000000000	0.220549397	945.840493543	0.276263
X2-2	02152AAN9	118,130,226.00	932.762743297	0.000000000	0.220973707	918.625796246	0.284283
X3	02152AAR0	131,104,879.00	862.906800364	0.000000000	0.399868645	848.934823776	0.556077
PO		1,271,199.78	941.292909915	38.146073310	0.000000000	903.146844472	0.000000
PO-1	02152ABF5	562,421.18	928.773383511	15.702737478	0.000000000	913.070646033	0.000000
PO-2	02152ABF5	127,608.48	934.022728596	33.871818813	0.000000000	900.150909783	0.000000
PO-3	02152ABF5	17,277.99	993.352276380	9.055241487	0.000000000	984.297034894	0.000000
PO-4	02152ABF5	509,145.44	952.576229607	68.406870124	0.000000000	884.169359483	0.000000
PO-5	02152ABF5	54,746.69	965.489035556	6.427661303	0.000000000	959.061374253	0.000000
AR	02152ABG3	100.00	0.000000000	0.000000000	14.581237275	0.000000000	6.000000

M1	02152ABH1	22,779,500.00	996.275545732	0.708957037	5.091802293	995.566588695	6.131884
M2	02152ABJ7	9,762,000.00	996.275546604	0.708957038	5.091802297	995.566589567	6.131884
B1	02152ABK4	9,762,000.00	996.275546604	0.708957038	5.091802297	995.566589567	6.131884
B2	02152ABL2	4,881,000.00	996.275547627	0.708957039	5.091802303	995.566590589	6.131884
B3	02152ABM0	4,881,000.00	996.275547627	0.708957039	5.091802303	995.566590589	6.131884
B4	02152ABN8	4,067,000.00	996.275545982	0.708957038	5.091802294	995.566588944	6.131884
B5	02152ABP3	2,440,943.50	996.188028533	0.708894759	5.091355007	953.566860917	6.131884

Totals		1,626,985,343.28	943.527550208	18.329353293	5.015899979	925.149919381

THE BANK OF NEW YORK
101 Barclay Street, 4 West				Distribution Date: 03/25/08
New York, NY 10286
Officer:	William Herrmann	212-815-4595
Associate:	Steven Chrysanthis	212-815-8318
CWALT, Inc.
Alternative Loan Trust 2007-16CB
Series 2007-16CB

Pool Level Data
Distribution Date				3/25/2008
Cut-off Date				6/1/2007
Record Date				2/29/2008
Determination Date				3/22/2008
Accrual Period 30/360			Begin	2/1/2008
			End	3/1/2008
Number of Days in 30/360 Accrual Period				30

Collateral Detail

	Original Mortgage Loan Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Original Aggregate Loan Count			2,204	1,249	685	2,479	713	7,330
	Original Stated Principal Balance			483,009,565.57	293,840,078.74	135,996,702.68	557,990,236.96	156,148,759.08	1,626,985,343.03
	Original Weighted Average Mortgage Rate			6.54628%	6.71117%	7.58238%	6.51964%	6.73047%
	Original Weighted Average Net Mortgage Rate			6.27986%	6.44702%	7.29989%	6.25976%	6.46343%
	Original Weighted Average Remaining Term			359	359	358	359	358

	Current Mortgage Loan Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning Aggregate Loan Count			2,106	1,198	611	2,383	681	6,979
	Loans Paid Off or otherwise removed pursuant to the PSA			37	17	10	43	9	116
	Ending Aggregate Loan Count			2,069	1,181	601	2,340	672	6,863

	Beginning Pool Stated Principal Balance			457,870,767.72	280,447,713.04	117,990,090.63	531,902,973.23	146,893,950.55	1,535,105,495.17
	Scheduled Principal			233,672.86	108,700.92	50,372.20	268,971.00	430,318.58	1,092,035.56
	Unscheduled Principal			9,494,418.62	5,029,197.63	1,789,377.45	10,908,755.74	1,484,045.49	28,705,794.93
	Realized Principal Losses			-	-	102,305.54	-	-	102,305.54
	Ending Pool Stated Principal Balance			448,142,676.24	275,309,814.49	116,048,035.44	520,725,246.49	144,979,586.48	1,505,205,359.14

	Weighted Averages

				Group I	Group II	Group III	Group IV	Group V
	Beginning Weighted Average Mortgage Rate			6.54510%	6.71002%	7.56372%	6.51770%	6.72849%
	Beginning Weighted Average Net Mortgage Rate			6.27865%	6.44619%	7.28220%	6.25784%	6.46100%
	Ending Weighted Average Mortgage Rate			6.54646%	6.71180%	7.56290%	6.51937%	6.72821%
	Ending Weighted Average Net Mortgage Rate			6.28004%	6.44789%	7.28099%	6.25950%	6.46062%

	Beginning Weighted Average Remaining Term to Maturity			351	351	350	351	350
	Ending Weighted Average Remaining Term to Maturity			350	350	349	350	349

	Loan Substitution

				Group I	Group II	Group III	Group IV	Group V	Total
	Aggregate Stated of Principal Balances Removed			-	-	-	-	-	-
	Aggregate Stated of Principal Balance Added			-	-	-	-	-	-
	Aggregate Principal Substitution Shortfall Amount			-	-	-	-	-	-

	Fees of the Trust

				Group I	Group II	Group III	Group IV	Group V	Total
	Gross Master Servicing Fee			95,389.74	58,426.61	24,581.27	110,813.12	30,602.91	319,813.64
	Net Master Servicing Fee			89,980.24	55,275.62	22,876.17	104,594.59	29,743.45	302,470.08
	Trustee Fee			3,434.03	2,103.36	884.93	3,989.27	1,101.70	11,513.29
	Lpmi			2,843.14	1,127.41	2,214.69	378.90	1,039.15	7,603.30
	Total Net Loan Fees			96,257.41	58,506.40	25,975.79	108,962.77	31,884.31	321,586.68

	Servicer Advances

				Group I	Group II	Group III	Group IV	Group V	Total
	Principal Advances			9,216.88	5,090.52	5,868.68	6,516.94	3,272.55	29,965.57
	Interest Advances			95,739.81	95,758.91	106,436.01	65,608.50	39,371.55	402,914.78
	Reimbursement for Principal & Interest Advances			-	-	-	-	-	-
	Reimbursement for Nonrecoverable Advances			-	-	-	-	-	-
	Total Advances			104,956.69	100,849.43	112,304.69	72,125.44	42,644.10	432,880.35

	Mortgage Prepayment Details

				Group I	Group II	Group III	Group IV	Group V	Total
	Principal Balance of Loans Paid in Full			9,575,272.64	4,984,894.56	1,614,259.04	10,719,780.65	1,471,584.37	28,365,791.26
	Prepayment Interest Excess			-	-	-	-	-	-
	Prepayment Interest Shortfall			5,409.50	3,150.98	1,705.10	6,218.53	859.45	17,343.56
	Compensating Interest			5,409.50	3,150.98	1,705.10	6,218.53	859.45	17,343.56
	Non-Supported Prepayment Interest Shortfall			-	-	-	-	-	-
	CPR %			22.24273%	19.52558%	17.63694%	22.02586%	11.50379%
	SMM %			2.07466%	1.79397%	1.60394%	2.05193%	1.01325%

	Net Interest Shortfalls

				Group I	Group II	Group III	Group IV	Group V	Total
	Net Prepayment Interest Shortfalls			-	-	-	-	-	-
	Relief Act Reduction Shortfalls			-	(1,749.63)	-	113.83	-	(1,635.80)
	Total Net Interest Shortfalls			-	(1,749.63)	-	113.83	-	(1,635.80)

NAS Principal Distribution Amount

	Shift Percentage								0.00000%
	Class 1A4 & 1A9 Priority Percentage								52.80548%
	Class 1A4 & 1A9 Priority Amount								-
	Class 4A9 Priority Percentage								16.13607%
	Class 4A9 Priority Amount								-
	Class 5A4 & 5A6 Priority Percentage								53.16972%
	Class 5A4 & 5A6 Priority Amount								-

All Groups - Current Delinquency Information

Loan Status	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	173	39,815,178.12	1	286,817.58	0	-	0	-	174	40,101,995.70
	2.52%	2.65%	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%	2.54%	2.66%

60 - 89	51	12,786,968.22	2	603,865.13	0	-	0	-	53	13,390,833.35
	0.74%	0.85%	0.03%	0.04%	0.00%	0.00%	0.00%	0.00%	0.77%	0.89%

90 - 119	28	6,578,834.90	0	-	0	-	0	-	28	6,578,834.90
	0.41%	0.44%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.41%	0.44%

120 - 149	10	2,226,183.96	1	53,646.11	4	670,327.49	0	-	15	2,950,157.56
	0.15%	0.15%	0.01%	0.00%	0.06%	0.04%	0.00%	0.00%	0.22%	0.20%

150 - 179	6	1,224,711.48	2	576,161.83	10	2,537,324.42	0	-	18	4,338,197.73
	0.09%	0.08%	0.03%	0.04%	0.15%	0.17%	0.00%	0.00%	0.26%	0.29%

180 - 269	3	808,604.49	2	473,282.45	14	3,355,185.20	0	-	19	4,637,072.14
	0.04%	0.05%	0.03%	0.03%	0.20%	0.22%	0.00%	0.00%	0.28%	0.31%

270 - 359	1	368,000.00	0	-	0	-	0	-	1	368,000.00
	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.02%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	272	63,808,481.17	8	1,993,773.10	28	6,562,837.11	0	-	308	72,365,091.38
	3.96%	4.24%	0.12%	0.13%	0.41%	0.44%	0.00%	0.00%	4.49%	4.81%

All Groups - Current Delinquency Information (Continued)

Loan Status	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	272	63,808,481.17	8	1,993,773.10	28	6,562,837.11	0	-	308	72,365,091.38
	3.96%	4.24%	0.12%	0.13%	0.41%	0.44%	0.00%	0.00%	4.49%	4.81%

60+	99	23,993,303.05	7	1,706,955.52	28	6,562,837.11	0	-	134	32,263,095.68
	1.44%	1.59%	0.10%	0.11%	0.41%	0.44%	0.00%	0.00%	1.95%	2.14%

90+	48	11,206,334.83	5	1,103,090.39	28	6,562,837.11	0	-	81	18,872,262.33
	0.70%	0.74%	0.07%	0.07%	0.41%	0.44%	0.00%	0.00%	1.18%	1.25%

120+	20	4,627,499.93	5	1,103,090.39	28	6,562,837.11	0	-	53	12,293,427.43
	0.29%	0.31%	0.07%	0.07%	0.41%	0.44%	0.00%	0.00%	0.77%	0.82%

150+	10	2,401,315.97	4	1,049,444.28	24	5,892,509.62	0	-	38	9,343,269.87
	0.15%	0.16%	0.06%	0.07%	0.35%	0.39%	0.00%	0.00%	0.55%	0.62%

180+	4	1,176,604.49	2	473,282.45	14	3,355,185.20	0	-	20	5,005,072.14
	0.06%	0.08%	0.03%	0.03%	0.20%	0.22%	0.00%	0.00%	0.29%	0.33%

270+	1	368,000.00	0	-	0	-	0	-	1	368,000.00
	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.02%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	55	12,981,491.23	1	286,817.58	0	-	0	-	56	13,268,308.81
	2.66%	2.90%	0.05%	0.06%	0.00%	0.00%	0.00%	0.00%	2.71%	2.96%

60 - 89	7	1,860,006.10	1	413,865.13	0	-	0	-	8	2,273,871.23
	0.34%	0.42%	0.05%	0.09%	0.00%	0.00%	0.00%	0.00%	0.39%	0.51%

90 - 119	3	716,164.52	0	-	0	-	0	-	3	716,164.52
	0.14%	0.16%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.14%	0.16%

120 - 149	2	329,542.15	0	-	0	-	0	-	2	329,542.15
	0.10%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%	0.07%

150 - 179	2	610,920.00	0	-	1	211,500.00	0	-	3	822,420.00
	0.10%	0.14%	0.00%	0.00%	0.05%	0.05%	0.00%	0.00%	0.14%	0.18%

180 - 269	0	-	0	-	2	608,391.56	0	-	2	608,391.56
	0.00%	0.00%	0.00%	0.00%	0.10%	0.14%	0.00%	0.00%	0.10%	0.14%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	69	16,498,124.00	2	700,682.71	3	819,891.56	0	-	74	18,018,698.27
	3.33%	3.68%	0.10%	0.16%	0.14%	0.18%	0.00%	0.00%	3.58%	4.02%

Group 1 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	69	16,498,124.00	2	700,682.71	3	819,891.56	0	-	74	18,018,698.27
	3.33%	3.68%	0.10%	0.16%	0.14%	0.18%	0.00%	0.00%	3.58%	4.02%

60+	14	3,516,632.77	1	413,865.13	3	819,891.56	0	-	18	4,750,389.46
	0.68%	0.78%	0.05%	0.09%	0.14%	0.18%	0.00%	0.00%	0.87%	1.06%

90+	7	1,656,626.67	0	-	3	819,891.56	0	-	10	2,476,518.23
	0.34%	0.37%	0.00%	0.00%	0.14%	0.18%	0.00%	0.00%	0.48%	0.55%

120+	4	940,462.15	0	-	3	819,891.56	0	-	7	1,760,353.71
	0.19%	0.21%	0.00%	0.00%	0.14%	0.18%	0.00%	0.00%	0.34%	0.39%

150+	2	610,920.00	0	-	3	819,891.56	0	-	5	1,430,811.56
	0.10%	0.14%	0.00%	0.00%	0.14%	0.18%	0.00%	0.00%	0.24%	0.32%

180+	0	-	0	-	2	608,391.56	0	-	2	608,391.56
	0.00%	0.00%	0.00%	0.00%	0.10%	0.14%	0.00%	0.00%	0.10%	0.14%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Group 2 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	41	10,120,908.96	0	-	0	-	0	-	41	10,120,908.96
	3.47%	3.68%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	3.47%	3.68%

60 - 89	11	3,085,348.98	0	-	0	-	0	-	11	3,085,348.98
	0.93%	1.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.93%	1.12%

90 - 119	5	1,194,300.00	0	-	0	-	0	-	5	1,194,300.00
	0.42%	0.43%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.42%	0.43%

120 - 149	2	589,500.00	0	-	0	-	0	-	2	589,500.00
	0.17%	0.21%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.17%	0.21%

150 - 179	0	-	1	289,750.00	4	1,061,307.84	0	-	5	1,351,057.84
	0.00%	0.00%	0.08%	0.11%	0.34%	0.39%	0.00%	0.00%	0.42%	0.49%

180 - 269	2	649,604.49	0	-	3	762,589.00	0	-	5	1,412,193.49
	0.17%	0.24%	0.00%	0.00%	0.25%	0.28%	0.00%	0.00%	0.42%	0.51%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	61	15,639,662.43	1	289,750.00	7	1,823,896.84	0	-	69	17,753,309.27
	5.17%	5.68%	0.08%	0.11%	0.59%	0.66%	0.00%	0.00%	5.84%	6.45%

Group 2 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	61	15,639,662.43	1	289,750.00	7	1,823,896.84	0	-	69	17,753,309.27
	5.17%	5.68%	0.08%	0.11%	0.59%	0.66%	0.00%	0.00%	5.84%	6.45%

60+	20	5,518,753.47	1	289,750.00	7	1,823,896.84	0	-	28	7,632,400.31
	1.69%	2.00%	0.08%	0.11%	0.59%	0.66%	0.00%	0.00%	2.37%	2.77%

90+	9	2,433,404.49	1	289,750.00	7	1,823,896.84	0	-	17	4,547,051.33
	0.76%	0.88%	0.08%	0.11%	0.59%	0.66%	0.00%	0.00%	1.44%	1.65%

120+	4	1,239,104.49	1	289,750.00	7	1,823,896.84	0	-	12	3,352,751.33
	0.34%	0.45%	0.08%	0.11%	0.59%	0.66%	0.00%	0.00%	1.02%	1.22%

150+	2	649,604.49	1	289,750.00	7	1,823,896.84	0	-	10	2,763,251.33
	0.17%	0.24%	0.08%	0.11%	0.59%	0.66%	0.00%	0.00%	0.85%	1.00%

180+	2	649,604.49	0	-	3	762,589.00	0	-	5	1,412,193.49
	0.17%	0.24%	0.00%	0.00%	0.25%	0.28%	0.00%	0.00%	0.42%	0.51%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Group 3 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	31	6,249,376.36	0	-	0	-	0	-	31	6,249,376.36
	5.16%	5.39%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	5.16%	5.39%

60 - 89	15	3,561,493.31	1	190,000.00	0	-	0	-	16	3,751,493.31
	2.50%	3.07%	0.17%	0.16%	0.00%	0.00%	0.00%	0.00%	2.66%	3.23%

90 - 119	10	2,290,601.06	0	-	0	-	0	-	10	2,290,601.06
	1.66%	1.97%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.66%	1.97%

120 - 149	3	754,293.67	0	-	1	58,500.00	0	-	4	812,793.67
	0.50%	0.65%	0.00%	0.00%	0.17%	0.05%	0.00%	0.00%	0.67%	0.70%

150 - 179	3	416,606.64	1	286,411.83	4	1,056,027.12	0	-	8	1,759,045.59
	0.50%	0.36%	0.17%	0.25%	0.67%	0.91%	0.00%	0.00%	1.33%	1.52%

180 - 269	0	-	2	473,282.45	6	1,246,204.64	0	-	8	1,719,487.09
	0.00%	0.00%	0.33%	0.41%	1.00%	1.07%	0.00%	0.00%	1.33%	1.48%

270 - 359	1	368,000.00	0	-	0	-	0	-	1	368,000.00
	0.17%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.17%	0.32%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	63	13,640,371.04	4	949,694.28	11	2,360,731.76	0	-	78	16,950,797.08
	10.48%	11.75%	0.67%	0.82%	1.83%	2.03%	0.00%	0.00%	12.98%	14.61%

Group 3 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	63	13,640,371.04	4	949,694.28	11	2,360,731.76	0	-	78	16,950,797.08
	10.48%	11.75%	0.67%	0.82%	1.83%	2.03%	0.00%	0.00%	12.98%	14.61%

60+	32	7,390,994.68	4	949,694.28	11	2,360,731.76	0	-	47	10,701,420.72
	5.32%	6.37%	0.67%	0.82%	1.83%	2.03%	0.00%	0.00%	7.82%	9.22%

90+	17	3,829,501.37	3	759,694.28	11	2,360,731.76	0	-	31	6,949,927.41
	2.83%	3.30%	0.50%	0.65%	1.83%	2.03%	0.00%	0.00%	5.16%	5.99%

120+	7	1,538,900.31	3	759,694.28	11	2,360,731.76	0	-	21	4,659,326.35
	1.16%	1.33%	0.50%	0.65%	1.83%	2.03%	0.00%	0.00%	3.49%	4.01%

150+	4	784,606.64	3	759,694.28	10	2,302,231.76	0	-	17	3,846,532.68
	0.67%	0.68%	0.50%	0.65%	1.66%	1.98%	0.00%	0.00%	2.83%	3.31%

180+	1	368,000.00	2	473,282.45	6	1,246,204.64	0	-	9	2,087,487.09
	0.17%	0.32%	0.33%	0.41%	1.00%	1.07%	0.00%	0.00%	1.50%	1.80%

270+	1	368,000.00	0	-	0	-	0	-	1	368,000.00
	0.17%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.17%	0.32%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Group 4 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	30	6,583,323.82	0	-	0	-	0	-	30	6,583,323.82
	1.28%	1.26%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.28%	1.26%

60 - 89	11	2,687,827.67	0	-	0	-	0	-	11	2,687,827.67
	0.47%	0.52%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.47%	0.52%

90 - 119	5	1,184,971.93	0	-	0	-	0	-	5	1,184,971.93
	0.21%	0.23%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.21%	0.23%

120 - 149	3	552,848.14	0	-	1	266,250.00	0	-	4	819,098.14
	0.13%	0.11%	0.00%	0.00%	0.04%	0.05%	0.00%	0.00%	0.17%	0.16%

150 - 179	1	197,184.84	0	-	1	208,489.46	0	-	2	405,674.30
	0.04%	0.04%	0.00%	0.00%	0.04%	0.04%	0.00%	0.00%	0.09%	0.08%

180 - 269	0	-	0	-	3	738,000.00	0	-	3	738,000.00
	0.00%	0.00%	0.00%	0.00%	0.13%	0.14%	0.00%	0.00%	0.13%	0.14%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	50	11,206,156.40	0	-	5	1,212,739.46	0	-	55	12,418,895.86
	2.14%	2.15%	0.00%	0.00%	0.21%	0.23%	0.00%	0.00%	2.35%	2.38%

Group 4 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	50	11,206,156.40	0	-	5	1,212,739.46	0	-	55	12,418,895.86
	2.14%	2.15%	0.00%	0.00%	0.21%	0.23%	0.00%	0.00%	2.35%	2.38%

60+	20	4,622,832.58	0	-	5	1,212,739.46	0	-	25	5,835,572.04
	0.85%	0.89%	0.00%	0.00%	0.21%	0.23%	0.00%	0.00%	1.07%	1.12%

90+	9	1,935,004.91	0	-	5	1,212,739.46	0	-	14	3,147,744.37
	0.38%	0.37%	0.00%	0.00%	0.21%	0.23%	0.00%	0.00%	0.60%	0.60%

120+	4	750,032.98	0	-	5	1,212,739.46	0	-	9	1,962,772.44
	0.17%	0.14%	0.00%	0.00%	0.21%	0.23%	0.00%	0.00%	0.38%	0.38%

150+	1	197,184.84	0	-	4	946,489.46	0	-	5	1,143,674.30
	0.04%	0.04%	0.00%	0.00%	0.17%	0.18%	0.00%	0.00%	0.21%	0.22%

180+	0	-	0	-	3	738,000.00	0	-	3	738,000.00
	0.00%	0.00%	0.00%	0.00%	0.13%	0.14%	0.00%	0.00%	0.13%	0.14%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Group 5 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	16	3,880,077.75	0	-	0	-	0	-	16	3,880,077.75
	2.38%	2.68%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.38%	2.68%

60 - 89	7	1,592,292.16	0	-	0	-	0	-	7	1,592,292.16
	1.04%	1.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.04%	1.10%

90 - 119	5	1,192,797.39	0	-	0	-	0	-	5	1,192,797.39
	0.74%	0.82%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.74%	0.82%

120 - 149	0	-	1	53,646.11	2	345,577.49	0	-	3	399,223.60
	0.00%	0.00%	0.15%	0.04%	0.30%	0.24%	0.00%	0.00%	0.45%	0.28%

150 - 179	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180 - 269	1	159,000.00	0	-	0	-	0	-	1	159,000.00
	0.15%	0.11%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.15%	0.11%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	29	6,824,167.30	1	53,646.11	2	345,577.49	0	-	32	7,223,390.90
	4.32%	4.71%	0.15%	0.04%	0.30%	0.24%	0.00%	0.00%	4.76%	4.98%

Group 5 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	29	6,824,167.30	1	53,646.11	2	345,577.49	0	-	32	7,223,390.90
	4.32%	4.71%	0.15%	0.04%	0.30%	0.24%	0.00%	0.00%	4.76%	4.98%

60+	13	2,944,089.55	1	53,646.11	2	345,577.49	0	-	16	3,343,313.15
	1.93%	2.03%	0.15%	0.04%	0.30%	0.24%	0.00%	0.00%	2.38%	2.31%

90+	6	1,351,797.39	1	53,646.11	2	345,577.49	0	-	9	1,751,020.99
	0.89%	0.93%	0.15%	0.04%	0.30%	0.24%	0.00%	0.00%	1.34%	1.21%

120+	1	159,000.00	1	53,646.11	2	345,577.49	0	-	4	558,223.60
	0.15%	0.11%	0.15%	0.04%	0.30%	0.24%	0.00%	0.00%	0.60%	0.39%

150+	1	159,000.00	0	-	0	-	0	-	1	159,000.00
	0.15%	0.11%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.15%	0.11%

180+	1	159,000.00	0	-	0	-	0	-	1	159,000.00
	0.15%	0.11%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.15%	0.11%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

All Groups - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	173	39,815,178.12				150	35,722,429.07	152	32,996,968.72
	2.52%	2.65%				2.15%	2.33%	2.15%	2.12%

60 - 89	51	12,786,968.22				46	10,927,300.34	45	10,276,809.03
	0.74%	0.85%				0.66%	0.71%	0.64%	0.66%

90 - 119	28	6,578,834.90				22	4,444,552.77	21	4,627,092.18
	0.41%	0.44%				0.32%	0.29%	0.30%	0.30%

120 - 149	10	2,226,183.96				13	2,874,503.11	3	974,105.55
	0.15%	0.15%				0.19%	0.19%	0.04%	0.06%

150 - 179	6	1,224,711.48				2	730,828.13	1	221,000.00
	0.09%	0.08%				0.03%	0.05%	0.01%	0.01%

180 - 269	3	808,604.49				2	400,825.22	2	401,044.72
	0.04%	0.05%				0.03%	0.03%	0.03%	0.03%

270 - 359	1	368,000.00				0	-	0	-
	0.01%	0.02%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	272	63,808,481.17				235	55,100,438.64	224	49,497,020.20
	3.96%	4.24%				3.37%	3.59%	3.16%	3.17%

All Groups - Historical Delinquency Information (Continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	8	1,993,773.10				7	1,756,942.53	3	809,849.08
	0.12%	0.13%				0.10%	0.11%	0.04%	0.05%

Total Foreclosures	28	6,562,837.11				19	4,695,384.94	16	3,866,138.97
	0.41%	0.44%				0.27%	0.31%	0.23%	0.25%

Total REOs	0	-				1	264,000.00	0	-
	0.00%	0.00%				0.01%	0.02%	0.00%	0.00%

Total BK, FC & REO	36	8,556,610.21				27	6,716,327.47	19	4,675,988.05
	0.52%	0.57%				0.39%	0.44%	0.27%	0.30%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	308	72,365,091.38				262	61,816,766.11	243	54,173,008.25
	4.49%	4.81%				3.75%	4.03%	3.43%	3.47%

60+	134	32,263,095.68				110	25,393,213.52	90	20,888,727.05
	1.95%	2.14%				1.58%	1.65%	1.27%	1.34%

90+	81	18,872,262.33				63	14,275,913.18	45	10,611,918.02
	1.18%	1.25%				0.90%	0.93%	0.64%	0.68%

120+	53	12,293,427.43				40	9,777,657.40	23	5,698,218.06
	0.77%	0.82%				0.57%	0.64%	0.32%	0.37%

150+	38	9,343,269.87				21	5,270,084.05	18	4,278,162.17
	0.55%	0.62%				0.30%	0.34%	0.25%	0.27%

180+	20	5,005,072.14				16	3,850,285.79	11	2,616,368.37
	0.29%	0.33%				0.23%	0.25%	0.16%	0.17%

270+	1	368,000.00				0	-	0	-
	0.01%	0.02%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Group 1 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	55	12,981,491.23				35	8,504,208.92	38	8,038,186.12
	2.66%	2.90%				1.66%	1.86%	1.78%	1.73%

60 - 89	7	1,860,006.10				8	1,629,633.83	9	1,992,608.90
	0.34%	0.42%				0.38%	0.36%	0.42%	0.43%

90 - 119	3	716,164.52				3	547,845.53	4	886,784.42
	0.14%	0.16%				0.14%	0.12%	0.19%	0.19%

120 - 149	2	329,542.15				3	822,420.00	1	243,200.00
	0.10%	0.07%				0.14%	0.18%	0.05%	0.05%

150 - 179	2	610,920.00				0	-	0	-
	0.10%	0.14%				0.00%	0.00%	0.00%	0.00%

180 - 269	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

270 - 359	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	69	16,498,124.00				49	11,504,108.28	52	11,160,779.44
	3.33%	3.68%				2.33%	2.51%	2.43%	2.40%

Group 1 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	2	700,682.71				2	701,123.52	1	287,312.48
	0.10%	0.16%				0.09%	0.15%	0.05%	0.06%

Total Foreclosures	3	819,891.56				2	608,547.24	1	365,502.01
	0.14%	0.18%				0.09%	0.13%	0.05%	0.08%

Total REOs	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total BK, FC & REO	5	1,520,574.27				4	1,309,670.76	2	652,814.49
	0.24%	0.34%				0.19%	0.29%	0.09%	0.14%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	74	18,018,698.27				53	12,813,779.04	54	11,813,593.93
	3.58%	4.02%				2.52%	2.80%	2.53%	2.54%

60+	18	4,750,389.46				16	3,608,446.60	15	3,488,095.33
	0.87%	1.06%				0.76%	0.79%	0.70%	0.75%

90+	10	2,476,518.23				8	1,978,812.77	6	1,495,486.43
	0.48%	0.55%				0.38%	0.43%	0.28%	0.32%

120+	7	1,760,353.71				5	1,430,967.24	2	608,702.01
	0.34%	0.39%				0.24%	0.31%	0.09%	0.13%

150+	5	1,430,811.56				2	608,547.24	1	365,502.01
	0.24%	0.32%				0.09%	0.13%	0.05%	0.08%

180+	2	608,391.56				1	365,347.24	0	-
	0.10%	0.14%				0.05%	0.08%	0.00%	0.00%

270+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Group 2 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	41	10,120,908.96				32	8,093,085.30	29	6,398,852.31
	3.47%	3.68%				2.67%	2.89%	2.39%	2.25%

60 - 89	11	3,085,348.98				10	2,757,822.73	10	2,434,876.98
	0.93%	1.12%				0.83%	0.98%	0.82%	0.86%

90 - 119	5	1,194,300.00				5	1,076,180.91	6	1,617,976.67
	0.42%	0.43%				0.42%	0.38%	0.49%	0.57%

120 - 149	2	589,500.00				2	462,161.71	1	408,000.00
	0.17%	0.21%				0.17%	0.16%	0.08%	0.14%

150 - 179	0	-				1	408,000.00	0	-
	0.00%	0.00%				0.08%	0.15%	0.00%	0.00%

180 - 269	2	649,604.49				1	241,825.22	1	242,044.72
	0.17%	0.24%				0.08%	0.09%	0.08%	0.09%

270 - 359	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	61	15,639,662.43				51	13,039,075.87	47	11,101,750.68
	5.17%	5.68%				4.26%	4.65%	3.87%	3.91%

Group 2 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	1	289,750.00				1	289,750.00	0	-
	0.08%	0.11%				0.08%	0.10%	0.00%	0.00%

Total Foreclosures	7	1,823,896.84				5	1,361,916.39	3	762,950.47
	0.59%	0.66%				0.42%	0.49%	0.25%	0.27%

Total REOs	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total BK, FC & REO	8	2,113,646.84				6	1,651,666.39	3	762,950.47
	0.68%	0.77%				0.50%	0.59%	0.25%	0.27%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	69	17,753,309.27				57	14,690,742.26	50	11,864,701.15
	5.84%	6.45%				4.76%	5.24%	4.12%	4.17%

60+	28	7,632,400.31				25	6,597,656.96	21	5,465,848.84
	2.37%	2.77%				2.09%	2.35%	1.73%	1.92%

90+	17	4,547,051.33				15	3,839,834.23	11	3,030,971.86
	1.44%	1.65%				1.25%	1.37%	0.91%	1.07%

120+	12	3,352,751.33				10	2,763,653.32	5	1,412,995.19
	1.02%	1.22%				0.83%	0.99%	0.41%	0.50%

150+	10	2,763,251.33				5	1,412,595.48	3	796,544.73
	0.85%	1.00%				0.42%	0.50%	0.25%	0.28%

180+	5	1,412,193.49				3	796,325.23	3	796,544.73
	0.42%	0.51%				0.25%	0.28%	0.25%	0.28%

270+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Group 3 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	31	6,249,376.36				30	6,732,110.85	29	5,728,813.57
	5.16%	5.39%				4.91%	5.71%	4.63%	4.70%

60 - 89	15	3,561,493.31				11	2,439,151.75	12	2,674,963.91
	2.50%	3.07%				1.80%	2.07%	1.92%	2.20%

90 - 119	10	2,290,601.06				6	1,028,951.69	8	1,547,728.69
	1.66%	1.97%				0.98%	0.87%	1.28%	1.27%

120 - 149	3	754,293.67				5	1,015,638.18	1	322,905.55
	0.50%	0.65%				0.82%	0.86%	0.16%	0.27%

150 - 179	3	416,606.64				1	322,828.13	0	-
	0.50%	0.36%				0.16%	0.27%	0.00%	0.00%

180 - 269	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

270 - 359	1	368,000.00				0	-	0	-
	0.17%	0.32%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	63	13,640,371.04				53	11,538,680.60	50	10,274,411.72
	10.48%	11.75%				8.67%	9.78%	7.99%	8.44%

Group 3 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	4	949,694.28				3	712,366.00	2	522,536.60
	0.67%	0.82%				0.49%	0.60%	0.32%	0.43%

Total Foreclosures	11	2,360,731.76				9	1,986,921.31	8	1,793,558.18
	1.83%	2.03%				1.47%	1.68%	1.28%	1.47%

Total REOs	0	-				1	264,000.00	0	-
	0.00%	0.00%				0.16%	0.22%	0.00%	0.00%

Total BK, FC & REO	15	3,310,426.04				13	2,963,287.31	10	2,316,094.78
	2.50%	2.85%				2.13%	2.51%	1.60%	1.90%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	78	16,950,797.08				66	14,501,967.91	60	12,590,506.50
	12.98%	14.61%				10.80%	12.29%	9.58%	10.34%

60+	47	10,701,420.72				36	7,769,857.06	31	6,861,692.93
	7.82%	9.22%				5.89%	6.59%	4.95%	5.63%

90+	31	6,949,927.41				24	5,140,705.31	19	4,186,729.02
	5.16%	5.99%				3.93%	4.36%	3.04%	3.44%

120+	21	4,659,326.35				18	4,111,753.62	10	2,352,392.55
	3.49%	4.01%				2.95%	3.48%	1.60%	1.93%

150+	17	3,846,532.68				10	2,351,941.33	8	1,791,987.12
	2.83%	3.31%				1.64%	1.99%	1.28%	1.47%

180+	9	2,087,487.09				8	1,791,613.32	6	1,482,153.17
	1.50%	1.80%				1.31%	1.52%	0.96%	1.22%

270+	1	368,000.00				0	-	0	-
	0.17%	0.32%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Group 4 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	30	6,583,323.82				33	7,947,463.45	38	8,758,429.18
	1.28%	1.26%				1.38%	1.49%	1.57%	1.62%

60 - 89	11	2,687,827.67				10	2,411,827.09	10	2,484,416.30
	0.47%	0.52%				0.42%	0.45%	0.41%	0.46%

90 - 119	5	1,184,971.93				5	1,155,693.33	2	406,017.09
	0.21%	0.23%				0.21%	0.22%	0.08%	0.08%

120 - 149	3	552,848.14				2	405,846.21	0	-
	0.13%	0.11%				0.08%	0.08%	0.00%	0.00%

150 - 179	1	197,184.84				0	-	1	221,000.00
	0.04%	0.04%				0.00%	0.00%	0.04%	0.04%

180 - 269	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

270 - 359	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	50	11,206,156.40				50	11,920,830.08	51	11,869,862.57
	2.14%	2.15%				2.10%	2.24%	2.11%	2.20%

Group 4 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Foreclosures	5	1,212,739.46				3	738,000.00	4	944,128.31
	0.21%	0.23%				0.13%	0.14%	0.17%	0.17%

Total REOs	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total BK, FC & REO	5	1,212,739.46				3	738,000.00	4	944,128.31
	0.21%	0.23%				0.13%	0.14%	0.17%	0.17%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	55	12,418,895.86				53	12,658,830.08	55	12,813,990.88
	2.35%	2.38%				2.22%	2.38%	2.28%	2.37%

60+	25	5,835,572.04				20	4,711,366.63	17	4,055,561.70
	1.07%	1.12%				0.84%	0.89%	0.70%	0.75%

90+	14	3,147,744.37				10	2,299,539.54	7	1,571,145.40
	0.60%	0.60%				0.42%	0.43%	0.29%	0.29%

120+	9	1,962,772.44				5	1,143,846.21	5	1,165,128.31
	0.38%	0.38%				0.21%	0.22%	0.21%	0.22%

150+	5	1,143,674.30				3	738,000.00	5	1,165,128.31
	0.21%	0.22%				0.13%	0.14%	0.21%	0.22%

180+	3	738,000.00				3	738,000.00	1	178,670.47
	0.13%	0.14%				0.13%	0.14%	0.04%	0.03%

270+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Group 5 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	16	3,880,077.75				20	4,445,560.55	18	4,072,687.54
	2.38%	2.68%				2.94%	3.03%	2.62%	2.74%

60 - 89	7	1,592,292.16				7	1,688,864.94	4	689,942.94
	1.04%	1.10%				1.03%	1.15%	0.58%	0.46%

90 - 119	5	1,192,797.39				3	635,881.31	1	168,585.31
	0.74%	0.82%				0.44%	0.43%	0.15%	0.11%

120 - 149	0	-				1	168,437.01	0	-
	0.00%	0.00%				0.15%	0.11%	0.00%	0.00%

150 - 179	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

180 - 269	1	159,000.00				1	159,000.00	1	159,000.00
	0.15%	0.11%				0.15%	0.11%	0.15%	0.11%

270 - 359	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	29	6,824,167.30				32	7,097,743.81	24	5,090,215.79
	4.32%	4.71%				4.70%	4.83%	3.49%	3.42%

Group 5 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	1	53,646.11				1	53,703.01	0	-
	0.15%	0.04%				0.15%	0.04%	0.00%	0.00%

Total Foreclosures	2	345,577.49				0	-	0	-
	0.30%	0.24%				0.00%	0.00%	0.00%	0.00%

Total REOs	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total BK, FC & REO	3	399,223.60				1	53,703.01	0	-
	0.45%	0.28%				0.15%	0.04%	0.00%	0.00%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	32	7,223,390.90				33	7,151,446.82	24	5,090,215.79
	4.76%	4.98%				4.85%	4.87%	3.49%	3.42%

60+	16	3,343,313.15				13	2,705,886.27	6	1,017,528.25
	2.38%	2.31%				1.91%	1.84%	0.87%	0.68%

90+	9	1,751,020.99				6	1,017,021.33	2	327,585.31
	1.34%	1.21%				0.88%	0.69%	0.29%	0.22%

120+	4	558,223.60				2	327,437.01	1	159,000.00
	0.60%	0.39%				0.29%	0.22%	0.15%	0.11%

150+	1	159,000.00				1	159,000.00	1	159,000.00
	0.15%	0.11%				0.15%	0.11%	0.15%	0.11%

180+	1	159,000.00				1	159,000.00	1	159,000.00
	0.15%	0.11%				0.15%	0.11%	0.15%	0.11%

270+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

				Group I	Group II	Group III	Group IV	Group V	Total
	Current			5,037,207.04	7,632,400.31	10,701,420.72	5,835,572.04	3,343,313.15	32,549,913.26
	One-Month Prior			4,309,570.12	6,597,656.96	7,769,857.06	4,711,366.63	2,705,886.27	26,094,337.04
	Two-Month Prior			3,775,407.81	5,465,848.84	6,861,692.93	4,055,561.70	1,017,528.25	21,176,039.53
	Three-Month Prior			2,340,586.02	4,368,405.85	5,129,402.71	3,301,109.64	1,095,557.76	16,235,061.98
	Four-Month Prior			1,813,773.40	2,577,090.88	4,020,545.78	1,338,793.72	751,099.11	10,501,302.89
	Five-Month Prior			2,072,928.11	2,175,641.71	2,602,844.05	2,497,423.23	751,605.06	10,100,442.16

	60+ Delinquency Average			3,012,369.82	4,757,870.73	6,180,960.54	3,623,304.49	1,610,831.60	19,185,337.18

	Passing Delinquency Trigger Test			NO

Realized Loss Detail

				Group I	Group II	Group III	Group IV	Group V	Total
	Current Period Realized Losses			-	-	102,305.54	-	-	102,305.54
	Cumulative Realized Losses			22.50	-	102,305.54	190.90	-	102,518.94
	Total Liquidated Loan Balance			-	-	264,000.00	-	-	264,000.00
	Total Liquidated Proceeds			-	-	161,694.46	-	-	161,694.46
	Subsequent Recoveries			-	-	-	-	-	-

	Loss Test Pass ?			YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

				N/A

Group II

				N/A

Group III

161853744				264,000.00	161,694.46	102,305.54

Group IV

				N/A

Group V

				N/A

Servicer Remittance Summary

	Interest

				Group I	Group II	Group III	Group IV	Group V	Total
	Scheduled Interest Collected			2,491,931.39	1,568,522.45	741,998.33	2,882,539.14	822,785.53	8,507,776.84
	Plus: Compensating Interest			5,409.50	3,150.98	1,705.10	6,218.53	859.45	17,343.56
	Less: Master Servicer Fee			95,389.74	58,426.61	24,581.27	110,813.12	30,602.91	319,813.64
	Less: Mortgage Loan Premiums			2,843.14	1,127.41	2,214.69	378.90	1,039.15	7,603.30
	Less: Excess Master Servicing Fee			-	-	-	-	-	-
	Total Interest Available			2,399,108.01	1,512,119.41	716,907.46	2,777,565.65	792,002.92	8,197,703.45

	Principal

				Group I	Group II	Group III	Group IV	Group V	Total
	Scheduled Principal			233,672.86	108,700.92	50,372.20	268,971.00	92,333.58	754,050.56
	Paid in Full Principal			9,575,272.64	4,984,894.56	1,614,259.04	10,719,780.65	1,471,584.37	28,365,791.26
	Curtailment Principal			(80,854.02)	44,303.07	13,423.95	188,975.09	12,461.12	178,309.21
	Liquidation Principal			-	-	161,694.46	-	-	161,694.46
	Repurchased Principal			-	-	-	-	337,985.00	337,985.00
	Substitution Adjustment Principal			-	-	-	-	-	-
	Unanticipated Principal Recoveries			-	-	-	-	-	-
	Total Principal Available			9,728,091.48	5,137,898.55	1,839,749.65	11,177,726.74	1,914,364.07	29,797,830.49

	Other Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Prepayment Penalties			-	-	-	-	-	-
	Other Required Amounts			-	-	-	-	-	-
	Total Other Remittance Amounts			-	-	-	-	-	-

	Total Servicer Remittance			12,127,199.49	6,650,017.96	2,556,657.11	13,955,292.39	2,706,366.99	37,995,533.94

Distribution Summary

	Amounts Available for Distribution

	Total Servicer Remittance								37,993,898.14
	Corridor Contract Proceeds Needed								-
	Capitalized Interest								-
	Supplemental Loan Deposit								-
	Corridor Reserve Fund withdrawal								-
	Principal Reserve Fund withdrawal								-
	Other Amounts								-
	Total Amounts Available								37,993,898.14

	Distribution Payments

	Trustee Fee								11,513.29
	Class Payments								37,982,384.90
	Total Payments								37,993,898.19

Trust Accounts

	Distribution Account

	Beginning Balance								-
	Deposits								37,993,898.14
	Withdrawals								37,993,898.14
	Ending Balance								-

	Corridor Contract Reserve Fund

	Beginnning Balance								993.60
	Deposit								-
	Withdrawal								-
	Ending Balance								993.60

Yield Supplemental Amount Details

	One-Month Libor Rate								3.13500%

	Yield Supplemental Amounts

Class				Beginning Balance	Current Period Amount	Amount Paid	Ending Amount
1A1				-	-	-	-
1A2				-	-	-	-
1A5				-	-	-	-
2A1				-	-	-	-
4A3				-	-	-	-
Total				--	--	--	--

	Corridor Contract Amounts Available

Contract				Beginning Amount	Current Period Amount	Ending Amount
1A2				-	-	-
1A5				-	-	-
4A3				-	-	-
Total				--	--	--

Senior Principal Distribution Amounts

	PO Principal Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning PO Balance			522,361.80	119,189.20	17,163.13	484,999.84	52,857.33	1,196,571.30
	PO Scheduled Principal			274.70	46.67	14.52	229.50	35.09	600.48
	PO Prepayments & Recoveries			8,556.83	4,275.64	141.93	34,599.55	316.79	47,890.75
	PO Liquidation Principal			-	-	-	-	-	-
	PO Principal Loss			-	-	-	-	-	-
	Ending PO Balance			513,530.27	114,866.89	17,006.67	450,170.80	52,505.44	1,148,080.07

	NON-PO Principal Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Beginning Non-PO Balance			457,348,405.92	280,328,523.84	117,972,927.50	531,417,973.39	146,841,093.22	1,533,908,923.87
	Non-PO Scheduled Principal			233,398.16	108,654.25	50,357.68	268,741.50	430,283.49	1,091,435.08
	Non-PO Prepayments & Recoveries			9,485,861.79	5,024,921.99	1,627,541.06	10,874,156.19	1,483,728.70	28,496,209.72
	Non-PO Liquidation Principal			-	-	161,694.46	-	-	161,694.46
	Non-PO Principal Loss			-	-	102,305.54	-	-	102,305.54
	Ending Non-PO Balance			447,629,145.97	275,194,947.60	116,031,028.77	520,275,075.69	144,927,081.04	1,504,057,279.07

Principal Distribution Amounts

	Senior and Subordinate Percentages

				Group I	Group II	Group III	Group IV	Group V
	Senior Percentage Original			96.39566%	96.39856%	96.39914%	96.39663%	96.39832%
	Senior Prepayment Percentage Original			0.00000%	0.00000%	0.00000%	0.00000%	0.00000%
	Senior Percentage			96.21245%	96.23800%	95.86252%	96.23450%	96.18966%
	Senior Prepayment Percentage			100.00000%	100.00000%	100.00000%	100.00000%	100.00000%
	Subordinate Percentages			3.78755%	3.76200%	4.13748%	3.76550%	3.81034%
	Subordinate Prepayment Percentage			0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

				Group I	Group II	Group III	Group IV	Group V	Total
	Senior Principal Distribution Amount			9,710,419.86	5,129,488.67	1,837,509.65	11,132,778.23	1,897,616.94	29,707,813.36
	Subordinate Principal Distribution Amount								41,525.90
	PO Principal Distribution Amount			8,831.53	4,322.31	156.46	34,829.05	351.88	48,491.23
	Total Principal Distribution Amount			9,728,091.48	5,137,898.55	1,839,749.65	11,177,726.74	1,914,364.07	29,797,830.49

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			1,568,411,899.78	1,446,994,114.73
Class A Percentage			96.399879%	96.132671%

Class M1			22,779,500.00	22,678,509.11
Class M1 Percentage			1.400105%	1.506672%

Class M2			9,762,000.00	9,718,721.05
Class M2 Percentage			0.600005%	0.645674%

Class B1			9,762,000.00	9,718,721.05
Class B1 Percentage			0.600005%	0.645674%

Class B2			4,881,000.00	4,859,360.53
Class B2 Percentage			0.300003%	0.322837%

Class B3			4,881,000.00	4,859,360.53
Class B3 Percentage			0.300003%	0.322837%

Class B4			4,067,000.00	4,048,969.32
Class B4 Percentage			0.249972%	0.268998%

Class B5			2,440,943.50	2,327,602.83
Class B5 Percentage			0.150029%	0.154637%

Prepayment Penalties

				Group I	Group II	Group III	Group IV	Group V	Total
	Prepayment Charges			-	-	-	-	-	-

Loan ID				Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

22505235				168,101.06	3/13/2008	-	IN	6.375	9	Paid in Full
29505058				201,000.00	2/28/2008	-	CA	6.500	10	Paid in Full
160055891				274,732.32	3/5/2008	-	VA	6.375	10	Paid in Full
160880554				220,000.00	3/10/2008	-	NJ	6.375	9	Paid in Full
160885979				7,486.33	3/11/2008	-	FL	6.375	9	Paid in Full

160923312				300,000.00	3/4/2008	-	CA	6.375	10	Paid in Full
161711086				114,230.28	2/21/2008	-	IL	7.000	9	Paid in Full
161728073				125,936.80	2/25/2008	-	WI	6.250	9	Paid in Full
161752396				341,250.00	2/19/2008	-	IL	6.500	9	Paid in Full
161758988				169,602.66	3/5/2008	-	AZ	6.375	9	Paid in Full

161793425				392,018.18	3/11/2008	-	CA	6.375	9	Paid in Full
161794849				278,400.00	2/28/2008	-	TX	6.625	9	Paid in Full
161911151				302,000.00	2/27/2008	-	MA	6.375	9	Paid in Full
162121594				174,999.15	2/25/2008	-	AZ	6.625	9	Paid in Full
162323939				321,107.24	2/19/2008	-	WA	6.125	10	Paid in Full

162451835				297,499.98	2/29/2008	-	OR	6.375	9	Paid in Full
165491424				163,783.85	2/29/2008	-	CO	6.500	9	Paid in Full
166269582				382,200.00	3/4/2008	-	MD	6.625	10	Paid in Full
166604013				123,082.84	3/10/2008	-	OH	6.500	10	Paid in Full
166719315				254,224.32	2/22/2008	-	CA	6.375	9	Paid in Full

166853916				104,126.98	3/3/2008	-	UT	6.500	10	Paid in Full
167015945				235,000.00	3/5/2008	-	UT	6.375	9	Paid in Full
167978195				130,011.09	2/19/2008	-	GA	6.375	9	Paid in Full
168219740				185,324.29	2/20/2008	-	CA	6.500	9	Paid in Full
168375883				387,000.00	3/14/2008	-	WA	6.500	9	Paid in Full

168539504				181,889.46	3/10/2008	-	IL	7.500	9	Paid in Full
168616581				410,977.56	3/3/2008	-	CA	6.250	9	Paid in Full
168619322				266,473.15	3/4/2008	-	CA	6.375	9	Paid in Full
168638359				401,239.69	3/4/2008	-	SC	6.625	9	Paid in Full
168715464				379,285.00	3/4/2008	-	CA	6.750	9	Paid in Full

169026030				295,000.00	2/20/2008	-	WA	6.250	9	Paid in Full
169058690				417,000.00	2/22/2008	-	IL	6.375	9	Paid in Full
169683111				173,668.48	3/11/2008	-	FL	6.500	9	Paid in Full
169851896				211,992.58	2/27/2008	-	TN	6.750	9	Paid in Full
170290933				464,248.46	3/5/2008	-	HI	6.625	9	Paid in Full

170348873				183,781.28	2/19/2008	-	CA	6.375	9	Paid in Full
170374757				390,000.00	3/11/2008	-	WY	6.500	9	Paid in Full

Group II

149549501				327,384.52	3/13/2008	-	CA	6.750	10	Paid in Full
159399345				223,129.24	2/21/2008	-	MD	6.500	10	Paid in Full
160412280				408,372.55	3/7/2008	-	UT	6.500	11	Paid in Full
160418913				346,757.68	2/25/2008	-	CA	6.500	11	Paid in Full
160527662				389,599.62	2/25/2008	-	CA	6.750	11	Paid in Full

160570492				130,000.00	2/27/2008	-	NM	6.500	9	Paid in Full
160682690				232,100.35	2/20/2008	-	CO	6.625	10	Paid in Full
160868009				379,825.40	3/10/2008	-	MA	6.500	10	Paid in Full
160932569				222,348.97	2/21/2008	-	TX	6.500	9	Paid in Full
160935369				413,926.45	3/3/2008	-	NJ	6.500	9	Paid in Full

161105847				222,137.53	2/25/2008	-	UT	6.500	10	Paid in Full
161145372				292,547.19	2/28/2008	-	CA	6.500	10	Paid in Full
161147876				314,961.46	3/11/2008	-	CA	6.750	10	Paid in Full
161310144				182,000.00	2/19/2008	-	NM	6.875	9	Paid in Full
168152619				415,000.00	3/6/2008	-	UT	6.750	9	Paid in Full

168703668				323,475.00	3/14/2008	-	IA	6.500	9	Paid in Full
168864793				281,105.84	3/6/2008	-	CA	7.000	9	Paid in Full
168930356				-	0	-	CA	6.875	9	Paid in Full
169214325				199,982.16	2/27/2008	-	NC	6.875	9	Paid in Full

Group III

149681254				275,316.69	2/21/2008	-	OR	7.125	12	Paid in Full
160749530				199,488.31	2/29/2008	-	NC	9.000	10	Paid in Full
160982095				276,621.71	2/22/2008	-	WA	7.250	11	Paid in Full
161513002				101,000.00	3/7/2008	-	IL	7.250	9	Paid in Full
167479166				30,000.00	2/26/2008	-	KS	7.875	9	Paid in Full

167579737				400,000.00	3/7/2008	-	AZ	7.750	9	Paid in Full
169110606				91,200.00	3/11/2008	-	TN	7.875	9	Paid in Full
169285383				105,977.55	2/20/2008	-	FL	7.000	9	Paid in Full
169840194				135,239.00	2/20/2008	-	WA	7.250	9	Paid in Full

Group IV

115326330				182,000.00	3/13/2008	-	NY	6.750	9	Paid in Full
141934429				184,714.96	2/29/2008	-	NM	6.125	9	Paid in Full
142931192				390,375.19	2/27/2008	-	WA	6.500	10	Paid in Full
147764012				200,000.00	3/5/2008	-	NC	6.750	10	Paid in Full
153060413				184,229.00	3/5/2008	-	KY	6.500	9	Paid in Full

157583850				86,095.10	3/14/2008	-	MT	6.375	9	Paid in Full
158048754				166,754.00	2/26/2008	-	WA	6.250	9	Paid in Full
158551681				347,000.00	2/29/2008	-	CO	6.250	10	Paid in Full
159499158				286,265.69	2/29/2008	-	GA	6.375	11	Paid in Full
159573735				315,500.00	2/20/2008	-	IL	6.625	10	Paid in Full

160340255				203,415.25	2/26/2008	-	NC	6.250	9	Paid in Full
160633540				270,000.00	2/29/2008	-	CA	6.375	9	Paid in Full
160657150				247,900.00	3/5/2008	-	MD	6.500	11	Paid in Full
160703492				300,000.00	3/6/2008	-	CA	6.375	9	Paid in Full
160734016				414,500.00	2/20/2008	-	CA	6.500	10	Paid in Full

160744089				198,560.79	3/4/2008	-	CO	6.625	9	Paid in Full
160797208				354,799.64	3/4/2008	-	MA	6.375	11	Paid in Full
160863912				417,000.00	3/5/2008	-	CA	6.375	10	Paid in Full
160919775				247,544.64	3/5/2008	-	CA	6.500	9	Paid in Full
160925488				332,078.95	3/11/2008	-	HI	6.250	10	Paid in Full

160981279				276,432.29	2/29/2008	-	PA	6.500	10	Paid in Full
161026181				252,730.22	3/12/2008	-	CA	6.625	10	Paid in Full
161060561				313,399.63	2/19/2008	-	DC	6.125	9	Paid in Full
161091093				333,107.08	3/3/2008	-	IL	6.500	10	Paid in Full
161159165				181,186.69	3/13/2008	-	CT	6.625	9	Paid in Full

161167862				155,025.00	2/19/2008	-	PA	6.375	10	Paid in Full
161263362				148,642.41	3/5/2008	-	NH	6.125	10	Paid in Full
161313769				171,650.14	2/22/2008	-	GA	6.750	9	Paid in Full
161315273				366,923.59	3/5/2008	-	MA	6.500	10	Paid in Full
161350493				100,887.28	3/14/2008	-	FL	6.999	9	Paid in Full

161378905				174,676.16	3/3/2008	-	NJ	6.625	10	Paid in Full
161401604				99,134.06	3/4/2008	-	TX	6.500	9	Paid in Full
161422726				198,079.67	3/3/2008	-	MA	6.375	11	Paid in Full
161493279				199,000.00	3/7/2008	-	NJ	6.375	10	Paid in Full
161497384				309,754.81	2/29/2008	-	MA	6.625	9	Paid in Full

162124546				417,000.00	2/19/2008	-	NC	6.625	9	Paid in Full
165011059				79,863.34	3/3/2008	-	KS	6.500	9	Paid in Full
167455672				412,300.00	2/19/2008	-	IL	6.125	10	Paid in Full
167771914				204,407.05	2/25/2008	-	TX	6.625	10	Paid in Full
168320575				110,021.60	3/13/2008	-	TX	6.750	9	Paid in Full

169729137				414,119.08	2/29/2008	-	CA	6.125	9	Paid in Full
170333535				229,845.11	2/29/2008	-	ID	6.500	9	Paid in Full
170342002				248,353.14	2/29/2008	-	CO	6.375	9	Paid in Full

Group V

159399569				199,999.97	3/5/2008	-	DC	6.625	10	Paid in Full
160477248				80,000.00	3/14/2008	-	MO	6.875	9	Paid in Full
161585783				195,083.95	2/29/2008	-	RI	6.875	9	Paid in Full
165808947				207,531.73	2/29/2008	-	CA	6.750	9	Paid in Full
166766901				153,733.55	3/4/2008	-	CA	6.875	9	Paid in Full

168233886				217,563.36	2/20/2008	-	CT	6.500	9	Paid in Full
168635725				144,005.66	2/21/2008	-	FL	6.875	9	Paid in Full
168648548				274,758.43	3/3/2008	-	UT	6.625	9	Paid in Full

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.097	23,110.42	0.005
25,000.00	-	50,000.00	17	0.822	701,876.33	0.157
50,000.00	-	75,000.00	67	3.238	4,290,092.65	0.957
75,000.00	-	100,000.00	115	5.558	10,356,594.81	2.311
100,000.00	-	125,000.00	177	8.555	20,234,640.06	4.515
125,000.00	-	150,000.00	206	9.957	28,492,534.82	6.358
150,000.00	-	175,000.00	255	12.325	41,508,509.04	9.262
175,000.00	-	200,000.00	224	10.826	42,361,141.82	9.453
200,000.00	-	225,000.00	181	8.748	38,540,387.29	8.600
225,000.00	-	250,000.00	140	6.767	33,398,596.02	7.453
250,000.00	-	275,000.00	145	7.008	38,131,614.42	8.509
275,000.00	-	300,000.00	136	6.573	39,278,012.98	8.765
300,000.00	-	325,000.00	82	3.963	25,679,641.76	5.730
325,000.00	-	350,000.00	69	3.335	23,344,986.94	5.209
350,000.00	-	375,000.00	73	3.528	26,589,593.75	5.933
375,000.00	-	400,000.00	79	3.818	30,816,479.69	6.876
400,000.00	-	425,000.00	71	3.432	29,324,454.29	6.544
425,000.00	-	450,000.00	4	0.193	1,766,140.75	0.394
450,000.00	-	475,000.00	7	0.338	3,244,419.04	0.724
475,000.00	-	500,000.00	9	0.435	4,391,909.93	0.980
500,000.00	-	525,000.00	3	0.145	1,542,450.43	0.344
525,000.00	-	550,000.00	3	0.145	1,607,270.68	0.359
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	2	0.097	1,225,590.00	0.273
625,000.00	-	650,000.00	2	0.097	1,292,628.32	0.288
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2069	100.000	448,142,676.24	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.085	10,480.54	0.004
25,000.00	-	50,000.00	3	0.254	131,612.19	0.048
50,000.00	-	75,000.00	14	1.185	931,864.55	0.338
75,000.00	-	100,000.00	53	4.488	4,903,500.39	1.781
100,000.00	-	125,000.00	82	6.943	9,427,536.90	3.424
125,000.00	-	150,000.00	97	8.213	13,427,220.45	4.877
150,000.00	-	175,000.00	146	12.362	23,685,044.29	8.603
175,000.00	-	200,000.00	127	10.754	23,971,414.24	8.707
200,000.00	-	225,000.00	89	7.536	18,828,378.17	6.839
225,000.00	-	250,000.00	110	9.314	26,148,568.95	9.498
250,000.00	-	275,000.00	82	6.943	21,510,989.28	7.813
275,000.00	-	300,000.00	81	6.859	23,485,468.19	8.531
300,000.00	-	325,000.00	66	5.588	20,622,046.64	7.490
325,000.00	-	350,000.00	61	5.165	20,581,096.48	7.476
350,000.00	-	375,000.00	54	4.572	19,653,383.91	7.139
375,000.00	-	400,000.00	52	4.403	20,261,359.54	7.359
400,000.00	-	425,000.00	50	4.234	20,679,126.47	7.511
425,000.00	-	450,000.00	3	0.254	1,328,322.38	0.482
450,000.00	-	475,000.00	1	0.085	473,879.73	0.172
475,000.00	-	500,000.00	1	0.085	496,000.00	0.180
500,000.00	-	525,000.00	1	0.085	520,000.00	0.189
525,000.00	-	550,000.00	1	0.085	533,800.00	0.194
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	3	0.254	1,794,013.49	0.652
600,000.00	-	625,000.00	1	0.085	616,078.31	0.224
625,000.00	-	650,000.00	2	0.169	1,288,629.40	0.468
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1181	100.000	275,309,814.49	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	12	1.997	436,167.42	0.376
50,000.00	-	75,000.00	46	7.654	2,837,547.16	2.445
75,000.00	-	100,000.00	43	7.155	3,863,879.42	3.330
100,000.00	-	125,000.00	60	9.983	6,672,911.16	5.750
125,000.00	-	150,000.00	69	11.481	9,528,952.14	8.211
150,000.00	-	175,000.00	48	7.987	7,804,418.54	6.725
175,000.00	-	200,000.00	74	12.313	13,936,075.51	12.009
200,000.00	-	225,000.00	49	8.153	10,401,060.86	8.963
225,000.00	-	250,000.00	42	6.988	9,941,745.49	8.567
250,000.00	-	275,000.00	40	6.656	10,475,059.96	9.026
275,000.00	-	300,000.00	33	5.491	9,507,490.25	8.193
300,000.00	-	325,000.00	26	4.326	8,119,993.38	6.997
325,000.00	-	350,000.00	21	3.494	7,145,534.40	6.157
350,000.00	-	375,000.00	14	2.329	5,147,443.48	4.436
375,000.00	-	400,000.00	11	1.830	4,332,721.62	3.734
400,000.00	-	425,000.00	4	0.666	1,647,049.31	1.419
425,000.00	-	450,000.00	3	0.499	1,317,251.05	1.135
450,000.00	-	475,000.00	2	0.333	923,933.28	0.796
475,000.00	-	500,000.00	2	0.333	973,553.97	0.839
500,000.00	-	525,000.00	2	0.333	1,035,247.04	0.892
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	601	100.000	116,048,035.44	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	3	0.128	53,514.78	0.010
25,000.00	-	50,000.00	7	0.299	333,730.81	0.064
50,000.00	-	75,000.00	56	2.393	3,672,714.59	0.705
75,000.00	-	100,000.00	125	5.342	11,249,504.28	2.160
100,000.00	-	125,000.00	183	7.821	20,881,639.72	4.010
125,000.00	-	150,000.00	235	10.043	32,392,136.82	6.221
150,000.00	-	175,000.00	223	9.530	36,337,889.93	6.978
175,000.00	-	200,000.00	280	11.966	52,695,149.36	10.120
200,000.00	-	225,000.00	204	8.718	43,549,297.75	8.363
225,000.00	-	250,000.00	202	8.632	47,994,510.84	9.217
250,000.00	-	275,000.00	154	6.581	40,412,157.29	7.761
275,000.00	-	300,000.00	163	6.966	47,085,103.73	9.042
300,000.00	-	325,000.00	127	5.427	39,698,326.42	7.624
325,000.00	-	350,000.00	103	4.402	34,834,276.90	6.690
350,000.00	-	375,000.00	75	3.205	27,208,960.94	5.225
375,000.00	-	400,000.00	83	3.547	32,376,971.50	6.218
400,000.00	-	425,000.00	98	4.188	40,465,730.00	7.771
425,000.00	-	450,000.00	3	0.128	1,307,229.40	0.251
450,000.00	-	475,000.00	4	0.171	1,852,834.48	0.356
475,000.00	-	500,000.00	5	0.214	2,447,929.58	0.470
500,000.00	-	525,000.00	4	0.171	2,061,117.61	0.396
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.043	570,960.62	0.110
575,000.00	-	600,000.00	1	0.043	579,559.14	0.111
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	1	0.043	664,000.00	0.128
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	2340	100.000	520,725,246.49	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	0.595	165,030.54	0.114
50,000.00	-	75,000.00	6	0.893	362,612.82	0.250
75,000.00	-	100,000.00	34	5.060	3,046,701.67	2.101
100,000.00	-	125,000.00	65	9.673	7,532,494.86	5.196
125,000.00	-	150,000.00	81	12.054	11,096,022.14	7.654
150,000.00	-	175,000.00	77	11.458	12,490,275.39	8.615
175,000.00	-	200,000.00	79	11.756	14,955,811.48	10.316
200,000.00	-	225,000.00	61	9.077	12,855,150.48	8.867
225,000.00	-	250,000.00	58	8.631	13,863,795.62	9.563
250,000.00	-	275,000.00	28	4.167	7,385,386.07	5.094
275,000.00	-	300,000.00	35	5.208	10,173,736.18	7.017
300,000.00	-	325,000.00	45	6.696	14,065,137.08	9.701
325,000.00	-	350,000.00	37	5.506	12,495,091.91	8.619
350,000.00	-	375,000.00	25	3.720	9,030,872.60	6.229
375,000.00	-	400,000.00	16	2.381	6,298,385.50	4.344
400,000.00	-	425,000.00	16	2.381	6,578,848.51	4.538
425,000.00	-	450,000.00	1	0.149	427,737.80	0.295
450,000.00	-	475,000.00	3	0.446	1,387,638.12	0.957
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	1	0.149	768,857.71	0.530
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	672	100.000	144,979,586.48	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	1	0.048	108,203.55	0.024
5.750000000000	-	6.000000000000	16	0.773	3,658,944.33	0.816
6.000000000000	-	6.250000000000	109	5.268	24,174,963.90	5.394
6.250000000000	-	6.500000000000	1115	53.891	245,848,745.95	54.859
6.500000000000	-	6.750000000000	584	28.226	126,711,112.72	28.275
6.750000000000	-	7.000000000000	192	9.280	38,096,955.04	8.501
7.000000000000	-	7.250000000000	49	2.368	8,887,858.65	1.983
7.250000000000	-	7.500000000000	1	0.048	293,161.48	0.065
7.500000000000	-	7.750000000000	1	0.048	242,500.00	0.054
7.750000000000	-	8.000000000000	1	0.048	120,230.62	0.027
>		8.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	2069	100.000	448,142,676.24	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	0	0.000	-	0.000
6.000000000000	-	6.250000000000	0	0.000	-	0.000
6.250000000000	-	6.500000000000	312	26.418	75,586,902.95	27.455
6.500000000000	-	6.750000000000	453	38.357	108,979,976.77	39.584
6.750000000000	-	7.000000000000	404	34.208	88,357,271.89	32.094
7.000000000000	-	7.250000000000	3	0.254	797,072.16	0.290
7.250000000000	-	7.500000000000	7	0.593	1,241,474.04	0.451
7.500000000000	-	7.750000000000	2	0.169	347,116.68	0.126
7.750000000000	-	8.000000000000	0	0.000	-	0.000
>		8.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1181	100.000	275,309,814.49	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	0	0.000	-	0.000
6.000000000000	-	6.250000000000	0	0.000	-	0.000
6.250000000000	-	6.500000000000	0	0.000	-	0.000
6.500000000000	-	6.750000000000	0	0.000	-	0.000
6.750000000000	-	7.000000000000	27	4.493	4,748,538.09	4.092
7.000000000000	-	7.250000000000	211	35.108	44,170,095.34	38.062
7.250000000000	-	7.500000000000	163	27.121	29,623,691.80	25.527
7.500000000000	-	7.750000000000	63	10.483	12,308,206.96	10.606
7.750000000000	-	8.000000000000	60	9.983	10,765,693.42	9.277
>		8.000000000000	77	12.812	14,431,809.83	12.436
		Wgt Ave / Total:	601	100.000	116,048,035.44	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	13	0.556	3,150,067.22	0.605
6.000000000000	-	6.250000000000	255	10.897	58,795,066.34	11.291
6.250000000000	-	6.500000000000	1255	53.632	276,952,540.93	53.186
6.500000000000	-	6.750000000000	595	25.427	134,077,029.91	25.748
6.750000000000	-	7.000000000000	173	7.393	37,478,248.99	7.197
7.000000000000	-	7.250000000000	49	2.094	10,272,293.10	1.973
7.250000000000	-	7.500000000000	0	0.000	-	0.000
7.500000000000	-	7.750000000000	0	0.000	-	0.000
7.750000000000	-	8.000000000000	0	0.000	-	0.000
>		8.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	2340	100.000	520,725,246.49	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	0	0.000	-	0.000
5.750000000000	-	6.000000000000	0	0.000	-	0.000
6.000000000000	-	6.250000000000	0	0.000	-	0.000
6.250000000000	-	6.500000000000	154	22.917	32,557,316.52	22.456
6.500000000000	-	6.750000000000	227	33.780	48,968,130.33	33.776
6.750000000000	-	7.000000000000	279	41.518	60,262,474.46	41.566
7.000000000000	-	7.250000000000	7	1.042	1,453,270.34	1.002
7.250000000000	-	7.500000000000	3	0.446	925,394.83	0.638
7.500000000000	-	7.750000000000	2	0.298	813,000.00	0.561
7.750000000000	-	8.000000000000	0	0.000	-	0.000
>		8.000000000000	0	0.000	-	0.000
		Wgt Ave / Total:	672	100.000	144,979,586.48	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	453	21.895	118,123,241.33	26.358
		FL	250	12.083	49,713,208.51	11.093
		AZ	114	5.510	22,685,488.03	5.062
		VA	56	2.707	13,312,148.51	2.971
		WA	81	3.915	18,311,456.04	4.086
		CO	72	3.480	14,454,457.51	3.225
		Others	1043	50.411	211,542,676.31	47.204
		Wgt Ave / Total:	2069	100.000	448,142,676.24	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	340	28.789	94,362,632.29	34.275
		FL	119	10.076	25,818,526.73	9.378
		AZ	46	3.895	9,225,336.63	3.351
		VA	29	2.456	7,369,155.30	2.677
		WA	48	4.064	12,311,046.57	4.472
		CO	41	3.472	7,810,519.98	2.837
		Others	558	47.248	118,412,596.99	43.011
		Wgt Ave / Total:	1181	100.000	275,309,814.49	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	61	10.150	16,815,534.36	14.490
		FL	122	20.300	24,212,736.43	20.864
		AZ	38	6.323	7,157,116.14	6.167
		VA	9	1.498	1,875,523.65	1.616
		WA	20	3.328	4,861,406.84	4.189
		CO	15	2.496	2,757,737.19	2.376
		Others	336	55.907	58,367,980.83	50.296
		Wgt Ave / Total:	601	100.000	116,048,035.44	100.000

			Group IV

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	492	21.026	135,203,789.77	25.965
		FL	197	8.419	42,079,190.48	8.081
		AZ	129	5.513	27,894,131.73	5.357
		VA	76	3.248	17,534,957.84	3.367
		WA	102	4.359	24,250,145.78	4.657
		CO	89	3.803	18,492,211.69	3.551
		Others	1255	53.632	255,270,819.20	49.022
		Wgt Ave / Total:	2340	100.000	520,725,246.49	100.000

			Group V

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	147	21.875	36,283,205.19	25.026
		FL	95	14.137	19,048,128.74	13.138
		AZ	26	3.869	5,410,812.89	3.732
		VA	21	3.125	5,030,247.08	3.470
		WA	10	1.488	2,208,395.04	1.523
		CO	30	4.464	6,147,182.68	4.240
		Others	343	51.042	70,851,614.86	48.870
		Wgt Ave / Total:	672	100.000	144,979,586.48	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	18	0.870	2,734,094.64	0.610
300	-	360	2051	99.130	445,408,581.60	99.390
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2069	100.000	448,142,676.24	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.085	10,480.54	0.004
120	-	180	0	0.000	-	0.000
180	-	300	3	0.254	483,432.65	0.176
300	-	360	1177	99.661	274,815,901.30	99.821
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1181	100.000	275,309,814.49	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	3	0.499	213,010.69	0.184
300	-	360	598	99.501	115,835,024.75	99.816
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	601	100.000	116,048,035.44	100.000

			Group IV

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	17	0.726	2,219,141.28	0.426
300	-	360	2323	99.274	518,506,105.21	99.574
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	2340	100.000	520,725,246.49	100.000

			Group V

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	15	2.232	2,328,089.33	1.606
300	-	360	657	97.768	142,651,497.15	98.394
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	672	100.000	144,979,586.48	100.000

ANNEX C

Prospectus Dated July 27, 2007

PROSPECTUS

CWALT, INC.
Depositor

Mortgage Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWALT, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•  first lien mortgage loans secured by one- to four-family residential properties;

•  mortgage loans secured by first liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

•  collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

•  mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•  mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

The Securities

CWALT, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

July 27, 2007

Table of Contents
Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	1
Risk Factors	2
Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer	2
Credit Enhancement May Not Be Sufficient To Protect You From Losses	3
Nature Of Mortgages	3
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	7
Impact Of World Events	7
You Could Be Adversely Affected By Violations Of Environmental Laws	8
Ratings Of The Securities Do Not Assure Their Payment	9
Book-Entry Registration	10
Secondary Market For The Securities May Not Exist	10
Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities	10
The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets	11
The Trust Fund	12
General	12
The Loans	13
Agency Securities	16
Non-Agency Mortgage-Backed Securities	21
Substitution of Trust Fund Assets	23
Available Information	23
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	23
Reports to Securityholders	24
Use of Proceeds	24
The Depositor	24
Loan Program	25
Underwriting Standards	25
Qualifications of Sellers	26
Representations by Sellers; Repurchases	26
Static Pool Data	27
Description of the Securities	28
General	28
Distributions on Securities	30
Advances	32
Reports to Securityholders	32
Categories of Classes of Securities	33
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	36
Book-Entry Registration of Securities	39
Exchangeable Securities	42
Credit Enhancement	45
General	45
Subordination	45
Letter of Credit	46
Insurance Policies, Surety Bonds and Guaranties	46
Overcollateralization and Excess Cash Flow	47
Reserve Accounts	47
Special Hazard Insurance Policies	47
Bankruptcy Bonds	48
Pool Insurance Policies	48
Financial Instruments	50
Cross Support	50
Yield, Maturity and Prepayment Considerations	51
Prepayments on Loans	51
Prepayment Effect on Interest	51
Delays in Realization on Property; Expenses of Realization	52
Optional Purchase	52
Prepayment Standards or Models	52
Yield	53
The Agreements	53
Assignment of the Trust Fund Assets	53
Payments on Loans; Deposits to Security Account	55
Pre-Funding Account	57
Investments in Amounts Held in Accounts	58
Sub-Servicing by Sellers	59
Collection Procedures	60
Delinquency Calculation Methods	61
Hazard Insurance	61
Application of Liquidation Proceeds	63
Realization Upon Defaulted Loans	63
Servicing and Other Compensation and Payment of Expenses	66
Evidence as to Compliance	66
Certain Matters Regarding the Master Servicer and the Depositor	67
Events of Default; Rights Upon Event of Default	67
Amendment	70
Termination; Optional Termination	71
The Trustee	72
Certain Legal Aspects of the Loans	72
General	72
Foreclosure	73
Environmental Risks	75

i

Rights of Redemption	77
Anti-Deficiency Legislation and Other Limitations On Lenders	77
Due-On-Sale Clauses	78
Enforceability of Prepayment Charges and Late Payment Fees	78
Applicability of Usury Laws	79
Servicemembers Civil Relief Act	79
Other Loan Provisions and Lender Requirements	79
Consumer Protection Laws	80
Material Federal Income Tax Consequences	81
General	81
Taxation of Debt Securities	81
Taxation of the REMIC and Its Holders	86
REMIC Expenses; Single Class REMICs	86
Taxation of the REMIC	87
Taxation of Holders of Residual Interests	88
Administrative Matters	91
Tax Status as a Grantor Trust	91
Sale or Exchange	93
Miscellaneous Tax Aspects	94
New Reporting Regulations	94
Tax Treatment of Foreign Investors	94
Tax Characterization of the Trust Fund as a Partnership	96
Tax Consequences to Holders of the Notes	96
Tax Consequences to Holders of the Certificates	98
Taxation of Classes of Exchangeable Securities	101
Other Tax Considerations	102
ERISA Considerations	102
Legal Investment	106
Method of Distribution	107
Legal Matters	108
Financial Information	108
Rating	108
Index of Defined Terms	110

ii

Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Available Information” and “— Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 23.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWALT, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•  with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•  the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to

• pay for maintenance and other operating expenses of those properties,

• fund capital improvements, and

• service any mortgage loan and any other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Impact Of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

You Could Be Adversely Affected By Violations Of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 110.

The Trust Fund
General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•	a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

•	a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Non-Agency Mortgage-Backed Securities”) evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as “Master Servicing Agreements”) in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

*
Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans or multifamily loans. If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•
Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties and is collectively referred to herein as the “Properties.” The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the Properties. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties, leasehold interests and properties which are used for both residential and commercial purposes. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

•
the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

•
the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties or other real property),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios of the loans at origination,

•	the Loan Rates or range of Loan Rates borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the related prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency

Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Non-Agency Mortgage-Backed Securities

Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family residences or multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•
the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

•
the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the applicable prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-140962.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the applicable prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWALT, Inc., a Delaware corporation (the “depositor”), was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller or, in some cases originator, will have made representations and warranties in respect of the loans sold by the seller or originator and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

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that a lender’s policy of title insurance (or other similar form of policy of insurance or an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

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that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

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that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the seller or originator sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by the seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller or originator to the depositor or its affiliates. In addition, certain representations, including the condition of the related mortgaged property will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller or originator cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s or originator’s obligations under those circumstances, but if it does not, then the seller or originator will be obligated either

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to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller or originator is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”
Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

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with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, and will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the related cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

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the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding of certain classes of certificates by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate, the Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter, the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the related prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

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the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

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the aggregate amount (a) otherwise allocable to the holders of the Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

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the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

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the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

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the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes	Definitions
Principal Types
Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all

Categories of Classes	Definition
circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of Subordinate Securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the partial accrual class. This

Categories of Classes	Definitions
accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the accrual class, which amount will be added as principal to the principal balance of the accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

Unless otherwise specified in the related prospectus supplement, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement quoted on the Bloomberg Terminal for the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Bloomberg Terminal (or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect

Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each exchangeable security will represent a beneficial ownership interest in the class or classes of securities deposited with the trustee in connection with the exchange (these classes of certificates will be referred to in the related prospectus supplement as the “depositable securities”). The classes of depositable securities will be deposited in a separate trust fund, referred to in this prospectus as the exchangeable securities trust fund, which will also be established pursuant to the pooling and servicing agreement or trust agreement establishing the trust fund that issues the depositable securities. The trustee for the trust fund which issues the depositable securities will also serve as trustee of the exchangeable securities trust fund. The exchangeable securities will be issued by the exchangeable securities trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, the class or classes of depositable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of depositable securities may be exchanged for one or more classes of related exchangeable securities. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination or for the related depositable securities. This process may be repeated again and again.

The descriptions in the related prospectus supplement of the securities of a series that includes depositable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

Exchanges. If a holder elects to exchange its depositable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the depositable securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the depositable securities; and

•	the class or classes of depositable securities must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable securities and of exchangeable securities that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of depositable securities with a floating interest rate and a class of depositable securities with an inverse floating interest rate may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes of depositable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate. In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

•
An interest-only class and a principal only class of depositable securities may be exchangeable, together, for a class of exchangeable securities that is entitled to both principal and interest payments. The principal balance of the principal and interest class of exchangeable securities would be equal to the principal balance of the depositable principal only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

•
Two classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two depositable classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of depositable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of depositable securities that is a Planned Principal Class or Targeted Principal Class, and a class of depositable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA Insurance,

•	a VA Guarantee,

•	cross-collateralization feature, or

•	any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related Subordinate Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of Subordinate Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See “The Agreements - Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Certain Legal Aspects of the Loans - Anti-Deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements - Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements - Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate, the maturity of the loan, the Loan-to-Value Ratios at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or multifamily loan,

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the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

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the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

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any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s or the certificateholder’s interest.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See “The Trust Fund ─ Non-Agency Mortgage-Backed Securities.” Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

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an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have (a) the highest short-term ratings of Moody’s or Fitch and (b) one of the two highest short-term ratings of S&P (or, if such entity does not have a short-term rating from S&P, the long-term unsecured and unsubordinated debt obligations of such entity have a rating from S&P of at least “BBB+”);

•	a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

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all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Subsequent Recoveries;

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all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

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any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer’s or its parent’s credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

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to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

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to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

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to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

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to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement into the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to the related securities by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency; and

(xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

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in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

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in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Delinquency Calculation Methods

Each prospectus supplement will describe the delinquency calculation method(s) used with respect to the related loans. These methods may include the MBA Method, the OTS Method or a combination of both methods.

Under the methodology used by the Mortgage Bankers Association (the “MBA Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the day immediately preceding the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on July 31. A loan would be considered “60 days delinquent” with respect to a scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the loan’s second succeeding due date.

Under the methodology used by the Office of Thrift Supervision (the “OTS Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on August 1. Therefore, if that loan were to be included in a trust fund with a cut-off date of August 1 and if delinquency status of that loan is determined on the cut-off date, that loan would not be considered 30 or more days delinquent. That loan would be considered 60 days delinquent if the borrower fails to make the scheduled payment due on July 1 by the close of business on September 1.

Investors should note that, except as otherwise provided in the related prospectus supplement, borrower delinquency status will be determined as of the last day of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, bankruptcy, foreclosure and REO property status will be determined as of the last day of the prior month. Although such loans are removed from the delinquency categories, they may count in connection with total delinquency information or delinquency triggers (if specified in the related prospectus supplement).

Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan; or

•	the greater of:

(1) the outstanding principal balance of the loan; and

(2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•
to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

•	to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•	as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

•
advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

•
any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

•
any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting Rights” are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and under the circumstances decided in the related Master Servicing Agreement, shall at the direction of holders of certificates having not less than 66⅔% of the Voting Rights, or notes of any class evidencing not less than 25% of the aggregate percentage interests constituting that class, and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than, in the case of certificates, 25% of the Voting Rights evidenced by the certificates and, in the case of notes, 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•
a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•
failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

•
any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus provided to investors in connection with the initial offering of the securities;

(d) to add to the duties of the depositor, any seller or the master servicer;

(e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time;

(f) to add any other provisions with respect to matters or questions arising hereunder; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement,

provided that no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

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reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

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adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66⅔%, or

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reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of such class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Additionally, the notes of a series will be subject to mandatory redemption in the event of the purchase from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets as described above.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator.

CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment Charges and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late fees and prepayment charges are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of the special counsel to the depositor (“Tax Counsel”) named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change can apply retroactively.

The discussion does not address all the aspects of federal income taxation that may affect either particular investors in light of their individual circumstances or certain types of investors subject to special treatment under the Code. It focuses primarily on investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences of holding any particular securities will depend on whether

•	the securities are classified as indebtedness;

•	an election is made to treat the trust fund relating to the securities as a real estate mortgage investment conduit (“REMIC”) under the Code;

•	the securities are treated as representing direct ownership of some or all of the assets held by the trust fund relating to those securities (“Pass-Through Securities”); or

•	an election is made to treat the trust fund relating to the securities as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC elections will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities” and “Regular Interests”) is generally taxable to holders in the same manner as the income on securities classified as indebtedness. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are classified as indebtedness will be includible in income by holders in accordance with their usual methods of accounting. Securities classified as indebtedness and Regular Interest Securities are referred to hereinafter collectively as “Debt Securities.”

Certain Debt Securities will, and other Debt Securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if it is less than a de minimis amount as determined under the Code.

The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for the class will be the fair market value of the class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. Absent clarification of the OID Regulations, however, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security’s stated redemption price.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s total stated redemption price.

Although unclear, it appears that the projected payments of stated redemption price on a debt instrument should be based on a schedule that is determined in accordance with the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). Any Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the Debt Security does not exceed the total noncontingent principal payments and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

In the case of securities that initially add interest to principal or only make payments of principal (“Compound Interest Securities”), certain securities the payments on which consist solely or primarily of interest payments on underlying mortgages or on other Regular Interest Securities (“Interest Weighted Securities”), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

Regulations governing the calculation of OID on instruments having contingent interest payments do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities, and the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. Because no regulatory guidance currently exists under Code Section 1272(a)(6), however, we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during that day. In the case of a Debt Security that is not a Regular Interest Security or that is subject to acceleration due to prepayments on the underlying loans, the amount of OID includible in income of a holder for an accrual period will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt Security in all prior accrual periods.

The amount of OID included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a “Pay-Through Security”) is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but if the holder purchases the Debt Security for an amount that exceeds its adjusted issue price, then the holder will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset the OID by comparable economic accruals of the excess.

Effects of Defaults and Delinquencies. Holders of a Pay-Through Security will be required to report income with respect to the security under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Interest Weighted Securities. The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the amount of gain realized. Market discount is supposed to be accrued in a manner provided in Treasury regulations but, until the regulations are issued, Congress apparently intended that market discount would generally be accrued either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) (a) in the case of securities issued without OID (or Pass-Through Securities representing ownership of loans issued without OID), on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities issued with OID (or Pass-Through Securities representing ownership of loans issued with OID) on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security with market discount (or Pass-Through Security representing ownership of loans with market discount) over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, the sale, disposition, or repayment of the Pass-Through Security or an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount, which would mean using the Prepayment Assumption used in pricing the Debt Security. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder on the first day of the taxable year for which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be revocable only with IRS consent. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury regulations (the “Bond Premium Regulations”) dealing with amortizable bond premium do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS and Treasury Department, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If the election were made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquired on and after the first day of the taxable year for which the election was made. Similarly, if the election were made with respect to a Debt Security that is acquired at a premium, the holder of the Debt Security would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owned and acquired on and after the first day of the taxable year for which the election was made. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable without IRS consent.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement. (The phrases “Regular Interests” and “Regular Interest Securities” are used interchangeably).

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the Residual Interests. As described previously under the caption “Taxation of Debt Securities,” Regular Interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. A REMIC that acquires loans at a market discount, however, must include that market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, and subject to certain exceptions, prohibited transactions include:

•	the sale or other disposition by the REMIC of any cash flow investment or qualified mortgage;

•	the receipt of any income from assets not permitted to be held by the REMIC under the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be made responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interests

The holder of a “Residual Interest” will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day. In addition, some of the income reported by the holder of a Residual Interest may not be subject to reduction for net operating losses and other deductions. For this reason, and because the holder of a Residual Interest must report its proportionate share of the REMIC’s taxable income whether or not the holder receives cash distributions from the REMIC, the taxes imposed on the net income attributable to a Residual Interest can substantially exceed the distributions on the interest, resulting in a negative after-tax yield.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest holder’s basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest (including a Residual Interest with a positive value at issuance) is a “Noneconomic Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. Regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. A Residual Interest cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases the Pass-Through Securities will represent disproportionate interests in the principal or interest payable on the underlying loans (“Stripped Securities”) and sale of the Stripped Securities to different holders will separate the ownership of such interests.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as those items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, for example, because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and are not deductible in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive different percentages of interest and principal on different loans. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans rather than debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the holders of Pass-Through Securities, which changes may affect the timing of when a holder reports those items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

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is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

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provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Taxation of Classes of Exchangeable Securities

General. For United States federal income tax purposes, the arrangement established to hold the depositable securities will be classified as a trust (the “ES Trust”) and the holders of the exchangeable securities will be treated as owning under Section 671 of the Code the interests in the depositable securities that underlie their exchangeable securities.

If the interests in the depositable securities underlying an exchangeable security can be traded separately before deposit to, and after withdrawal from, the ES Trust, then the interests in each depositable security underlying the exchangeable security will be accounted for separately and will have the same consequences to the holder of the exchangeable security as if such interests in the underlying, depositable security were held outside the ES Trust as described earlier. Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each interest in a depositable security underlying an exchangeable security can otherwise be separately traded before deposit to, and after withdrawal from, the ES Trust.

Acquisition and Disposition. No gain or loss will be realized upon depositing in the ES Trust the depositable securities underlying an exchangeable security. Regardless of the value of the exchangeable security, at the time of deposit, each underlying depositable security will have the same basis as it did immediately before the deposit (that is, each depositable security will have a separate basis for federal income tax purposes, based on its acquisition cost, adjusted as necessary for accruals of discount and premium and payments on the depositable security). If more than one underlying depositable security is acquired at the same time (including by acquiring an exchangeable security), then the initial cost of the depositable securities must be determined by apportioning the aggregate cost for the depositable securities (or the cost of the exchangeable security) among the individual depositable securities based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable securities underlying an exchangeable security from the ES Trust. Regardless of the value of the exchangeable security at the time of withdrawal, each depositable security will have the same separate basis as it did immediately before the withdrawal. If more than one underlying depositable security is disposed of at the same time (including by disposing of an exchangeable security) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable security will be determined by apportioning the aggregate sales proceeds from the depositable securities (or the sales proceeds from the exchangeable security) among the individual depositable securities based on their relative fair market values on the disposition date.

Alternative Tax Consequences. If an exchangeable security represents an interest in an underlying depositable security of a type that cannot be separately traded before the underlying depositable security is deposited to, or after it is withdrawn from, the ES Trust and if such interest represents disproportionate ownership of the principal and interest payable on the underlying depositable security, then the exchangeable security may be subject to special income tax consequences. Specifically, if the depositor of the underlying depositable security separately disposes of such exchangeable security, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable security and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable security will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable security is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement. Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; or the service provider exception provided under Section (408)(b)(17) of ERISA and Section 4975(d)(20) of the Code. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap: (a) is an “eligible swap”; (b) is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

The entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), DBRS Limited or DBRS, Inc. (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, and Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index of Defined Terms

Accretion Directed	34
Accrual	36
Adjustable Rate	35
Agency Securities	12
Agreement	13
AMT	90
Asset Conservation Act	76
Available Funds	30
beneficial owner	39
Bond Premium Regulations	85
Book-Entry Securities	39
Callable	36
Capitalized Interest Account	58
Cash Flow Bond Method	92
CERCLA	75
CI	40
Class Security Balance	30
Clearstream, Luxembourg	40
Code	81
COFI securities	37
Collateral Value	16
Companion Class	34
Component Securities	34
Compound Interest Securities	83
Cooperative	41
cooperative loans	13
cooperatives	13
Cut-off Date Principal Balance	28
DBC	40
Debt securities	82
Definitive Security	39
depositable securities	43
depositor	24
Detailed Description	13
Disqualified Organization	89
DOL	103
DTC	39
Eleventh District	37
ERISA	102
ES Trust	101
Euroclear	39
Euroclear Operator	41
Euroclear Participants	41
European Depositaries	39
excess servicing	92
Exchange Act	23
FHA	13
FHLBSF	37
Financial Intermediary	39
Fitch	104
Fixed Rate	35
Floating Rate	35
foreign person	97
Funding Period	57
Garn-St Germain Act	78
Improper Knowledge	90
Indenture	28
Indirect Participants	39
Insurance Proceeds	56
Insured Expenses	56
Interest Only	35
Interest Weighted Securities	83
Inverse Floating Rate	35
L/C Bank	46
L/C Percentage	46
Liquidation Expenses	56
Liquidation Proceeds	56
Loan Rate	14
Loan-to-Value Ratio	16
Master Servicing Agreements	12
Master Servicing Fee	66
MBA Method	61
Moody’s	104
Mortgage	53
mortgage related security	106
NAS	34
National Cost of Funds Index	37
NCUA	106
New CI	40
new partnership	99
Non-Accelerated Senior	34
Non-Agency Mortgage-Backed Securities	12
Noneconomic Residual Interest	89
Nonresidents	94
Notional Amount Securities	34
obligations	105
Offshore Location	90
OID	82
OID Regulations	82
old partnership	99
OTS	37
OTS Method	61
PACs	34
Partial Accrual	35
Participants	39
Parties in Interest	102, 103
Pass-Through Securities	91
Pay-Through Security	83
Permitted Investments	58
Plan Assets Regulation	103
Planned Principal Class	34
Plans	102
Policy Statement	107
Pool Insurance Policy	48
Pool Insurer	48
Pooling and Servicing Agreement	12

Pre-Funded Amount	57
Pre-Funding Account	57
Prepayment Assumption	83
Primary Mortgage Insurance Policy	15
Prime Rate	38
Principal Only	35
Principal Prepayments	31
Properties	14
PTCE	103
Purchase Price	27
Rating Agency	104, 108
Ratio Strip Securities	92
RCRA	76
Record Date	29
Reference Bank Rate	36
Refinance Loan	16
Regular Interest Securities	81
Regular Interests	81
Relevant Depositary	39
Relevant Implementation Date	108
Relevant Member State	107
Relief Act	7, 79
REMIC	29, 81
Residual Interest	88
Restricted Group	105
Retained Interest	28
Rules	39
S&P	104
Sale and Servicing Agreement	12
Scheduled Principal Class	34
SEC	13
secured creditor exemption	76
Securities Act	23
Security Account	55
Security Owners	39
Security Register	29
Sellers	12
Senior Securities	45
Sequential Pay	34
Servicing Fee	91
Short-Term Note	96
Single Family Properties	15
SMMEA	106
Strip	35
Stripped Securities	91
Subordinate Securities	45
Subsequent Loans	57
Super Senior	35
Support Class	35
TACs	35
Targeted Principal Class	35
Tax Counsel	81
Terms and Conditions	41
TIN	94
Title V	79
Trust Agreement	13
Trust Fund Assets	12
UCC	75
Underwriter Exemptions	103
VA	13
VA Guaranty	65
Variable Rate	35
Voting Rights	68
W-8BEN	97
Withholding Agent	97